As filed with the Securities and Exchange Commission on December 20, 2007.

An Exhibit List may be found on page II-15.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 240549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WENTWORTH ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Oklahoma	1311	73-199600
(State of Incorporation)	(Primary standard Industrial Code No.)	(IRS Employer Identification No.)

112 E. Oak Street Suite 200 Palestine, TX 75801 (903) 723-0395
(Address and telephone number of principal executive offices)

David W. Steward Wentworth Energy, Inc. 112 E. Oak Street Suite 200 Palestine, TX 75801 (903) 723-0395
(Name, address and telephone number of agent for service)

	Copies to:

John W. Stephenson, Jr., Esq. Troutman Sanders LLP 600 Peachtree Street, NE, Suite 5200 Atlanta, Georgia 30308 (404) 885-3000	James J. Wheaton, Esq. Troutman Sanders LLP 222 Central Park Ave., Suite 2000 Virginia Beach, Virginia 23462 (757) 687-7500	Christopher H. Dieterich, Esq. Dieterich & Associates 11300 West Olympic Blvd., Suite 800 Los Angeles, California 90064 (310) 312-6888

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, $.001 par value (2)	10,974,805	$0.185	(1)	$2,030,340	$62.33

Common stock, $.001 par value (3)	168,230	$1.00	(9)	$168,230	$5.16

Common stock, $.001 par value (4)	25,000	$0.65	(9)	$16,250	$0.50

Common stock, $.001 par value (5)	125,000	$4.00	(9)	$500,000	$15.35

Common stock, $.001 par value (6)	746,429	$1.40	(9)	$1,045,000	$32.09

Common stock, $.001 par value (7)	2,121,429	$1.40	(1)(9)	$2,970,000	$91.18

Common stock, $.001 par value (8)	400,000	$5.00	(9)	$2,000,000	$61.40

Common stock, $.001 par value (8)	350,000	$8.00	(9)	$2,800,000	$85.96

Total	14,910,893			$11,529,820	$353.97	(10)

(1)           Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on December 19, 2007, which was $0.185 per share.

(2)           Represents (a) a portion of shares of our common stock issuable upon conversion of our senior secured convertible notes issued in a private placement on July 25, 2006 pursuant to a Securities Purchase Agreement dated July 25, 2006, as amended by Amendment Agreements dated October 31, 2007 (b) 2,549,279 shares issued to investors in a private placement on December 30, 2005; (c) 49,231 shares issued to Paul Bornstein as professional service fees for his assistance in securing Cornell Capital Partners, LP’s investment in our convertible debentures on January 17, 2006; (d) 206,098 shares issued to Ehrenkrantz King Nussbaum, Inc. for professional services in connection with the July 25, 2006 placement of Senior Secured convertible notes; and (e) 482,143 shares issued in private placements to Prophetic Limited on June 20, 2006 and September 6, 2006.  Under the terms of the private placement on July 25, 2006, as amended on October 31, 2007, we are required to file an initial registration statement for the resale of a number of shares of common stock issuable upon conversion of our senior secured convertible notes equal to 33.33% of our issued and outstanding common stock that is not beneficially owned by our affiliates, and this total includes 7,688,054 shares, representing that percentage as of November 30, 2007. We must also file additional registration statements at a later time, if requested by holders of our senior secured convertible notes under certain conditions, until 100% of the number of shares of our common stock issuable upon conversion of our senior secured convertible notes has been registered.

(3)           Represents 168,230 shares underlying warrants to purchase common stock issued to investors in a private placement on December 30, 2005.

(4)           Represents 25,000 shares underlying warrants issued to Paul Bornstein as a professional services fee for his assistance in securing Cornell Capital Partners, LP’s investment in our convertible debentures to Cornell Capital Partners LP on January 17, 2006.

(5)           Represents shares underlying warrants issued to Prophetic Limited in connection with the private placements of common stock to Prophetic Limited on June 20, 2006.

(6)           Represents shares underlying warrants issued to Prophetic Limited in connection with the private placements of common stock to Prophetic Limited on September 6, 2006.

(7)           Represents shares and shares underlying warrants issued to consultants associated with the July 25, 2006 placement of senior secured convertible notes.

(8)           Represents shares underlying warrants issued to a consultant associated with the acquisition of certain assets of the P.D.C. Ball Limited Partnership from Roboco Energy, Inc.

(9)           Calculated in accordance with Rule 457(g) at the price at which the warrants may be exercised.

(10)         Previously paid $19,806, which we request be applied to this registration statement pursuant to Rule 457(p).

The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY WENTWORTH ENERGY, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE OR AN EXEMPTION TO REGISTRATION BECOMES AVAILABLE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 20, 2007

PROSPECTUS

WENTWORTH ENERGY, INC.

Up to 14,910,893 Shares of common stock

We are registering up to 14,910,893 shares of common stock for sale on behalf of the existing holders of our senior secured convertible notes and certain other holders of our common stock and warrants to purchase our common stock, as described under the heading “Selling Stockholders.”  We will not receive any proceeds from this offering; however, we may receive a limited amount of proceeds from the exercise of warrants.  We will bear all costs associated with this registration other than certain of the Selling Stockholders’ legal or accounting costs or commissions.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol WNWG.OB. The last reported sales price for our common stock on December 19, 2007 was $0.185 per share.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY.  RISK FACTORS ASSOCIATED WITH THESE SECURITIES MAY BE FOUND BEGINNING ON PAGE 6 IN THE SECTION TITLED “RISK FACTORS.”  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

None of the proceeds from the sale of stock by the Selling Stockholders will be placed in escrow, trust or any similar account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                        , 2007

YOU MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS.  THIS PROSPECTUS IS NOT AN OFFER TO SELL OR SOLICITATION OF ANY OFFER TO BUY THESE SHARES OF COMMON STOCK IN ANY CIRCUMSTANCES UNDER WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SECURITIES. BEFORE MAKING AN INVESTMENT DECISION, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE “RISK FACTORS” SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. AS USED THROUGHOUT THIS PROSPECTUS, THE TERMS “WENTWORTH,” “WE,” “US,” AND “OUR” REFER TO WENTWORTH ENERGY, INC.

The Company

We are engaged in oil and gas exploration, drilling and development.  We currently have oil and gas interests in Anderson County, Freestone County, Jones County and Leon County, Texas.  Our strategy is to develop our current projects and to expand our operations by acquiring additional exploration opportunities, and to lease out deeper zones of our properties for royalty interests.  We may utilize joint ventures in order to develop our properties if necessary in order to obtain the capital needed for those efforts.

The Company was incorporated as a blank check company under the laws of Oklahoma on October 31, 2000. Effective September 16, 2002, we acquired all of the shares of stock of FHW, Inc., an Oklahoma corporation (“FHW”), which provided consulting services to businesses primarily in the areas of finance, bank lending and other forms of corporate finance. We discontinued these operations during the fourth fiscal quarter of 2003 and remained inactive until February 23, 2005, when a new board of directors and a new management team was appointed and we commenced operations as an oil and gas exploration and development company. On February 24, 2005, we changed our name from Avondale Capital I Corp. to Wentworth Energy, Inc.

On March 22, 2005, our new management team completed an agreement to purchase Wentworth Oil & Gas, Inc., a Nevada corporation (“Wentworth Oil”), and during May and August 2005 and February 2007, we issued a total of 1,632,000 shares of our common stock with an aggregate market value of approximately $526,000, in order to purchase all of its outstanding common stock.  We based the market value of our common stock in May and August 2005 on the sale price of our common stock in contemporaneous private placement offerings because there was no active market in our common stock.  We based the market value of our common stock in February 2007 on the closing market price on the OTC Bulletin Board on the date the common stock was issued.  At the time of the 2005 acquisitions of Wentworth Oil’s common stock, none of our then or current directors or executive officers were affiliates of Wentworth Oil, except that a corporation owned solely by one of our former directors (and a former executive officer) owned shares of Wentworth Oil representing 13.5% of its total issued and outstanding shares, and was also a director of Wentworth Oil at the time of the 2005 acquisitions.  For more information regarding this relationship, see “Business” on page 44.  Wentworth Oil owned an interest in a well re-entry project in McMullen County, Texas and sold that interest in December 2006.  Effective October 3, 2007, the business of Wentworth Oil was wound up and dissolved pursuant to a plan of winding-up and dissolution whereby the remaining assets and liabilities of Wentworth Oil were assumed by the Company.

During the first quarter of 2006, the Company acquired an 87.5% working interest on approximately 40 acres in the Polk County property in Polk County, Texas.  This property was disposed of in October 2007 (refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 30).

In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (now named Redrock Energy, Inc.) (“Redrock”), with Petromax Technologies LLC to develop technology to extract oil from tar sands.  We transferred our Asphalt Ridge Tar Sands property near Vernal, Utah to Redrock and now own 2.5 million shares of Redrock, which is 21.5% of the issued and outstanding shares of common stock of Redrock.  We wrote off the carrying value of our investment in Redrock after Redrock concluded in September 2006 that the technology it intended to use to extract oil from tar sands was not commercially viable.

In July 2006, the Company purchased a 90% interest in 27,557 gross acres (22,682 net acres) of oil and gas fee mineral rights in the “P.D.C. Ball mineral property” owned by Roboco Energy, Inc. in Anderson County, Freestone County and Jones County, Texas for $31.1 million, which included cash and Wentworth’s stock.  Funding for the acquisition was through the issuance of an original principal amount of $32.4 million of senior secured convertible notes discussed in this registration statement.  At the same time, the Company also acquired an East Texas-based drilling contractor, Barnico Drilling, Inc. (“Barnico”), which owns two drilling rigs.

In November 2006, we entered into two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (“Marathon”) to explore a portion of our property in Freestone County, Texas.  We retain royalty interests in the revenue generated from this property, and Barnico is entitled to be the drilling contractor on any wells drilled from the surface to approximately 8500 feet.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 30.

Although the Company recently received a new investment of $5,000,000 in connection with the restructuring of its outstanding indebtedness, the Company will require additional capital in order to continue significant operations beyond the first quarter of 2008.  The Company is seeking additional financing, but our ability to successfully develop our oil and gas properties will be dependent on the success of additional financing efforts or our ability to enter into joint venture arrangements with other parties, and the prospects for our success and securing additional financing or such joint venture partners is uncertain.

Our executive offices are located at
112 E. Oak Street
Suite 200
Palestine, TX 75801
Our telephone number is (903) 723-0395

Recent Developments

In December 2007, David Steward, an existing director, was appointed Chairman and Chief Executive Officer of the Company after John Punzo resigned as our Chairman and Chief Executive Officer.  The consulting agreement between the Company and Mr. Punzo was terminated upon his resignation and Mr. Punzo was paid $350,000 and issued stock options to purchase 1,000,000 shares of common stock as required under the agreement.  Mr. Punzo has agreed to remain as a director on our Board until a replacement is appointed or elected.

In July 2006, we entered into a securities purchase agreement and several other agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and warrants to purchase 62,384,287 shares of our common stock.  In connection with this transaction, certain disputes arose between us and the investors relating to, among other things, our failure or inability to register the common stock underlying the senior secured convertible notes and related warrants.

On October 31, 2007, we entered into Amendment Agreements with each of the investors holding our senior secured convertible notes, which amended the securities purchase agreement to provide for the issuance of $48,776,572 in replacement senior secured convertible notes and replacement and new warrants to purchase 77,661,554 shares of our common stock.  The Amendment Agreements and other agreements entered into in connection therewith waived all existing defaults (other than defaults continuing on or after October 31, 2007) and rendered moot all existing event of default redemption notices, and provided an additional $5,000,000 in cash for which we issued a new senior secured convertible note and related warrants to purchase 8,809,524 shares of our common stock to one of the investors in exchange for new funds provided to us, as described in this Prospectus in “Senior Secured Convertible Note Financing.”

In January 2006, we entered into a securities purchase agreement with YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.) pursuant to which the Company issued secured convertible debentures with an original principal amount of $1.5 million and warrants to purchase 1,500,000 shares of the Company’s common stock.  On October 31, 2007, we also entered into an agreement with YA Global Investments, L.P. providing for the amendment and restatement of our convertible debentures and related warrants to purchase our common stock, as described in this Prospectus in “Convertible Debenture Financing.”

The Offering

Common stock outstanding before offering	26,249,764 shares, as of November 30, 2007 (includes 1,951,266 shares issued upon exercise of warrants since September 30, 2007).

Common stock offered by Selling Stockholders	Up to 14,910,893 shares (includes 3,286,751 shares already issued and 11,624,142 unissued shares). See “Selling Stockholders.”

Common stock to be outstanding after the offering	Up to 37,873,906 shares.

Use of Proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this Prospectus. We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this Prospectus. We will receive proceeds from the exercise of warrants, the underlying shares of which are included in this Prospectus, if those warrants are exercised. In that case, we could receive a maximum of $9,499,481 if every such warrant were exercised by cash exercise, which would be used for working capital and general corporate purposes. The issuance of the shares on a cashless basis would cause additional dilution to our shareholders. See “Risk Factors – Because the Holders of Certain Warrants have Cashless Exercise Rights. We May Not Receive Proceeds from Their Exercise, and the Low Exercise Price of Certain Warrants May Create Downward Pressure on the Trading Price of Our Common Stock and Adversely Affect the Liquidity of Our Stock.”

Risk Factors

An investment in our common stock involves a high degree of risk and our common stock should not be purchased by anyone who cannot afford the loss of their entire investment. Prospective purchasers of the shares of our common stock should carefully review and consider the factors set forth under “Risk Factors” beginning on page 6 as well as other information in this Prospectus, before purchasing any of the common stock.

OTC Bulletin Board Trading Symbol

WNWG.OB.

There can be no assurance that an active trading market will be sustained. As a result, an investor may find it difficult to dispose of, or to obtain adequate quotations as to the price of the shares of our common stock. The number of shares being registered on this registration statement greatly exceeds the historic trading volume and the current number of shares outstanding and, as such, may depress the trading price of, or limit the market liquidity for, our securities. See “Risk Factors – The Influx of Shares of Our Common Stock Onto the Market May Adversely Affect the Trading Price of Our Common Stock and Affect the Liquidity of Our Stock.”

Summary Financial Information

The following tables present certain summary financial information for the Company.  The data should be read in conjunction with the historical financial statements, including the notes thereto, and other financial information concerning the Company included in this Prospectus.

As of:	December 31, 2006	September 30, 2007
	(1)	(unaudited)

Total Assets	$56,284,786	$46,138,498
Total Liabilities	$113,285,597	$29,183,511
Stockholders’ Equity (Deficit)	$(57,000,811)	$16,954,987
Net Book Equity (Deficit)	$(57,000,811)	$16,954,987

	Year Ended		Nine months ended
For the period ended:	December 31, 2006	December 31, 2005	September 30, 2007
	(1)	(1)	(unaudited)

Revenue	$3,213,855	$29,673	$1,959,944
Gross profit (loss)	$517,384	$(339,624)	$(2,137,954)
Income (loss) for the period	$(80,983,951)	$(2,499,574)	$65,361,213
Earnings (loss) per share – basic	$(4.16)	$(0.23)	$2.72
Earnings (loss) per share – diluted	$(4.16)	$(0.23)	$1.31

(1) Amounts are derived from audited financial statements.

Plan of Distribution

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this Prospectus.  We will not receive any proceeds from the resale of shares by the Selling Stockholders.  The offering of our shares of common stock is being made by certain of our stockholders that wish to sell their shares.  Sales of our common stock may be made by the Selling Stockholders in the open market or in privately negotiated transactions and at fixed or negotiated prices.  We will receive a limited amount of proceeds from the exercise of warrants outstanding if those warrants are exercised for stock, rather than on a cashless basis.  In that case, we could receive a maximum of $9,499,481 if every warrant that is subject to this registration statement is exercised by cash exercise at its current exercise price, which would be used for working capital and general corporate purposes. The exercise prices of our warrants underlying shares being offered for sale pursuant to this Prospectus range from $0.65 to $8.00 per share.  The holders of the warrants are unlikely to exercise them by cash exercise unless the price of our common stock at or after the time the warrants become exercisable exceeds their respective exercise prices.  The issuance of the shares on a cashless basis would cause additional dilution to our shareholders.  See “Risk Factors – Because the Holders of Certain Warrants have Cashless Exercise Rights.  We May Not Receive Proceeds from Their Exercise, and the Low Exercise Price of Certain Warrants May Create Downward Pressure on the Trading Price of our Common Stock and Adversely Affect the Liquidity of Our Stock.”

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this Prospectus, including the consolidated financial statements and notes thereto of our company, before deciding to invest in our common stock. The risks described below include the material risks and uncertainties that we believe may adversely affect our business, operating results or financial condition. Our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected by the following risks.

RISKS RELATED TO OUR BUSINESS

WE HAVE REPORTED LOSSES FROM OPERATIONS EVERY YEAR OF OUR OPERATING HISTORY, AND WE MAY NOT BE ABLE TO OPERATE AS A GOING CONCERN.

We have never generated profits from operations in any year. At December 31, 2006, our last full fiscal year, we had an accumulated deficit of $83,629,831.  This deficit had decreased to $18,268,618 at September 30, 2007 due to change in valuation of derivative liabilities, but that change does not reflect a substantial increase in revenue.  We will need to significantly increase our annual revenues to achieve profitability. We may not be able to do so. Even if we achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

OUR AUDITOR HAS RAISED SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE ARE UNABLE TO CONTINUE OUR BUSINESS, OUR COMMON STOCK MAY HAVE LITTLE OR NO VALUE.

As discussed in the accompanying financial statements, our accumulated deficit and the need to achieve and sustain profitability, and our reliance on the financing discussed in this Prospectus to do so, have caused our auditor to raise substantial doubt about our ability to continue as a going concern.  There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue.  We may not achieve our business objectives and the failure to achieve such goals may render us unable to continue our business, which would result in our common stock having little or no value.

WE MAY BE UNABLE TO ACQUIRE AND DEVELOP OIL AND GAS PROPERTIES SUCCESSFULLY.

Our future performance depends upon our ability to acquire and develop oil and gas reserves that are economically recoverable. Without successful exploration, exploitation or acquisition activities, we will not be able to develop reserves or generate revenues. No assurance can be given that we will be able to acquire or develop reserves on acceptable terms, or that commercial quantities of oil and gas deposits will be discovered sufficient to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition, exploration and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploration, exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of a lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and/or work interruptions. In addition, the costs of exploitation may materially exceed initial estimates.

We can provide no assurance that oil and gas will be discovered in commercial quantities in any of our present properties or in properties we may acquire in the future. Our success will depend upon our ability to acquire working and revenue interests in properties upon which gas and oil reserves are ultimately discovered in commercial quantities.

WE HAVE LOST THE MOST SIGNIFICANT CUSTOMER OF OUR DRILLING BUSINESS, AND WE MAY NOT BE ABLE TO FIND NEW CUSTOMERS OR GENERATE ANY REVENUE FROM THAT SEGMENT OF OUR BUSINESS.

Late in the first quarter of 2007, a significant customer of Barnico, which accounted for almost all of Barnico’s revenue, suspended its drilling operations. In addition, the Company lacked adequate funding and was not able to use Barnico’s drilling rigs or crews to drill on its own properties. As such, almost all of the year-to-date drilling revenue was produced in the first quarter of 2007. Furthermore, management anticipates the demand for contract drilling may decline over the next 12 months because certain drilling contracts available in the East Texas market may require drilling rigs capable of drilling wells which are beyond the capabilities of Barnico’s rigs, and there are more drilling competitors in East Texas counties. While Barnico is actively seeking new customers, in order to reduce expenses, we have laid off most of the drilling staff.  We intend to re-hire drilling staff on a part-time basis as needed but only if we are able to secure new customers. We may not be able to secure new customers and resume generating revenue from our drilling operations, but we may nevertheless continue to incur expenses related to overhead for that segment.

If we are unable to secure new customers or deploy our Barnico equipment, we may seek to recover all or a part of our investment in Barnico through other strategic opportunities, including a possible sale of Barnico or its assets.

WE WILL NOT BE ABLE TO DEVELOP OUR RESERVES OR MAKE ACQUISITIONS IF WE ARE UNABLE TO GENERATE SUFFICIENT CASH FLOW OR RAISE CAPITAL.

We will be required to make substantial capital expenditures to develop our existing reserves and to discover new oil and gas reserves. Historically, we have financed these expenditures primarily with proceeds from the sale of debt and equity securities. At September 30, 2007, the date of our most recent balance sheet, we had no unrestricted cash on hand.  As part of the restructuring of the senior secured convertible notes, we received an additional $5 million in funding from an investor on October 31, 2007. These funds will be insufficient to meet our goals in connection with the oil and gas exploration interests that we currently own.  However, we believe we have adequate funds to continue developing our properties and to continue operations at least until the end of the first quarter of 2008. In order to continue operations beyond the first quarter of 2008, we will require additional capital. We are continuing to explore financing opportunities and joint venture partners to participate in the exploration and development of our properties, but may not succeed in these efforts.

We have obtained financing in the past but we can provide no assurance that we will be able to obtain additional financing when needed.  Obtaining additional financing will be subject to factors not in our control such as market conditions; investor assessment of the potential of our existing assets and assets we propose to acquire; and investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in achieving financing when and in the amount necessary to meet our present obligations in connection with the oil and gas interests that we have acquired or business interests that we may acquire, implementation of our business plan may fail or be delayed.

WE DO NOT CONTROL ALL OF OUR OPERATIONS AND THIS LACK OF CONTROL MAY ADVERSELY AFFECT THE VALUE OF OUR PROPERTIES.

We do not operate all of our properties and we rely upon third-party operators to drill and develop prospects leased to them.  We have limited influence over the testing, drilling and production operations on those properties. Our lack of control could result in the following:

—              the operator might initiate exploration or production on a faster or slower pace than we prefer;

—              the operator might propose to drill more wells or build more facilities on a project than we have funds for or that we deem appropriate, and we could have our working interest ownership in the related lands and petroleum reserves reduced as a result of our failure to participate in development expenditures, which could mean that we are unable to participate in the project or share in the revenues generated by the project even though we paid our share of exploration costs; and

—              if an operator refuses to initiate a project, we might be unable to pursue the project.

Any of these events could materially reduce the value of those properties.

INFORMATION IN THIS PROSPECTUS REGARDING OUR FUTURE EXPLORATION PROJECTS REFLECTS OUR CURRENT INTENT AND IS SUBJECT TO CHANGE.

Our current exploration and development plans are described in this Prospectus. Whether we ultimately undertake an exploration project will depend on the following factors:

—              availability and cost of capital;

—              receipt of additional seismic data or the reprocessing of existing data;

—              current and projected oil or natural gas prices;

—              the costs and availability of drilling rigs and other equipment supplies and personnel necessary to conduct operations on the property;

—              success or failure of activities in similar areas;

—              changes in the estimates of the costs to complete the project;

—              our ability to attract other industry partners to acquire a portion of the working interest to reduce costs and exposure to risks; and

—              decisions of our joint working interest partners.

We will continue to gather data about our projects, and it is possible that additional information will cause us to alter our schedule or determine that a project should not be pursued at all. Our plans regarding our projects are subject to change.

WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY THE INSTRUMENTS GOVERNING OUR DEBT.

Our agreements with the Selling Stockholders who purchased our senior secured convertible notes and convertible debentures contain various covenants that limit our ability to:

—              pay dividends on our common stock, redeem or repurchase our common stock or other equity securities;

•              issue our common stock or other equity securities;

•              incur additional indebtedness;

•              sell, lease or purchase assets; and

•                                          issue any securities that rank equivalent or senior to the senior secured convertible notes that we issued to those Selling Stockholders.

Additionally, our debt agreements contain numerous affirmative covenants, including covenants regarding reporting requirements and compliance with applicable laws and regulations. Any additional debt we incur in the future may subject us to future covenants.

IF WE DEFAULT UNDER OUR DEBT INSTRUMENTS, OUR LENDERS WILL BE ENTITLED TO CONTROL THE COMPANY AND THE VALUE OF OUR COMMON STOCK MAY DECLINE.

Our failure to comply with covenants contained in our debt instruments, if any such default is not cured or waived, could result in acceleration of debt under those and other debt instruments that contain cross-acceleration or cross-default provisions. Such acceleration could require us to repay or repurchase debt, together with accrued interest and charges and other amounts owing in respect thereof, prior to the date it otherwise is due and could adversely affect our financial condition. Upon a default or cross-default, the debt holders could also proceed against the collateral.

The senior secured convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

—              failure of this  registration statement to be declared effective by the Commission by April 30, 2008, or failure of any subsequent registration statements to be declared effective by the Commission within 80 days after (or, in the case of a full review by the Commission, 140 days after) a valid demand for an additional registration under the Amended and Restated Registration Rights Agreement or the lapse or unavailability of the registration statement for more than 15 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Amended and Restated Registration Rights Agreement);

—              suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days or more than an aggregate of 10 trading days in any 365-day period;

—              failure to issue shares upon conversion of the amended and restated senior secured convertible notes for more than 10 business days after the relevant conversion date or notice to any holder of our intent not to comply with a conversion request pursuant to the amended and restated senior secured convertible notes;

—              failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the senior secured convertible notes;

—              failure to pay to any holder any amount of principal, redemption price, interest, late charges or other amounts when due under the amended and restated senior secured convertible notes, except that we shall have a five-day grace period to pay any interest, late charges or other amounts under the amended and restated senior secured convertible notes;

—              any default under, redemption or acceleration prior to maturity of any of our, or any of our subsidiaries’, indebtedness which exceeds $250,000;

—              a final judgment or judgments for payment of money in excess of $250,000 are rendered against us or our subsidiaries which are not bonded, discharged or stayed pending appeal within 60 days of their entry; provided, however any judgment covered by insurance or an indemnity for which we will receive proceeds within 30 days is not included in calculating the $250,000;

—              the breach or failure to comply with certain affirmative or negative covenants in the amended and restated senior secured convertible notes, other than a breach of or failure to comply with the covenant not to permit liens, in the case of liens for an amount less than $20,000 on our property or assets where the lien is removed within 30 days; and

—              the SEC commences a formal investigation or enforcement action against us or any of our current officers or directors.

Other events of default under the senior secured convertible notes are discussed in this Prospectus under “Senior Secured Convertible Note Financing.”

After the occurrence of an event of default, the holders of the senior secured convertible notes have the right to require us to redeem the senior secured convertible notes at a price of up to 200% of the principal amount of the senior secured convertible notes being redeemed, depending upon the nature of the event of default.

In the event of default, the exercise price of the warrants may also be recalculated based upon the market price for shares of our common stock.

The convertible debentures contain a variety of events of default which are typical for transactions of this type, as well as the following events:

—              suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days;

—              failure to make payment of the principal amount of, or interest on or other charges in respect to the amended and restated secured convertible debentures when due and payable;

—              failure to deliver the payment in cash pursuant to a “Buy-In” (as described under “Convertible Debenture Financing”) within three days after notice is delivered;

—              breach of any representation, warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten consecutive business days;

—              an event of default shall have occurred and be continuing under the amended and restated senior secured convertible notes;

—              we are party to any “Change of Control Transaction” (as described under “Convertible Debenture Financing”);

—              we or any of our subsidiaries default in any of our obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of us or any of our subsidiaries in an amount exceeding $500,000 (other than the senior secured convertible notes), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

Other events of default under the convertible debentures are discussed in this Prospectus under “Convertible Debenture Financing.”

After the occurrence of an event of default, Cornell, the holder of the convertible debentures, has the right to require us to redeem the full principal amount of the convertible debentures, together with interest and other amounts owing in respect thereof, immediately in payment of cash; provided however, that the debenture holder may request payment of such amounts in common stock.

Even if we are able to comply with all of the applicable covenants, the restrictions in the debt instruments on our ability to manage our business could adversely affect our business by, among other things, limiting our ability to take advantage of financings, mergers, acquisitions and other corporate opportunities that we believe would be beneficial to us.

WE WILL INCUR EXPENSES IN CONNECTION WITH THIS REGISTRATION AND WE HAVE CERTAIN INDEMNIFICATION OBLIGATIONS REGARDING MISSTATEMENTS OR OMISSIONS IN THIS REGISTRATION STATEMENT.

We are required to pay the fees and expenses incurred by us incident to the registration of the shares under the registration statement including the legal and accounting costs of certain of our Selling Stockholders.  We have also agreed to indemnify certain of the Selling Stockholders against losses, claims, damages and liabilities arising out of or relating to any misstatements or omissions in our registration statement and related prospectuses, including liabilities under the Securities Act.  In the event such a claim is made in the future, such losses, claims, damages and liabilities arising therefrom could be significant in relation to our revenues.

IF WE FAIL TO COMPLY WITH OUR OBLIGATIONS UNDER THE AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT AMONG US AND THE PURCHASERS OF OUR SENIOR SECURED CONVERTIBLE NOTES, WE MAY BE REQUIRED TO PAY LIQUIDATED DAMAGES TO THE SECURITYHOLDERS.

In connection with the private placement of our senior secured convertible notes, we are required to file registration statements for the resale of the shares of common stock issuable upon conversion of and payment and interest on the senior secured convertible notes of interest on, and principal of, the senior secured convertible notes.  According to the Amended and Restated Registration Rights

Agreement, the initial registration statement must be declared effective by the Commission by April 30, 2008, and any subsequent registration statements must be declared effective by the Commission within 80 days after (or, in the case of a full review by the Commission, 140 days after) a valid demand for an additional registration under the Amended and Restated Registration Rights Agreement.  The initial registration statement and any subsquent registration statements must remain effective and available for use until earlier of the date the investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) or the date all of those securities have been sold pursuant to the registration statement.  If we fail to meet the deadline for the filing of or the effectiveness of the initial registration statement or any subsequent registration statement or , subject to certain “grace periods” of up to 10 consecutive days (but no more than 25 days in any 365-day period), if the registration is unavailable after it becomes effective, we are required to pay liquidated damages of 1.0 percent of the product of the number of securities included in the applicable registration statement and the greater of (i) the weighted average price of our common stock during the 20 trading days preceding the payment date and (ii) the conversion price of the amended and restated senior secured convertible notes.  Any liquidated damages are due on the date of such failure and on every 30th day thereafter until such failure is cured, and liquidated damages related to a failure involving this registration statement will begin accruing from March 20, 2008.

IF OUR INDEPENDENT CONTRACTORS ARE CHARACTERIZED AS EMPLOYEES, WE WOULD BE SUBJECT TO EMPLOYMENT AND WITHHOLDING LIABILITIES, PAST TAXES AND PENALTIES.

We have structured some of our relationships with our consulting services providers in a manner that we believe results in an independent contractor relationship as opposed to an employer/employee relationship. Although we believe that these providers are properly characterized as independent contractors, tax or other regulatory authorities may in the future challenge our characterization of these relationships. If such regulatory authorities or state, federal or foreign courts were to determine that our consulting services providers (or, for entities, their owners or principals) are employees and not independent contractors, we would be required to withhold income taxes, to withhold and pay social security, Medicare and similar taxes and to pay unemployment and other related payroll taxes. We would also be liable for unpaid taxes that would have been incurred had the consulting services providers been properly characterized as employees and subject to penalties. As a result, any determination that our consulting services providers or their owners or principals are our employees could materially harm our business and operating results.

YOU MAY FACE DIFFICULTIES IN ATTEMPTING TO PURSUE LEGAL ACTIONS UNDER U.S. LAWS AGAINST CERTAIN OF OUR DIRECTORS AND OFFICERS.

Some of our directors and officers are citizens or residents of countries other than the United States and certain of our assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for you to effect service of process within the United States upon our non U.S. resident directors and officers or to realize in the United States upon judgments against such persons granted by courts of the United States based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. There is doubt as to the enforceability against us and against our non-U.S. resident directors and officers, in original actions in non-U.S. courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability against us and against our non-U.S. resident directors and officers in non-U.S. courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. As a result, it may not be possible to enforce those actions against us or against certain of our directors and officers.

FOUR OF OUR SEVEN DIRECTORS ARE ALSO OFFICERS OF THE COMPANY, WHICH MAY CREATE A CONFLICT OF INTEREST OR THE APPEARANCE OF A CONFLICT OF INTEREST.

Four of our seven board members currently serve also as officers of the Company. Simultaneous service as a director and officer could create, or appear to create, a conflict of interest when such directors are presented with decisions concerning management composition, duties and compensation, including decisions regarding the election of officers, the issuance of options and other issues presented to the board that might have adverse implications or effects on such officer/directors or management in general.  See also the Risk Factor entitled “Shares Reserved for Issuance Under Our 2007 Stock Incentive Plan May Create Potential Conflicts of Interest for Our Management and Dilute or Diminish the Value of Our Common Stock.”

SEVERAL OF OUR DIRECTORS AND OFFICERS HAVE CONFLICTS OF INTEREST BECAUSE THEY ARE THE BENEFICIARIES OF OVERRIDING ROYALTY INTERESTS IN THE COMPANY’S PROPERTIES.

Several of our board members and officers are the beneficiaries of overriding royalty interests in properties owned by the Company.  These economic interests may create conflicts of interest in determining the course of action to be taken by the Company in developing its properties by making it more attractive for these officers and directors to deploy the Company’s limited resources to properties in which they have an economic interest.

WE HAVE CONCLUDED THAT OUR DISCLOSURE CONTROLS AND PROCEDURES ARE NOT EFFECTIVE, AND IF WE FAIL TO DEVELOP OR MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD, WHICH COULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR COMMON STOCK.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results could be harmed.  Our management has identified a material weakness in our internal control over financial reporting, as defined in the standards established by the Public Company Accounting Oversight Board.  The area of material weakness identified in our internal control over financial reporting is the lack of an adequate complement of staff to address technical accounting issues, which has also contributed to our difficulty in filing timely reports.  If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders and the market in general could lose confidence in our financial reporting, which would harm our business and the trading price of our common stock.

RISKS RELATED TO OUR INDUSTRY

THE OIL AND GAS INDUSTRY IS HIGHLY COMPETITIVE, AND OUR LIMITED SIZE AND FINANCIAL RESOURCES PLACE US AT A DISADVANTAGE.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Many of these companies not only explore for and produce crude oil and natural gas, but also carry on refining operations and market petroleum and other products on a worldwide basis. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices of gas and oil more easily than we can. Our competitors may be able to pay more for productive oil and natural gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

OIL AND NATURAL GAS PRICES ARE VOLATILE, AND LOW PRICES COULD REDUCE OUR REVENUE AND THE VALUE OF OUR COMMON STOCK.

Fluctuations in the prices of oil and natural gas will affect the following aspects of our business:

—              revenues, cash flow and earnings;

—              ability to attract capital to finance our operations;

—              cost of capital; and

—              the value of our oil and natural gas properties.

Both oil and natural gas prices are extremely volatile. Oil prices are determined by international supply and demand. Political developments, compliance or non-compliance with self-imposed quotas, or agreements between members of the Organization of Petroleum Exporting Countries can affect world oil supply and prices. Prices obtained for our natural gas production are determined by supply and demand factors within North America.

Any material decline in prices could result in a reduction of our potential revenue and our overall value. The economics of producing from some wells could change as a result of lower prices. As a result, we could elect not to produce from certain wells.

THE ACTUAL QUANTITIES AND PRESENT VALUE OF OUR PROVED RESERVES MAY PROVE TO BE LOWER THAN WE HAVE ESTIMATED.

Any material inaccuracies in our reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves.  “Proved reserves” are those estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing operating and economic conditions. However, even though we are reasonably certain of recovering proved reserves, all estimates of oil and natural gas reserves involve some degree of uncertainty because they depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data are used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data regarding:

—              geological characteristics of the reservoir structure;

—              reservoir fluid properties;

—              the size and boundaries of the drainage area; and

—              reservoir pressure and the anticipated rate of pressure depletion.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but the probability of the existence and recoverability of reserves is less than 100% and actual recoveries of proved reserves often differ to some degree from estimates.

Estimates of oil and natural gas reserves also require the following assumptions relating to operating conditions and economic factors:

—              the price at which recovered oil and natural gas can be sold;

—              the costs associated with recovering oil and natural gas;

—              the prevailing environmental conditions associated with drilling and production sites;

—              the availability of enhanced recovery techniques;

—              the ability to transport oil and natural gas to markets; and

—              taxes and environmental laws.

A change in any one or more of these factors could result in known quantities of oil and natural gas previously estimated as proved reserves becoming unrecoverable. For example, a decline in the market price of oil or natural gas to an amount that is less than the cost of recovery of such oil and natural gas in a particular location could make production thereof commercially impracticable. The risk that a decline in price could have that effect is magnified in the case of reserves requiring sophisticated or expensive production enhancement technology and equipment, such as some types of heavy oil. Each of these factors, by having an impact on the cost of recovery and the rate of production, will also affect the present value of future net cash flow from estimated reserves.

In addition, estimates of reserves and future net cash flows expected from them prepared by different independent engineers or by the same engineers at different times may vary substantially.

DRILLING AND OTHER CAPITAL ACTIVITIES ARE SUBJECT TO MANY RISKS AND WE MAY DRILL WELLS THAT PROVE UNPRODUCTIVE OR UNPROFITABLE.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. New wells that we drill may not be productive and we may not recover all or any portion of our investment. Drilling for oil and natural gas could involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce enough net revenue to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain. Our drilling, completion, well work over and pipeline and facility construction operations could be curtailed, delayed or canceled as a result of the following factors, some of which are beyond our control:

—              adverse weather conditions;

•              failure to obtain the required consents from lenders;

—              compliance with governmental regulations; and

—              mechanical difficulties or shortages or delays in the delivery of equipment and services.

OPERATING HAZARDS AND UNINSURED RISKS MAY RESULT IN A SHUTDOWN OR SLOWDOWN OF OUR OPERATIONS.

The following are operating hazards in drilling for and production of oil and natural gas:

—              encountering unexpected formations or pressures that could cause damage to equipment or personal injury;

—              blowouts, accidents, oil spills, fires or other damage to a well that could require us to redrill it or take other corrective action;

—              equipment failures that curtail or stop production; and

—              bad weather that interrupts drilling operations.

Any of these events could result in damage to or destruction of oil and natural gas wells, production facilities or other property, or injury to persons. In addition, any of the above events could result in environmental damage or personal injury for which we will be liable. The occurrence of a significant event not fully insured or indemnified against could seriously harm our financial condition and operating results.

OUR BUSINESS IS SUBJECT TO ENVIRONMENTAL AND OTHER GOVERNMENT LAWS AND REGULATIONS IN ALL JURISDICTIONS IN WHICH WE OPERATE, AND COMPLIANCE WITH THESE LAWS AND REGULATIONS COULD CAUSE US TO INCUR SIGNIFICANT COSTS.

Our operations are governed by numerous U.S. laws and regulations at the state and federal levels. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. The laws and regulations may:

—              require that we obtain permits before commencing drilling;

—              restrict the substances that can be released into the environment in connection with drilling and production activities;

—              limit or prohibit drilling activities on protected areas, such as wetlands or wilderness areas;

—              require that reclamation measures be taken to prevent pollution from former operations;

—              require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells and remediating contaminated soil and groundwater; and

—              require remedial measures be taken with respect to property designated as a contaminated site, for which we are a responsible person.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. We do not have insurance coverage relating to liability for environmental damage because we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage exists or occurs.

Environmental laws and regulations could change in the future and result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations. The costs of complying with environmental laws and regulations in the future may require us to cease production on some or all of our properties.

EQUIPMENT THAT IS ESSENTIAL TO OUR DEVELOPMENT ACTIVITIES MIGHT NOT BE AVAILABLE.

Oil and natural gas exploitation and development activities depend upon the availability of drilling and related equipment in the particular areas where those activities will be conducted. Through the Barnico acquisition, we have acquired access to drilling equipment for use in our oil and natural gas exploitation and development activities.  However, we may need additional drilling equipment for increased activities in the future.  Demand for that equipment or access restrictions may affect the availability of that equipment to us and delay our exploitation and development activities.

RISKS RELATED TO OUR CAPITAL STRUCTURE

THE INFLUX OF ADDITIONAL SHARES OF OUR COMMON STOCK ONTO THE MARKET MAY CREATE DOWNWARD PRESSURE ON THE TRADING PRICE OF OUR COMMON STOCK AND ADVERSELY AFFECT THE LIQUIDITY OF OUR STOCK.

The initial sale or secondary resale of substantial amounts of our common stock in the public markets could have an adverse effect on the market price of our common stock and make it more difficult for us to sell our equity securities in the future at prices which we deem appropriate or for holders of our common stock to have liquidity in their investment. This Prospectus covers the resale of approximately 14,910,893 shares of our common stock, including approximately 11,624,142 shares that may be issued in the future upon the conversion or redemption of, or the payment of the principal of, or interest on, our senior secured convertible notes and upon the exercise of warrants to purchase common stock included in this Prospectus.  The Company increased the number of shares of its capital stock in October 2006 to 300,000,000 shares of common stock and 2,000,000 shares of preferred stock.  Due to the significance of the number of shares authorized and being registered, as compared to our current 26,249,764 outstanding shares, the entry of those shares into the public market, or the mere expectation of the entry of those shares into the market, could depress the market price and adversely affect liquidity of our common stock and could impair our ability to obtain capital through securities offerings or the ability of investors to sell shares at a favorable price or at all.

BECAUSE THE HOLDERS OF CERTAIN WARRANTS HAVE CASHLESS EXERCISE RIGHTS, WE MAY NOT RECEIVE PROCEEDS FROM THEIR EXERCISE, AND THE LOW EXERCISE PRICE OF CERTAIN WARRANTS MAY CREATE DOWNWARD PRESSURE ON THE TRADING PRICE OF OUR COMMON STOCK AND ADVERSELY AFFECT THE LIQUIDITY OF OUR STOCK.

The holders of certain of our warrants have cashless exercise rights, which provide them with the ability to exercise the warrants and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the warrant holder had exercised the warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.  To the extent that the holders of the warrants exercise this right, we will not receive proceeds from such exercise.  Furthermore, as discussed in this Prospectus, the exercise price of our warrants to purchase 69,045,554 shares have an exercise price of $0.001 per share.  This low exercise price and the cashless exercise option discussed above may encourage warrant holders to exercise their warrants, and since October 31, 2007, warrants for 1,955,890 shares have already been exercised on a cashless basis and 1,951,266 shares of our common stock issued in respect thereof.  The entry of those shares into the public market, or the mere expectation of the entry of those shares into the market, could depress the market price and adversely affect liquidity of our common stock and could impair our ability to obtain capital through securities offerings or the ability of investors to sell shares at a favorable price or at all.

THE HOLDERS OF THE SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES MAY CONVERT THE SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES OR EXERCISE THE WARRANTS FOR SHARES OF OUR COMMON STOCK, WHICH MAY CAUSE DILUTION OF THE SHARES OF COMMON STOCK HELD BY THEN-EXISTING INVESTORS.

The conversion of the senior secured convertible notes and convertible debentures into common stock, and the exercise of the warrants will result in dilution to the interests of current holders of our common stock, since the number of shares held by current stockholders will then represent a smaller percentage of all outstanding shares of common stock and the equity received from the conversion of the senior secured convertible notes and convertible debentures and exercise of the amended and restated Series A warrants, the new Series A warrant and the other new Series A warrants will be less than the current value of the common stock. In addition, significant dilution of current stockholders’ common stock may depress the market value and price for such shares.

The convertible debentures are convertible into our common stock at a price per share equal to $0.65 or, at any time after April 30, 2008, at a price per share equal to the lesser of (a) $0.65, or (b) an amount equal to 85% of the lowest volume weighted average price of our common stock for the 15 trading days immediately preceding the conversion date as quoted by Bloomberg, LP, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock (see “Convertible Debenture Financing”).  By way of example, assuming conversion of the convertible debentures took place on November 30, 2007, at which time there were 26,249,764 shares outstanding, at the base fixed conversion price of $0.65, the 2,182,420 shares of common stock issuable upon such conversion would represent 7.7% of the common stock outstanding after conversion, without regard to any limitations on conversion.  If, however, a conversion were to take place after April 30, 2008, and 85% of the lowest volume weighted average price of the common stock during the 15 trading days immediately preceding the date of conversion was below $0.65, the shares of common stock issuable would be greater, representing an even greater percentage of our common stock outstanding after conversion.  The following table sets forth the number of shares issuable on conversion, without regard to any limitations on conversion, and the percentage of our outstanding common stock that those shares would represent after conversion at the base fixed conversion price of $0.65 and reduced conversion prices of $0.50, $0.35, $0.20 and $0.10.

Conversion Price	Number of Shares Issuable on Conversion of Convertible Debentures	Percentage of Issued and Outstanding
$0.65	2,182,420	7.7%
$0.50	2,837,146	9.8%
$0.35	4,053,066	13.4%
$0.20	7,092,865	21.3%
$0.10	14,185,730	35.1%

The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.65 per share, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or be come obligated to issue any common stock (see “Senior Secured Convertible Note Financing”).  Assuming again that conversion of the senior secured convertible notes took place on November 30, 2007 at a conversion price of $0.65, at which time there were 26,249,764 shares outstanding, the 82,733,188 shares of common stock issuable upon such conversion would represent 75.9% of the common stock outstanding after conversion, without regard to any limitations on conversion.

Although the senior secured convertible notes and convertible debentures contain limitations on the percentage of outstanding shares of the Company that may be held by a holder (and its affiliates) at any time, the ability of holders to convert the notes and debentures, sell all or a portion of their shares, and then convert additional notes or debentures, will allow the dilution to existing shareholders to occur over an extended period of time.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The conversion price of our convertible debenture is fixed until April 30, 2008.  However, the number of shares of common stock issuable upon conversion of our convertible debentures will increase after April 30, 2008 if the market price of our stock remains below $0.65, which will cause dilution to our existing stockholders. Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless if the trading price per common share declines towards zero because the debentures are convertible into common stock after April 30, 2008 based on the trading price per common share of our Company.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK

The convertible debentures are convertible into common stock at any time by dividing the dollar amount being converted by $0.65, or at any time after April 30, 2008, by the lower of $0.65 or 85% of the lowest volume weighted average price of the Company’s common stock for the 15 trading days immediately preceding the conversion date as quoted by Bloomberg, LP. The interest on the convertible debentures accrues on the outstanding principal balance at a rate of 10% per year commencing on October 31, 2007. Each holder of the convertible debentures (together with its affiliates) may only convert up to 4.9% of our then-issued and outstanding shares on the conversion date. The significant downward pressure on the price of the common stock as a Selling Stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. A Selling Stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of convertible debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock of our Company.

SHARES RESERVED FOR ISSUANCE UNDER OUR 2007 STOCK INCENTIVE PLAN MAY CREATE POTENTIAL CONFLICTS OF INTEREST FOR OUR MANAGEMENT AND MAY DILUTE OR DIMINISH THE VALUE OF OUR COMMON STOCK.

We have reserved up to 2,378,249 shares of common stock for future issuance under our 2007 Stock Incentive Plan.  According to the Plan, the number and class of shares of common stock subject to each outstanding option or stock award, the option exercise price, and the annual limits on and the aggregate number and class of shares of common stock for which awards thereafter, and any adjustments thereto, are determined by a committee consisting of members of our board of directors.  Some of our directors and, therefore, committee members, also serve as officers of the Company and are eligible to receive options and stock awards under the Plan, which could create, or appear to create, a conflict of interest when such committee members are presented with decisions regarding awards under the Plan.  Furthermore, the eventual exercise of those options will dilute the holdings of the current stockholders, and significant sales of stock issued upon the exercise of options could have a negative effect on our stock price and impede our ability to raise future capital.

CERTAIN TERMS OF OUR SENIOR SECURED CONVERTIBLE NOTES AND CONVERTIBLE DEBENTURES COULD PREVENT OR DETER A THIRD PARTY FROM ACQUIRING US OR OTHER SIMILAR TRANSACTIONS EVEN WHERE THE ACQUISITION OR OTHER TRANSACTION COULD BE BENEFICIAL TO YOU.

Our entering into or being party to any “Change of Control Transaction,” as defined in the convertible debentures, would be an event of default under those debentures.  Upon such a default, the holders may require that convertible debentures be redeemed for their full principal amount.  Change of Control Transactions include (a) an acquisition by an individual or group of effective control (whether through legal or beneficial ownership of capital stock of the Obligor, by contract or otherwise) of in excess of fifty percent (50%) of the outstanding shares of voting stock of the Company, (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company which is not approved by a majority of those individuals who are current members of the board of directors, (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any subsidiary, or (d) the execution by the Company of an agreement providing for any of the events set forth above in (a), (b) or (c).

Additionally we cannot enter into or be party to any “Fundamental Transaction” as defined in the senior secured convertible notes unless the successor entity assumes in writing all of our obligations under the senior secured convertible notes and convertible debentures.  Upon certain  “Fundamental Transactions” the holders of the senior secured convertible notes may require that the senior secured convertible notes be redeemed for a price of 120% or more of the principal amount of the senior secured convertible notes. These transactions include (i) mergers, (ii) dispositions of all or substantially all of our assets, (iii) purchases, tender or exchange offers, stock purchase agreements or other business combinations by third parties whereby such third parties acquire more than 50% of the outstanding shares of voting stock of the Company, and (iv) reorganizations, recapitalizations or reclassifications of our common stock.

Even if a transaction described in the two paragraphs above would be beneficial to the Company or its shareholders, these restrictions and triggers may prevent or deter our board of directors or a third party from pursuing it.

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS TRADED ON THE OTC BULLETIN BOARD AND COULD BE SUBJECT TO EXTREME VOLATILITY.

Our common stock is currently quoted on the OTC Bulletin Board, which is characterized by low trading volume. Because of this limited liquidity, stockholders may be unable to sell their shares. The trading price of our shares has from time to time fluctuated widely and may be subject to similar fluctuations in the future. The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this Prospectus, as well as our operating results, financial condition, announcements of drilling activities, general conditions in the oil and gas exploration and development industry, and other events or factors. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock. These fluctuations may have a negative effect on the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•              that a broker or dealer approve a person’s account for transactions in penny stocks; and

•              the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•              obtain financial information and investment experience objectives of the person; and

•              make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•              sets forth the basis on which the broker or dealer made the suitability determination; and

•              that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this Prospectus constitute forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause our or our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms by other comparable terminology.

These forward-looking statements may include, among other things, statements relating to the following matters:

•              the level of oil and gas reserves that can be extracted at any of our properties;

•              our ability to deploy Barnico’s equipment to drill successfully on our own property;

•              our ability to extract reserves at commercially attractive prices;

•              the likelihood that our management team will increase our profile in the industry and create new acquisition and development opportunities for us; and

•              our ability to compete against companies with much greater resources than we have.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this Prospectus.  We will not receive any proceeds from the resale of shares by the Selling Stockholders covered by this Prospectus.  We will receive proceeds from the exercise of warrants outstanding if such warrants are exercised by cash exercise.  In that case, we could receive a maximum of $9,499,481, which would be used for working capital and general corporate purposes. The holders of the warrants are unlikely to exercise them by cash exercise unless the price of our common stock at or after the time the warrants become exercisable exceeds their respective exercise prices (see “Plan of Distribution”).

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders are, in large part, issuable upon conversion of the senior secured convertible notes.  For additional information regarding the issuance of those senior secured convertible notes and their accompanying warrants, see “Senior Secured Convertible Note Financing” below.  We are registering the shares of common stock in order to permit the Selling Stockholders that are holders of these notes to offer the shares underlying the senior secured convertible notes for resale from time to time.

The other shares of common stock being offered by the Selling Stockholders consist of 3,286,751 shares being registered on behalf of stockholders other than the holders of the senior secured convertible notes who acquired their shares in transactions unrelated to the convertible notes transaction, as well as 3,936,088 shares underlying warrants issued to shareholders who received warrants in transactions unrelated to the senior secured convertible notes financing.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, as of November 30, 2007, assuming conversion of all senior secured convertible notes and convertible debentures and exercise of the warrants held by the Selling Stockholders on that date, without regard to any limitations on conversions or exercise.  The third column lists the shares of common stock being offered by this Prospectus by each Selling Stockholder.

On July 25, 2006, we entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and warrants to purchase 62,389,287 shares of our common stock. The closing price of our common stock on July 25, 2006 was $2.10.  In connection with this transaction, certain disputes arose between us and the investors relating to, among other things, our failure or inability to register the common stock underlying the senior secured convertible notes and related warrants issued pursuant to the Securities Purchase Agreement between us and the investors.

On October 31, 2007, we entered into separate Amendment Agreements with each of the investors which rendered moot all existing events of default (other than events of default occurring upon or continuing after the date of such Amendment Agreements)  and also amended the Securities Purchase Agreement to provide for the issuance to the investors of amended and restated senior secured convertible notes, amended and restated Series A and Series B warrants, an additional $5,000,000 in new senior secured convertible notes, new Series A warrants, other new Series A warrants and new Series B warrants. The senior secured convertible notes bear interest at the rate of 9.15% per annum commencing on April 1, 2008, which rate is increased to 15% upon the occurrence of an event of default.  The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments that may reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock of the Company.

In accordance with the terms of the Amended and Restated Registration Rights Agreement (at times referred to herein as “Registration Rights Agreement”) among the Company and the Selling Stockholders owning senior secured convertible notes, this Prospectus includes the resale of shares underlying the senior secured convertible notes of approximately one-third of our public float, which we believe to be the maximum number of shares of our common stock registrable under Rule 415(a)(1)(i).  The number of shares issuable upon conversion of the notes is greater than the number of shares being offered by this Prospectus (see “Senior Secured Convertible Note Financing”). The Registration Rights Agreement also allows a senior secured convertible note holder to request in writing that we prepare and file additional registration statements to register additional common stock beginning on the later of the date which is six months following the effective date of this registration statement and ten days after substantially all of the securities registered under this registration statement are sold.  We are not required to file any additional registration statements once all additional registrable securities have been registered on additional registration statements or all additional registrable securities not previously registered on an additional registration statement may be sold by the holders without restriction under Rule 144(k).

Under the terms of the senior secured convertible notes and related warrants, a Selling Stockholder may not convert the senior secured convertible notes or exercise the related warrants if following such conversion or exercise the Selling Stockholder, together with its affiliates, would beneficially own more than 4.99% of our then outstanding shares of common stock (not counting the shares issuable upon conversion of the senior secured convertible notes and related warrants remaining to be converted or exercised).  Under the terms of the convertible debentures and related warrants, Cornell may not convert the convertible debentures if following such conversion Cornell, together with its affiliates, would beneficially own more than 4.9% of our then outstanding shares of common stock (not counting shares issuable upon conversion of the convertible debentures and related warrants remaining to be converted or exercised) and Cornell may not exercise the warrants related to the convertible debentures if following such exercise Cornell, together with its affiliates, would beneficially own more than 4.99% of our then outstanding shares or common stock  (not counting shares issuable upon conversion of the convertible debentures and related warrants remaining to be converted or exercised).  As a result, such holders are included in the table below but are not part of the table under the heading “Beneficial Security Ownership of Management and Certain Beneficial Owners” elsewhere in this Prospectus.  Upon the occurrence of an event of default under the convertible debentures, or if waived in writing by us, the holders of the convertible debentures will not be subject to the 4.9% conversion limitation. None of the Selling Stockholders or their respective control person(s) are affiliates of the Company or its control persons.

However, the number of shares in the second column of the table below lists the maximum number of shares registered on behalf of each Selling Shareholder that could actually be held at any time, without regard to the 4.99% limitation for the senior secured convertible notes and related warrants, the 4.9% limitation for the convertible debentures, or the 4.99% limitation on the shares for the warrants related to the convertible debentures. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Common		# of Shares to		Number of Shares Beneficially Owned
	Shares		be Registered		and Percent of Total Issued and
	Beneficially		and Offered		Outstanding if All Shares Registered are
Selling	Owned Prior to		Pursuant to		Sold
Stockholder(21)	Offering		this Prospectus		# of Shares	% of Class

Castlerigg Master Investments Ltd.	110,908,284	(1)(7)	4,753,048	(8)(7)	106,155,236	80%

YA Global Investments L.P. (f/k/a Cornell Capital Partners, LP)	39,082,339	(2)(7)	1,782,393	(9)(7)	37,299,946	59%

Highbridge International, LLC	11,800,266	(3)(7)	594,131	(9)(7)	11,206,135	30%

CAMOFI Master LDC	7,080,483	(4)(7)	356,479	(9)(7)	6,724,005	20%

GunnAllen Financial, Inc.	3,195,573	(5)(7)	1,178,373	(9)(7)	2,017,201	7%

Sam Del Presto	2,286,546	(6)(7)	495,061	(9)(7)	1,791,485	6%

Bentley Corporation	414,000	(10)	414,000	(10)	0	*

Bradley Johnson	20,000	(10)	20,000	(10)	0	*

Coach Capital LLC	1,167,048	(10)	1,167,048	(10)	0	*

Kelburn Corporation	800,000	(10)	800,000	(10)	0	*

Will Kells	22,000	(10)	22,000	(10)	0	*

Dick Leung	20,000	(10)	20,000	(10)	0	*

James O’Callaghan	92,460	(10)	92,460	(10)	0	*

	Common				Number of Shares Beneficially Owned
	Shares		# of Shares to be		and Percent of Total Issued and
	Beneficially		Registered and		Outstanding if All Shares Registered are
Selling	Owned Prior to		Offered Pursuant		Sold
Stockholder	Offering		to this Prospectus		# of Shares	% of Class

Steve Sanders	40,000	(10)	40,000	(10)	0		*

Ravdeep Sidhu	20,000	(10)	20,000	(10)	0		*

Kevin Spence	20,000	(10)	20,000	(10)	0		*

Karen M. Thiessen	82,000	(10)	82,000	(10)	0		*

Michael Yannacopoulos	20,000	(10)	20,000	(10)	0		*

Paul Bornstein	74,231	(11)	74,231	(11)	0		*

Cole Business Development LLC	380,000	(12)	380,000	(12)	0		*

KM Ward Inc.	350,000	(12)	350,000	(12)	0		*

Marc Lederer warrant shares	20,000	(12)	20,000	(12)	0		*

Ehrenkrantz King Nussbaum, Inc. in trust for MFN LLC	650,000	(13)	650,000	(13)	0		*

Ehrenkrantz King Nussbaum, Inc. in trust for John F. O’Brien	103,049	(14)	103,049	(14)	0		*

Ehrenkrantz King Nussbaum, Inc. in trust for Robert S. Nathan	103,049	(15)	103,049	(15)	0		*

Prophetic Limited	1,353,572	(16)	1,353,572	(16)	0		*

Totals	180,104,900		14,910,893		165,194,007	86%

*              Less than 1%

(1)           Represents the shares issuable (a) upon the conversion of senior secured convertible notes (i) issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (ii) issued in a private placement on October 31, 2007 and (b) upon the exercise of warrants issued in connection with the senior secured convertible notes  (i) issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (ii) issued in a private placement on October 31, 2007. Sandell Asset Management Corp. is the investment manager of Castlerigg Master Investments Ltd. (“Castlerigg”) and has shared voting and dispositive power over the securities owned by Castlerigg. Sandell Asset Management Corp. and Thomas E. Sandell, its controlling shareholder, disclaim beneficial ownership of the securities owned by Castlerigg.

(2)           Represents the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placements on July 25, 2006 and amended and restated on September 28, 2007 and (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes

(3)           Represents the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes.  Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment direction over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge

Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC.

(4)           Represents a portion of the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes.

(5)           Represents a portion of the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007, (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes and (c) upon the exercise of warrants issued pursuant to an investment banking agreement dated April 7, 2006 between GunnAllen Financial, Inc. and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.  Under the investment banking agreement, GunnAllen Financial, Inc. provided financing advisory and strategic planning services, including assessing business combination options, and obtaining financing, and finding investors for the Senior Secured convertible notes in exchange for a commission of $495,000 in cash, $450,000 of senior secured convertible notes in lieu of cash commissions, 642,857 Series A warrants, 225,000 Series B warrants, and 1,071,429 other warrants to purchase shares of our common stock at a price of $1.40 per share until July 25, 2011.  GunnAllen Financial, Inc. is registered with the NASD as a broker-dealer.

(6)           Represents a portion of the shares issuable (a) upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007, (b) upon the exercise of warrants issued in connection with the purchase of the senior secured convertible notes and (c) upon the exercise of warrants issued pursuant to a consulting letter agreement dated April 12, 2006, as amended, between Sam Del Presto and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.  Under the consulting agreement, Mr. Del Presto provided consulting services regarding the feasibility, structure and sources of the financing for the Barnico and P.D.C. Ball transactions.  In exchange, we paid Mr. Del Presto a fee of $250,000 in cash, $400,000 of senior secured convertible notes, 571,429 Series A warrants, 200,000 Series B warrants, and 400,000 other warrants to purchase shares of our common stock at a price of $1.40 per share until July 25, 2011.  Mr. Del Presto is not registered with the NASD as a broker-dealer.

(7)           On July 25, 2006, we entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32,350,000 in secured senior secured convertible notes and warrants. The closing price of our common stock on July 25, 2006 was $2.10.  On October 31, 2007, we entered into an agreement with those investors to exchange the senior secured convertible notes and warrants for amended and restated senior secured convertible notes and warrants, at which time we also issued $5,000,000 in additional senior secured convertible notes, as well as additional warrants.  The closing price of our common stock on October 31, 2007 was $0.28.

(8)           Represents a portion of the shares issuable upon the conversion of senior secured convertible notes (i) issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007 and (ii) issued in a private placement on October 31, 2007.

(9)           Represents a portion of the shares issuable upon the conversion of senior secured convertible notes issued in a private placement on July 25, 2006 and amended and restated on October 31, 2007.

(10)         Includes shares and shares underlying warrants issued on December 30, 2005 by way of private placement at a price of $0.50 per equity unit.  Each unit consisted of one share of our common stock and one warrant.  Each warrant, in turn, entitles the holder to purchase one additional share of our common stock at a price of $1.00 per share until December 30, 2008.

(11)         Includes 49,231 shares issued, as well as 25,000 shares underlying warrants issued, to Paul Bornstein as a professional services fee pursuant to an agreement executed in November 2005 in connection with the issuance of our convertible debentures to Cornell Capital Partners, LP on January 12, 2006. Under this agreement, Mr. Bornstein assisted us in securing the investment by Cornell Capital Partners, LP, and we paid Mr. Bornstein fees of $7,000 in cash, issued 49,231 shares of our common stock at a price of $0.65 per share, and issued warrants to purchase an additional 25,000 shares of our common stock at a price of $0.65 per share until January 12, 2008.  Mr. Bornstein is not registered with the NASD as a broker-dealer.

(12)         Represents shares underlying warrants issued pursuant to a professional services agreement dated June 7, 2006 between Cole Business Development LLC and the Company pursuant to which Cole Business Development provided advisory services in evaluating the feasibility of our July 26, 2006 purchase of 100% of the issued and outstanding shares of Barnico Drilling, Inc., and our July 26, 2006 purchase of 90% of the P.D.C. Ball Limited Partnership’s right, title and interest in land, minerals, royalties and leases pertaining to the oil, gas and liquid hydrocarbons from Roboco Energy, Inc.  Under this agreement, Cole Business Development LLC assisted us in locating the P.D.C. Ball Limited Partnership mineral rights and Barnico Drilling, Inc. and sources of financing for this acquisition.  In exchange, we paid Cole Business Development LLC $75,000 in cash, issued 175,000 shares of our common stock at a price of $2.18 per share, issued warrants to purchase 210,000 and 170,000 shares of our common stock at prices of $5.00 per share and $8.00 per share, respectively, until July 25, 2011; issued KM Ward Inc. 75,000 shares of our common stock at a price of $2.18 per share, warrants to purchase 180,000 and 170,000 shares of our common stock at prices of $5.00 per share and $8.00 per share, respectively, until July 25, 2011; and issued Marc Lederer warrants to purchase 10,000 and 10,000 shares of our common stock at prices of $5.00 per share and $8.00 per share, respectively, until July 25, 2011. None of Cole Business Development LLC, KM Ward Inc. or Marc Lederer are registered with the NASD as broker-dealers.

(13)         Represents shares underlying warrants issued pursuant to a placement agent agreement dated April 5, 2006 between Ehrenkrantz King Nussbaum, Inc. and the Company in connection with the July 25, 2006 placement of senior secured convertible notes.  Under this agreement, Ehrenkrantz King Nussbaum, Inc. acted as our non-exclusive agent in arranging the placement of the senior secured convertible notes.  In exchange, we paid commissions to Ehrenkrantz King Nussbaum, Inc. of $1,000,000 in cash; granted Ehrenkrantz King Nussbaum, Inc. in trust for MFN LLC warrants to purchase 650,000 shares of our common stock at a price of $1.40 per share until July 25, 2011; and issued to two Ehrenkrantz King Nussbaum, Inc. officers, Robert S. Nathan and John F. O’Brien, warrants to each purchase 325,000 shares of our common stock at a price of $1.40 per share until July 25, 2011.  Ehrenkrantz King Nussbaum, Inc. is registered with the NASD as a broker-dealer.

(14)         Issued September 11, 2006 upon the cashless exercise of 325,000 warrants originally granted to Ehrenkrantz King Nussbaum, Inc. in trust for John F. O’Brien.

(15)         Issued September 11, 2006 upon the cashless exercise of 325,000 warrants originally granted to Ehrenkrantz King Nussbaum, Inc. in trust for Robert S. Nathan.

(16)         Includes 125,000 shares issued in a private placement to Prophetic Limited at $4.00 per share on June 20, 2006, plus 125,000 shares of our common stock issuable upon exercise of warrants issued to Prophetic Limited in connection therewith, with the warrants exercisable at a price of $4.00 per share until June 20, 2011.  Proceeds from the private placement totaled $500,000.  Also includes 357,143 shares issued in a second private placement to Prophetic Limited at $1.40 per share completed on September 6, 2006, plus 746,429 shares of our common stock issuable upon exercise of warrants issued to Prophetic Limited in connection therewith, with those warrants exercisable at a price of $1.40 per share until July 21, 2011.  Proceeds from the second private placement totaled $500,000.

(17)         Unless indicated otherwise, none of the Selling Stockholders are registered with the NASD as broker-dealers or otherwise, or are affiliates of broker-dealers.

PLAN OF DISTRIBUTION

We are registering (a) a portion of the shares of common stock issuable upon conversion of the senior secured convertible notes and (b) shares of common stock and shares of common stock issuable upon exercise of certain warrants held by other shareholders to permit the resale of these shares of common stock by the Selling Stockholders from time to time after the date of this Prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will receive proceeds from the exercise of warrants, the underlying shares of which are included in this Prospectus if those warrants are exercised. In that case, we could receive a maximum of $9,499,481 if every such warrant were exercised by cash exercise, which would be used for working capital and general corporate purposes.  We will bear all fees and expenses incident to our obligation to register the shares of common stock. The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•      on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•      in the over-the-counter market;

•      in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•      through the writing of options, whether such options are listed on an options exchange or otherwise;

•      in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•      in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      through an exchange distribution in accordance with the rules of the applicable exchange;

•      in privately negotiated transactions;

•      through short sales;

•      through sales pursuant to Rule 144;

•      in which broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•      through a combination of any such methods of sale; and

•      by any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may not convert any portion of the senior secured convertible notes or the related warrants, or receive common stock as payment of interest thereon if, after giving effect to such conversion, the Selling Stockholder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion.  Similarly, Cornell, one of the Selling Stockholders, also holds convertible debentures.  The shares underlying those convertible debentures are not being registered, and Cornell may not convert any portion of the convertible debenture or receive shares of common stock as payment of interest to the extent such conversion or receipt of such interest payment would result in Cornell, together with any affiliate, beneficially owning in excess of 4.9% of the then issued and outstanding shares of common stock.  Further, Cornell may not exercise any portion of the warrants related to the convertible debentures if such exercise would result in Cornell, together with any affiliate, beneficially owning in excess of 4.99% of the then issued and outstanding shares of common stock.

The Selling Stockholders may pledge or grant a security interest in some or all of the senior secured convertible notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus. Each new holder of the senior secured convertible notes will be separately subject to the 4.99% ownership limitation discussed above, which could further affect the market for our common stock by increasing the number of shares available for sale in the market at any one time. The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be, and selling shareholders Ehrenkrantz King Nussbaum, Inc. and GunnAllen Financial, Inc. are, “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this Prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock. We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be more than $500,000 in total, including, without limitation, attorney’s, and accountant’s fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify certain of the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements or other agreements, pursuant to which their shares have been registered, and those Selling Stockholders may be entitled to contribution. We may be indemnified by certain of the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this Prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Commencing January 4, 2006, our common stock has been quoted on the OTC Bulletin Board under the symbol “WNWG.OB” Prior to that, our common stock first began quotation on the Pink Sheets on June 24, 2004.  The following tables set forth the high and low bid information for our common stock, as obtained from Yahoo! Finance at http://finance.yahoo.com, for each quarter within the last two fiscal years and first three quarters of 2007.

Quarter Ended	High Bid Price	Low Bid Price
March 31, 2005	$0.06	$0.05

June 30, 2005	$2.00	$1.95

September 30, 2005	$2.00	$0.50

December 31, 2005	$1.33	$0.50

March 31, 2006	$4.99	$0.51

June 30, 2006	$5.58	$1.80

September 30, 2006	$2.70	$0.83

December 31, 2006	$2.10	$0.96

March 31, 2007	$1.50	$0.70

June 30, 2007	$0.81	$0.20

September 30, 2007	$0.29	$0.12

Holders

As of November 30, 2007, we had 110 stockholders of record, and an unknown number of additional holders whose stock is held in “street name.”

Dividends

No dividends have been declared or paid on our securities, and we do not anticipate that any dividends will be declared or paid in the foreseeable future.  Under the terms of the senior secured convertible notes, we are not permitted to pay any cash dividend or make any distribution with respect to our capital stock without the prior written consent of a majority of the holders of the senior secured convertible notes.

Securities Authorized for Issuance Under Equity Compensation Plans and Individual Compensation Arrangements

The following table shows information as of December 31, 2006 with respect to each equity compensation plan and individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees.

Number of Securities
	Number of Securities to		Remaining Available for
	be Issued Upon	Weighted Average	Future Issuance Under
	Exercise of Outstanding	Exercise Price of	Equity Compensation
	Options, Warrants and	Outstanding Options,	Plans (Excluding
	Rights	Warrants and Rights	Securities Reflected in
Plan Category	(a)	(b)	Column (a))
Equity compensation plans approved by securities holders	Nil	$ Nil	n/a
Equity compensation plans not approved by security holders	14,813,500	$1.28	n/a
Total	14,813,500	$1.28	n/a

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2007.

You should read this table with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock” and the financial statements and the related Notes.

September 30, 2007
(unaudited)

Stockholders’ equity
Common stock, $0.001 par value, 300,000,000 shares authorized, 24,298,498 shares issued and outstanding	$24,298
Additional paid-in capital	35,199,307
Accumulated deficit	(18,268,618)
Total stockholders’ equity	$16,954,987

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following should be read in conjunction with the Financial Statements and Notes thereto contained in this registration statement beginning on Page F-1 and with the section entitled “Forward-Looking Statements” on page 18.

Overview and Plan of Operations

We are engaged in oil and gas exploration, drilling and development.  We operate two business segments, drilling operations and oil and gas production.  The operations of both segments have focused primarily on counties in East Texas including Anderson, Freestone, Jones and Leon Counties.  The drilling operations segment is engaged in land contract drilling of oil and natural gas wells. Its operations reflect revenues from the contracting of one of Barnico’s two drilling rigs and crew to third parties until we are prepared to utilize both rigs on our own properties. The oil and gas production segment effectively began active operations in 2006. The oil and gas segment is engaged in the development, acquisition and production of oil and natural gas properties.

Our future financial results depend largely on the following factors:  (1) discovery of adequate levels of hydrocarbons on our properties and the economic feasibility for their recovery; (2) access to additional funding to develop and exploit our properties; (3) the market price of oil and gas; and (4) timing of discoveries compared to the time it takes to get the hydrocarbons to market. There can be no assurance that we will be successful in any of these matters or that the prices for our production will be at a profitable level.

In July 2006, we purchased a 90% undivided interest in the oil and natural gas fee mineral rights covering 27,557 gross acres (22,682 net acres) in Anderson, Freestone and Jones Counties, Texas (known as the “P.D.C. Ball property”), in connection with which we also purchased Barnico, an East Texas-based drilling contractor with two drilling rigs.  Approximately $22.7 million of the $31.5 million cash received from the issuance of our senior secured convertible notes was used to complete the P.D.C. Ball property and Barnico transactions, including the cost of drilling on the Redlake property.  In September 2006, we acquired mineral rights to the adjacent Brackens property in Freestone County, Texas for $70,000. The remaining 10% interest is owned by Roboco and its affiliates.

In January 2006, the Company acquired an 87.5% working interest in an approximately 40 acre oil and gas lease located in Polk County, Texas. Through September 30, 2007, the Company incurred approximately $1.6 million to develop this property through a third-party operator and to re-enter the Polk County well. The third-party operator incurred additional expenses in excess of $500,000 to develop the well. Because the lack of production from the Polk County well made it economically unviable, and in lieu of paying the third-party operator an additional $500,000. During October 2007, we assigned our 87.5% working interest to the third party operator. Once the operator has fully recorped their costs, the Company will receive a 25% working interest in the proceeds from the sale of production from the well.

We do not have sufficient cash to continue all of our development efforts, and unless we are successful in raising additional capital, we will not be able to meet our development goals over the next twelve months. See “Liquidity and Capital Resources” for information concerning our liquidity. We have incurred significant losses from operations and we can provide no assurance that we will be profitable in the future. These factors and others have raised substantial doubt about our ability to continue as a going concern.

Our strategy for oil and gas exploration, development and production continues to be as follows: (a) develop low risk, high probability shallow wells on our properties; (b) lease out remaining undeveloped properties – exploration and development which would otherwise require extensive capital – for royalty interests; and (c) concentrate our exploration and development efforts on our East Texas P.D.C. Ball property located in Anderson County, Freestone County and Jones County as well as our interests in adjacent properties in Freestone County.  These adjacent interests include (i) a 50% working interest in two gas wells (“Shiloh Well 1” and “Shiloh Well 3”) located on 640 acres in Freestone County and a net revenue interest of 38.75% and 38.5% in Shiloh Well 1 and Shiloh Well 3, respectively, (ii) a 100% working interest and 76.25% net revenue interest in a gas well (“Brackens Well”) located on approximately 193 acres in Freestone County adjacent to the P.D.C. Ball property, and (iii) a 50% working interest and 54.20% net revenue interest in a gas well (“Redlake Well 1-R”, and now renamed “Studdard & Steward 1-R”) located on approximately 9,200 acres of the P.D.C. Ball property in Freestone County.  Natural gas production during the first nine months of 2007 primarily occurred from these wells, where we are the operator. We expect that the results of our drilling will provide more information concerning the geological structure of our properties and enable us to identify more drilling targets.  As noted above, however, in order for us to fully explore and develop our properties, additional capital is required.  See additional information concerning our capital resources in the “Liquidity and Capital Resources” section below.  Until we can secure such additional capital, the Company may consider offsetting overhead through farm-out arrangements on approximately 18,000 acres of the P.D.C. Ball property which we have not yet targeted for drilling by the Company.

During the first nine months of 2007, two primary customers accounted for 83% of our drilling revenues. Also, in the first quarter of 2007, Barnico’s largest customer, which accounted for most of its revenues, ceased drilling operations, and we did not have the capital to have Barnico drill on our properties. Furthermore, as of the third quarter of 2007, we were still not in a position to use the Barnico rigs and crews at our properties because we lacked the liquidity needed to fund development work.  For this reason, we laid off most of the drilling staff during the third quarter of 2007.  Barnico is actively seeking third party contract drilling opportunities for use of its drilling rigs and crews.  If we secure new third-party drilling contracts the first quarter of 2008, we intend to re-hire drilling staff on a part-time basis as needed.  However, management anticipates the demand for contract drilling services may decline over the next 12 months because certain drilling contracts available in the market may require drilling rigs capable of drilling wells which are beyond the capabilities of Barnico’s rigs, and because there are more drilling competitors in East Texas counties.  Consequently, there can be no assurance that Barnico will continue to be able to deploy its drilling rigs and crew in the future. In addition, to the extent we are able to expand our drilling program and the results from our drilling program provide more information concerning the geological structure of our own property, we expect to identify more drilling targets which we expect will require the internal use of the Barnico drilling resources.  All working interest production on our properties for 2006 related to wells which, as of December 31, 2006, have been disposed. If we are unable to deploy our Barnico equipment, we may seek to recover all or a part of our investment in Barnico through other strategic opportunities, including a possible sale of Barnico or its assets.

As of November 30, 2007, we had a staff of 19 employees.

After the July 26, 2006 acquisition of Barnico, we are no longer considered to be in the exploration stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises,” due to the acquisition of the established drilling company.  The accounting policies of the reportable segments are the same as those described in Note 2, “Significant Accounting Policies,” in the Notes to the Consolidated Financial Statements as of and for the year ended December 31, 2006. Management’s evaluation of the segments is based upon the income or loss from operations. See also Note 20, “Segment Information,” in the Notes to the Consolidated Financial Statements as of and for the year ended December 31, 2006.

If we can secure additional capital, we believe significant opportunities are available to us given the experience of our management team, the properties we acquired, the acquisition of Barnico and continued strength in the price of oil and gas. During 2006, we made significant progress in pursuing our oil and gas exploration and development strategy, as highlighted by the following.

Acquisition of Exploration Properties

On July 26, 2006, simultaneously with our acquisition of Barnico, we completed a mineral rights purchase covering 27,557 gross acres (22,682 net acres) located in Anderson, Freestone and Jones Counties, Texas (the “P.D.C. Ball properties”), and began our drilling program in September 2006.  Total consideration for the acquisition of the P.D.C. Ball properties and Barnico (“P.D.C. Ball transaction”) was $31.1 million in cash and common stock. At December 31, 2006, this mineral rights acquisition had proved reserves.  See Note 23, “Reserve Information,” in the Notes to the Consolidated Financial Statements as of and for the year ended December 31, 2006 for information regarding our reserves. Total capitalized costs at September 30, 2007, net of proceeds from leasing, increased to $30 million from approximately $29 million at December 31, 2006, and included acquisition, exploration and developmental costs.

In November 2006, we signed two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreements with Marathon Oil Company and its affiliate (together, “Marathon”) to explore approximately 9,200 acres of the P.D.C. Ball property in Freestone County, Texas (the “Marathon Leased Property”). The agreements give Marathon the right to explore for oil and gas and develop the Marathon Leased Property in zones below approximately 8,500 feet, subject to a 21.5% royalty interest retained by us. Under the agreements, Marathon also has the right to participate with us on a 50% working interest basis on zones above 8,500 feet, with Wentworth retaining a 23% royalty interest. Drilling is performed by Barnico on these wells. As part of the agreement, we acquired a seismic license giving us access to all seismic data collected during Marathon’s three-year lease.

The first well drilled by Barnico above 8,500 feet on the Marathon Leased Property was Redlake 1R, which began production on March 26, 2007.  Marathon and the Company each have a 50% working interest in the well.  In addition, we have a 54.20% net revenue interest in this well and we are the operator. Effective April 17, 2007, the Railroad Commission of Texas granted a name change of Redlake 1R after the Red Lake Gas Unit was plugged and abandoned.  The new name for Redlake 1R is “Studdard & Steward 1-R.”

Freestone County, Texas (Shiloh Well 1 and Shiloh Well 3)

On January 22, 2007, we purchased a 50% working interest in two natural gas wells (“Shiloh Well 1” and “Shiloh Well 3”) on 640 acres in Freestone County, Texas from an unrelated party. The purchase price was $0.2 million cash, which was paid out of working capital.  We have a net revenue interest of 38.75% and 38.50% in Shiloh Well 1 and Shiloh Well 3, respectively.  We earned net revenues of $47,100 and $58,700 from Shiloh Well 1 and Shiloh Well 3, respectively, through September 30, 2007.  We are the operator of both wells, which were producing natural gas upon their acquisition by us.

Freestone County, Texas (Brackens Well 1)

On September 11, 2006, we acquired from an unrelated party an oil and gas lease for approximately 193 acres adjacent to the P.D.C. Ball property in Freestone County, Texas. We drilled a well (“Brackens Well 1”) on the property, and on February 19, 2007, it began production of natural gas.  We have a 100% working interest and a 76.25% net revenue interest in the Brackens Well 1.  We are the operator of the well and earned net revenues of $406,900 from the Brackens Well 1 through September 30, 2007.

Polk County Production Property

In January 2006, we entered into an agreement to purchase from an unrelated party an 87.5% working interest (a 65.625% net revenue interest) in a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas, for $100,000 cash and $1.6 million for restimulating and completing the well in 2006.  We re-entered a 12,450-foot deep Woodbine Sand formation well on the prospect and successfully restimulated it in July 2006. The capitalized costs of approximately $1.6 million, which included acquisition, exploration and accrued retirement liability costs were written off on September 30, 2007.

The operator is Rodessa Operating Company, Inc. (“Rodessa”), a company unaffiliated with us.  In early 2007, a dispute arose between us and the operator concerning re-entry costs charged to us by Rodessa.  In May 2007, Rodessa initiated a lawsuit against us alleging breach of contract and claiming damages of $587,725 plus interest and attorney’s fees.  Rodessa also sought to foreclose on its lien against, among other things, our oil and gas interest in the Polk County, Texas well.  We asserted a counter action submitting that the operator breached its duty of reasonable and prudent operation of the well site, including excessive and unreasonable costs.  On October 10, 2007, we reached a settlement with Rodessa whereby the parties agreed to dismiss their respective claims and release each other from all liability.  We also assigned our interest in the property to Rodessa in exchange for a working interest in the property equal to 25% of the interest we assigned, once the proceeds from the sale of production from the well, net of taxes, royalties and operating costs, equal the costs of drilling, completing and equipping the well. After evaluating the production history, the Company recorded an impairment charge of $1.5 million for the Polk County well in the quarter ended September 30, 2007.

Divesting Less Valuable Assets

In 2005 and early 2006, we acquired interests in several oil and gas properties in Archer County, Wichita County, Pecos County and McMullen County, Texas, and we completed the sale of these properties in December 2006.  Because of their relatively small size and low production levels, and because the properties are scattered across north-central, western and southern Texas, we concluded that these properties might be uneconomic and would distract management from the opportunities on our largely contiguous 27,557 gross acre P.D.C. Ball property. We had incurred production costs of $134,000 and received revenue of $61,000 related to oil production on our Archer County and Wichita County leases during 2006.  We sold these properties together with the Pecos County and McMullen County properties in December 2006 to an unrelated purchaser, Green Gold Inc., which subsequently appointed one of our directors, Gordon C. McDougall, as its Chief Executive Officer. Mr. McDougall resigned as a director of Wentworth in July 2007.  We sold the properties for $0.6 million, of which $0.4 million has been received in cash to date and the remaining $0.2 million is to be paid to the Company pursuant to a promissory note secured by a mortgage on the properties.  The promissory note bears interest at 10% per year and $50,000 is payable on each of January 15, February 15 and March 15, 2008, with the balance due in full on or before April 15, 2008.

Results of Operations of the Company

Three- and Nine- Month Periods Ended September 30, 2007 and 2006

The following table presents data from our Interim Consolidated Statements of Operations and the amount of the change between the comparative quarters.

	Three months ended September 30,			Nine months ended September 30,
Dollars in thousands	2007	2006	$ change	2007	2006	$ change
REVENUE
Drilling operations	$179	$1,034	$(855)	$1,049	$1,034	$15
Oil and gas production	355	64	291	932	106	826
Loss on sale of oil and gas properties	—	—	—	(21)	—	(21)
TOTAL REVENUES	534	1,098	(564)	1,960	1,140	820

OPERATING EXPENSES
Production costs	111	53	58	391	122	269
Drilling costs	111	538	(427)	630	538	92
Salaries and taxes	147	415	(268)	350	415	(65)
Depreciation and depletion	408	87	321	936	88	848
Property evaluation costs	21	—	21	232	55	177
Impairment of oil and gas properties	1,548	—	1,548	1,559	—	1,559
TOTAL OPERATING EXPENSES	2,346	1,093	1,253	4,098	1,218	2,880

GROSS PROFIT (LOSS)	(1,812)	5	(1,817)	(2,138)	(78)	(2,060)

GENERAL AND ADMINISTRATIVE EXPENSES
General and administrative	4,182	4,226	(44)	13,077	11,768	1,309
Finance costs	890	1,033	(143)	4,460	1,950	2,510
TOTAL GENERAL AND ADMINISTRATIVE	5,072	5,259	(187)	17,537	13,718	3,819

LOSS FROM OPERATIONS	(6,884)	(5,254)	(1,630)	(19,675)	(13,796)	(5,879)

OTHER (INCOME) EXPENSES
Interest Income	(11)	(42)	30	(106)	(49)	(57)
(Gain) loss on derivative contracts	(4,914)	79,900	(84,814)	(84,930)	83,904	(168,834)
Equity in loss of investment	—	52	(52)	—	171	(171)
TOTAL OTHER (INCOME) EXPENSE	(4,926)	79,910	(84,836)	(85,036)	84,026	(169,062)

NET INCOME (LOSS)	(1,958)	(85,164)	83,206	65,361	(97,822)	163,183

Net Income.  Net income for the third quarter of 2007 increased $83.2 million compared to the corresponding prior year’s quarter, primarily attributable to $84.8 million of non-cash fluctuations in derivative contract liabilities resulting from changes in fair value, which was partially offset by finance costs of $0.9 million related to our senior secured convertible notes.  Accounting guidance in EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, requires us to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations.  See also Notes 5 and 6, “Convertible Debentures Payable” and “Senior Secured Convertible Notes Payable” in the Notes to the Interim Consolidated Financial Statements as of and for the period ended September 30, 2007 for additional information. The large fluctuations in the derivative contract liabilities and the related impact on the Interim Consolidated Statements of Operations arise from the application of the accounting treatment for derivatives and are not directly related to operational matters.  See discussion of “Derivative Instruments” in the Critical Accounting Policies section below.  In addition, oil and natural gas production, primarily from our interests in the P.D.C. Ball property and properties adjacent to the P.D.C Ball property, provided revenue of $355,000 compared to $64,000 for the corresponding prior year’s quarter.  Gross profit margin percentages for the third quarter of 2007 and 2006 were -339% and 0.5%, respectively. The large negative gross profit margin for 2007 was primarily caused by the impairment of the Polk County well of $1.5 million.

Net income for the first nine months of 2007 increased $163.2 million compared to the corresponding prior year period and was primarily attributable to the following: (i) $168.8 million of non-cash fluctuations in our derivative contract liabilities as a result of changes in fair value; and (ii) a $0.8 million increase in revenue.  Partially offsetting the increase were the following: (i) a $4.5 million increase in finance costs related primarily to interest on our senior secured convertible notes and (ii) a $2.9 million increase in operating expenses. Excluding the effect of non-cash fluctuations in our derivative contract liabilities, we operated at a loss for the period.

Revenues.  Revenues from the oil and gas production segment increased in the third quarter to approximately $355,000 compared to $64,000 in the corresponding prior year quarter. The increase was due to natural gas production from wells in Freestone County. Producing wells during the quarter included Brackens Well 1, Redlake Well 1R, Shiloh Well 1 and Shiloh Well 3. The Brackens Well 1 began production in the middle of the first quarter of 2007.  The Shiloh Wells were purchased in January 2007 and placed online at that time; however, they were temporarily closed for work over and placed back online during the second quarter of 2007. Redlake Well 1R was placed online on March 26, 2007.

Revenues from the drilling operations segment in the third quarter were $179,000 compared to $1.0 million in the corresponding prior year’s third quarter, due to the curtailment of drilling operations late in the first quarter of 2007, when Barnico lost its most significant customer, which accounted for most of its drilling revenue, when the customer suspended its drilling operations in East Texas. In addition, the Company lacked adequate funding to drill on its own properties during the third quarter. See “Liquidity and Capital Resources” for additional information regarding liquidity.

Drilling operations revenue and oil and gas production revenue contributed approximately $1.0 million and $0.9 million, respectively, of the total revenue for the first nine months of 2007, compared to $1.0 million and $0.1 million of oil and gas revenue in the first nine months of 2006. Drilling revenues in the prior year’s period comprised only two months because the purchase of Barnico was completed in July 2006. Almost all of the year to date drilling revenue was produced in the first quarter of 2007 given the loss of Barnico’s largest customer as discussed above.  Oil and gas revenue for 2006 of approximately $106,000 was primarily from the Archer County, Texas leases which were acquired in 2005 and sold in December 2006, and royalties from the P.D.C. Ball minerals interest.

Operating Expenses. Our operating expenses increased $1.3 million to $2.3 million from $1.1 million in the third quarter of 2007, and increased to $4.1 million from $1.2 million in the first nine months of 2007, due primarily to the impairment of the Polk County well of $1.5 million. The increase in expenses for the nine-month period also reflects the fact that the P.D.C. Ball and Barnico acquisitions did not take place until late July 2006. Management concluded after the settlement of litigation with the operator of the Polk County well that a write down of well costs to zero was justified.  The related operating expenses included a $321,000 increase in depreciation expense and a $52,000 increase in production costs, which include lease operating expenses and work over of the Brackens Well.

General and Administrative Expenses. General and administrative expenses for the third quarter of 2007 were $4.2 million compared to $4.2 million in the third quarter of 2006, and were $13.1 million for the first nine months of 2007 compared to $11.8 million in the prior year. The following comparative table provides detail of the most significant general and administrative costs:

Specific General and Administrative Costs	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Management and directors fees	$221,189	$554,000	$619,718	$721,000
Consulting fees – accounting services	30,191	29,826	373,115	69,400
Consulting fees – audit and audit-related	136,358	214,717	370,015	316,969
Consulting fees – legal	808,560	289,000	1,644,119	668,209
Stock-based compensation	2,264,755	3,005,177	8,277,077	8,790,637
Investor relations	81,695	60,803	112,518	752,149

The decrease in management fees is primarily due to the fact that a bonus of $350,000 paid to Panterra Capital Inc., (“Panterra”) a private corporation controlled by John Punzo, in 2006 was not repeated in 2007. The bonus payment to Panterra was authorized by the Board of Directors primarily because of the success of Mr. Punzo in securing additional financing for the Company and in completing the Barnico and P.D.C. Ball acquisitions. Consulting fees increased significantly due primarily to legal services related to debt refinancing and restructuring and for the preparation and review of SEC filings, including assistance with amendments and restatements of prior filings. Wages and insurance increased primarily because the expense in 2007 is for nine months whereas in 2006 it was only for two months, given the timing of the Barnico acquisition.

Finance Costs.  Finance costs totalled $0.9 million and $1 million for the third quarter of 2007 and 2006, respectively, and finance costs totalled $4.5 million and $1.9 million for the first nine months of 2007 and 2006, respectively.  The 2007 costs related to interest and penalties accrued under our convertible debentures and senior secured convertible notes.

Other Income and Expense.  Other income and expense consists primarily of the gain or loss on the fluctuation in derivative contract liabilities. Other income for the third quarter of 2007 increased $84.8 million to $4.9 million as compared to an expense of $79.9 million in the corresponding prior year’s quarter. For the first nine months of 2007, we recognized an $84.9 million gain compared to an $83.9 million loss for the corresponding prior year’s period.  After the July 25, 2006 issuance of our senior secured convertible notes, our derivative liability increased significantly as a result of the application of authoritative accounting guidance. SFAS No. 133 and EITF 00-19, 00-27 and 05-2 require the Company to report the liability at fair value and recognize the fluctuation in the fair value in current operations. Some of the factors that contribute to fluctuation of derivative contract liabilities are volatility of historical company stock price, stock price at date of valuation and tax free interest rate at the date of valuation.

Year ended December 31, 2006 compared to year ended December 31, 2005

The following table presents data from our Consolidated Statements of Operations and the amount of the change between the comparative fiscal years.

Dollars in thousands	2006	2005	$ change
REVENUE
Drilling	$2,865	$—	$2,865
Oil and gas	176	30	146
Gain on sale	173	—	173
TOTAL REVENUES	3,214	30	3,184

OPERATING COSTS
Production costs	136	46	90
Drilling costs	991	—	991
Salaries and taxes	1,039	—	1,039
Depreciation and depletion	270	1	269
Property evaluation costs	56	10	46
Impairment of oil and gas properties	205	312	(107)
TOTAL OPERATING COSTS	2,697	369	2,328

GROSS PROFIT (LOSS)	517	(339)	856

GENERAL AND ADMINISTRATIVE
General and administrative	14,837	154	14,683
Finance costs	18,083	1,906	16,177
TOTAL GENERAL AND ADMINISTRATIVE	32,920	2,060	30,860

LOSS FROM OPERATIONS	(32,403)	(2,399)	(30,004)

OTHER (INCOME) EXPENSES
Interest Income	(134)	—	(134)
Equity in loss on investment	593	—	593
Loss on derivative contracts	53,328	—	53,328
Write down on option payments	—	100	(100)
TOTAL OTHER (INCOME) EXPENSE	53,787	100	53,687

LOSS BEFORE INCOME TAX BENEFIT	(86,190)	(2,499)	83,691
Income tax benefit	5,206	—	5,206

NET LOSS	$(80,984)	$(2,499)	$(78,395)

Overview.  Our primary sources of liquidity during 2006 were $3.0 million of operating revenues, of which $2.9 million represented drilling operations, $2.1 million from the issuance of common stock (including the exercise of options), $31.5 million cash proceeds from the issuance of our senior secured convertible notes, $0.3 million in cash proceeds from sales of our interests in oil and gas properties, and $1.5 million convertible debenture financing.  The Company also received proceeds of $2.7 million on November 1, 2006 from two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (“Marathon”) granting Marathon the right to explore and develop approximately 9,200 acres of our mineral property in Freestone County, Texas.  See “Business - Oil and Gas Interests.”

Our primary uses of cash during the year were our general and administrative costs such as professional fees, investor relations and management fees and the cost of our acquisition of the mineral interests in the P.D.C. Ball properties.

The Company’s 2006 operations represent the commencement of significant active operations as a result of the acquisition of the P.D.C. Ball property and Barnico in July. These operations generated a net loss of approximately $81 million, compared to a net loss of $2.5 million in 2005. The 2006 net loss was primarily comprised of a $53.3 million non-cash loss on derivative contracts as a result of the change in fair value described further in Notes 8 and 9 to the Notes to the Audited Consolidated Financial Statements, $14.8 million in general and administrative expenses which primarily includes consulting fees and finance costs of $18.1 million, and $2.7 million in operating costs which are comprised primarily of drilling costs and salaries. These expenses were partially offset by revenues of approximately $3.2 million. The 2005 net loss related mostly to general and administrative and finance costs of $2.1 million and operating costs of $400,000 primarily related to an impairment of our interest in the Henry Dome well in McMullen County, Texas.

Revenues.  The $3.2 million in 2006 revenues is comprised of $2.9 million from third party drilling operations, $200,000 from the gain on sale of an oil and gas properties, and almost $200,000 from oil and gas production of which approximately $100,000 related to royalty income on the P.D.C. Ball mineral rights. Revenues from third party drilling reflect revenue from contracting one of the Company’s two drilling rigs to third parties.  Revenue from the gain on sale of properties relates to the December 2006 sale of the Company’s interest in the Texas properties of Archer County, Wichita County, Pecos County and McMullen County.  Because of their relatively small size and low production levels, and because the properties are scattered across north-central, western and southern Texas, management concluded that these properties might not be economical and would detract management from the opportunities on our largely contiguous 27,557 gross acre Anderson County, Freestone County and Jones County property in East Texas. The Company recognized a $200,000 net gain on sale of our interests in these properties. We sold these properties to an unrelated party purchaser, Green Gold, Inc., which subsequently appointed one of our directors, Gordon C. McDougall, as its Chief Executive Officer.  Mr. McDougall resigned as a director of Wentworth in July 2007. We sold the properties for $0.6 million, of which $0.3 million was received in cash in 2006 and the remaining $0.3 million is to be paid to the Company in 2007 and 2008 pursuant to a cash payment of $100,000 in November 2007 and a promissory note secured by a mortgage on the properties.  The promissory note bears interest at 10% per year and $50,000 of the note is payable on each of January 15, February 15 and March 5, 2008, with the balance due in full on or before April 15, 2008.  Revenues for 2005 of approximately $30,000 represented the commencement of crude oil production on our leases in Archer County, Texas.

Operating Expenses.  Our operating costs totaled $2.7 million, as compared to approximately $0.4 million for 2005.  The $2.3 million increase in expenses was primarily due to the Company’s commencement of drilling operations upon the 2006 acquisition of Barnico, while the primary operating cost for 2005 related to a $300,000 impairment of the Henry Dome gas project in McMullen County. The most significant expenses in 2006 were drilling costs of $1.0 million, salaries and taxes of almost $1.1 million, depreciation and depletion of $300,000 and $200,000 related to an impairment of oil and gas properties. Drilling costs include drill bits, drill pipe, fuel, and site preparation, while the costs of salaries and taxes relate mostly to drilling activities, including per diem costs and property taxes. With regard to the 2005 impairment, the Company owned an 18% working interest in the Henry Dome gas project located in McMullen County approximately 60 miles south of San Antonio, Texas.  Wentworth sold half of its interest in the project in August 2005 for approximately $180,000, and retained a 9% working interest.

Subsequent to the end of 2005, gas production commenced in relatively small quantities, and accordingly we considered it prudent to record a write-down in the carrying cost of the property as of December 31, 2005 of $300,000.

General and Administrative Expense.  General and administrative and finance expenses totaled $32.9 million for 2006 compared to $2.1 million for 2005.  Total general and administrative costs were $14.8 million and total finance costs were $18.1 million.  The general and administrative expenses primarily represented the following:  $11.1 million of non-cash stock-based compensation attributable to stock options vesting during the year to officers, directors and consultants, and consulting and management and directors’ fees of $900,000, of which a $350,000 bonus payment was made to Panterra, a privately held company owned by John Punzo, a director of Wentworth.  This bonus was authorized by the Board of Directors primarily because of the success of Mr. Punzo in securing additional financing for the Company and in completing the Barnico and P.D.C. Ball acquisitions.  In addition, the remaining general and administrative expenses included investor relation fees of $700,000 described further below, legal fees of $700,000, audit and accounting fees of $0.4 million, as well as costs related to travel, insurance, and repairs and maintenance.  Some of the expenses to consultants were non-cash charges as follows, some of which are described more fully below the table:

Regulatory	$27,212
Investor relations	740,868
Investigation of oil and gas opportunities	120,000
Management and directors’ fees	947,765
Total	$1,835,845

The investor relations fees related to services designed to assist us in transitioning to our status as a public company with active operations, identifying and communicating with analysts and others interested in the Company, and preparing and disseminating press releases.  In addition, we terminated during 2006 the services of two consultants that assisted us with identifying and undertaking due diligence on oil and gas opportunities.  As a result, approximately $0.4 million of the 2006 consulting fees will not recur because such work will be undertaken by our management.  For 2005, general and administrative and finance expenses were approximately $2.1 million, which primarily represented $1.9 million in finance costs and almost $0.2 million in management and consulting fees, which were incurred pursuant to agreements with Panterra Capital Inc. and Paradigm Process Inc., private companies of which John Punzo, our former Chief Executive Officer and Chairman of the Board of Directors and current Director, is the sole shareholder, and to C4 Capital Advisory Inc., a private company of which Gordon C. McDougall, our President and a director during that period, is the sole shareholder.  The consulting fees were paid to six consultants on an as-needed basis during the period in respect of the investigation of potential property acquisitions, administration and regulatory compliance.  One of the contractors, Mr. Daniel Leonard, served as a director and an officer of the Company from August 29, 2005 until September 30, 2005.  Contracts for consultants are approved by our Board of Directors, and in the case of Mr. Leonard’s contract, his contract was approved before he joined the Board and was appointed an officer.  When a contract involves a director, the Board’s approval is made without the participation of the affected director.  Payments to contractors are approved from time to time by management.

Finance Costs.  Finance costs were $18.1 million in 2006 and were $1.9 million in 2005.  The $18.1 million was comprised of $14.7 million in penalties pursuant to the Registration Rights Agreement and our senior secured convertible notes, $1.9 million of interest, and $1.5 million of financing costs related to the senior secured convertible debt discount and the convertible debenture discount.  Of the $1.9 million of interest, $451,000 was non-cash amortization of the discount on convertible debentures. Of the $2.0 million of financing costs, $1.2 was non-cash amortization of costs relating to our convertible debentures and senior secured convertible notes. See also Notes 8 and 9, “Senior Secured Convertible Notes Payable” and “Convertible Debentures Payable,” respectively, to the Notes to the Consolidated Financial Statements.

Other Income and Expense.  The Company had $53.8 million in other expense in 2006 compared to $0.1 million in 2005.  The largest 2006 expense was a $53.3 million charge for the change in fair value of the derivative contract liability. The derivative liability arose as a result of the accounting for the senior secured convertible notes issued in July of 2006. Under guidance from SFAS No. 133 and EITF 00-19, 00-27 and 05-2, the Company is required to report the liability at fair value and record the fluctuation in the fair value to current operations. (See “Liquidity and Capital Resources” below in this section, and see Note 8, “Senior Secured Convertible Notes Payable,” and Note 9, “Convertible Debentures Payable,” to the Notes to Consolidated Financial Statements for a more detailed description of the transaction.) There were no derivative liabilities in 2005.  Also in 2006, the Company incurred a $0.6 million net loss on the write off of its equity investment in Redrock.

The 2005 $0.1 million charge related to option payments made with respect to our agreed purchase of KLE Mineral Holdings,

LLC.  Disputes arose between the parties and the vendors agreed in July 2005 to refund the option payments and terminate the agreement, but failed to do so.  Because recovery of the option payments was in doubt, management concluded that the asset should be written down.

Due to net taxable losses for the years ended December 31, 2006 and 2005, respectively, we had no net income tax expense.  The 2006 net operating loss carryforward of $4.1 million will expire in 2026, while the $1.1 million net operating loss carryforward will expire in 2025. We had a deferred tax benefit of $5.2 million, mainly due to timing differences in deductions for derivative losses, stock based compensation and registration rights penalties, offsetting the deferred tax liability recorded upon the acquisitions of Barnico and the P.D.C. Ball property related to the book/tax differences in the bases of their assets.

Income Tax Benefit/Expense

Our income taxes are computed using the asset and liability method of accounting. Under the asset and liability method, a deferred tax asset or liability is recognized for estimated future tax effects attributable to temporary differences and carry forwards. The measurement of deferred income tax assets is adjusted by a valuation allowance, if necessary, to recognize future tax benefits only to the extent, based on available evidence, that it is more likely than not such benefits will be realized. Our deferred tax assets were fully reserved at September 30, 2007 and December 31, 2006.

Due to net taxable losses, we currently have no net income tax expense.  We have a net operating loss carryforward of approximately $4.1 million which will expire in 2026, and a $1.1 million net operating loss carryforward which will expire in 2025. We have a deferred tax benefit of $45.0 million, mainly due to timing differences in deductions for derivative losses, stock based compensation and certain penalties, offsetting the deferred tax liability recorded upon the acquisitions of Barnico and the P.D.C. Ball property related to the book/tax differences in the bases of their assets.

Liquidity and Capital Resources

Summary of Cash Flows (in thousands)	For the year ended December 31, 2006
Cash used in operating activities	$(3,870)
Cash used in investing activities	(25,090)
Cash provided by financing activities	33,298
Increase in cash and cash equivalents	4,338
Cash and cash equivalents, beginning of period	107
Cash and cash equivalents, end of period	4,445

Summary of Cash Flows (in thousands)	For the nine months ended September 30, 2007	For the nine months ended September 30, 2006	Change
Cash used in operating activities	$(4,639)	$(2,696)	$(1,943)
Cash provided (used) in investing activities	113	(24,170)	24,283
Cash provided by financing activities	80	33,298	(33,218)

	September 30, 2007	December 31, 2006	Change
Capital Expenditures (in thousands)	$1,696	$24,145	$22,449
Working Capital (in thousands)	(28,074)	(107,494)	79,420

We have incurred significant losses from operations and were in default on our senior secured convertible notes and convertible debentures as of September 30, 2007.  As of that date, these factors raised substantial doubt about our ability to continue as a going concern.  As of September 30, 2007, we had cash of approximately $915,000, all of which was restricted, and we had a working capital deficiency of $28.1 million.  Approximately $10.8 million of this working capital deficiency related to derivative contract liabilities.  In addition, as of December 31, 2006, we had cash of $7.1 million, of which $2.7 million was restricted, and we had a working capital deficiency of $112.5 million, which represents an increase in the working capital deficiency of $112.3 million since December 31, 2005.  Approximately $95.7 million of this working capital deficiency relates to the derivative contract liabilities, and a significant part of the remainder relates to accrued interest. There were no derivative liabilities in 2005. (See Note 8, “Senior Secured Convertible Notes Payable,” and Note 9, “Convertible Debentures Payable,” in the Notes to Consolidated Financial Statements as of and for the year ended December 31, 2006 for a more detailed description of these transactions.)

As noted in “Convertible Debenture Financing” and “Senior Secured Convertible Note Financing” and elsewhere in this Prospectus, we successfully restructured our senior secured convertible notes and convertible debentures as of October 31, 2007, which provided additional capital of $5,000,000 and pre-payment of interest on the senior secured convertible notes until March 31, 2008 by the issuance of additional Series A warrants.  With the reduction in operating and overhead expenses, we believe there will be adequate funds to continue current operations at least until the end of first quarter of 2008. In order to continue operation beyond the first quarter of 2008, additional capital will be required.  As such, management is continuing to explore financing opportunities and joint venture partners to participate in the exploration and development of the remaining approximately 18,000 acres of the P.D.C. Ball mineral property.

Following the restructuring of our senior secured convertible notes and convertible debentures, we have total outstanding indebtedness to the holders of those instruments of $55,195,145, all of which will be due and payable to the holders thereof upon maturity or following a default if the holders do not elect to convert the senior secured convertible notes or convertible debentures into stock.  We have classified our senior secured convertible notes and convertible debentures and the related discounts as current liabilities in our Interim Consolidated Balance Sheets as of September 30, 2007.  See Note 5, “Convertible Debentures Payable,” and Note 6, “Senior Secured Convertible Notes,” in the Notes to the Interim Consolidated Financial Statements.

Our short-term liquidity requirements for the next twelve months include interest payments, cash requirements for our oil and gas production expenses, and limited capital expenditures. Our long-term liquidity requirements are substantially similar to our short-term liquidity requirements.

Operating Activities.  As of September 30, 2007, we had a working capital deficiency of $28.1 million. This represents an improvement in the working capital deficiency of $71 million since December 31, 2006 year end and relates primarily to an $84.9 million decrease in the fair value of the derivative contract liability at September 30, 2007. Generally, if the fair value of our common stock increases over the preceding measurement date, we will recognize a loss on derivative contracts, and if the fair value of our common stock decreases over the preceding measurement date, we will record a gain on derivative contracts.

Our primary uses of operating cash during the quarter were our general and administrative costs such as professional fees and management fees. In order to sustain our operations, we will continue to reduce operating and overhead expenses and believe our normal cash needs, excluding professional and legal fees incurred in connection with the restructuring of our senior secured convertible notes and convertible debentures, will be approximately $0.25 million to $0.30 million monthly in the fourth quarter.

During the first nine months of 2007, we used $4.6 million of cash from operations compared to $2.7 million of cash used during the first nine months of 2006. Cash used during the first nine months of 2007 was higher than our anticipated on-going cash requirements due primarily to legal and other professional services related to potential debt refinancing and restructuring of our senior secured convertible notes and convertible debentures, and for the preparation and review of SEC filings, including assistance with amendments and restatements of prior filings.

During 2006 and 2005, we used $3.9 million and $1.1 million, respectively, of cash from our operating activities.   Our cash used in operating activities was primarily attributable to our property operations and general and administrative costs such as professional fees, investor relations and management fees.  Subsequent to year end 2006, Barnico’s primary customer for which drilling services were being performed stopped using our drilling services.  For this reason, we laid off most of the drilling staff during the third quarter of 2007. If we secure new third party drilling contracts in the future, we intend to re-hire drilling staff on a part-time basis as needed.  Barnico is actively seeking third party contract drilling opportunities for use of its drilling rigs and crews.  Management anticipates the demand for contract drilling services may decline over the next 12 months because certain drilling contracts available in the market may require drilling rigs capable of drilling wells which are beyond the capabilities of Barnico’s rigs, and there are more drilling competitors in East Texas counties. Skilled employees are retained on a part time basis to provide equipment maintenance and as standby to respond. If we are unable to deploy our Barnico equipment, we may seek to recover all or a part of our investment in Barnico through other strategic opportunities, including a possible sale of Barnico or its assets.

Investing Activities.  During the first nine months of 2007 and 2006, we provided $0.1 million and used $24.2 million, respectively, of cash from our investing activities. The funds in 2007 were mainly provided by restricted cash and used for the purchase of oil and gas properties and equipment.  Funds used in 2006 were for purchases of oil and gas properties, including an oil and gas mineral rights interest in Freestone County, Texas, and to purchase equipment.

If we are not successful in raising additional capital, as discussed above, or are unable to find a suitable joint-venture partner, we will not be able to meet our drilling and development goals over the next 12 months.

Financing Activities.  During the first nine months of 2007 and 2006, we provided $80,000 and $33.3 million, respectively, for our financing activities. Funds provided in 2007 represented common stock issued for cash, including proceeds from the exercise of stock options.  Funds provided in the first nine months of 2006 primarily represented $1.9 million for common stock issued for cash, including the exercise of stock options, net proceeds of $1.5 million from the issuance of convertible debentures (see note 5, “Convertible Debentures Payable,” in the Notes to the Interim Consolidated Financial Statements as of and for the nine-month period ended September 30, 2007) and issuance for cash of $29.9 million of senior secured convertible notes (see Note 6, “Senior Secured Convertible Notes Payable,” in the Notes to the Interim Consolidated Financial Statements as of and for the nine-month period ended September 30, 2007).

Since September 30, 2007, in connection with the restructuring of our senior secured convertible notes, we received proceeds of $5.0 million in connection with the issuance of a new senior secured convertible note to an investor.

Convertible Debentures.  On January 12, 2006, the Company entered into a securities purchase agreement with a single investor pursuant to which the investor purchased 10% secured convertible debentures with a principal amount of $1.5 million and warrants to purchase 1,500,000 shares of the Company’s common stock until January 12, 2011. As of September 30, 2007, the Company was in default of the terms of its agreements with the convertible debenture holder and, therefore, the convertible debenture holder had the right to demand repayment.  Accordingly, management classified this debt and the related discount as current liabilities in our Interim Consolidated Balance Sheets as of September 30, 2007.

On October 31, 2007, the Company successfully restructured the convertible debentures by executing an Amendment and Exchange Agreement with the convertible debenture holder whereby the debenture holder irrevocably waived any and all breaches, defaults or events of default by the Company, and any fees, charges and penalties in connection with any such breaches, defaults or events of default prior to the date thereof.

Pursuant to the Amendment and Exchange Agreement, the convertible debentures were exchanged for amended and restated convertible debentures with an aggregate principal amount of $1,418,573, a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing October 31, 2007.  The Company’s obligations under the amended and restated convertible debentures are secured by a security interest in substantially all of the Company’s assets; however, that security interest is subordinated to the security interest created under the security agreement in favor of the holders of the senior secured convertible notes described below.

The convertible debentures are convertible at the option of the debenture holder into shares of the Company’s common stock at an initial conversion price per share equal to $0.65 and, after April 30, 2008, the lower of $0.65 or 85% of the lowest volume weighted average daily closing price of the Company’s common stock during the 15 trading days immediately preceding the conversion date, subject to anti-dilution adjustments.  The Company may redeem the convertible debentures, in whole or in part, by providing the debenture holder with five trading days advance written notice.  The redemption amount will equal the principal amount, plus accrued interest, plus a redemption premium equal to the product of (a) the positive difference, if any, between the lowest weighted average price of the common stock during the five trading days preceding the date of the redemption notice and the conversion price and (b) the quotient obtained from dividing the outstanding principal amount plus accrued interest by the conversion price on the date of the redemption notice.

The Company also issued to the debenture holder three Amended and Restated Warrants, which entitle the debenture holder to purchase up to an aggregate of 1,500,000 shares of the Company’s common stock until January 12, 2011, at an exercise price of $0.001 per share.

For a complete description of the terms of our convertible debentures and related warrants, see “Convertible Debenture Financing” on page 68.

Senior Secured Convertible Notes.  On July 25, 2006, the Company entered into a securities purchase agreement with six investors (the “convertible noteholders”) pursuant to which the convertible noteholders purchased 9.15% senior secured convertible notes with a principal amount totaling $32.4 million, and Series A and Series B warrants to purchase, respectively, 46,214,287 and 16,175,000 shares of the Company’s common stock until July 25, 2011 at an initial price of $1.40 per share.

On October 31, 2007 the Company successfully restructured the senior secured convertible notes and issued $5.0 million of new senior secured convertible notes.  The amended and restated senior secured convertible notes have an aggregate principal amount of $48,776,572 and the new senior secured convertible note has an aggregate principal amount of $5,000,000.  The senior secured convertible notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments.  The senior secured convertible notes have a maturity date of October 31, 2010, subject to the right of the convertible noteholders to extend the maturity date to a date that is not later than October 31, 2012.  The principal amount, accrued and unpaid interest and any unpaid late charges of the senior secured convertible notes is to be repaid on October 31, 2010, unless extended by the convertible noteholder.

The senior secured convertible notes are subject to anti-dilution adjustments.  The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to the lowest price paid for any newly issued or sold shares of common stock, except for the issuance of certain excluded securities.  The anti-dilution adjustments will make it difficult for the Company to raise additional money through the issuance of stock if the price of the Company’s common stock declines in the future.  In the event the Company issues shares at a price lower than the initial conversion price, the convertible noteholders of the senior secured convertible notes will be able to convert their senior secured convertible notes at a lower price and existing stockholders would suffer immediate dilution.

The senior secured convertible notes bear an interest rate of 9.15% per annum, subject to increase in an event of default to 15% per annum if a default is not cured.  Interest on the senior secured convertible notes commences on April 1, 2008 and is payable quarterly and may, at the Company’s option if certain “Equity Conditions” are satisfied, be paid by the issuance of the Company’s common stock.  Any shares of common stock used to pay interest will be valued at the lower of (1) the then applicable conversion price of the senior secured convertible notes and (2) 82.5% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date.

The convertible noteholders may require that the Company redeem a principal amount equal to one-third of the original principal amount of the senior secured convertible notes plus accrued and unpaid interest and late charges, if any, within 15 days after October 31, 2008 or October 31, 2009.  The Company may require the convertible noteholders to return a principal amount equal up to one-third of the original principal amount of the senior secured convertible notes if certain Equity Conditions are satisfied, within 15 days after October 31, 2008 or October 31, 2009.  Upon receipt of a redemption notice by the convertible noteholders, the Company may require the convertible noteholders to return the full principal amount of the senior secured convertible notes if no event of default has occurred and is continuing.

The amended and restated Series A warrants, amended and restated Series B warrants, new Series A warrants, new Series B warrants and other new Series A warrants related to the senior secured convertible notes entitle the holders thereof to purchase up to an aggregate of 68,545,554 shares of the Company’s common stock in respect of the Series A warrants and 17,925,524 shares of the Company’s common stock in respect of the Series B warrants for a period of seven years, at an initial exercise price of $0.65 per share, in the case of the amended and restated Series B warrants and the new Series B warrant, and $0.001 per share, in the case of the amended and restated Series A warrants, the new Series A warrant and the other new Series A warrants.

The exercise prices of the warrants and the number of shares issuable upon exercise of the warrants are subject to anti-dilution adjustments.

The senior secured convertible notes and related warrants contain provisions which cause the conversion price or exercise price, as applicable, to reset at lower prices under certain circumstances, and for the number of shares issuable in connection therewith to increase by a commensurate amount.  If the conversion price and exercise price reset at a lower price, there is a potential that the Company may not have sufficient shares legally authorized to be able to settle the conversion of the senior secured convertible notes and the exercise of the warrants in shares.

For a complete description of the terms of our senior secured convertible notes and related warrants, see “Senior Secured Convertible Note Financing” on page 75.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. We consider an accounting estimate or judgment to be critical if (1) it requires assumptions to be made that were uncertain at the time the estimate was made, and (2) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions. Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We believe that the significant accounting policies and accounting estimates discussed below will be most critical to an evaluation of our future financial condition and results of operations.

Oil and Gas Activities.  On July 26, 2006, we changed our method of accounting for our oil and gas properties from the full cost method to the successful efforts method. We believe the successful efforts method better conforms to industry practice and is the preferred method under generally accepted accounting principles. This change in accounting method did not affect our prior years’ financial results or prior quarterly results, because all mineral interests were fully depleted or unproved.

We utilize the successful efforts method to account for our oil and gas operations. Under this method, costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, to drill and equip development wells and related asset retirement costs are accumulated on a field-by-field basis and capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the units-of-production method based on estimated proved reserves on a field-by-field basis. The estimated quantity of reserves could significantly impact our depletion expense. Estimates of proved reserves are subjective and cannot be measured in an exact way. Estimates provided by engineers that we engage may differ from those of other engineers. Any reduction in proved reserves without a corresponding reduction in capitalized costs will increase the depletion rate. This, in turn, would increase our depletion expense and increase our net loss.

We assess proved oil and gas properties for impairment at least quarterly and reduce the carrying value to fair value if the sum of expected undiscounted future cash flows is less than net book value pursuant to Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” We assess unproved and non-producing oil and gas properties on a field-by-field basis at least quarterly, and any impairment in value is charged to expense. Because of the unpredictable nature of exploration drilling activities, the amount and timing of impairment expenses are difficult to predict with any certainty.

As noted above, under the successful efforts method of accounting, the costs to drill exploratory wells that do not find proved reserves must be expensed in the period when they are determined to be unsuccessful. This will result in an increase in our expenses in that period.

Derivative Instruments.  In accordance with the interpretive guidance in EITF Issue No. 00-19, we valued the conversion feature of the separate issuances of senior secured convertible notes and convertible debentures and related warrants in January and July 2006 and October 2007 as derivative liabilities.  We must make certain periodic assumptions and estimates to value the derivative liability.  The change in value is reflected in our Interim Consolidated Statements of Operations as non-cash income or expense, and the changes in the carrying value of derivatives may have a material impact on our financial statements.  As the market price of our common stock increases, our other expense increases, and as the market price of our common stock decreases, our other income increases. This has caused wide swings in our net income (loss) and could continue to result in swings in the future.  For the nine months ended September 30, 2007, we recorded non-cash gain of $84.4 million upon revaluation of the senior secured convertible notes and convertible debentures and related warrants that are subject to this accounting treatment.  The derivative liability associated with these instruments is reflected on our balance sheet as a short-term liability. This liability will remain until the senior secured convertible notes and convertible debentures are converted or repaid, and until the warrants are exercised, expire, or other events occur to cause the termination of the derivative accounting, the timing of which may be outside our control.

Our senior secured convertible notes and convertible debentures contain embedded conversion features, pursuant to which all or part of the debt owed to the holders may be converted into shares of our common stock at an initial price, as of September 30, 2007, of $1.40 and $0.65 per share, respectively, subject to certain adjustments, and the warrants we issued in connection with the senior secured convertible notes and convertible debentures provide the holders with the right to purchase our common stock at an initial price, as of September 30, 2007, of $1.106 per share and an initial price, as of September 30, 2007, ranging from $.060 to $1.00 per share, respectively, subject to certain adjustments.  Refer to “Convertible Debenture Financing” and “Senior Secured Convertible Note Financing” above for a discussion of the revised conversion and exercise prices subsequent to the end of the period, and the related amendments.  As a result of the terms of our agreements to register the resale of the shares of our common stock issuable upon conversion or exercise of these instruments, we are required under applicable accounting rules to treat the conversion feature of the senior secured convertible notes and convertible debentures and the related warrants as liabilities, rather than as equity instruments.  This classification as liabilities also requires that we account for them at fair value and include changes in fair value as a component of other income (expense) for so long as the warrants and the conversion feature of the senior secured convertible notes and convertible debentures remain classified as liabilities.  Changes in fair value are based upon the market price of our common stock and are calculated using the Black-Scholes method of valuation.  As a result, as the market price of our common stock increases, our other expense increases, and as the market price of our common stock decreases, our other income increases.  This accounting treatment could continue to result in wide swings in our other income (expense) and net income in the future.

Stock-Based Compensation.  We adopted the fair value based method prescribed in Statement of Financial Accounting Standards No. 123R, “Accounting for Stock-Based Compensation.” Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the award vesting period, considering expected lives and forfeitures of the grants. We determine the fair value of each stock option at the date of grant using the Black-Scholes options pricing model. This model requires that we estimate a risk-free interest rate and the volatility of the price of our common stock.

Asset Retirement Obligations.  We estimate the future costs of the retirement obligations of our producing oil and natural gas properties. Those abandonment costs, in some cases, will not be incurred until several years in the future.  Such cost estimates could be subject to significant revisions in subsequent years due to changes in regulatory requirements and technological advances that are difficult to predict.  As of September 30, 2007 and December 31, 2006, we estimated the net present value of these asset retirement costs to total approximately $229,000 and $155,000, respectively.

Revenue Recognition by Barnico.  Barnico recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101.  In general, revenue is recognized when an agreement for services between it and its customer exists, the services have been rendered, the revenue is fixed and determinable, and collection is reasonably assured.  The majority of Barnico’s services are provided under turnkey drilling contracts, whereby it contracts with its customers to drill wells for a fixed price.  Barnico recognizes revenues from those turnkey drilling contracts as the work progresses based on its estimate of the percentage of the contract completed based upon the percentage of the contracted depth drilled.

Barnico records an unbilled receivable for the percentage of the turnkey contract completed.  It records an account receivable for drilling contracts completed, but for which money has not been collected.  An allowance for doubtful accounts is provided for accounts management considers potentially uncollectible based on analysis and aging of accounts.  During the nine-month period ended September 30, 2007, the portion of 2006 in which we owned Barnico, the six-month period ended June 30, 2006 and the year ended December 31, 2005, Barnico had no uncollectible accounts.  If Barnico receives a prepayment from a customer upon entering into a contract, it defers recognition of revenue on that amount until the contracted service is provided.  In future periods, any differences between an estimate regarding the collectability of accounts and actual collections could have a material affect on our operating results.

The costs relating to contracts are recognized as incurred.

Income Taxes.  Income taxes are computed using the asset and liability method of accounting in accordance with SFAS No. 109, “Accounting for Income Taxes.”  A deferred tax asset or liability is recognized for estimated future tax effects attributable to temporary differences and carry forwards. The measurement of deferred income tax assets is adjusted by a valuation allowance, if necessary, to recognize future tax benefits only to the extent, based on available evidence, that it is more likely than not such benefits will be realized.  Our deferred tax assets were fully reserved at September 30, 2007 and December 31, 2006.

Effective January 1, 2007, we adopted the provisions of Financial Accounting Standards Board Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109”.  FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS No. 109.  Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods.  Upon the adoption of FIN 48, the Company had no unrecognized tax benefits.  During the third quarter of 2007, the Company recognized no adjustments for uncertain tax benefits.

We recognize interest and penalties related to uncertain tax positions in income tax expense. No interest and penalties related to uncertain tax positions were accrued at September 30, 2007 or December 31, 2006.

The tax years 2004 through 2006 remain open to examination by the federal and state taxing jurisdictions in which we operate.  Management expects no material changes to unrecognized tax positions within the next twelve months.

Off-Balance Sheet Arrangements

As of September 30, 2007 and December 31, 2006, we had no undisclosed off-balance sheet arrangements reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

BUSINESS

Development

We are engaged in oil and gas exploration, drilling and development.  We currently have oil and gas interests in Anderson County, Freestone County, Jones County, and Leon County, Texas.  Our strategy is to develop low risk, high probability shallow wells on our properties, lease out deeper zones of our properties for royalty interests, and to concentrate our exploration and development effort in our Texas mineral property in Anderson, Freestone and Jones Counties which we acquired in July 2006.  Our oil and gas activities are currently conducted solely in the United States; we do not currently own any interests in any mining properties.

The Company was incorporated as a blank check company under the laws of the State of Oklahoma on October 31, 2000.  Effective September 16, 2002, we acquired all of the shares of stock of FHW, Inc., an Oklahoma corporation which provided consulting services to businesses primarily in the areas of finance, bank lending and other forms of corporate finance.  We discontinued these operations during the fourth fiscal quarter of 2003 and we remained inactive until February 23, 2005, when a new board of directors was appointed and we commenced operations as an oil and gas exploration and development company.  On February 24, 2005, we changed our name from Avondale Capital I Corp. to Wentworth Energy, Inc.

On March 22, 2005, our new management agreed to purchase Wentworth Oil & Gas, Inc., a Nevada corporation (“Wentworth Oil”), and during May and August 2005 and February 2007, we issued a total of 1,632,000 shares of our common stock, with an aggregate market value at the time of their respective issuances of approximately $526,000, in order to purchase all of its outstanding common stock. The issuance of those shares did not result in a change of control of the Company.

In February 2005, approximately a month prior to the agreement to acquire Wentworth Oil, the prior officers and directors of the Company resigned and were replaced by Gordon McDougall and another new director.  At the time, Mr. McDougall was a significant shareholder, officer and director of Wentworth Oil, as well as a director and officer of the Company.  Mr. McDougall did not participate in the negotiation and approval of the transactions that resulted in the agreement to purchase Wentworth Oil in March 2005.

In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (now named Redrock Energy, Inc.) (“Redrock”), with Petromax Technologies LLC to develop technology to extract oil from the tar sands.  We transferred our Asphalt Ridge Tar Sands property near Vernal, Utah to Redrock and now own 2.5 million shares of Redrock, which is 21.5% of the issued and outstanding shares of common stock of Redrock. The remaining 78.5% of Redrock is owned by a larger group of other shareholders. On September 20, 2006, Redrock ceased use of the technology it intended to use to extract oil from tar sands.  Based on the cessation of the use of that technology, management concluded that the Company’s book value on this investment should be written down to zero, and accordingly, we recognized a $0.6 million loss in our 2006 consolidated financial statements.

During the first quarter of 2006, we acquired an 87.5% working interest on approximately 40 acres in Polk County, Texas.  The Company purchased the leases to this property by making a cash payment of $0.1 million from the June 2006 private placement.  After evaluating the production history for the first nine months of 2007, management recorded an impairment of $1.5 million for the Polk County well.  The capitalized costs through September 30, 2007 of approximately $1.6 million, which included acquisition, exploration and accrued retirement liability costs were written off on September 30, 2007.  In October 2007, we settled a dispute with the operator in which the operator claimed work-over costs by assigning its working interest to the operator until the operator recoups $588,000 of costs. We will receive a working interest in the property equal to 25% of the interest we assigned once the proceeds from the sale of production from the well, net of taxes, royalties and operating costs, equal to the costs of drilling, completing and equipping the well.

In July 2006, we purchased a 90% interest in 27,557 gross acres (22,682 net acres) of oil and gas fee mineral rights in the “P.D.C. Ball mineral property”, owned by Roboco Energy, Inc., located in Anderson County, Freestone County and Jones County, Texas for $31.1 million.  We purchased this interest with cash and the and issuance of our common stock.  Funding for the cash paid in the acquisition was through the issuance of $32.4 million of senior secured convertible notes. Total capitalized costs for the year ended December 31, 2006 were approximately $29 million, including acquisition, exploration costs and deferred tax, and deducting $2.7 million proceeds from leasing portions of the mineral rights, as described below.  The remaining 10% interest represents overriding royalty interests held by the seller and affiliates of the seller who are now affiliated with the Company.

On January 22, 2007, we purchased a 50% working interest in two natural gas wells (“Shiloh Well 1” and “Shiloh Well 3”) on 640 acres in Freestone County, Texas.  The purchase price was $0.2 million cash, which was paid out of working capital.  We have a net revenue interest of 38.75% and 38.50% in Shiloh Well 1 and Shiloh Well 3, respectively, and we are the operator of both wells, which were producing natural gas upon acquisition.

On September 11, 2006, we acquired from an unrelated party an oil and gas lease for approximately 193 acres adjacent to the P.D.C. Ball property in Freestone County, Texas.  We drilled a well (“Brackens Well 1”) on the property, and on February 19, 2007, it began production of natural gas.  We have a 100% working interest and a 76.25% net revenue interest in the Brackens Well 1 and we are the operator.

The July 2006 transaction discussed above included the acquisition of an East Texas-based drilling contractor, Barnico Drilling, Inc. which owns two drilling rigs.  To acquire 100% of Barnico’s common stock, we paid $5.0 million in cash and 2,500,000 common shares of the Company valued at a price of $2.18 per share.  In connection with this purchase, we also issued an additional 250,000 common shares as a finder’s fee to two unrelated third parties.  With the acquisition of Barnico, an established drilling company, we are no longer considered to be in the exploration stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”

Barnico is an East Texas-based drilling contractor with two drilling rigs. Because of the increase in oil and gas prices over the last several years, there had been a significant increase in drilling activity, resulting in a high demand for drilling contractors. We hope that this acquisition will help us control our drilling costs, and meet our drilling schedule. Before the acquisition, Barnico provided its services to third parties, but in the first quarter of 2007, Barnico’s largest customer, which accounted for almost all of its revenues, ceased drilling operations. Furthermore, as of the third quarter of 2007, we were not in position to use the Barnico rigs and crews at our properties.  While Barnico is actively seeking new customers, in order to reduce expenses, we have laid off most of the drilling staff and intend to re-hire drilling staff on a part-time basis as needed and only if we are able to secure new customers.  We may not be able to secure new customers in order to resume generating revenue from our drilling operations, while we may continue to incur expenses related to overhead for that segment. As the results from our drilling program provide more information concerning the geological structure of our property, we expect to identify more drilling targets on which to deploy Barnico’s drilling rigs. This, in turn, will permit us to employ both rigs on our property concurrently. As a result, while drilling activity is expected to increase on our property, contract drilling revenue is not expected to provide a stable or long-term source of revenue, and we expect contract drilling revenue to cease by the end of 2008. If we are unable to deploy our Barnico equipment, we may seek to recover all or a part of our investment in Barnico through other strategic opportunities, including a possible sale of Barnico or its assets.

On November 1, 2006, we signed two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (together “Marathon”) granting Marathon the right to explore and develop approximately 9,200 acres of our P.D.C. Ball mineral property in Freestone County, Texas.  The agreements give Marathon the right to drill oil and gas wells and develop the property.  We retain a 21.5% royalty interest in any revenue generated from property located in zones below approximately 8,500 feet and a 23% royalty interest in any revenue generated from property located in zones above approximately 8,500 feet.  Under the Joint Operating Agreement, we also have a 50% working interest in production from any wells drilled on the property in the zones above approximately 8,500 feet.

We completed the sale of our interests in our Archer County, Wichita County, Pecos County and McMullen County, Texas oil and gas properties in December 2006.  Because of their relatively small size and low production levels, and because the properties are scattered across north-central, western and southern Texas, we concluded that these properties might be uneconomic and would distract management from the opportunities on our largely contiguous 27,557 gross acres in the  Anderson County, Freestone County and Jones County properties in East Texas.

We had incurred production costs of $134,000 and received revenue of $61,000 related to oil production on our Archer County and Wichita County leases during 2006. We sold these properties together with the Pecos County and McMullen County properties to Green Gold, Inc., which subsequently appointed one of our directors, Gordon C. McDougall, as its Chief Executive Officer.  Mr. McDougall resigned as a director of Wentworth in July 2007.  We sold the properties for $0.6 million, of which $0.4 million has been received in cash to date and the remaining $0.2 million is to be paid to the Company pursuant to a promissory note secured by a mortgage on the properties.  The promissory note bears interest at 10% per year and $50,000 is payable on each of January 15, February 15 and March 15, 2008, and the balance is due in full on or before April 15, 2008.

Management’s Experience

Following is a summary of management’s experience in the oil and gas industry.  See “Directors and Executive Officers” for additional information concerning our management.

Our Chief Executive Officer, David W. Steward, has been a landman for 39 years and is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists.  He is a 25%-owner, director and Vice President of Horseshoe Energy, Inc., a private oil and gas company, is a partner in Steward Oil and Gas, LLC and Sierra Mineral & Royalty, and remains active in the family oil and gas business.  Mr. Steward also owns Steward Estates, which owns a commercial office building and is currently developing an 800-home subdivision near Conroe, Texas.  Mr. Steward received a BBA degree from Texas A&I University, which is a party of Texas A&M university system.  Mr. Steward oversees the evaluation, acquisition, financing and operation of our oil and gas properties.

Our President, Michael S. Studdard, is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. He was an independent landman for 14 years and specialized in seismic, permitting and exploration ventures.  Mr. Studdard is experienced in negotiating acquisitions of oil and gas properties, negotiating surface rights access, due diligence, reviewing production and title records, conducting surface inspections prior to drilling, regulatory compliance, and planning seismic exploration programs.  Mr. Studdard is responsible for our day to day operations and overseeing our drilling programs.

Our Vice President of Operations, George D. Barnes, is an oil and gas drilling contractor with more than 25 years of hands-on drilling operations experience. Mr. Barnes has experience in all facets of drilling ranging from site preparation through drilling and completions.  Mr. Barnes is responsible for planning drilling and well completion operations and for deploying and managing the drilling rigs and crews of our wholly-owned subsidiary, Barnico.

Our Vice President of Exploration and Production, Tom J. Temples, is an AAPG Certified Petroleum Geologist, a SIPES Certified Earth Scientist, a Registered Professional Geologist (Arkansas) and a Registered Environmental Manager with 30 years of experience in exploration, development and management of petroleum ventures in North America.  He has a Ph.D. in geological sciences from the University of South Carolina.  Mr. Temples is experienced in interpreting geological, geochemical and geophysical data, and is responsible for planning and evaluating our drilling programs.

Our Chief Financial Officer, Francis K. Ling, has seven years of experience as chief financial officer of small corporations and prior to that he worked in the banking industry for 20 years, including six years as a commercial lender specializing in the oil and gas industry.  Mr. Ling holds Bachelor of Science, Bachelor of Commerce, and Master of Business Administration degrees, along with a Fellowship in the Institute of the Canadian Bankers’ Association.  Mr. Ling is responsible for overseeing our day to day financial operations and for arranging financing for our oil and gas operations.

Oil & Gas Interests; Description of Property

Glossary

The following glossary defines some of the technical terms used in the following discussion of our oil and gas business, as well as elsewhere in this Prospectus.

Term	Definition
Bitumen	Solid hydrocarbons such as tar in sedimentary rocks.

Development well	A well drilled in the known extent of a field.

Field	The surface area directly above one or more producing reservoirs on the same trap.

Formation	A mappable rock layer.

Mineral rights

The legal ownership of oil and gas below fee land. The mineral rights owner can explore and drill for gas and oil on that land. The mineral rights owner also owns and can produce the gas and oil. Mineral rights can be transferred by a lease.

Net revenue interest	100% minus all royalties on a well or property.

Operator	The company who contracts to drill a well, is responsible for maintaining a producing lease, or is in charge of operations in a working interest area.

Overriding royalty interest	An interest in production that is free and clear of any costs.

Play	A combination of reservoir rock, caprock and trap type that contains commercial amounts of petroleum in an area.

Re-enter	A wellbore re-entered after a period of suspension or abandonment.

Royalty	A percentage of the revenue from oil and gas production that is paid to the mineral rights owner and any other royalty owner. It is free and clear of the costs of production.

Stimulate	A technique for improving production from a reservoir; stimulation may involve acidizing, fracturing or simply cleaning out sand.

Trend	The area along which a petroleum play occurs.

Working interest

The ownership interests in a well that collectively bear all of the cost of production. The working interest owners receive their share of the production revenue after the royalty owners have taken their share and after expenses have been deducted.

On a typical oil or gas well, the legal rights to use of the real estate are subdivided and variously allocated.  The land use, or “surface rights,” are almost always retained by the property owner, and used for their normal purposes, such as grazing of animals, farming, or, in rare cases, residential or commercial building sites.  The rights to extract minerals from below the “surface” are identified as mineral rights and are the primary assets typically being leased (or in rare cases, purchased) by the oil companies.  The minerals, as they are extracted and then sold, generate revenues.  This revenue stream, or “gross revenue,” is the subject of several financial charges, allocations and splits, depending upon the lease agreement.  A percentage of these gross revenues may be immediately assessed, before any costs of extracting the minerals are deducted.  This assessment is defined as an “overriding” royalty to signify that no deductions are allowed in its calculation.  The mineral rights owner normally retains this form of royalty.

Once the overriding royalties have been assessed, what remains is termed the net revenue interest (“net” of all overriding charges) and establishes the operating basis for the well or the “working interest.”  The working interest encompasses 100% of what remains after all royalties have been paid and is generally shared in some proportion with the actual providers of services at the well site (“operators”) and other investors or oil companies seeking to exploit and profit from the well.  The working interest bears all of the costs of operations, and only after this overhead has been deducted can the working interest owners determine if they have made a profit or sustained a loss.  Allocation of capital expenditures at the well site are determined by the operator’s agreement and any agreements among the working interest partners, such that drilling expenses, pump jacks, storage tanks, hook-ups to natural gas pipelines and similar one-time outlays are recovered or amortized by proceeds from the working interest revenues.

Anderson County, Freestone County and Jones County, Texas

On July 26, 2006, we completed the purchase of a 90% interest in the P.D.C. mineral rights and unevaluated properties covering 27,557 gross acres (22,682 net acres) located in Anderson, Freestone and Jones Counties, Texas from Roboco Energy, Inc. (“Roboco”) for a purchase price consisting of $17,660,000 cash, 1,500,000 shares of our common stock valued at a price of $2.18 per share, and overriding royalty interests totaling 5%.  Roboco is a private company owned one-third by Michael S. Studdard, one-third by George D. Barnes and one-third by Tom J. Temples.  Michael S. Studdard was subsequently appointed our President and a director, George D. Barnes was appointed our Vice President of Operations and a director, and Tom J. Temples was appointed our Vice President of Exploration and Production on August 21, 2006 but none of them were affiliated with the Company prior to the transactions and none of our affiliates or directors were affiliated with Roboco prior to the transaction.  None of the shares issued under this agreement are being registered under this registration statement.

The overriding royalty interests granted as part of the purchase consideration constitutes 5% of the 90% interest we purchased and applies to all oil and gas to be produced from wells drilled by us and from any wells drilled for us or in which we participate after July 26, 2006 on our P.D.C. Ball properties. The 5% was granted as follows: 2% to George D. Barnes, JoAnn Barnes, H.E. (Buster) Barnes and LaDeena Smith (each as to an undivided ¼ interest); and 3% to Roboco Energy, Inc. The remaining 10% interest continues to be owned by Roboco and its affiliates.

We began a drilling program in the third quarter of 2006 under which we incurred approximately $4.3 million of costs through September 30, 2007. We drilled approximately six wells and performed additional work on three existing wells. We currently have three wells in production as the others were not commercially viable. The property currently generates annual royalties of approximately $100,000 a month from existing oil and gas wells on portions of the property leased to third-party oil and gas companies. We have identified fifteen to eighteen potential drilling locations for 2008, which we expect will cost approximately $9 million and will require that we obtain additional funds.  The cost of the drilling program in 2007 will vary depending upon the formations and depths we drill and our success rate.

In conjunction with this acquisition, on July 26, 2006, we also purchased all of the shares of Barnico, an East Texas-based oil and gas drilling contractor with two drilling rigs, for $5,000,000 cash and 2,500,000 shares of our common stock valued at a price of $2.18 per share.  Barnico was owned one-fourth by George D. Barnes, one-fourth by JoAnn Barnes, one-fourth by H.E. (Buster) Barnes and one-fourth by LaDeena Smith.

From the date of the Barnico acquisition in July 2006 through December 31, 2006, we did not pay any money in royalties pursuant to the overriding royalty interests, and during the first nine months of 2007, we paid $109,700 in connection with the overriding royalty interests.  Because the holders of the overriding royalty interests are not responsible for the costs of production from a well, but share only in royalties from the oil and gas produced from a well, the holders may have econonmic interests that would make their interst different from those of the Company in connection with the operation of a well.  Because overriding royalty interests in our properties are held by a number of our directors, officers and their affiliates, the potential for conflicts of interest in making decisions relating to the drilling program on these properties are signfiicant.  See “Risk Factors –  Four of Our Seven Directors are Also Officers of the Company, Which May Create a Conflict of Interest or the Appearance of a Conflict Of Interest.”

Portions of the property lie within the boundaries of Nan-Su-Gail, Red Lake Dowdy Ranch, Evans Lake West, Green Acres and Prairie Lake SW fields.  The property currently has a small number of wells producing from the Cotton Valley, Rodessa, and Sub-Clarksville formations, many of which have been in production since 1993.  Numerous other formations currently produce within the geographic boundaries or on trend with our property.

We believe the property is significantly underdeveloped.  By way of example, seven wells currently produce on portions of the property located in the Cotton Valley Consolidated reservoir within the Nan-Su-Gail Field.  The Cotton Valley reservoir was originally spaced on 640 acre drilling and spacing units, meaning that only one well could be drilled in any 640 acre unit of the property.  In May 2004, the spacing was reduced to 40 acres, meaning that more wells may be drilled on this portion of the property.  As a result of this reduced spacing, we have identified 43 potential in-fill locations for drilling in the Nan-Su-Gail Field. Geological mapping of this area is currently underway and we have identified several prospects slated for development. The prospect mapped on the property has 60 potential well locations.

The Woodbine formation, which will be our principal target formation, will cost approximately $800,000 per well to drill and complete.  We expect drilling costs for the Bossier Sand, Cotton Valley Lime and the Cotton Valley Pinnacle Reef trends to range from approximately $2 million to over $3.5 million per well.  Our drilling program, in which we plan to drill more than 200 wells over the next 10 years, will comprise a balance of exploratory wells, in-fill drilling and development wells in all the formations to balance the risk of unsuccessful wells.

From time to time, we may also lease portions of our mineral rights to third-party oil and gas companies.  Under such leases, we expect to receive royalties ranging from 20% to 25% of production.  The benefits to us of leasing our mineral rights are that development costs, and therefore the risk of unsuccessful wells, would be borne by the lessee and the pace of developing our property could be increased.  The downside of leasing our mineral rights to third parties is that we would receive only a 20% to 25% royalty on production.

On November 1, 2006, we signed two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliates (together “Marathon”) granting Marathon the right to explore and develop approximately 9,200 acres of our P.D.C. Ball mineral property in Freestone County, Texas.  The agreements give Marathon the right to drill oil and gas wells and develop the property in zones below approximately 8,500 feet, and the right to participate with the Company in drilling and developing zones above approximately 8,500 feet as to a 50% working interest.

Upon its purchase, we ascribed most of the value of the purchase of our Anderson County, Freestone County and Jones County property to the unproved portion of the property.  We believe that the royalty interests we own in the portions of the property leased to third party oil and gas companies do not constitute a business under Article 11 of Regulation S-X.

Polk County, Texas

In January 2006, we entered into an agreement to purchase from an unrelated party, Production Enhancement Partners, Inc., an 87.5% working interest in a 40-acre oil and gas lease on the Upper Gulf Coast, located in Polk County eight miles north of Livingston, Texas for $50,000 cash and a further $50,000 in cash upon cleaning out the property’s well.  In 2006, we re-entered a 12,450-foot deep Woodbine Sand formation well on the prospect at a cost of approximately $1.6 million and successfully stimulated it in July 2006.  After evaluating the production history of the first nine months of 2007, management recorded an impairment of $1.5 million for the Polk County well.  In October 2007, we settled a dispute with the operator, Rodessa Opearting Company, Inc. in which Rodessa claimed work-over costs.  The settlement resulted in the Company assigning its working interest to the operator until the operator recoups $588,000 of costs.  The Company will receive a working interest in the property equal to 25% of the interest the Company assigned, once the proceeds from the sale of production from the well, net of taxes royalties and operating costs, equal the costs of drilling, completing and equipping the well.

Asphalt Ridge Tar Sands

In December 2005, we purchased leases covering approximately 1,900 acres in the Asphalt Ridge Tar Sands project near Vernal, Utah from an unrelated party for $100,000 cash and a 5% overriding royalty interest.  The property is located within the largest bituminous sandstone deposit in the Uinta Basin.  The oil-saturated sands in the Mesa Verde Group and the Duchesne River Formation have been identified at varying depths from the surface to over 1,500 feet below the surface and are expected to be recoverable using open-pit mining techniques.  In March 2006, we contributed the leases to Redrock (formerly Wentworth Oil Sands, Inc.) and issued 200,000 shares of our common stock (and options to purchase 300,000 shares of our common stock at $1.25 per share) to Petromax Technologies, LLC, whose oil extraction technology Redrock licensed at the time, in return for a 45.4% interest in Redrock.  Redrock has subsequently issued additional shares of its common stock and our ownership interest in Redrock has gone from 45.4% to 21.5% of the issued and outstanding common stock of Redrock (see “Prospectus Summary – The Company” and “Business Development”).  The other 78.5% of Redrock is owned by a large group of other investors. Redrock now owns the Asphalt Ridge Tar Sands leases.  On September 20, 2006, Redrock ceased use of that technology intended for use in extracting oil from the sands, and Petromax has since agreed with us to exchange its 200,000 shares and 300,000 options in our common stock for a lesser position of 100,000 shares and 150,000 options to purchase common stock at $1.50 per share.  Based on the cessation of the use of that technology, management concluded that our carrying value on this investment should be written down to zero, and accordingly, recognized a $0.6 million loss in our 2006 consolidated financial statements.  Redrock entered into a technology licensing agreement with TDI Technology, Inc. pursuant to which Redrock is funding the further development and testing of TDI’s processing technology for the extraction of bitumen from oil sands.  TDI’s processing technology has not been used or tested for the commercial extraction of bitumen.  Redrock plans to continue its research into tar sands extraction and production technologies and develop its leasehold interests. Redrock is entitled to 95% of any revenue from this property and is responsible for all of the expenses.

Freestone County, Texas (Shiloh Well 1 and Shiloh Well 3)

On January 22, 2007, the Company purchased from an unrelated party a 50% working interest in two natural gas wells (“Shiloh Well 1” and “Shiloh Well 3”) on 640 acres in Freestone County, Texas. The purchase price was $0.2 million cash, which was paid out of working capital.  The Company has a net revenue interest of 38.75% and 38.50% in Shiloh Well 1 and Shiloh Well 3, respectively.  The Company is the operator of both wells, which were producing natural gas upon acquisition.

Freestone County, Texas (Brackens Well 1)

On September 11, 2006, Wentworth acquired from an unrelated party an oil and gas lease for approximately 193 acres adjacent to the P.D.C. Ball property in Freestone County, Texas. Wentworth drilled a well (“Brackens Well 1”) on the property, and on February 19, 2007, it began production of natural gas.  Wentworth has a 100% working interest and a 76.25% net revenue interest in the Brackens Well 1 and Wentworth is the operator.

Customers

The principal target customers for our oil production are refiners, remarketers and other companies, some of whom have pipeline facilities near our properties.  In the event pipeline facilities are not conveniently available, we intend to truck oil to storage, refining or pipeline facilities.  The principal target customers for our gas production are pipelines, utilities, gas marketing firms, industrial users and local distribution companies.  We intend to lay gas lines to existing gathering systems and interstate and intrastate pipelines.

We sell our oil and gas production under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties.  Under both short-term and long-term contracts, typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated from intervals ranging in frequency from daily to annually.  We have not yet adopted any specific sales and marketing plans.  However, as production levels increase, the need to hire sales and marketing personnel will be addressed.

In July 2006, as a part of an acquisition, we acquired Barnico, which owns two drilling rigs. Late in the first quarter of 2007, a significant customer of Barnico, which accounted for almost all of Barnico’s revenue, suspended its drilling operations. In addition, the Company lacked adequate funding and was not prepared to use Barnico’s drills or crews to drill on its own properties during the third quarter.  As such, almost all of the year to date drilling revenue was produced in the first quarter of 2007.  While Barnico is actively seeking new customers, in order to reduce expenses, we have laid off most of the drilling staff intend to re-hire drilling staff on a part-time basis as needed and only if we are able to secure new customers.  We may not be able to secure new customers in order to resume generating revenue from our drilling operations.

During 2006 and 2007, we sold our oil to Teppco Crude Oil, LP and ConocoPhillips Company at then-current market prices.  At this time, we no longer sell oil and only sell gas to Texla Energy Management, Inc.  We have no obligations to provide oil or gas in fixed quantities or at fixed prices.

Competition

We are a small, exploration and development oil and gas company, and a substantial number of our competitors have longer operating histories and substantially greater financial and personnel resources than we do.  We do not hold a significant competitive position in the oil and gas industry.

The oil and gas business is highly competitive. We compete with private and public companies in all facets of the oil and gas business, including suppliers of energy and fuel to industrial, commercial and individual customers.  Numerous independent oil and gas companies, oil and gas syndicates and major oil and gas companies actively seek out and bid for oil and gas prospects and properties.  Many of these companies not only explore for, produce and market oil and natural gas, but also carry out refining operations and market the resultant products on a worldwide basis.  Such companies may be able to pay more for prospective oil and gas properties, and such competitive disadvantages could adversely affect our ability to acquire new properties or develop existing properties.  Additionally, such companies may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial and human resources permit.

Competitive conditions may be substantially affected by energy legislation and regulation considered from time to time by the governments of the United States and the State of Texas, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.  Intense competition also occurs with respect to marketing, particularly of natural gas.

Regulation

Various United States and federal regulations affect the production and sale of oil and natural gas. States in which we conduct activities impose restrictions on the drilling, production, transportation and sale of oil and natural gas.  These regulations include requiring permits for drilling wells; maintaining prevention plans; submitting notification and receiving permits in relation to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface plugging and abandoning of wells and the transporting of production.  Legislation affecting the oil and gas industry is under constant review for amendment or expansion, frequently increasing the regulatory burden.  Also, numerous departments and agencies, both federal and state, have issued rules and regulations binding on the oil and gas industry and its individual members, compliance with which is often difficult and costly and some of which carry substantial penalties for failure to comply.  Inasmuch as new legislation affecting the oil and gas industry is commonplace, and existing laws and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with these laws and regulations.

These laws and regulations have a significant impact on oil and gas drilling, gas processing plants and production activities, increase the cost of doing business and, consequently, affect profitability. We consider the cost of environmental protection a necessary and manageable part of our business. We have been able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

State statutes and regulations require permits for drilling operations, drilling bonds and reports concerning wells. The State of Texas has statutes and regulations governing conservation matters, including the unitization or pooling of oil and gas properties and establishment of maximum rates of production from oil and gas wells.

Our operations are also subject to extensive and developing federal, state and local laws and regulations relating to environmental, health and safety matters; petroleum; chemical products and materials; and waste management.  Permits, registrations or other authorizations are required for the operation of certain of our facilities and for our oil and gas exploration and future production activities. These permits, registrations or authorizations are subject to revocation, modification and renewal.  Governmental authorities have the power to enforce compliance with these regulatory requirements, the provisions of required permits, registrations or other authorizations, and lease conditions, and violators are subject to civil and criminal penalties, including fines, injunctions or both.  Failure to obtain or maintain a required permit may also result in the imposition of civil and criminal penalties. Third parties may have the right to sue to enforce compliance.

Our operations are also subject to various conservation matters, including the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we can produce from our wells and to limit the number of wells or the locations at which we can drill.

Our operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect our future tax liability.

Environmental Matters

Our exploration, development, and future production of oil and gas, including our operation of saltwater injection and disposal wells, are subject to various federal, state and local environmental laws and regulations discussed below. Such laws and regulations can increase the costs of planning, designing, installing and operating oil and gas wells.  We consider the cost of environmental protection a necessary and manageable part of our business. We have been able to plan for and comply with new environmental initiatives without materially altering our operating strategies.

Our activities are subject to a variety of environmental laws and regulations, including but not limited to, the Oil Pollution Act of 1990 (“OPA”), the Clean Water Act (“CWA”), the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), the Clean Air Act (“CAA”), and the Safe Drinking Water Act (“SDWA”), as well as state regulations promulgated under comparable state statutes. We are also subject to regulations governing the handling, transportation, storage, and disposal of naturally occurring radioactive materials that are found in our oil and gas operations. Civil and criminal fines and penalties may be imposed for non-compliance with these environmental laws and regulations. Additionally, these laws and regulations require the acquisition of permits or other governmental authorizations before undertaking certain activities, limit or prohibit other activities because of protected areas or species, and impose substantial liabilities for cleanup of pollution.

Under the OPA, a release of oil into water or other areas designated by the statute could result in us being held responsible for the costs of remediating such a release, certain OPA specified damages, and natural resource damages. The extent of that liability could be extensive, as set out in the statute, depending on the nature of the release. A release of oil in harmful quantities or other materials into water or other specified areas could also result in us being held responsible under the CWA for the costs of remediation, and civil and criminal fines and penalties.

CERCLA and comparable state statutes, also known as “Superfund” laws, can impose joint and several and retroactive liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the release of a “hazardous substance” into the environment. In practice, cleanup costs are usually allocated among various responsible parties. Potentially liable parties include site owners or operators, past owners or operators under certain conditions, and entities that arrange for the disposal or treatment of, or transport hazardous substances found at the site. Although CERCLA, as amended, currently exempts petroleum, including but not limited to, crude oil, gas and natural gas liquids from the definition of hazardous substance, our operations may involve the use or handling of other materials that may be classified as hazardous substances under CERCLA. Furthermore, there can be no assurance that the exemption will be preserved in future amendments of the act, if any.

RCRA and comparable state and local requirements impose standards for the management, including treatment, storage, and disposal of both hazardous and non-hazardous solid wastes. We generate hazardous and non-hazardous solid waste in connection with our routine operations. From time to time, proposals have been made that would reclassify certain oil and gas wastes, including wastes generated during drilling, production and pipeline operations, as “hazardous wastes” under RCRA which would make such solid wastes subject to much more stringent handling, transportation, storage, disposal, and clean-up requirements. This development could have a significant impact on our operating costs. While state laws vary on this issue, state initiatives to further regulate oil and gas wastes could have a similar impact.

Because oil and gas exploration and production, and possibly other activities, have been conducted at some of our properties by previous owners and operators, materials from these operations remain on some of the properties and in some instances require remediation. In addition, from time to time we may agree to indemnify sellers of producing properties from which we acquire properties against certain liabilities for environmental claims associated with such properties. While we do not believe that costs to be incurred by us for compliance and remediating previously or currently owned or operated properties will be material, there can be no guarantee that such costs will not result in material expenditures.  Additionally, in the course of our routine oil and gas operations, surface spills and leaks, including casing leaks, of oil or other materials occur, and we incur costs for waste handling and environmental compliance. Moreover, we are able to control directly the operations of only those wells for which we act as the operator.  We believe that we are in substantial compliance with applicable environmental laws and regulations.

We do not anticipate being required in the near future to expend amounts that are material in relation to our total capital expenditures program by reason of environmental laws and regulations, but inasmuch as such laws and regulations are frequently changed, we are unable to predict the ultimate cost of compliance. There can be no assurance that more stringent laws and regulations protecting the environment will not be adopted or that we will not otherwise incur material expenses in connection with environmental laws and regulations in the future.

We are also subject to laws and regulations concerning occupational safety and health. Due to the continued changes in these laws and regulations, and the judicial construction of many of them, we are unable to predict with any reasonable degree of certainty our future costs of complying with these laws and regulations. We consider the cost of safety and health compliance a necessary and manageable part of our business. We have been able to plan for and comply with new initiatives without materially altering our operating strategies.

We are subject to certain laws and regulations relating to environmental remediation activities associated with past operations, such as CERCLA and similar state statutes. In response to liabilities associated with these activities, accruals are established from time to time when reasonable estimates are possible. As of September 30, 2007, we have estimated and accrued environmental remediation costs of approximately $229,000. These accruals represent the estimated costs associated with plugging abandoned wells by cementing the borehole, removing casing and other equipment, and leveling and replanting the surface. We use discounting to present value in determining our accrued liabilities for environmental remediation or well closure, but no material claims for possible recovery from third party insurers or other parties related to environmental costs have been recognized in our financial statements. We will adjust remediation accruals when new remediation responsibilities are discovered and probable costs become estimable, or when current remediation estimates must be adjusted to reflect new information.

We believe that the operator of the properties in which we have an interest are in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Research and Development

We are not currently conducting any research and development activities, other than property explorations and assessments.

Employees

We currently have 19 employees, most of whom work in the drilling operations. We employ a Chief Executive Officer, President, Chief Financial Officer, Vice President of Operations, Vice President of Exploration and Production, a reservoir engineer, a field superintendent, a landman, an office manager and two clerical and administrative employees in our Palestine, Texas office, and one part-time clerical employee in our Surrey, British Columbia, Canada office.  In addition, we engage consultants on an as-needed basis for legal, accounting, technical, consulting, oil field, geological and administrative services.  As production levels increase, we may need to hire additional personnel.  None of our employees are represented by a union. We have never experienced an interruption in operations from any kind of labor dispute and we consider the working relationship among our staff to be excellent.

Oil and Gas Operations

The following table summarizes our oil and gas production revenue and costs, our productive wells and acreage, undeveloped acreage and drilling activities for each of the last three years ended December 31.

	Nine months ended September 30, 2007	2006	2005		2004
Production
Average sales price per barrel of oil	$59.55	$65.30	$58.30		Nil
Average production cost per barrel of oil	$30.08	$43.12	$91.32	(1)	Nil
Net oil production (barrels)	1,605	1,263	509		Nil
Net gas production (thousand cubic feet)	135,852	11,711	Nil		Nil
Productive wells – oil
Gross	3	3	11		Nil
Net	1	1	11		Nil
Productive wells – gas
Gross	30	26	Nil		Nil
Net	4	2	Nil		Nil
Developed acreage – oil
Gross acreage	240	240	540		Nil
Net acreage	32	32	270		Nil
Developed acreage – gas
Gross acreage	8497	8264	Nil		Nil
Net acreage	1012	589	Nil		Nil
Undeveloped acreage – oil
Gross	Nil	Nil	Nil		Nil
Net	Nil	Nil	Nil		Nil
Undeveloped acreage – gas
Gross	19,053	19,286	17		Nil
Net	14,118	14,352	2		Nil
Drilling activity
Net productive exploratory wells drilled	4	2	Nil		Nil
Net dry exploratory wells drilled	3	0	Nil		Nil

(1)   Includes the cost of remediating 11 wells in 2005. There were no such costs in 2006.

We are not obligated to provide oil or gas in fixed quantities or at fixed prices under existing contracts.

LEGAL PROCEEDINGS

On May 8, 2007, Rodessa Operating Company, Inc. (“Rodessa”) initiated a lawsuit against us in the 411th Judicial District Court of Polk County, Texas alleging breach of contract.  In its petition, Rodessa claimed damages of $587,725 plus interest and attorney’s fees for failure to pay amounts due under an operating agreement dated March 6, 2006 concerning the exploration and production of the Company’s oil and natural gas interests in single well site located in Polk County, Texas.  Rodessa also sought to foreclose on its lien against, among other things, our oil and gas interests in the Polk County, Texas, well.   A counter action was asserted by us submitting that the operator breached its duty of reasonable and prudent operation of the well site, inducing excessive and unreasonable costs.  On October 10, 2007, we reached a settlement with Rodessa whereby the parties agreed to dismiss their respective claims and release each other from all indebtedness.  We also assigned our oil and gas interest in the property to Rodessa in exchange for a working interest in the property equal to 25% of the interest we assigned, once the proceeds from the sale of production from the well, net of taxes, royalties and operating costs, equal the costs of drilling, completing and equipping the well.

On April 10, 2006, PIN Financial LLC initiated a lawsuit against us in the U.S. Southern District Court of New York in which PIN Financial LLC claimed commissions totaling $150,000 in cash and 230,769 shares of our common stock with respect to our January 2006 issuance of $1.5 million of convertible debentures to Cornell Capital Partners, LP.  On November 1, 2007, the parties agreed to settle and dismiss the lawsuit for $75,000 paid by us to PIN Financial LLC.

On September 25, 2006, UOS Energy, LLC (“UOS”) commenced a lawsuit against us, our Chief Executive Officer, John Punzo, and our director, Roger Williams, in the Los Angeles Superior Court relating to our refusal to purchase certain tar sand leases in Utah in consideration of 1,000,000 shares of our common stock.  We claimed the leases were not as represented and terminated the purchase agreement in November 2005.  The lawsuit seeks our issuance to UOS of a total of 5,900,000 shares of our common stock, cash royalties of 8% of any revenue from the tar sands leases transferred by us to Redrock Energy, Inc. in March 2006, additional shares of our common stock equal to the difference between 12% royalty and the 8% cash royalty claimed, cash damages equal to 5,800,000 shares multiplied by the highest price per share at which our shares traded publicly between the date the shares were to be issued and the date of judgment under the lawsuit, additional cash damages of $5.5 million, and unspecified punitive damages and attorneys’ fees and costs.  We have filed an answer and cross complaint for the return of 100,000 shares issued to UOS previously.  We deny and dispute UOS’ claims and we are vigorously defending ourselves.

Other than the matters discussed above, there are no material legal proceedings outstanding.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each.

Name	Age	Current Position/Office	Position Held Since	Director Since
David W. Steward	58	Chief Executive Officer, Chairman of the Board and Director	December 13, 2007	July 26, 2007
Francis K. Ling	51	Chief Financial Officer, Secretary and Director	August 29, 2005	August 29, 2005
John Punzo	52	Director	April 2, 2005	April 2, 2005
Roger D. Williams	50	Director	April 15, 2006	April 15, 2006
Neil Lande	69	Director	June 15, 2006	June 15, 2006
Michael S. Studdard	58	President and Director	August 21, 2006	August 21, 2006
George D. Barnes	44	Vice President of Operations and Director	August 21, 2006	August 21, 2006
Tom J. Temples	53	Vice President of Exploration and Production	August 21, 2006	Not applicable

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

David W. Steward

Mr. Steward was appointed our Chief Executive Officer and Chairman of the Board of Directors in December 2007.  Mr. Steward has been a landman for 39 years and is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists.  He is a 25%-owner, director and Vice President of Horseshoe Energy, Inc., a private oil and gas company, is a partner in Steward Oil and Gas, LLC and Sierra Mineral & Royalty, and remains active in the family oil and gas business.  Mr. Steward also owns Steward Estates, which owns a commercial office building and is currently developing an 800-home subdivision near Conroe, Texas.  Mr. Steward received a BBA degree from Texas A&I University, which is a part of the Texas A&M university system.  Mr. Steward devotes 90% of his time to the Company.

Francis K. Ling

Mr. Ling was appointed our Chief Financial Officer on August 29, 2005 and Secretary on August 28, 2007, and has been serving in those capacities ever since. From March 2000 until June 2006, he was Chief Financial Officer for Dixon Networks Corporation, a private contracting company with approximately 500 employees that specializes in the engineering and construction of fiber optic networks for large telecommunication companies primarily in British Columbia, Alberta, Washington and Oregon.   Mr. Ling holds Bachelor of Science, Bachelor of Commerce, and Master of Business Administration degrees, along with a Fellowship in the Institute of the Canadian Bankers’ Association.  Mr. Ling served as Chief Financial Officer of Redrock from May 2006 until November 30, 2006. Mr. Ling is also chairman of our Audit Committee.  Mr. Ling resides in Canada and devotes 90% of his time to the Company.

John Punzo

John Punzo was our Chief Executive Officer, Chairman of our Board of Directors and a director from April 2005 until December 2007.  Mr. Punzo has continued as a director since his resignation as Chief Executive Officer and Chairman of the Board in December 2007.  From January 1999 to January 2004, Mr. Punzo was President and Chief Executive Officer of Sonoran Energy Inc. (formerly Showstar Online.com, Inc.), an oil and gas company whose shares are quoted on the OTC Bulletin Board.  Mr. Punzo was involved in the restructuring of that company into a successful energy producer until his departure to further develop his energy consultancy and private management group.  Since 1981, Mr. Punzo has played a key role in launching, directing and obtaining the funding for a number of public and private companies.  Mr. Punzo is also the sole shareholder, director and officer of each of Panterra Capital Inc. and Paradigm Process Inc., private consulting companies offering the following management services: supervision of day to day operations, identifying and negotiating the purchase of oil and gas properties, locating and securing financing, hiring and terminating personnel, overseeing regulatory compliance, and responding to investor inquiries. Mr. Punzo resides in Canada.

Roger D. Williams

Mr. Williams has over 25 years of professional engineering and senior legal experience with major projects, including onshore and offshore Gulf of Mexico leases, the Trans-Alaska Pipeline System, gas fields in Indonesia and the Philippines, and power plants developed in tandem with upstream oil and gas projects. He also has extensive industry experience working for over nine years as a lead engineer for Exxon on several major upstream projects, including strategic planning, financial analyses and reservoir development studies.  From January 2002 until September 2005, Mr. Williams served as managing partner of the Hong Kong office of the law firm of Troutman Sanders LLP, a firm with over 600 practicing attorneys.  From September 2000 until December 2001 and from October 2005 until March 2006, Mr. Williams was a partner in Troutman Sanders LLP’s Washington, D.C. office.  He has held various legal and petroleum industry positions both as a practicing attorney and professional engineer since 1979.  Mr. Williams has degrees in petroleum and chemical engineering, and received his law degree from the University of Alabama in 1991.  His legal career included practice with Skadden, Arps, Slate, Meagher & Flom LLP in Washington, D.C., Hong Kong and Singapore. In March 2006, he left the private practice of law and became CEO and a director of Redrock. Mr. Williams is also Senior Vice President of Pure Power Asia Pte Ltd., a renewable energy company developing biofuels and bioenergy projects around the world using leading-edge technologies.  Mr. Williams currently resides in Singapore.

Neil Lande

Neil Lande was an investment banker and financial analyst for over 30 years.  Working for firms such as Abraham & Company Investment Advisory in New York, Cowen & Company Financial Analysis, and Underwood Neuhaus & Co. Investment Banking, he has spent much of his career covering the oil services sector.  Since 1990, Mr. Lande has been a partner in Houston-based Republic Capital Interests where he has built or bought and sold numerous businesses and 7,600,000 square feet of commercial buildings and shopping centers.  As an investment banker, Mr. Lande worked on corporate turnarounds, public offerings, and the development of customized financing vehicles for contract drillers to finance the purchase of equipment with off-balance sheet financing.  In an advisory capacity he has initiated numerous private placements, primarily for companies in the oil service industry.  Mr. Lande has a BSBA degree from Babson College in Boston.  Mr. Lande is a member of our Audit Committee.

Michael S. Studdard

Mr. Studdard is a member of the American Association of Professional Landmen and the Society of Exploration Geophysicists. From 1992 to July 2006, he was an independent landman and founded Michael S. Studdard & Associates, a small, private company specializing in seismic permitting and exploration ventures. Mr. Studdard founded Signature Geophysical, where he was responsible for hiring and supervising landmen, field crews, sales, and marketing. From 1989 to 1992, he was Regional Director of Sales for GFS Company, where he was responsible for coordinating and managing sales and marketing activities and developing relationships with oil and gas companies including Mobil, Texaco, Exxon and Chevron in addition to independent exploration companies. From 1986 to 1992, he was the National Sales Director with TGC Industries. From 1976 to 1986, he was co-owner of Ward Exploration, where he was Manager of Public Relations and sales responsible for personnel and budgets as well as manager of field crew operations. Prior thereto, Mr. Studdard served in various capacities with SPS Services, Inc.

George D. Barnes

George Barnes has been President and a director of Barnico since its formation in May 1992. He is an oil and gas drilling contractor with more than 25 years of hands-on drilling operations experience. Mr. Barnes has experience in all facets of drilling ranging from site preparation through drilling and completions.  He has oversight and management responsibilities for two drilling rigs, six rig-hauling tractor trailer trucks and four caterpillar crawler tractors.  During his time with Barnico, Mr. Barnes has managed up to 40 employees.

Tom J. Temples

Tom J. Temples is an AAPG Certified Petroleum Geologist, a SIPES Certified Earth Scientist, a Registered Professional Geologist (Arkansas) and a Registered Environmental Manager with 30 years of experience in exploration, development and management of petroleum ventures in North America.  Dr. Temples founded Advanced Environmental Solutions, LLC (“AES”), a geological research and consulting company headquartered in Lexington, South Carolina in June 1999 and remains co-owner.  AES has annual revenues of approximately $300,000.  Dr. Temples was also an Associate Research Professor at the University of South Carolina from October 1999 until October 2006 and has been Adjunct Professor of Geology at Clemson University since 1996.  Dr. Temples received his Bachelor of Science degree from Clemson University and his Ph.D. from the University of South Carolina.  Prior to founding AES, Dr. Temples was employed as Senior Geotechnical Advisor to the Department of Energy at Savannah River Site, from 1991 to 1999.  Dr. Temples was Exploration Manager for Peko Oil, USA where he was responsible for exploration and generation of prospects for drilling, as well as the risk assessment and budget preparation for a $200 million program.  Early in his career, he served in various capacities with Texaco, Inc.

There are no family relationships among our directors and executive officers.  No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past five years.  No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past five years.  No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past five years.  No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past five years.

Audit Committee and Audit Committee Financial Expert

We have an audit committee comprising two directors - Francis K. Ling and Neil Lande. Our board of directors has determined that only one member of our audit committee, Francis K. Ling is a financial expert, as that term is defined under applicable securities regulations.  Mr. Ling is our Chief Financial Officer and is, therefore, not “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14 under the Securities Exchange Act of 1934. Although Mr. Ling is not “independent,” our board of directors determined that his presence on the committee is in the best interests of the Company due to his significant experience and knowledge regarding the subject within the Audit Committee’s oversight and the fact that he is the only director qualifying as an “audit committee financial expert.” Because of our limited resources and these exceptional circumstances, we view his presence on the Audit Committee as necessary and appropriate, despite the fact that the Audit Committee’s charged duties include oversight of Mr. Ling’s performance as our Chief Financial Officer. In order to mitigate the potential conflicts that arise from Mr. Ling’s service as a committee charged with his own oversight, Mr. Ling abstains from committee level decisions as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities (“10% Shareholders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% Shareholders are required by Securities and Commission regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such reports received by us, we believe that for the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and 10% Shareholders were complied with, except (i) John Punzo, Chief Executive Officer, Chairman and director, was late in reporting two transactions on Form 4 – Statement of Changes in Beneficial Ownership; (ii) Gordon C. McDougall, President and director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting holdings of common stock and options to purchase shares of our common stock, and was last reporting one transaction on Form 4 – Statement of Changes in Beneficial Ownership; (iii) Francis K. Ling, Chief Financial Officer and director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting no holdings, and was late in reporting two transactions on Form 4 – Statement of Changes in Beneficial Ownership; (iii) Gordon C. McDougall, a director, was late in reporting four transactions on Form 4 – Statement of Changes in Beneficial Ownership; (iv) Neil Lande, director, was late in filing an Initial Statement of Beneficial Ownership of Securities on Form 3 reporting holdings of options to purchase shares of our common stock, and was late reporting one transaction on Form 4 – Statement of Changes in Beneficial Ownership; (v) Severino Amorelli, a former director, was late in reporting one transaction on Form 4 – Statement of Changes in Beneficial Ownership; and (vi) James F. Whiteside, a former director and former President, Oil Sands Division was late in filing an Initial

Statement of Beneficial Ownership of Securities on Form 3 reporting no holdings, and was late reporting three transactions on Form 4 – Statement of Changes in Beneficial Ownership.

Code of Ethics

We have adopted a code of ethics which applies to all our directors, officers and employees. A copy of our “Code of Ethics and Business Conduct for Officers, Directors and Employees” is filed with the Securities and Exchange Commission as Exhibit 14.1 to our Annual Report on Form 10-KSB dated April 17, 2006. In the event that we make any amendments to, or grant any waivers of, a provision of our Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable Securities and Exchange Commission rules, we intend to disclose such amendment or waiver and the reasons therefor in a Form 8-K or in our next periodic report.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Chief Executive Officer, to our two most highly compensated executive officers who were serving as executive officers at December 31, 2006, other than our Chief Executive Officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

							Non-Equity	Nonqualified
							Incentive	Deferred
				Stock	Option		Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards(1)		Compensation	Earnings	Compensation		Total
		($)	($)	($)	($)		($)	($)	($)		($)
John Punzo, CEO	2006	—	—	—	2,464,261	(2)	—	—	531,700	(3)	2,995,961
	2005				149,217				146,000	(3)	295,217

Michael S Studdard,	2006	—	—	—	1,433,744		—	—	70,800		1,504,544
President	2005	—	—	—	—		—	—	—		—

Tom J Temples, Vice	2006	—	—	—	1,433,744		—	—	70,800		1,504,544
President	2005	—	—	—	—		—	—	—		—

(1) value of option awards vested during the year are based upon the assumptions described in note 17, “Stock-Based Compensation,” in the notes to the consolidated financial statements for the year ended December 31, 2006 and are deemed part of the disclosure herein.

(2) Includes $0.8 million representing the value of option awards vested during the year in respect of compensation for service as a director.

(3) Fees paid to Panterra Capital Inc., a private company controlled by John Punzo, including a bonus of $350,000 million (2005 – Nil) and office rent of $3,600 (2005 – $2,700).

The material terms of each Named Executive Officer’s services agreement or arrangement is as follows:

1. On October 1, 2005, we entered into a five year management agreement with Panterra Capital Inc. (“Panterra”), a private company the sole shareholder of which is John Punzo, our former Chief Executive Officer and Chairman and a current director. This agreement was terminated on December 13, 2007. This management agreement contained the following provisions: a monthly fee of $15,755 ($189,060 annually); the grant of stock options to purchase not less than 1,000,000 shares of our common stock per year (issuable to Mr. Punzo at Panterra’s request); and upon termination of the agreement by us, a severance payment equal to $189,060 representing 12 months of fees. On August 10, 2006, we made a $350,000 bonus payment to Panterra. In connection with the termination of the management agreement with Panterra on December 13, 2007, we paid Panterra $235,000 and issued stock options to purchase 1,000,000 shares of our common stock at $0.75 per shares, which options are immediately exercisable and terminate on December 13, 2013.

2. On July 25, 2006, we entered into a three-year consulting agreement with Michael S. Studdard, who was appointed our President and a director on August 21, 2006. This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009. (On November 14, 2007, we amended the exercise price of the stock options from $1.50 to $0.75.)

3. On July 25, 2006, we entered into a three-year consulting agreement with Tom J. Temples, who was appointed our Vice President of Exploration and Production on August 21, 2006. This consulting agreement contains the following provisions: a monthly fee of $11,800 ($141,600 annually) during the first year and $17,250 ($207,000 annually) in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009. (On November 14, 2007, we amended the exercise price of the stock options from $1.50 to $0.75.)

In order to secure the services provided under the contracts discussed above, the contracting parties required that the Company enter into independent contractor consulting arrangements with the individuals or entities providing those services. As such, the Company neither withholds nor remits payroll taxes on behalf of any of our independent contractors or their employees (see “Risk Factors – If Our Independent Contractors are Characterized as Employees, We Would Be Subject to Employment and Withholding Liabilities, Past Taxes and Penalties.”).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, stock that has not vested, and equity incentive awards outstanding as of December 31, 2006 for each of the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year End
Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date
				(#)	($)
John Punzo, CEO	480,000		—	—	$0.25		February 28, 2008	(2)
	1,000,000		—	—	$0.50		February 28, 2009	(3)
	500,000		—	—	$3.85	(4)	February 28, 2009	(4)
Michael S. Studdard, President	391,668	(1)	—	1,958,332	$1.50	(5)	June 15, 2009	(5)
Tom J. Temples, Vice President	391,668	(1)	—	1,958,332	$1.50	(5)	June 15, 2009	(5)

(1)   The stock options granted to Michael S. Studdard and Tom J. Temples each vest at a rate of 195,834 options per calendar quarter commencing July 1, 2006.

(2)   On November 14, 2007, we amended this stock option agreement to extend the option expiration date until February 28, 2011.

(3)   On November 14, 2007, we amended this stock option agreement to extend the option expiration date until February 28, 2012.

(4)          On November 14, 2007, we amended this stock option agreement to reduce the option exercise price to $0.75 per share and to extend the expiration date until February 28, 2012.

(5)          On November 14, 2007, we amended this stock option agreement to reduce the option exercise price to $0.75 per share and to extend the expiration date until June 15, 2012.

Outstanding Equity Awards at Fiscal Year End Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested	Marker Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	($)	(#)	($)
John Punzo, CEO	—	—	—	—
Michael S. Studdard, President	—	—	—	—
Tom J. Temples, Vice President	—	—	—	—

The material terms of our agreements with our Named Executive Officers relating to the payment of retirement benefits, and payments in connection with their resignation, termination or change in responsibilities following a change of control are described in “Summary Compensation Table” above.

A copy of the form of these stock option agreements is filed with the Securities and Exchange Commission as Exhibit 10.15 to the Company’s report on Form 10-KSB/A for the year ended December 31, 2005, as amended by the form of stock option amendment letter agreement filed as Exhibit 10.1 to the Company’s report on Form 10-QSB for the quarter ended September 30, 2007. Copies of each of the option agreements, and any amendments thereto, listed below are included in the exhibit list that is part of the registration statement filed with this prospectus.

On March 27, 2006, we granted additional options to Mr. Punzo to purchase up to 500,000 shares of our common stock at a price of $3.85 per share at any time until February 28, 2009. The market price of our common stock on the date of this grant was $3.40 per share. On November 14, 2007, we amended this stock option agreement to reduce the option exercise price to $0.75 per share and to extend the option expiration date until February 28, 2012.

Pursuant to a resolution of our Board on December 12, 2005, we authorized the issuance of stock options to John Punzo and Gordon C. McDougall, to be issued on their respective anniversary dates of service, to each purchase up to 200,000 shares of our common stock at a price of $0.50 per share until May 29, 2009 as compensation for their services to our Board of Directors. The market price of our common stock on December 12, 2005 was $0.64 per share, and on May 29, 2006, the actual date of issuance, it was $4.23 per share. On November 14, 2007, we amended Mr. McDougall’s stock option agreement to extend the option expiration date until May 29, 2012.

On May 29, 2006, we granted stock options pursuant to an agreement dated March 29, 2006 to Michael S. Studdard, George D. Barnes and Tom J. Temples to each purchase up to 2,000,000 shares of our common stock at a price of $1.50 per share until June 15, 2009. These options vest at a rate of 166,667 shares per calendar quarter commencing July 1, 2006. The market price of our common stock on March 29, 2006 was $3.62 per share, and on May 29, 2006 it was $4.23 per share. On July 4, 2006, we granted further stock options to Mr. Studdard, Mr. Barnes and Mr. Temples to each purchase up to an additional 350,000 shares of our common stock at a price of $1.50 per share until June 15, 2009. The market price of our common stock on July 5, 2006, the first trading day after the date of these grants, was $1.80 per share. These options vest at a rate of 29,167 shares per calendar quarter commencing July 4, 2006. Mr. Studdard and Mr. Barnes were both appointed directors and also appointed President and Vice President of Operations, respectively, and Mr. Temples was appointed Vice President of Exploration and Production on August 21, 2006 (see “Management – Directors and Executive Officers”). On November 14, 2007, we amended these stock option agreements to reduce the option exercise prices to $0.75 per share and to extend the option expiration dates until June 15, 2012.

We have reserved up to 2,378,249 shares of common stock for future issuance under our 2007 Stock Incentive Plan, of which options for 1,300,000 shares of common stock are outstanding and 1,078,249 shares remain available for future issuance. We have other options for 14,943,500 shares of common stock outstanding under agreements in existence before we implemented our 2007 Stock Incentive Plan. Because our board of directors, or a committee of our board of directors, controls the grant of stock options, including the determination of all stock option terms and the amendment of those terms, the issuance and terms of stock options are subject to conflicts of interest involving the members of our board of directors, including directors who are also officers of the Company. See “Risk Factors – Risks Related to Our Capital Structure – Shares Reserved for Issuance Under Our 2007 Stock Incentive Plan May Create Potential Conflicts of Interest for Our Management and May Dilute or Diminish the Value of Our Common Stock.”

The Company has recorded a compensation expense of $8.3 million based on an estimate of the fair value of the options based on the Black-Scholes method of valuing options, which expense may be amortized over any applicable vesting period. The recipients of “in-the-money” grants also recognize a corresponding income event.

Compensation of Directors

The following table sets forth information concerning the compensation of our directors, excluding Named Executive Officers who are also directors, for the year ended December 31, 2006:

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
	($)	($)	($)		($)	($)	($)		($)
George D. Barnes	—	—	—		—	—	1,492,744	(1)	1,492,744	(1)
Neil Lande	—	—	461,343	(2), (8)	—	—	—		461,343
Francis K. Ling	—	—	—		—	—	292,563	(3)	292,563
Gordon C. McDougall	—	—	821,775	(4), (9)	—	—	173,237		995,012
Roger D. Williams	—	—	170,994	(5), (10)	—	—	—		170,994
Severino Amorelli	—	—	821,775	(6)	—	—	—		821,775
James F. Whiteside	—	—	—		—	—	176,282	(7)	176,282

(1)           Mr. Barnes received no compensation in respect of his services as a director in 2006, however he received fees totaling $59,000 and option awards vested in 2006 valued at $1,433,744 in respect of his service in 2006 as our Vice President of Operations.

(2)           Directors’ options to purchase 200,000 shares of our common stock at a price of $4.20 per share until June 15, 2009 were outstanding as of December 31, 2006.

(3)           Mr. Ling received no compensation in respect of his services as a director in 2006, however he received fees totaling $70,000 and option awards vested in 2006 valued at $222,563 in respect of his service in 2006 as our Chief Financial Officer.

(4)           Directors’ options to purchase 200,000 shares of our common stock at a price of $0.50 per share until May 29, 2009 were outstanding as of December 31, 2006.  Mr. McDougall received fees totaling $64,800 and option awards vested in 2006 valued at $108,437 in respect of his service until August 21, 2006 as our President.

(5)           Directors’ options to purchase 250,000 shares of our common stock at a price of $1.50 per share until February 28, 2011 were outstanding as of December 31, 2006.

(6)           Directors’ options to purchase 200,000 shares of our common stock at a price of $0.50 per share until May 29, 2009 were outstanding as of December 31, 2006.  Mr. Amorelli ceased to be a director on June 15, 2006.

(7)           Mr. Whiteside received no compensation in respect of his services as a director in 2006, however he received fees totaling $65,000 and option awards vested in 2006 valued at $111,282 in respect of his service until July June 6, 2006 as our President of Oil Sands Development and as a consultant.  Mr. Whiteside ceased to be a director on April 4, 2006.

(8)           On November 14, 2007, we amended this stock option agreement to reduce the option exercise price to $0.75 per share and to extend the option expiration until June 15, 2012.

(9)           On November 14, 2007, we amended this stock option agreement to extend the option expiration date until May 29, 2012.

(10)         On November 14, 2007, we amended this stock option agreement to reduce the option exercise price to $0.75 per share.

During 2006, we did not have a standard compensation arrangement for our directors.

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

Except for transactions set forth under the heading “Executive Compensation” and as set forth below, there have been no transactions or proposed transactions since the beginning of our last fiscal year requiring disclosure pursuant to Item 404 of Regulation S-B.

On May 29, 2006 and July 4, 2006, we granted options to George D. Barnes to purchase 2,000,000 shares and 350,000 shares, respectively, of our common stock at a price of $1.50 per share until June 15, 2009. The portion of these option awards vested during the year and were valued at $1.4 million. On November 14, 2007, we amended these stock option agreements to reduce the option exercise prices to $0.75 per share and to extend the option expiration dates until June 15, 2012.

Director Independence

We have determined that the following individuals who served as our directors during any part of the last completed fiscal year are independent, as that term is defined in Item 407 to Regulation S-B:

Name	Committee Membership
Neil Lande	Audit Committee
Roger D. Williams	None

We have determined that the following individuals who served as our directors during any part of the last completed fiscal year are not independent, as that term is defined in Item 407 to Regulation S-B:

Name	Committee Membership
John Punzo	None
Michael S. Studdard	None
Francis K. Ling	Audit Committee
George D. Barnes	None
Gordon C. McDougall	Audit Committee
Severino Amorelli	None
James F. Whiteside	None

Indemnification of Officers and Directors

The Oklahoma Statutes provide that we may indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he or she reasonably believed to be in our best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Conflicts of Interest

There will be occasions when the time requirements of our business conflict with the demands of the officers’ other business and investment activities. These conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of additional personnel will be available or that they can be obtained upon terms favorable to us.

Some of our officers and directors also are officers, directors, or both of other corporations. These companies may be in direct competition with us for available opportunities.

Our Chairman and Chief Executive Officer, David W. Steward, is a director and Vice President of Horseshoe Energy, Inc., which owns a 6% undivided interest in the P.D.C. Ball mineral property (except for the royalty interest received in lieu of the working interest on the portion of the P.D.C. Ball property leased to Marathon, which royalty interest was assigned to Sierra Minerals & Royalty). Mr. Steward is also a 25% partner and his wife and son are the other owners of Sierra Minerals & Royalty, which holds a royalty interest on the portion of the P.D.C. Ball mineral property which was leased to Marathon.

Our President, Michael S. Studdard, is an officer, director or owner of the following companies who own interests in oil and gas properties, or provide services to companies that own interests in oil and gas properties, in East Texas: Mike Studdard & Associates, PMS Leasing, Bayou Interests, Roboco Energy, Inc., Rock Bottom Oil Company, GP, LLC, and South Buffalo Partners. Our Vice President of Operations, George D. Barnes, is an officer, director or owner of the following companies that own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties, in East Texas: Barnes Drilling and Exploration, Inc., Roboco Energy, Inc., and Rock Bottom Oil, GP, LLC. Our Vice President of Exploration and Production, Tom J. Temples, is an officer, director or owner of the following who own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties in, East Texas: Advanced Environmental Solutions, LLC, and Roboco Energy, Inc. Our Chief Executive Officer, Chairman and director, David W. Steward, is an officer, director or owner of the following companies that own interests in oil and gas properties, or provide services to companies who own interests in oil and gas properties in East Texas: Horseshoe Energy, Inc., Steward Oil and Gas, LLC and Sierra Minerals & Royalty. Mr. Studdard, Mr. Barnes and Mr. Temples have agreed to not accept any work, enter into a contract or accept any obligation that is inconsistent or incompatible with their positions with us, but their fiduciary obligations to these companies may, from time to time, conflict with their obligations to us. The determination of whether a contract or obligation is inconsistent or incompatible with the positions of these individuals with the Company will be within the control of each individual, and if any of these individuals have conflicting fiduciary duties to us and to any other entity, we have no assurance that the Company will be given a priority over any other entity in resolving a conflict in fiduciary duties.

Our Code of Ethics requires all our officers and directors to avoid any action that may involve, or may appear to involve, a conflict of interests with us. However, our directors and officers may, in the future, become affiliated with other companies in businesses similar to ours. As such, they will have fiduciary duties to these other companies. To the extent that a director or officer identifies business opportunities that may be suitable for companies with whom they are affiliated, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the other companies have declined to accept such opportunities.

Our Code of Ethics requires all officers or directors to disclose to us any situation that presents the possibility of a conflict of interests. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the Oklahoma General Corporation Act (the “OGCA”). Under the OGCA, a transaction between a corporation and an interested director or officer may be protected against challenges based solely on the conflict of interest if (a) the material facts of the interested relationship are disclosed or knmown and the transaction is approved in good faith by vote of either the majority of the disinterested directors, or the shareholders; or (b) the transaction is fair to the company at the time it is approved. We will endeavor to resolve such conflicts amicably.

As of December 31, 2006, we owed approximately $48,000 to our directors and officers, or to corporations owned by our directors and officers, in respect of unpaid fees and unreimbursed expenses in the ordinary course of business.  The amounts due are unsecured and are without interest and stated terms of repayment.

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of the date hereof with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,300,000	$0.75	1,078,249
Equity compensation plans not approved by security holders	14,943,500	$0.62	n/a
Total	16,243,500	$0.62	1,078,249

Security Ownership of Certain Beneficial Owners

The following table provides information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (a) each person who is known to us to be the beneficial owner of more than 5% of any class of our outstanding voting securities, (b) each of our directors, (c) each of our Named Executive Officers, and (d) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this Prospectus, are deemed beneficially owned and outstanding for the purpose of computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person, except with respect to group totals.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		% of Class
5% Beneficial Owners (1)
Roboco Energy, Inc (2)	Common	1,500,000		5.7%
5110 Anderson County Road 2206, Palestine, TX
Gordon C. Mc Dougall	Common	2,168,000	(12)	7.8%
15577 Columbia Avenue
White Rock, BC, Canada
Directors
Roger D. Williams	Common	319,950	(3)	1.2%
34956 Vintage Place, Roundhill, VA
Neil Lande	Common	210,000	(4)	0.8%
5814 Tanglewood Park, Houston, TX
John Punzo	Common	3,757,500	(8)	12.9%
16149 Morgan Creek Crescent, South Surrey, BC, Canada
George D. Barnes	Common	3,300,004	(6)	12.0%
1006 Anderson County Road 2212, Palestine, TX
Francis K. Ling	Common	1,107,500	(7)	4.1%
6924 Stewart Road, Delta, BC, Canada
Named Executive Officers
David W. Steward	Common	135,300		0.5%
100 West Gregg Street, Fairfield, TX
Michael S. Studdard	Common	2,675,004	(9)	9.8%
5110 Anderson County Road 2206, Palestine, TX
Tom J. Temples	Common	2,675,004	(10)	9.8%
415 Hollenbeck Road, Irmo, SC
All Directors and Executive Officers as a Group	Common	11,180,262	(11)	32.7%

(1)      The terms of our senior secured convertible notes and related warrants restrict the noteholder from converting or exercising the senior secured convertible notes or related warrants if the senior secured convertible noteholder (and its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion or exercise. The terms of our convertible debentures and related warrants restrict the debentureholder from (a) converting the convertible notes if the convertible debentureholder (and its affiliates) would beneficially own in excess of 4.9% of the number of shares of common stock outstanding immediately after giving effect to such conversion and (b) exercising the related warrants if the convertible debentureholder (and its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise. Due to the ownership restriction in the senior secured convertible notes, convertible debentures and warrants, we did not list any of the holders of the notes, debentures or warrants from the January 2006, July 2006 or October 2007 private placement as 5% or greater beneficial owners in this table.

(2)    A private company owned 1/3 by Mr. Michael S. Studdard, 1/3 by Mr. George D. Barnes and 1/3 by Mr. Tom J. Temples.

(3)    Represents 101,200 shares of common stock owned of record by Mr. Williams and 218,750 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Williams.

(4)    Represents 10,000 shares of common stock owned of record by Mr. Lande and 200,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Lande.

(5)     Represents 135,300 shares of common stock owned of David W. Steward and Pam Steward, as joint tenants.

(6)     Represents 625,000 shares of common stock owned of record by Mr. Barnes, 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Barnes owns 1/3 of the issued and outstanding shares, and 1,175,004 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Barnes.

(7)   Represents 61,500 shares of common stock owned of record by Mr. Ling and 1,040,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Ling.

(8)     Represents 152,500 shares of common stock owned of record by Mr. Punzo, 625,000 shares of common stock owned of record by Panterra Capital Inc., a private company the sole shareholder of which is Mr. Punzo, and 2,980,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Punzo.

(9)    Represents 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Studdard owns 1/3 of the issued and outstanding shares, and 1,175,004 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Studdard.

(10)    Represents 1,500,000 shares of common stock owned by Roboco Energy, Inc. of which Mr. Temples owns 1/3 of the issued and outstanding shares, and 1,175,004 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Temples.

(11)   This total counts the 1,500,000 shares of common stock owned by Roboco Energy, Inc. (and included in the share counts for its three shareholders) only once.

(12)   Represents 648,000 shares of common stock owned of record by Mr. Mc Dougall and 1,520,000 shares of common stock issuable upon exercise of options exercisable within 60 days held by Mr. Mc Dougall.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our certificate of incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this Prospectus is a part. The material terms of such exhibits are disclosed herein.

Dividend Policy

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on our common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our certificate of incorporation or bylaws that restrict us from declaring dividends.

Capital Structure

Our authorized capital consists of 302,000,000 shares of stock. We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share, and 2,000,000 shares of $0.001 par value preferred stock, which may be issued in series with such designations, preferences, stated values, rights, qualifications or limitations as determined by the Board of Directors. As of November 30, 2007, we had 26,249,764 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of our common stock: (i) have general ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

CONVERTIBLE DEBENTURE FINANCING

On January 12, 2006, we entered into a series of agreements, as described in our Form 8-K filed January 23, 2006, to sell to YA Global Investments, L.P. (formerly known as Cornell Capital Partners, LP) (“Cornell”), a total of $1,500,000 in convertible debentures and three warrants (each representing 500,000 shares of our common stock) having exercise prices at $0.60, $0.80 and $1.00, respectively. The closing price of our common stock on January 12, 2006 was $0.58. The agreements included, without limitation, a Securities Purchase Agreement, two Security Agreements, an Investor Registration Rights Agreement, two secured convertible debentures, a Pledge and Escrow Agreement, a Pledge Agreement and three warrants to purchase common stock.  As of October 31, 2007, $445,000 of the convertible debentures originally acquired by Cornell had been converted, with $1,055,000, plus interest, remaining due and payable.  The converted portion of the debentures was converted on June 15, 2006 into 684,615 shares of our common stock, at a conversion price of $0.65 per share.  Cornell paid the proceeds from the convertible debentures in two tranches, which proceeds were not escrowed but paid directly to us.

On October 31, 2007, in connection with the renegotiation of the senior secured convertible notes discussed below in “Senior Secured Convertible Note Financing,” Cornell agreed to exchange the convertible debentures and warrants for $1,418,573 in amended and restated secured convertible debentures and 1,500,000 in warrants with an exercise price of $0.001. The agreements with Cornell include, without limitation, an Amendment and Exchange Agreement, two amended and restated secured convertible debentures (the “convertible debentures”) and three amended and restated warrants to purchase common stock (the “Cornell warrants”), each dated October 31, 2007. We entered into these agreements with Cornell to (i) waive all existing defaults, including, without limitation, defaults relating to the failure or inability by us to register the common stock underlying the existing convertible debentures and warrants issued pursuant to a Securities Purchase Agreement dated January 12, 2006 (the “Cornell Securities Purchase Agreement”) and (ii) amend and restate Cornell’s existing convertible debentures and warrants.  The Pledge and Escrow Agreement, the Escrow Agreement, the Investor Registration Rights Agreement and one of the Security Agreements were terminated and our obligation to register the shares of common stock underlying the convertible debentures and the warrants was eliminated. The closing price of our common stock on October 31, 2007 was $0.28.

This section includes a summary of the material provisions of the Amendment and Exchange Agreement, the convertible debentures and the Cornell warrants. For additional information, please refer to the full text of those agreements, each of which is attached as an exhibit to our Form 8-K filed on November 6, 2007.

The convertible debentures have a maturity date of January 11, 2009, accrue interest at 10% per annum commencing on October 31, 2007 and are convertible into our common stock at a price per share equal to the lesser of (a) $0.65 per share, or (b) an amount equal to 85% of the lowest volume weighted average price of our common stock for the 15 trading days immediately preceding the conversion date as quoted by Bloomberg, LP. Cornell may not convert the convertible debentures for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of our common stock following such conversion.

At the time we entered into the initial agreements with Cornell, our share price had averaged approximately $0.60 for the preceding 10-day period.  After accepting $1,500,000 from Cornell, and deploying those sums in the Company’s operations, the share price rose to $1.80 in mid-February, at which time (February 13, 2006) a registration statement was filed to register securities issued and to-be-issued on Cornell’s behalf.  That registration statement was subsequently withdrawn on May 12, 2006.  The convertible debenture price of $0.65 and the three warrant strike prices of $0.60, $0.80 and $1.00 per share, were at or above-market when the initial agreements closed and the investment was originally accepted.  At the time of investment by Cornell, these would have caused no dilution to the then-current shareholders; however, any conversion of the convertible debentures or exercise of the warrants by Cornell at this time will cause dilution to our shareholders. At the time we entered into the amended and restated convertible debentures, our share price had averaged approximately $0.23 for the preceding 10-day period.

A subsequent registration statement was filed to register securities issued and to-be-issued on Cornell’s behalf on August 24, 2006 and amended on December 21, 2006, but that registration statement was also withdrawn.  At the time we issued the amended and restated convertible debentures, the new warrant conversion price of $0.001 was below the closing price of our common stock on October 31, 2007 of $0.28.

Cornell Amendment and Exchange Agreement

The Amendment and Exchange Agreement (Exhibit 4.22 to our Form 8-K Filed November 6, 2007) provides for, among other things:

•                                          the amendment and restatement of the convertible debentures issued under the Cornell Securities Purchase Agreement;

•                                          the amendment and restatement of the warrants issued under the Cornell Securities Purchase Agreement;

•                                          the acknowledgment and agreement of Cornell that the Pledge and Escrow Agreement, dated as of January 12, 2006, by and among the Company, Cornell and the escrow agent and the Escrow Agreement, dated as of January 12, 2006, by and among the Company, Cornell and the escrow agent are terminated and of no further force and effect;

•                                          the termination of (i) the Security Agreement, dated as of January 12, 2006, by Wentworth Oil in favor of Cornell, (ii) each of those side letter agreements dated as of June 20, 2006 and July 25, 2006 by and between the Company and Cornell and (iii) the Investor Registration Rights Agreement, dated as of January 12, 2006, by and between the Company and Cornell, thereby eliminating the Company’s obligation to register the shares of common stock underlying the convertible debentures and warrants;

•                                          the amendment of the Cornell Securities Purchase Agreement and the Security Agreement dated as of July 12, 2006 (“Cornell Security Agreement”), by and between Cornell and the Company to, among other things, (i) amend certain defined terms and provisions therein to conform to the transactions discussed above, (ii) to suspend the effectiveness of certain affirmative and negative covenants in the Cornell Securities Purchase Agreement and Cornell Security Agreement until such time as the senior secured convertible notes have been fully paid and satisfied and (iii) to bring down certain of the representations and warranties made in the Cornell Securities Purchase Agreement, with appropriate amendments and qualifications; and

•                                          Cornell to irrevocably waive: (i) any and all breaches, defaults or events of default by the Company arising under the Cornell Securities Purchase Agreement and certain other transaction documents prior to the date thereof, (ii) any fees, charges and penalties arising under the Cornell Securities Purchase Agreement and certain other transaction documents prior to the date thereof in connection with any such breaches, defaults or events of default, and (iii) any and all breaches, defaults or events of default by the Company arising under the Cornell Securities Purchase Agreement and certain transaction documents prior to or after the date thereof as a result of the debt, security and equity documents entered into in connection with the Investors’ Securities Purchase Agreement, the Amendment Agreements and the senior secured convertible notes.

Convertible Debentures

The convertible debentures (Exhibit 4.23 to our Form 8-K filed November 6, 2007) have an aggregate principal amount of $1,418,573, a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing on October 31, 2007. Our obligations under the convertible debentures are secured by a security interest in substantially all of our personal assets pursuant to the Cornell Security Agreement; however, that security interest is subordinated to the security interest created under the Amended and Restated Security Agreement in favor of the Investors as described above.

Conversion

The convertible debentures are convertible at the option of Cornell into shares of our common stock at an initial conversion price per share equal to the lower of $0.65 (the “Fixed Conversion Price”) or 85% of the lowest volume weighted average daily closing prices of our common stock during the 15 trading days immediately preceding the conversion date, subject to anti-dilution adjustment (the “Market Conversion Price”). The anti-dilution adjustments include a “full-ratchet” provision that is triggered if we issue or sell any shares of our common stock or common stock equivalents (such as options, warrants or convertible securities, but excluding certain specified securities) for a consideration per share less than the initial conversion price. If the anti-dilution provisions are triggered, the Fixed Conversion Price for the convertible debentures will be reduced to an amount equal to the consideration per share of the new issuance or sale.

Notwithstanding the foregoing, under the terms of the convertible debentures, Cornell may only convert up to 4.9% of our then-issued and outstanding shares on any conversion date. In addition, for the first six months following execution, Cornell may only convert at the Fixed Conversion Price. Finally, Cornell may not, in any of the six separate 30-day periods beginning on the six month anniversary of the execution date thereof and ending on the twelfth month anniversary thereof, convert the convertible debentures at the Market Conversion Price in an amount in excess of the greater of (y) $150,000 or (z) 10% of the total dollar volume of the common stock traded on the OTC Bulletin Board or any subsequent market according to Bloomberg, LP for the thirty day period immediately prior to the applicable period.  The restrictions in the immediately preceding two sentences shall not apply upon the occurrence of an Event of Default as defined in and pursuant to the convertible debentures or if waived in writing by us.

In the event that on a conversion date (i) the number of authorized and unissued shares are insufficient to pay the principal and interest hereunder in common stock, (ii) the common stock is not listed or quoted for trading on the OTC Bulletin Board or on a subsequent market, (iii) we fail to timely satisfy a conversion or (iv) the issuance of common stock would result in a violation of the volume restrictions placed on conversion of the convertible debentures (as described above), then  at the option of Cornell, and in lieu of delivery of shares of common stock, we must deliver within three trading days an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due thereon divided by the conversion price and multiplied by the highest closing price of the stock from the date of the conversion notice until the date the cash payment is made.

In addition, if we do not deliver any cash due in respect of conversion of a convertible debenture or as payment of interest thereon by the fifth trading day after the conversion date, then Cornell may, by notice to us, require us to issue shares of common stock pursuant hereto, except that for such purpose the conversion price applicable thereto shall be the lesser of the conversion price on the conversion date and the conversion price on the date of demand by Cornell.

Buy-In

If we fail to deliver to Cornell the common stock within five trading days after Cornell has opted to convert the convertible debentures, and if after the fifth trading day Cornell purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by Cornell of common stock it anticipated receiving upon such conversion (a “Buy-In”), then we must (A) pay in cash to Cornell (in addition to any remedies available to or elected by Cornell) the amount by which (x) Cornell’s total purchase price (including brokerage commissions, if any) for the common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that Cornell anticipated receiving from the conversion at issue multiplied by (2) the market price of the common stock at the time of the sale giving rise to such purchase obligation and (B) at the option of Cornell, either reissue a convertible debenture in the principal amount equal to the principal amount of the attempted conversion or deliver to Cornell the number of shares of common stock that would have been issued had we timely complied with our delivery requirements.

Redemption

We may redeem the convertible debentures, in whole or in part, by providing Cornell with five trading days advance written notice. The redemption amount will equal the principal amount, plus accrued interest, plus a redemption premium equal to the product of (a) the positive difference, if any, between the lowest weighted average price (as defined in the amended and restated convertible debentures) of the common stock during the five trading days preceding the date of the redemption notice and the conversion price and (b) the quotient obtained from dividing the outstanding principal amount plus accrued interest by the conversion price on the date of the redemption notice.

Participation Rights

Cornell is not entitled to any of the rights of a holder of our common stock including the right to vote, to receive any dividends paid or distributions made to the holders of our common stock; however, the conversion price of the convertible debentures would be adjusted in the event of a dividend distribution, stock split or the issuance of any rights, options or warrants to all of the holders of our common stock.

Merger, Consolidation or Sale of Assets

In case of any merger or consolidation of the Company, or any subsidiary of the Company, or the sale by the Company, or one of the subsidiaries of the Company, of more than one-half of its assets in one or a series of related transactions, Cornell has the right (i) to exercise any of its rights under the convertible debentures as it would have upon the occurrence of an event of default, (ii) to convert the aggregate amount of the convertible debenture then outstanding into shares of common stock and other securities, cash and property receivable upon or deemed to be held by holders of common stock following such merger, consolidation or sale, and Cornell is entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of common stock into which such aggregate principal amount of the convertible debentures could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (iii) in the case of a merger or consolidation, to require the surviving entity to issue to Cornell one or more convertible debentures with a principal amount equal to the aggregate principal amount of the existing convertible debentures then held by Cornell, plus all accrued and unpaid interest and other amounts owing thereon, and otherwise with terms identical to the terms of the respective convertible debenture, and is entitled to all of the rights and privileges of the holder set forth in the convertible debenture and the agreements pursuant to which the convertible debentures were issued.  These provisions do not apply to any merger or consolidation of or sale by the Company or any subsidiary of the Company entered, into in connection with a “Company Full Mandatory Redemption” (as defined in the senior secured convertible notes).

Covenants

The convertible debentures contain several affirmative and negative covenants by us which are typical for transactions of this type, as well as the obligation to reserve out of the Company’s authorized and unissued common stock a number shares equal to the number of shares of common stock issuable upon conversion of the convertible debentures. The affirmative and negative covenants generally do not apply until such time as the senior secured convertible notes are no longer outstanding.

Events of Default

The convertible debentures contain a variety of events of default which are typical for transactions of this type, as well as the following events:

•                                          suspension from trading or failure of our common stock to be listed for trading or the OTC Bulletin Board or subsequent market for more than five consecutive trading days;

•                                          failure to make payment of the principal amount of, or interest on or other charges in respect of the convertible debentures when due and payable;

•                                          failure to deliver shares of our common stock prior to the fifth trading day after a conversion date;

•                                          failure to deliver the payment in cash pursuant to a “Buy-In” (as described above) within three days after notice is delivered;

•                                          breach of any representation, warranty, covenant or other term or condition of any transaction document, except, in the case of a breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten consecutive business days;

•                                          an event of default shall have occurred and be continuing under the senior secured convertible notes;

•                                          we (or any of our subsidiaries) are party to any “Change of Control Transaction” (as described below);

•                                          we or any of our subsidiaries commences a voluntary case, consents to the entry of an order for relief against us in an involuntary bankruptcy case, consents to the appointment of a receiver, trustee, assignee, liquidator or similar official, makes a general assignment for the benefit of our creditors or admits in writing that we are generally unable to pay our debts as they become due;

•                                          a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against us or any of our subsidiaries in an involuntary case, appoints a custodian of us or any of our subsidiaries for all or substantially all of our property or orders the liquidation of us or any of our subsidiaries and, in each case, such order or decree is not dismissed or stayed within thirty days of such entry; and

•                                          we or any of our subsidiaries shall default in any of our obligations under any other debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of us or any of our subsidiaries in an amount exceeding $500,000 (other than the senior secured convertible notes), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

After the occurrence of an event of default, Cornell has the right to require us to redeem the full principal amount of the convertible debentures, together with interest and other amounts owing in respect thereof, immediately in payment of cash; provided, however, that Cornell may request payment of such amounts in common stock.

Change of Control Transaction

We would be in default of the convertible debentures if we were to enter into any, or be a party to any Change of Control Transaction. A change in control transaction means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) under the Exchange Act) of effective control (whether through legal or beneficial ownership of our capital stock, by contract or otherwise) of in excess of fifty percent of our voting securities, (b) a replacement at one time or over time of more than one-half of the members of our board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent or more of our assets or any subsidiary in one or a series of related transactions with or into another entity, or (d) our execution of an agreement to which we are a party or by which we are bound, providing for any of the events set forth above in (a), (b) or (c), provided that in no event shall any event or circumstance, transaction, agreement or arrangement of any kind entered into by us in connection with our exercise of our full mandatory redemption right under the senior secured convertible notes be considered a “Change of Control Transaction.”

Amended and Restated Warrants

We issued to Cornell three amended and restated warrants (in the form of Exhibit 4.24 to our Form 8-K filed November 6, 2007), which entitle Cornell to purchase up to an aggregate of 1,500,000 shares of our common stock until January 12, 2011, at an initial exercise price of $0.001 per share.  The Cornell warrant holder is not entitled to exercise the Cornell warrants if to do so would cause the aggregate number of shares of common stock beneficially owned by such holder and its affiliates to exceed 4.99% of the outstanding shares of common stock following such exercise.  On November 5, 2007, Cornell exercised warrants to purchase 1,000,000 shares of our common stock on a cashless basis for a total of 997,500 shares of our common stock.

Adjustment of Exercise Price and Warrant Shares

The exercise price of the Cornell warrants and the number of shares issuable upon exercise of the Cornell warrants are subject to anti-dilution adjustments.  The anti-dilution adjustments include a “full ratchet” adjustment which reduces the exercise price in the event that we issue any common stock or common stock equivalents (such as options, warrants, or other convertible securities) in the future for a consideration per share less than the then initial exercise price, except for the issuance of certain excluded securities.  Upon such issuances, the exercise price reduces to the price per share of stock issued or the lowest exercise price per share of stock underlying such options or convertible securities.  The exercise price of the Cornell warrants is also adjusted downward if the price payable upon the issue, conversion, exercise or exchange of any options or other convertible securities, or the rate at which any other convertible securities is convertible, is adjusted in a manner that would have a dilutive effect on the shares underlying the Cornell warrants.  In the event the exercise price of the Cornell warrants is lowered, the number of shares issuable upon exercise of the Cornell warrants will be increased to an amount equal to the number of shares issuable prior to the anti-dilutive adjustment multiplied by the exercise price of the Cornell warrants prior to adjustment and dividing the product thereof by the adjusted exercise price.

If we subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares will be proportionately increased and the number of shares underlying the Cornell warrants will be proportionately increased. Similarly, if we combine (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of shares underlying the Cornell warrants will be proportionately decreased.

In addition, if any other event occurs of the type contemplated by the anti-dilution provisions described above (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then our board of directors will make an appropriate adjustment in the exercise price and the number of shares issuable upon exercise so as to protect the rights of the Cornell warrant holder.

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of common stock, then the Cornell warrant exercise price will be reduced to a price determined by multiplying such exercise price by a fraction of which (A) the numerator is the closing sale price of the common stock on the trading day immediately preceding the record date minus the value of the dividend or distribution (as determined in good faith by our board of directors) applicable to one share of common stock, and (B) the denominator shall be the closing price of the common stock on the trading day immediately preceding such record date.  In addition, either (i) the number of warrant shares obtainable upon exercise of the Cornell warrant will be increased to a number of shares equal to the number of shares of common stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of common stock entitled to receive the dividend or distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding sentence, or (ii) in the event that the distribution is of common stock of a company whose common stock is traded on a national securities exchange or a national automated quotation system, then the holder of the Cornell warrant shall receive an additional warrant to purchase common stock, the terms of which shall be identical to those of the Cornell warrant, except that such warrant shall be exercisable into the amount of the assets that would have been payable to the holder of the Cornell warrant pursuant to the distribution had the holder exercised the Cornell warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of the Cornell warrant was decreased with respect to the distribution pursuant to the terms of the immediately preceding sentence.

In addition, the Cornell warrants contain a “cashless exercise” provision providing that the holder may exercise the Cornell warrants in whole or in part and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the holder had exercised the Cornell warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of common stock (the “Purchase Rights”), then holders of the Cornell warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the Cornell warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

Organic Change

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another person or other transaction in each case which is effected in such a way that holders of common stock are entitled to receive stock, securities or assets with respect to or in exchange for common stock is referred to as an “Organic Change.”  Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring person or (ii) other Organic Change following which the Company is not a surviving entity, the Company is obligated to secure from the acquiring person purchasing such assets or the successor resulting from such Organic Change) a written agreement (in form and substance satisfactory to the holders of the Cornell warrants representing at least two-thirds of the warrant shares issuable upon exercise of the Cornell warrants then outstanding) to deliver to each holder of Cornell warrants in exchange for such Cornell warrants, a security of the acquiring entity evidenced by a written instrument substantially similar in form and substance to the Cornell warrants and satisfactory to the holders of the Cornell warrants (including an adjusted warrant exercise price equal to the value for the common stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of common stock acquirable and receivable upon exercise of the Cornell warrants without regard to any limitations on exercise, if the value so reflected is less than any applicable warrant exercise price immediately prior to such consolidation, merger or sale).  Prior to the consummation of any other Organic

Change, the Company must make appropriate provision (in form and substance satisfactory to the holders of Cornell warrants representing a majority of the warrant shares issuable upon exercise of the Cornell warrants then outstanding) to insure that each of the holders of the Cornell warrants will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the warrant shares immediately theretofore issuable and receivable upon the exercise of such holder’s Cornell warrants (without regard to any limitations on exercise), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of warrant shares which would have been issuable and receivable upon the exercise of such holder’s Cornell warrant as of the date of such Organic Change (without taking into account any limitations or restrictions on the exercisability of the Cornell warrants).  The restrictions described above do not apply to any transaction, agreement or arrangement entered into by the Company in connection with a Company Full Mandatory Redemption (as such term is defined in the senior secured convertible notes), and any such transaction, agreement or arrangement shall not be an Organic Change for purposes of the Cornell warrants.

Failure to Deliver Warrant Shares or Cornell Warrants

If the Company or its transfer agent fails for any reason to issue to the holder within ten days of receipt of the exercise delivery documents, a certificate for the number of warrant shares to which the holder is entitled or to credit the holder’s balance account with The Depository Trust Company for such number of warrant shares to which the holder is entitled, then the Company must pay, in addition to any other remedies under the Cornell warrants or otherwise available to such holder, as additional damages in cash to such holder on each day the issuance of such certificate for warrant shares is not timely effected an amount equal to 0.025% of the product of (i) the sum of the number of warrant shares not issued to the holder on a timely basis and to which the holder is entitled, and (ii) the closing bid price of the common stock for the trading day immediately preceding the last possible date which the Company could have issued such common stock to the holder without violating the delivery requirement in the Cornell warrant.

Similarly, if within ten days after the Company’s receipt of the exercise delivery documents, the Company fails to deliver a new Cornell warrant to the holder for the number of warrant shares to which such holder is entitled to, then, in addition to any other available remedies under the Cornell warrant or the placement agent agreement, or otherwise available to such holder, the Company must pay as additional damages in cash to such holder on each day after such 10th day that such delivery of such new Cornell warrant is not timely effected an amount equal to 0.25% of the product of (i) the number of warrant shares represented by the portion of the Cornell warrant which is not being exercised and (ii) the closing bid price of the common stock for the trading day immediately preceding the last possible date which the Company could have issued the Cornell warrant to the holder without violating the delivery requirement in the Cornell warrant.

Authorized and Reserved Shares of Common Stock

During the term of the Cornell warrants, the Company is obligated to have authorized and reserved at least 100% of the number of shares of common stock needed to provide for the exercise of the rights then represented by the Cornell warrants. If at any time the Company does not have a sufficient number of shares of common stock authorized and available, then the Company is required to call and hold a special meeting of its stockholders within 60 days for the sole purpose of increasing the number of authorized shares of common stock.

Holder not a Stockholder

Except as otherwise specifically provided in the Cornell warrants, no holder of a Cornell warrant, as such, is entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor does the Cornell warrants confer upon the holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of the warrant shares which he or she is then entitled to receive upon the due exercise of the Cornell warrants.

Intercreditor and Subordination Agreement

The Intercreditor and Subordination Agreement (Exhibit 4.16 to our Form 8-K filed July 26, 2006) subordinates any debt or security interests created under the convertible debenture financing agreements to those of the senior secured convertible notes as described below.

SENIOR SECURED CONVERTIBLE NOTE FINANCING

On July 25, 2006, we entered into several agreements with investors (the “Investors” or “holders”) in a private placement transaction providing for, among other things, the issuance of $32,350,000 in senior secured convertible notes and warrants. The agreements included, without limitation, a Securities Purchase Agreement, dated July 24, 2006, and a Security Agreement, a Pledge Agreement, a Guaranty, a Registration Rights Agreement, senior secured convertible notes and warrants to purchase common stock, and an Intercreditor and Subordination Agreement (as described under “Convertible Debenture Financing), each dated July 25, 2006.  Subsequently, we entered into six Deeds of Trust in respect of our real property in Texas, and our subsidiary, Barnico Drilling, Inc. (“Barnico”), entered into a Guaranty and a Joinder Agreement making Barnico subject to the Security Agreement.

On October 31, 2007, we entered into several agreements with Investors in a transaction providing for, among other things, the issuance of $48,776,572 in amended and restated senior secured convertible notes and the issuance of $5,000,000 in a new senior secured convertible note. The agreements include, without limitation, the Amendment Agreements, the amended and restated senior secured convertible notes, a new senior secured convertible note, the amended and restated Series A warrants, the amended and restated Series B warrants, a new Series B warrant, a new Series A warrant, the other new Series A warrants, an Amended and Restated Registration Rights Agreement, an Amended and Restated Security Agreement, an Amended and Restated Pledge Agreement, an Amended and Restated Barnico Guaranty and four Amended and Restated Deeds of Trust, each dated October 31, 2007.

We entered into these October 31, 2007 agreements due to certain disputes between the Company and the Investors relating to, among other things, the failure or inability of the Company to register the common stock underlying the original senior secured convertible notes (the “original senior secured convertible notes”) and related warrants (the “original warrants”) issued pursuant to the Securities Purchase Agreement between us and the Investors dated as of July 24, 2006 (the “Original Securities Purchase Agreement”) (as originally disclosed on the Company’s Current Report on Form 8-K filed July 27, 2006). In connection with these disputes, some of the Investors had delivered event of default redemption notices to us, and the collateral agent, as mortgagee, had posted foreclosure notices (as disclosed in our Current Report on Form 8-K filed August 16, 2007). The collateral agent and the lead noteholder subsequently entered into certain temporary forbearance agreements, thereafter joined in by other Investors, pursuant to which the collateral agent and those Investors agreed to forbear temporarily from foreclosing under the Deeds of Trust and exercising their remedies under one or more of the other collateral documents (as originally disclosed on our Current Report on Form 8-K filed September 4, 2007).

The agreements among us and the Investors discussed herein (attached as exhibits to the Current Report on Form 8-K filed on November 6, 2007) waive all existing defaults (other than defaults occurring upon or continuing after the date of such agreements) and moot all existing event of default redemption notices, as well as provide for an additional $5,000,000 New Senior Secured Convertible Note issued to one of the Investors in exchange for new funds provided to us.

The following is a summary of the material provisions of those agreements, including the amended and restated senior secured convertible notes and the new senior secured convertible notes (together, the “senior secured convertible notes”) and the amended and restated warrants and new warrants to purchase common stock (together, the “warrants”). For additional information, please refer to the full text of those agreements, each of which is attached either as an exhibit to the Form 8-K filed on July 26, 2006 or the Form 8-K filed on November 6, 2007. The closing price of our common stock on July 25, 2006 was $2.10, and the closing price of our common stock on October 31, 2007 was $0.28.

The senior secured convertible notes have a maturity date of October 31, 2010 (unless extended by the noteholders as described below), accrue interest at 9.15% and are convertible into our common stock at an initial price per share of $0.65. The Investors may not convert notes for a number of shares of common stock in excess of that number of shares of common stock which, upon giving effect to such conversion, would cause the aggregate number of shares of common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such conversion.

We filed a registration statement to register securities underlying the original senior secured convertible notes and warrants on the Investors’ behalf on August 24, 2006.  That registration statement was withdrawn on September 6, 2007.  At the time we issued the amended and restated senior secured convertible notes and the new senior secured convertible note, the note conversion price and amended and restated Series B warrant  and new Series B warrant exercise price (both $0.65) were at or above-market, but the amended and restated Series A warrant, the new Series A warrant and the other new Series A warrant conversion price of $0.001 was below the closing price of our common stock on October 31, 2007 of $0.28.

Amendment Agreements

Separate Amendment Agreements (Exhibit 4.11 to our Form 8-K filed November 6, 2007) were entered into with each of the six Investors. The Amendment Agreements provide for, among other things:

•                                         the amendment of the Original Securities Purchase Agreement to provide for, among other things:

•                                          the amendment and restatement of the original senior secured convertible notes issued under the Original Securities Purchase Agreement;

•                                          the amendment and restatement of the original warrants, issued under the Original Securities Purchase Agreement;

•                                          our issuance to the Investors of other new Series A warrants;

•                                          our issuance to one of the Investors of a new senior secured convertible note and a new Series A warrant and a new Series B warrant;

•                                          the amendment of certain defined terms and provisions in the Original Securities Purchase Agreement to conform to the transactions contemplated by the Amendment Agreements and to update the representations and warranties made in the Original Securities Purchase Agreement, with appropriate amendments and qualifications;

•                                          the hiring of a new Chief Executive Officer reasonably satisfactory to be required holders (this requirement has now been satisfied);

•                                          the termination of the Escrow Agreement dated September 8, 2006 between us and the collateral agent;

•                                          the termination and release of record of three of the original Deeds of Trust in respect of properties which the Company had previously sold;

•                                          the acknowledgement and agreement of the Investors to the dissolution of Wentworth Oil, our wholly-owned subsidiary, and to the release of Wentworth Oil from any past and future obligations and liabilities pursuant to the transaction documents to which it was a party;

•                                          consent to the amended and restated senior secured convertible notes, the new senior secured convertible notes, the amended and restated Series A and Series B warrants, the new Series A and Series B warrants and the other new Series A warrant, the execution of an Amended and Restated Registration Rights Agreement, an Amended and Restated Pledge Agreement, an Amended and Restated Security Agreement, an Amended and Restated Barnico Guaranty, and four Amended and Restated Deeds of Trust;

•                                          the waiver of (i) any and all breaches, defaults, events of default and equity conditions failures by us, Wentworth Oil or Barnico, arising under the Original Securities Purchase Agreement or any other existing transaction document prior to the date thereof (other than breaches, defaults, events of default and equity conditions failures occurring upon or continuing after the date of such agreements); and (ii) any fees, charges and penalties arising under the Original Securities Purchase Agreement or any other existing transaction document prior to the date thereof in connection with any such breaches, defaults, events of default or equity condition failures; and

•                                          the withdrawal of any and all existing event of default redemption notices given to us in connection with the original senior secured convertible notes.

Securities Purchase Agreement

The Securities Purchase Agreement (Exhibit 4.11 to our Form 8-K filed on July 27, 2006 and as amended by the Amendment Agreements), provides for the purchase by the Investors and the sale by us of senior secured convertible notes in the aggregate principal amount of $48,776,572 and warrants to purchase 84,804,411 shares of our common stock. The Securities Purchase Agreement contains representations and warranties made by us and the Investors which are typical for transactions of this type. The representations and warranties made by us in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who do not have access to those disclosure schedules.

Section 4 of the Securities Purchase Agreement contains a variety of covenants on our part which are typical for transactions of this type, as well as the following covenants:

•                                          the obligation to not, while the senior secured convertible notes are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on our common stock, without the consent of the holders of the senior secured convertible notes representing not less than a majority of the aggregate principal amount of the then outstanding senior secured convertible notes;

•                                          the obligation to not issue any additional senior secured convertible notes or any future variable priced securities;

•                                          the obligation to not file any registration statement with the Securities and Exchange Commission (the “Commission”) or offer, sell, or grant an option to purchase, any equity securities or equity equivalent securities (other than certain excluded securities), in each case, within 120 business days following the date the initial registration statement required by the Amended and Restated Registration Rights Agreement is declared effective by the Commission and thereafter until the second anniversary of the date thereof (or until no senior secured convertible notes are outstanding, if later), not to engage in any such activity without providing the Investors a right of first refusal with respect to the same; and

•                                          the obligation to maintain the number of our authorized and reserved shares equal to 130% of the number of shares of common stock issuable as interest shares, upon conversion of the notes or exercise of the amended and restated and new Series B warrants and 100% of the number of shares of common stock issuable upon exercise of the amended and restated and new Series A and other new Series A warrants.

The Securities Purchase Agreement also obligates us to indemnify the Investors (and their stockholders, partners, members, officers, directors, employees, direct and indirect, and any of their representatives or agents) and other holders of the securities issued to them for certain losses resulting from, among other things, (1) any misrepresentation or breach of any representation or warranty made by us, (2) any breach of our obligations, and (3) certain third party claims.

As required under the Original Securities Purchase Agreement, we entered into an Escrow Agreement with the buyer representative, acting on behalf of the Investors, and an escrow agent pursuant to which any proceeds received by us from leasing the mineral leasehold rights to any parcel of land we own were to be deposited into an interest bearing account with the escrow agent.  The Escrow Agreement was terminated pursuant to the Amendment Agreements.

Senior Secured Convertible Notes

The amended and restated senior secured convertible notes (Exhibit 4.12 in our Form 8-K filed November 6, 2007) have an aggregate principal amount of $48,776,572 and the new senior secured convertible note (Exhibit 4.13 in our Form 8-K filed November 6, 2007) has an aggregate principal amount of $5,000,000. The amended and restated senior secured convertible notes and the new senior secured convertible note are from time to time referred to herein collectively as the senior secured convertible notes. The senior secured convertible notes are convertible into shares of our common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments. The principal amount of the amended and restated senior secured convertible notes includes the aggregate principal amount of $32,350,000 of the original senior secured convertible notes, as well as interest and penalties that accrued under the original senior secured convertible notes. Our obligations under the senior secured convertible notes are secured by a security interest in substantially all of our assets and substantially all of the assets of our wholly-owned subsidiary, Barnico.

Repayment of Principal

The principal amount, accrued and unpaid interest and any unpaid late charges of the senior secured convertible notes is to be repaid on the maturity date of October 31, 2010, subject to the right of the holders to extend the date (i) if an event of default has occurred and is continuing or an event with the passage of time and the failure to cure would result in an event of default, in each case, on the maturity date, (ii) if we have a change in control event, as defined in the senior secured convertible notes, through the date that is ten business days after the change in control if the change in control is announced prior to the maturity date or (iii) if the holder in its discretion chooses to extend the maturity date to a date this is not later than October 31, 2012.

Conversion

The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments. The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to the lowest price paid for any newly issued or sold shares of common stock, except for the issuance of certain excluded securities. The grant of options, warrants or convertible securities is considered the issuance of shares of common stock and the conversion or exercise price for options, warrants or convertible securities is considered the price paid for issued shares of common stock. In the event we issue shares of common stock at a price lower than the initial conversion price, the conversion price of the senior secured convertible notes will be automatically convert to the lower price, and existing stockholders would suffer dilution.

Buy-In

If we fail to issue a certificate to a holder or credit a holder’s balance account with DTC, as applicable, for the number of shares of common stock to which the holder is entitled upon conversion, and if after the third trading day the holder purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by the holder of common stock it anticipated receiving from us upon such conversion, then we must, within three business days after the holder’s written request and in the holder’s discretion, either (A) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of common stock purchased (the “Buy-In Price”), at which point our obligation to issue and deliver such certificate or to credit the holder’s balance account with DTC for the number of shares of common stock to which the holder is entitled upon conversion will terminate, or (B) promptly honor its obligation to deliver to the holder a certificate or certificates representing such common stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of common stock, times (2) the closing bid price on the conversion date.

Payment of Interest

The senior secured convertible notes bear an interest rate of 9.15% per annum, subject to increase upon an event of default to 15% per annum if a default is not cured. Interest on the senior secured convertible notes commences on April 1, 2008 and is payable quarterly (with the first such interest payment date being July 1, 2008) and may, at our option if the “Equity Conditions” described below are satisfied, be paid by the issuance of our common stock. Any shares of common stock used to pay interest will be valued at the lower of (1) the then applicable conversion price of the senior secured convertible notes and (2) 82.5% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date.

The Equity Conditions which must be satisfied include (1) on each day during the period commencing six months prior to the date of determination (but not prior to October 31, 2007) and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), (x) any registration statement required to be filed during the Equity Conditions Measuring Period by the Amended and Restated Registration Rights Agreement has been filed and any registration statement required to be effective during the Equity Conditions Measuring Period has been effective and available for the resale of the securities covered thereby and there have been no grace periods or (y) all such securities are eligible for sale without restriction or the need for registration, (2) our common stock has been designated for quotation on the OTC Bulletin Board or any other eligible market on each day during the Equity Conditions Measuring Period and shall not have been suspended (other than suspensions of not more than five days provided no suspensions have occurred for 30 days immediately prior to the applicable date of determination) or be subject to a threat of or pending delisting or suspension, (3) during the Equity Conditions Measuring Period we have timely delivered all shares of our stock upon conversion of the senior secured convertible notes and upon exercise of the warrants, (4) the shares of our common stock to be issued may be issued without causing a holder’s beneficial ownership of the common stock to exceed 4.99% of our outstanding common stock and without violating the rules of the OTC Bulletin Board or any other eligible market, (5) we shall have not failed to timely make any payment required to be made under the senior secured convertible notes, warrants, or related agreements within five business days after the date such payment is due, (6) during the Equity Conditions Measuring Period, there shall not have occurred an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving us, (7) we shall have no knowledge of any fact that would cause the registration statement required pursuant to the Amended and Restated Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of common stock issuable upon conversion of the senior secured convertible notes or exercise of the warrants not to be eligible for resale pursuant to Commission Rule 144(k), and (8) we shall have been in material compliance with and shall not have materially breached any provision or representation or warranty in the senior secured convertible notes, warrants, and related agreements.

Redemption

Any holder may, with the consent of the holders of the senior secured convertible notes representing a majority of the aggregate principal of the senior secured convertible notes outstanding, require that we redeem a principal amount equal to up to one-third of the original principal amount of the senior secured convertible note plus accrued and unpaid interest and late charges, if any, by providing us with written notice (the “Holder Optional Redemption Notice”) within 15 days after October 31, 2008 or October 31, 2009.  Redemption of the senior secured convertible notes is at 100% of the principal amount of the senior secured convertible notes being redeemed.

We may require the holders to return a principal amount equal to up to one-third of the original principal amount of the senior secured convertible notes if the Equity Conditions described above are satisfied, by providing the holders with written notice within 15 days after October 31, 2008 or October 31, 2009.  Redemption of the senior secured convertible notes is at 100% of the principal amount of the senior secured convertible notes being redeemed.

In addition, upon receipt of a partial redemption notice by the holders (described above), we may require the holders to return the full principal amount of the senior secured convertible notes if no event of default has occurred and is continuing, by providing the holders with written notice within 15 days after the date on which the holders deliver the redemption notice.  In the case of a full redemption by us, we are required to redeem the senior secured convertible notes at an amount equal to the sum of (i) 100% of the principal amount of the senior secured convertible notes that the holders requested to be redeemed and (ii) the product of the remaining outstanding principal amount of the senior secured convertible notes and 109.15%, in the case of a full redemption by us on or about October 31, 2008, and 118.3%, in the case of a full redemption by us on or about October 31, 2009.  Upon exercise of the full redemption by us, the amended and restated Series B and new Series B warrants will become exercisable by the holders thereof.

Participation Rights

The holders of the senior secured convertible notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an as-if-converted basis.

Covenants

The senior secured convertible notes contain a variety of covenants which are typical for transactions of this type as well as the following covenants:

•                                          the obligation to reserve out of our authorized and unissued common stock a number of shares equal to 130% of the number of shares of common stock issuable upon conversion of the senior secured convertible notes;

•                                          the obligation not to, and not to permit our subsidiaries to, incur other indebtedness, except for certain permitted indebtedness;

•                                          the obligation not to, and not to permit our subsidiaries to, incur or permit to exist liens in respect of our or their property or assets, except for certain permitted liens;

•                                          the obligation not to, and not to permit any of our subsidiaries to, redeem, repay or make any payments in respect of, any permitted indebtedness if at the time of such payment an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing;

•                                          the obligation not to redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior written consent of the required holders, provided that we shall be entitled to make a distribution of 200,000 shares in Redrock without required holder consent;

•                                          the obligation not to, and not to permit our subsidiaries to, make or agree to make any capital expenditures not in the ordinary course of its business (including any capital expenditure in connection with (i) the drilling of any well-site, (ii) the purchase or lease of any real property or (iii) the purchase or lease of any asset with a fair market value in excess of $50,000) without the prior written consent of the required holders; and the obligation to use proceeds from the sale of the senior secured convertible notes in the manner set forth in the schedules to the Securities Purchase Agreement.

Events of Default

The senior secured convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events of default:

•                                          the failure of a registration statement required by the Amended and Restated Registration Rights Agreement to be declared effective by the SEC within 80 days after (or, in the case of a full review by the Commission, 140 days after) a valid demand for additional registration under the Amended and Restated Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 15 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement);

•                                          the suspension from trading or failure of the stock to be listed for trading for more than five consecutive trading days or more than an aggregate of 10 trading days in any 365-day period;

•                                          the failure to issue shares upon conversion of the senior secured convertible notes for more than 10 business days after the relevant conversion date or notice to any holder of the senior secured convertible notes of the Company’s intent not to comply with a conversion request pursuant to the senior secured convertible notes other than as expressly provided in the senior secured convertible notes;

•                                          the failure for more than 10 consecutive business days to have reserved for issuance the full number of shares of common stock issuable to the holder upon conversion of the senior secured convertible notes;

•                                          the failure to pay to any holder of the senior secured convertible notes any amount of principal, redemption price, interest, late charges or other amounts when due under the senior secured convertible notes or any other transaction document, except that we shall have a five-day grace period to pay any interest, late charges or other amounts under the senior secured convertible notes or transaction documents;

•                                          any default under, redemption or acceleration prior to maturity of any of our or its subsidiaries’ indebtedness which exceeds $250,000;

•                                          a court entering a decree of relief against us in an involuntary bankruptcy, appointing a custodian, or ordering liquidation that is not dismissed or stayed within 30 days;

•                                          our commencing a voluntary case, or consenting to an involuntary case, in bankruptcy or our consenting to the appointment of a custodian, making a general assignment for the benefit of creditors, or admitting that we are unable to pay our debts as they come through;

•                                          a final judgment or judgments for payment of money in excess of $250,000 are rendered against us or our subsidiaries which are not bonded, discharged or stayed pending appeal within 60 days of their entry; provided, however any judgment covered by insurance or an indemnity for which we will receive proceeds within 30 days is not included in calculating the $250,000;

•                                          the breach of any representation, warranty, covenant or other terms or conditions of any transaction document, except in the case of breach of a covenant or other term or condition of any transaction document which is curable, only if such breach continues for a period of at least ten consecutive business days, provided that in the case of the failure of the Company to timely file a registration statement filed pursuant to the Amended and Restated Registration Rights Agreement, only if such failure continues for 70 days after the deadline for filing thereunder;

•                                          the breach or failure to comply with certain affirmative or negative covenants in the senior secured convertible notes, other than a breach of or failure to comply with the covenant not to permit liens, in the case of liens for an amount less than $20,000 on our property or assets where the lien is removed within 30 days; and

•                                          the SEC commences a formal investigation or enforcement action or enters a consent or other order against us or any of our subsidiaries or any of our current officers or directors related to us or our subsidiaries or our common stock.

After the occurrence of an event of default, the holders of the senior secured convertible notes have the right to require us to redeem the senior secured convertible notes at a price of up to 200% of the principal amount of the senior secured convertible notes being redeemed, depending upon the nature of the event of default. We are only required to redeem our senior secured convertible notes for up to 200% of their principal amount in the case of the last event of default described above. In the event we do not timely pay the redemption price, the holder may cancel the redemption and the conversion price will reset to the lesser of (i) the conversion price in effect on the date the redemption is cancelled and (ii) the lowest closing bid price of our common stock during the period beginning on the date of the redemption notice and ending on the date the redemption is cancelled.

Fundamental Transactions

We may not enter into or be party to any “fundamental transaction” (as defined in the senior secured convertible notes) unless (a) the successor entity assumes in writing all of our obligations under the senior secured convertible notes and the other transaction documents and (b) the successor entity is a publicly traded corporation whose common stock is quoted on an eligible market. A fundamental transaction occurs if we (i) consolidate or merge with or into another entity, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (iii) allow another entity (other than the holders) to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of our outstanding shares of common stock, (iv) consummate a stock purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of our voting stock, (v) reorganize, recapitalize or reclassify our common stock or (vi) if any “person” or “group” (as those terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner,” directly or indirectly, of 50% of the aggregate of our voting stock, provided that a full mandatory redemption by us as described above will not be deemed a fundamental transaction. In addition, in the event of a “change of control” (as defined in the senior secured convertible notes) the holders of the senior secured convertible notes have the right to require the redemption of the senior secured convertible notes for a price of 120% or more of the principal amount of the senior secured convertible notes being redeemed.

Warrants

The amended and restated Series A warrants (Exhibit 4.14 to our Form 8-K filed November 6, 2007), the amended and restated Series B warrants (Exhibit 4.15 to our Form 8-K filed November 6, 2007), the new Series A warrants (Exhibit 4.16 to our Form 8-K filed November 6, 2007), the new Series B warrants (Exhibit 4.17 to our Form 8-K filed November 6, 2007) and the other new Series A warrants (Exhibit 4.16 to our Form 8-K filed November 6, 2007) (collectively, the “warrants”) entitle the holders thereof to purchase up to an aggregate of 86,471,078 shares of our common stock for a period of seven years. The amended and restated Series A warrants, the new Series A warrant and the other new Series A warrants cover 68,545,554 shares of common stock and have an initial exercise price of $0.001 per share. The amended and restated Series B warrants and the new Series B warrant cover 17,925,524 shares of common stock and have an initial exercise price of $0.65 per share.

The amended and restated Series A warrants and the amended and restated Series B warrants entitle the holders to purchase up to an aggregate of 65,035,429 shares of common stock, which amount includes the 62,389,287 shares of common stock the holders were entitled to purchase under the original warrants, plus interest that had accrued under the original warrants. The other new Series A warrants entitle the holders to purchase up to an aggregate of 3,746,426 shares of common stock and were issued in exchange for terminating the escrow arrangements and the release to us any proceeds required to be deposited therein under the Original Securities Purchase Agreement. The new Series A warrant and the new Series B warrant were issued to one of the Investors in connection with such Investor’s purchase of the new senior secured convertible note.

Our warrant holders are not entitled to exercise their warrants to the extent that after giving effect to such exercise, such warrant holder and its affiliates would beneficially own in excess of 4.99% of the shares of common stock outstanding immediately after giving effect to such exercise.  In addition, we are not obligated to issue any shares of common stock upon exercise of a warrant or conversion of the senior secured convertible notes and no buyer shall be entitled to receive any shares of our common stock if the issuance of such shares of our common stock would exceed that number of shares of common stock which we may issue upon exercise or conversion, as applicable, of our warrants and senior secured convertible notes or otherwise without breaching our obligations under the rules or regulations of any applicable eligible market, except that such limitation shall not apply in the event that we (i) obtain the approval of our shareholders as required by the applicable rules of the eligible market for issuances of shares of common stock in excess of such amount or (ii) obtain a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders.

The exercise prices of the warrants and the number of shares issuable upon exercise of the warrants are subject to anti-dilution adjustments. The anti-dilution adjustments include a “full ratchet” adjustment which reduces the exercise price in the event that we issue any common stock, or we are obligated to issue common stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon such issuances, the exercise price is reduced to the price per share of stock issued or the lowest exercise price per share of stock underlying such options or convertible securities. The exercise price of the warrants is also adjusted downward if the price payable upon the issue, conversion, exercise or exchange of any options or other convertible securities, or the rate at which any other convertible securities is convertible, is adjusted in a manner that would have a dilutive effect on the shares underlying the warrants. In the event the exercise price of the warrants is lowered, the number of shares issuable upon exercise of the warrants will be increased to an amount equal to the number of shares issuable prior to the anti-dilution adjustment multiplied by the exercise price of the warrants prior to adjustment and dividing the product thereof by the adjusted exercise price.

If we subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the exercise price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares will be proportionately increased. Similarly, if we combine (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the exercise price in effect immediately prior to such combination will be proportionately increased and the number of shares underlying the warrants will be proportionately decreased.

In addition, if any other event occurs of the type contemplated by the anti-dilution provisions described above (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then our Board of Directors will make an appropriate adjustment in the exercise price and the number of shares issuable upon exercise so as to protect the rights of the warrant holder.

For so long as the senior secured convertible notes are outstanding, upon the occurrence of an event of default, the exercise price of the warrants is reduced to the lower of (A) the exercise price then in effect and (B) the lesser of the (i) arithmetic average of the weighted average price of our common stock on each of the twenty (20) consecutive trading days ending on the trading day immediately prior to such given date, (ii) the arithmetic average of the weighted average price of our common stock on each of the first five consecutive trading days of that 20-day period, and (iii) the arithmetic average of the weighted average price of our common stock on each of the last five consecutive trading days of that 20-day period.

In addition, the warrants contain a “cashless exercise” provision providing that, if a registration statement covering the shares underlying the warrants is not available for the resale of such shares, the warrant holder may exercise the warrants in whole or in part and, in lieu of making the cash payment of the exercise price, elect instead to receive the number of shares that could have been purchased with what would have been the net proceeds if the warrant holder had exercised the warrants with a cash payment of the exercise price and then immediately sold such shares at the then-current closing price.

In addition to any adjustments described above, if at any time we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights.

If we declare or make any dividend or other distribution of our assets (other than certain permitted distributions of Redrock shares) to holders of shares of its common stock as of a record date, then: (a) the exercise price in effect immediately prior thereto shall be reduced to a price determined by multiplying such exercise price by a fraction of which (i) the numerator shall be the closing bid price of the shares of our common stock on the trading day immediately preceding such record date minus the value of any such dividend or distribution applicable to one share of our common stock and (ii) the denominator shall be the closing bid price of our common stock on the trading day immediately preceding such record date; and (b) the number of warrants shall be increased to a number of shares equal to the number of shares of common stock obtainable immediately prior to the close of business on such record date multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the dividend or distribution is of shares of common stock of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the holder may elect to receive a warrant to purchase such other shares of common stock in lieu of an increase in the number of warrant shares.

We are prohibited from entering into a fundamental transaction (as defined in the warrants), unless the successor entity is a publicly traded company whose common stock is quoted on or listed for trading on an eligible market and assumes in writing all of our obligations under the warrant and the other transaction documents pursuant to written agreements in form and substance satisfactory to the required holders. In addition, prior to the consummation of any fundamental transaction pursuant to which holders of shares of common stock are entitled to receive securities or other assets with respect to or in exchange for shares of our common stock, we are required to make appropriate provision to insure that the warrant holder will thereafter have the right to receive upon an exercise of the warrant at any time after the consummation of the fundamental transaction, in lieu of shares of common stock purchasable upon exercise of the warrant prior to the fundamental transaction, such shares of stock, securities, cash, assets or any other property which the warrant holder would have been entitled to receive upon the happening of such fundamental transaction had the warrant been exercised immediately prior to such fundamental transaction.  Also, in the event of a fundamental transaction, if the holder has not exercised the warrant in full prior to consummation of the fundamental transaction, the holder shall have the right to require the successor entity to purchase the warrant from the holder by paying to the holder simultaneously with the consummation of the fundamental transaction and in lieu of any substitute warrant, cash in an amount equal to the value of the remaining unexercised portion of the warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model (as calculated pursuant to the warrant).

Amended and Restated Security Agreement

The Amended and Restated Security Agreement grants to the collateral agent for the benefit of the holders of the senior secured convertible notes a continuing security interest in and to substantially all of the personal property of us and Barnico. The Security Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Amended and Restated Pledge Agreement

The Amended and Restated Pledge Agreement grants to the collateral agent a continuing security interest in and lien on all of our right, title and interest in and to all capital stock or other equity interests owned by us, other than 200,000 shares of Redrock. The Amended and Restated Pledge Agreement contains representations and warranties and covenants which are typical for transactions of this type.

Amended and Restated Barnico Guaranty

Pursuant to the Guaranty, Barnico has guaranteed, among other things, all of our obligations under the Securities Purchase Agreement, the Amended and Restated senior secured convertible notes and the other transaction documents contemplated thereby. The Amended and Restated Barnico Guaranty contains representations and warranties and covenants which are typical for transactions of this type.

Mortgages

The Amended and Restated Deeds of Trust grant a mortgage in favor of the collateral agent for the benefit of the Investors in respect of certain real and personal property that we own in Anderson, Freestone, Jones and Leon Counties, Texas.  The mortgages contained representations and warranties and covenants which are typical for transactions of this type.

Amended and Restated Registration Rights Agreement

The Amended and Restated Registration Rights Agreement (Exhibit 4.18 of our Form 8-K filed November 6, 2007)  (the “Registration Rights Agreement”) provides for the registration of all shares of common stock underlying the senior secured convertible notes, including any interest payable in shares of common stock under the senior secured convertible notes, and requires us to file an initial registration statement for the resale of a number of shares of common stock equal to 33.33% (or such greater or lesser percentage or amount as is permitted by the SEC) of our issued and outstanding common stock that is not beneficially owned by our affiliates (the “Initial Registration Statement”). The Initial Registration Statement must be declared effective by the SEC by April 30, 2008 (or within 80 days of October 31, 2007 if there is no review of the registration statement by the SEC), and must remain effective and available for use until the earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement. A holder may request that we file an additional registration statement to register additional securities beginning on a date that is the later of (i) 6 months following the effective date of the Initial Registration Statement and (ii) ten days after substantially all of the securities registered under the Initial Registration Statement are sold. Once all additional registrable securities have been registered on additional registration statements or all additional registrable securities not previously registered on an additional registration statement may be sold by the holders without restriction under Rule 144(k), we are no longer required to file any additional registration statements.

If we fail to meet the deadline for the effectiveness of the registration statement or, subject to certain “grace periods” periods of up to 10 consecutive days (but no more than 25 days in any 365-day period), if the registration is unavailable after it becomes effective, we are required to pay liquidated damages of 1.0 percent of the product of the number of securities included in the registration statement and the greater of (i) the weighted average price of our common stock during the 20 trading days preceding the payment date and (ii) the conversion price of the senior secured convertible notes. The liquidated damages payments are due on the date of such failure and on every 30 day thereafter until such failure is cured. Any liquidated damages arising from failure of the Initial Registration Statement to be declared effective will begin accruing on March 19, 2008.

We were unable to comply with the Registration Rights Agreement dated July 25, 2006 (the “Original Registration Rights Agreement”), which required us to register all shares of common stock underlying the senior secured convertible notes (including any interest payable in shares of common stock) and related warrants issued in connection with the Original Securities Purchase Agreement in a single registration statement. The Registration Rights Agreement was amended to decrease the number of shares of common stock that must be registered with the SEC by (i) requiring that only the aggregate number of shares of common stock underlying the senior secured convertible notes (including any interest payable in shares of common stock) be registered, and (ii) requiring us to register only 33% (or such greater or lesser percentage or amount as is permitted by the SEC) of our issued and outstanding common stock that is not beneficially owned by our affiliates on any single registration statement.  We are no longer required to register the shares underlying the warrants issued to the Investors.

The Registration Rights Agreement provides for customary indemnification for us and the Investors.

Dilution

The conversion of the senior secured convertible notes and convertible debentures into common stock, and the exercise of the warrants will result in dilution to the interests of current holders of our common stock, since the number of shares held by current stockholders will then represent a smaller percentage of all outstanding shares of common stock and the equity received from the conversion of the senior secured convertible notes and convertible debentures and exercise of the amended and restated Series A warrants, the new Series A warrant and the other new Series A warrants will be less than the current value of the common stock. In addition, significant dilution of current stockholders’ common stock may depress the market value and price for such shares.

The convertible debentures have a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing on October 31, 2007 and are convertible into our common stock at a price per share equal to $0.65 or, at any time after April 30, 2008, at a price per share equal to the lesser of (a) $0.65, or (b) an amount equal to 85% of the lowest volume weighted average price of our common stock for the 15 trading days immediately preceding the conversion date as quoted by Bloomberg, LP, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock (see “Convertible Debenture Financing”).  By way of example, assuming conversion of the convertible debentures took place on November 30, 2007, at which time there were 26,249,764 shares outstanding, at the base fixed conversion price of $0.65, the 2,182,420 shares of common stock issuable upon such conversion would represent 7.7% of the common stock outstanding after conversion, without regard to any limitations on conversion.  If, however, a conversion were to take place after April 30, 2008, and 85% of the lowest volume weighted average price of the common stock during the 15 trading days immediately preceding the date of conversion was below $0.65, the shares of common stock issuable would be greater, representing an even greater percentage of our common stock outstanding after conversion.  The following table sets forth the number of shares issuable on conversion of the convertible debentures, without regard to the limitations on conversion, and the percentage of our outstanding common stock that those shares would represent if a conversion were to take place after April 30, 2008 at the base fixed conversion price of $0.65 and reduced conversion prices of $0.50, $0.35, $0.20 and $0.10.

Conversion Price	Number of Shares Issuable on Conversion of Convertible Debentures	Percentage of Issued and Outstanding
$0.65	2,182,420	7.7%
$0.50	2,837,146	9.8%
$0.35	4,053,066	13.4%
$0.20	7,092,865	21.3%
$0.10	14,185,730	35.1%

The senior secured convertible notes are convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.65 per share, subject to certain anti-dilution adjustments that could reduce the conversion price to any lower price at which we issue or become obligated to issue any common stock (see “Senior Secured Convertible Note Financing”).  Assuming again that conversion of the senior secured convertible notes took place on November 30, 2007, at which time there were 26,249,764 shares outstanding, the 82,733,188 shares of common stock issuable upon such conversion would represent 75.9% of the common stock outstanding after conversion, without regard to any limitations or conversion.

Although the senior secured convertible notes and convertible debentures contain limitations on the percentage of outstanding shares of the Company that may be held by a holder at any time, the ability of holders to convert the notes and debentures, sell all or a portion of their shares, and then convert additional notes or debentures, will allow the dilution to existing shareholders to occur over an extended period of time.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Oklahoma General Corporation Act (the “Act”) and our certificate of incorporation and bylaws provide for indemnification of our directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our director(s) or officer(s), or of such other corporation, except, in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Our bylaws provide for indemnification of our officers, directors, employees and agents to the fullest extent of the Act.  Our certificate of incorporation provides that none of our directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                                          for any breach of the director’s duty of loyalty to the Company or its shareholders,

•                                          for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

•                                          under Section 1053 of the Act, or

•                                          for any transaction from which the director derived an improper personal benefit.

Specifically, our directors are indemnified and held harmless by the Company to the fullest extent authorized by the Act, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered.  The right to indemnification includes the right to be paid by the Company the expenses incurred in defending such proceeding in advance of its final disposition, provided that the indemnified person undertakes to repay all amounts so advanced if he or she is ultimately determined not to be entitled to indemnification for such expenses by final judicial decision from which there is no further right to appeal.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Dieterich & Associates of Los Angeles, California.

EXPERTS

Our balance sheet as of December 31, 2005 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal year ended December 31, 2005 appearing in this Prospectus and registration statement have been audited by MacKay LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Our balance sheet as of December 31, 2006 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the fiscal year ended December 31, 2006 appearing in this Prospectus and registration statement have been audited by Hein & Associates LLP, independent registered public accountants, as set forth on their report thereon appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

On May 3, 2006, MacKay LLP resigned as Wentworth Energy, Inc.’s principal independent accountants, and Hein & Associates LLP were appointed in their place. The Company’s decision was based on its need for accountants located nearer the Company’s base of operations in Texas.  The decision to change accountants was approved by the Company’s board of directors, and there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The former accountants’ reports on the financial statements for the years ended December 31, 2005 contained no adverse opinions, disclaimers of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and as such we file annual, quarterly and current reports, and other information the SEC. Our filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form SB-2 with the SEC under the Securities Act for the common stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

Wentworth Energy, Inc.

Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Wentworth Energy, Inc.

Palestine, Texas

We have audited the accompanying consolidated balance sheet of Wentworth Energy, Inc. as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wentworth Energy, Inc. at December 31, 2006 and the results of its operations and its cash flows for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is uncertain whether it will be able to achieve profitable operations, successfully restructure its debt or raise additional capital. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
April 23, 2007

Report of Independent Registered Public Accounting Firm

To the Shareholders of

Wentworth Energy, Inc.

(formerly Avondale Capital I Corp.)

(an Exploration Stage Enterprise)

Vancouver, British Columbia, Canada

We have audited the consolidated balance sheet of Wentworth Energy, Inc. (formerly Avondale Capital I Corp.) (an exploration stage enterprise) as at December 31, 2005 and the consolidated statements of operations and deficit, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe our audit forms a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2005 and the results of their operations and their cash flows for the year ended December 31, 2005 in accordance with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is in the exploration stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As described in Note 17 to the consolidated financial statements, the Company has restated its consolidated financial statements, as of December 31, 2005 and for the year then ended.

Vancouver, Canada.	/s/ MacKay LLP
April 13, 2006, except notes 9, 13 and 17	Chartered Accountants
dated December 13, 2006

Wentworth Energy, Inc,

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
Assets
Current
Cash	$4,445,489	$107,397
Certificate of Deposit	—	7,441
Accounts receivable and accrued receivables	604,283	—
Unbilled Receivables	56,625	—
Employee advances	3,708	—
Note receivable	300,000	—
Federal Income Tax Receivable	133,285	—
Prepaid expenses	92,368	66,995
Total current assets	5,635,758	181,833

Long term
Restricted cash	2,676,019	—
Certificate of Deposit - restricted	25,430
Oil and gas properties (successful efforts):
Royalty interest, net	294,552	—
Proved oil and gas properties	20,847,589
Unproved oil and gas properties	10,251,718	297,101
Support equipment, net	1,908,000	—
Equipment, net	4,305,878	2,008
Deferred finance costs	10,339,842	11,333
Total Assets	$56,284,786	$492,275

Liabilities
Current
Accounts payable and accrued liabilities	$16,978,975	$164,774
Share subscriptions received	—	60,725
Convertible loans payable	—	183,500
Convertible debentures payable	1,055,000	—
Discount on convertible debentures payable	(945,059)	—
Senior secured convertible notes payable	32,350,000	—
Discount on senior secured convertible notes payable	(32,350,000)	—
Due to related parties	47,692	51,654
Deferred gain	300,000	—
Derivative contract liabilities	95,693,748	—
Total current liabilities	113,130,356	460,653
Asset retirement obligation	155,241	189,000
Total Liabilities	113,285,597	649,653

Commitments and contingencies (Note 19)

Stockholders’ Deficit
Preferred stock, $0.001 par value
2,000,000 shares authorized
Nil shares issued and outstanding	—	—
Common stock, $0.001 par value
300,000,000 shares authorized 23,782,498 and
15,132,111 issued and outstanding 2006 and
2005, respectively	23,782	15,132
Additional paid in capital	26,605,238	2,473,370
Accumulated Deficit	(83,629,831)	(2,645,880)
Total Stockholders’ Deficit	(57,000,811)	(157,378)
Total Liabilities and Stockholders’ Deficit	$56,284,786	$492,275

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc,

Consolidated Statements of Operations

For the years ended December 31, 2006 and 2005

	2006	2005
Revenue
Drilling revenue	$2,864,624	$—
Oil and gas revenue	176,178	29,673
Gain on sale of oil and gas properties	173,053	—

Total revenue	3,213,855	29,673

Operating Expenses
Production costs	136,007	46,478
Drilling costs	990,750	—
Salaries and taxes	1,038,416	—
Depreciation and depletion	270,195	619
Property evaluation costs	56,390	10,000
Impairment of oil and gas properties	204,713	312,200

Total operating expenses	2,696,471	369,297

Gross profit (loss)	517,384	(339,624)

Expenses
General and administrative	14,837,543	153,829
Finance costs	18,082,828	1,906,121

Total expenses	32,920,371	2,059,950

Loss from operations	(32,402,987)	(2,399,574)

Other (Revenue) Expense Items
Interest income	(134,257)	—
Equity in loss of investment	593,735	—
Loss on derivative contracts	53,327,685	—
Write down of option payments	—	100,000

Total other (revenue) expense items	53,787,163	100,000

Loss before income tax benefit	(86,190,150)	(2,499,574)

Income tax benefit	(5,206,199)	—

Net loss	(80,983,951)	(2,499,574)

Deficit, beginning of period	(2,645,880)	(146,306)

Deficit, end of period	$(83,629,831)	$(2,645,880)

Basic and diluted loss per share	$(4.16)	$(0.23)

Weighted average shares outstanding — basis and diluted	19,483,885	10,921,989

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

Consolidated Statements of Stockholders’ Deficit

From December 31, 2004 to December 31, 2006

	Number of shares	Par Value	Additional Paid in Capital	Treasury Stock	Deficit Accumulated	Total

Balance, December 31, 2004	4,770,000	$4,770	$171,630	$(10,000)	$(146,306)	$20,094

Issuance of common stock for cash	7,374,754	7,374	1,018,003	—	—	1,025,377

Issuance of common stock for services	775,357	776	245,239	—	—	246,015

Issuance of stock to purchase Wentworth Oil & Gas, Inc.	1,596,000	1,596	(75,730)	10,000	—	(64,134)

Issuance of common stock for debt settlement	50,000	50	12,450	—	—	12,500

Issuance of common stock for bonus on convertible note	36,000	36	16,464	—	—	16,500

Additional paid-in capital from convertible line of credit financing	—	—	16,209	—	—	16,209

Cancellation of common stock for nonpayment	(500,000)	(500)	(4,500)	—	—	(5,000)

Issuance of common stock for origination fee on loan agreement	100,000	100	24,900	—	—	25,000

Issuance of common stock to purchase leases	10,000	10	8,090	—	—	8,100

Issuance of common stock upon exercise of options	840,000	840	209,160	—	—	210,000

Issuance of common stock for consultant’s fee	80,000	80	19,920	—	—	20,000

Stock based compensation	—	—	811,535	—	—	811,535

Net loss for the period	—	—	—	—	(2,499,574)	(2,499,574)

Balance December 31, 2005	15,132,111	$15,132	$2,473,370	$—	$(2,645,880)	$(157,378)

Issuance of common stock for services	247,500	248	323,927	—	—	324,175

Issuance of common stock for payable settlement	408,586	408	546,632	—	—	547,040

Issuance of common stock upon exercise of options	1,021,500	1,021	337,229	—	—	338,250

Issuance of common stock upon exercise of warrants	1,516,622	1,517	1,412,971	—	—	1,414,488

The accompanying notes are an integral part of these financial statements.

	Number of shares	Par Value	Additional Paid in Capital	Treasury Stock	Deficit Accumulated	Total

Issuance of common stock for commitment fee	100,000	100	63,900	—	—	64,000

Issuance of common stock to pledge as security for debt	7,758,000	7,758	—	(7,758)	—	—

Issuance of common stock for finders’ fees	74,231	74	61,176	—	—	61,250

Issuance of common stock upon conversion of debt	806,948	807	627,693	—	—	628,500

Issuance of common stock for cash	125,000	125	499,875	—	—	500,000

Issuance of common stock for equity investment	200,000	200	377,800	—	—	378,000

Stock based compensation	—	—	11,077,860	—	—	11,077,860

Reclassification of warrants	—	—	(330,365)	—	—	(330,365)

Issuance of common stock to purchase Barnico Drilling, Inc. and oil and gas mineral interest	4,250,000	4,250	9,263,070	—	—	9,267,320

Cancellation of treasury stock	(7,758,000)	(7,758)	—	7,758	—	—

Cancellation of common stock	(200,000)	(200)	(259,800)	—	—	(260,000)

Issuance of common stock for replacement of cancelled shares	100,000	100	129,900	—	—	130,000

Net loss for the period	—	—	—	—	(80,983,951)	(80,983,951)
Balance December 31, 2006	23,782,498	$23,782	$26,605,238	$—	$(83,629,831)	$(57,000,811)

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2006 and 2005

	2006	2005
Cash provided by (used in)
Operating activities
Net loss for the year	$(80,983,951)	$(2,499,574)
Adjustments for:
Depreciation and depletion	270,195	619
Stock based compensation	11,077,860	811,535
Amortization of discount on convertible debentures	465,288	—
Equity in loss of investment	593,735	—
Accretion of ARO liability	9,668	—
Loss on derivative contracts	53,327,685	—
Amortization of deferred financing costs	1,331,257	—
Interest on convertible line of credit	—	16,209
Impairment of oil and gas properties	204,713	312,200
Write-down of option payments	—	100,000
Stock issued for services and other	324,175	153,386
Gain on sales of oil and gas leases	(173,053)	—
Deferred income tax expense (benefit)	(5,206,199)	—
Change in non-cash working capital items:
Trade accounts and other receivables	(233,528)	(4,647)
Prepaid expenses	(25,373)	11,763
Accounts payable and accrued liabilities	15,368,428	(51,761)
Deferred revenue	(224,731)
Due to related parties	4,140	46,298
Net cash used by operating activities	(3,869,691)	(1,103,972)

Investment activities
Cash received on recapitalization	—	5,821
Cash invested in Red Rock Oil Sands, Inc.	(5,468)	—
Increase in restricted cash	(2,676,019)	—
Oil and gas property purchase and additions	(2,759,445)	(390,204)
Proceeds from sale of oil and gas property interest	2,676,018	180,463
Proceeds from sale of oil and gas leases	300,000	—
KLE Mineral Holdings, LLC option payments	—	(30,000)
Purchase of certificate of deposit	(25,430)	—
Acquisition of P.D.C. Ball oil and gas properties, and Barnico, net of cash balance acquired	(22,052,558)	—
Equipment purchases	(547,636)	(1,012)
Net cash used by investing activities	(25,090,538)	(234,932)

Financing activities
Deferred finance costs	—	(12,500)
Proceeds from notes payable	500,000	183,500
Proceeds from line of credit	—	282,881
Proceeds from senior secured convertible notes and convertible debentures payable, net of related costs	30,724,797	—
Repayment of line of credit	—	(282,881)
Share subscription payable	(1,500)	39,924
Common stock issued for cash, including exercise of options	2,075,024	1,235,377
Net cash provided by financing activities	33,298,321	1,446,301

Increase in cash	4,338,092	107,397

Cash, beginning of period	107,397	—

Cash, end of period	$4,445,489	$107,397

Supplemental cash flow information
Interest paid	$580,510	$8,881
Income taxes paid	$259,575	$—

Supplemental non-cash information (note 15)

The accompanying notes are an integral part of these financial statements.

Wentworth Energy, Inc.

Notes to the Consolidated Financial Statements

December 31, 2006

1.     Nature of Operations

The Company was incorporated as a blank check company under the laws of the State of Oklahoma on October 31, 2000.  Effective on September 16, 2002, we acquired all of the shares of stock of FHW, Inc. an Oklahoma corporation (“FHW”) which provided consulting services to businesses primarily in the nature of finance, bank lending and other forms of corporate finance.  We discontinued these operations during the fourth fiscal quarter of 2003 and we remained inactive until February 23, 2005 when a new board of directors was appointed and we commenced operations as an oil and gas exploration and development company.

On February 24, 2005, the Company changed its name from Avondale Capital I Corp. to Wentworth Energy, Inc. (“Wentworth”) and on March 24, 2005 undertook a 2:1 stock split by way of a stock dividend.  All references to common stock have been retroactively restated.  Effective May 12, 2005, the Company completed the acquisition of Wentworth Oil & Gas, Inc., a private Nevada corporation.

Pursuant to a letter agreement dated March 22, 2005, Wentworth Energy, Inc. agreed to issue up to 1,632,000 shares of its common stock in exchange for all of the issued and outstanding common shares of Wentworth Oil & Gas, Inc.  On May 12, 2005, Wentworth Energy, Inc. acquired 86.8% of Wentworth Oil & Gas, Inc. by issuing 1,416,000 shares and acquired a further 11.0% on August 4, 2005 by the issuance of 180,000 shares, for a total of 97.8%.

These transactions resulted in the former shareholders of Wentworth Oil & Gas, Inc. owning 12.5% of the issued and outstanding shares of the common stock of Wentworth Energy, Inc. as of May 12, 2005 and 12.8% as of August 4, 2005.  Accounting principles applicable to the recapitalization of a public shell have been applied to record this acquisition.

Under this basis of accounting, Wentworth Oil & Gas, Inc. has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of Wentworth Oil & Gas, Inc. with the net assets of Wentworth Energy, Inc. deemed to have been purchased by Wentworth Oil & Gas, Inc., at fair value, through the issuance of capital.  Wentworth Oil & Gas, Inc. was incorporated on July 21, 2004 and accordingly operations have been presented from that date.

In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (now named Redrock Oil Sands, Inc., “Redrock”), with Petromax Technologies LLC to develop technology to extract oil from the tar sands.  Under the agreement, the Company issued to Petromax 200,000 shares of its common stock valued at $0.4 million and options to purchase 300,000 shares of our common stock at $1.25 per share. The Company also contributed to Redrock the Company’s Asphalt Ridge Tar Sand leases near Vernal, Utah, for which the Company paid $0.1 million. We own 2.5 million shares of Redrock, which represent 23.5% of Redrock’s issued and outstanding common shares.  The Company accounted for this transaction as an equity investment.  Redrock ceased use of the Petromax technology when it proved commercially unviable.  Petromax has since agreed with us to exchange its 200,000 shares and 300,000 options in our common stock for a lesser position of 100,000 shares and 150,000 options to purchase common stock at $1.50 per share, respectively.  Redrock subsequently entered into a licensing agreement with TDI Technology, Inc. pursuant to which Redrock was funded further development and testing of TDI’s processing technology for the extraction of bitumen from oil sands. The TDI technology proved to be commercially unviable. Accordingly, management reduced the Company’s book value on this investment of $0.6 million to zero.

In July 2006, the Company acquired a 90% mineral rights interest covering 27,557 gross acres from Roboco Energy, Inc. (“Roboco”) contemporaneously with the acquisition of Barnico Drilling, Inc. (“Barnico”), an East Texas-based drilling contractor with two drilling rigs. The acquisition was funded through the issuance of $32.4 million of senior secured convertible notes. (See Note 8 for additional information regarding the senior notes). As of the acquisition of Barnico, an established drilling company, Wentworth is no longer considered to be in the exploration stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.”  Additional detail regarding the July 26, 2006 closing of this acquisition of mineral rights and Barnico, and the July 25, 2006 closing of the related private placement, follows:

Mineral Rights.  On March 29, 2006, the Company entered into an Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership mineral and royalty estate from Roboco to acquire certain assets of the P.D.C. Ball Limited Partnership.  Pursuant to the terms of the agreement, the Company agreed to purchase 90% of the right, title, and interest in land, minerals, royalties, and leases pertaining to the oil, gas, and liquid hydrocarbons for the total of $17.7 million in cash and 1,500,000 common shares.

Barnico.  On March 27, 2006, the Company entered into a Stock Purchase Agreement with the stockholders of Barnico to acquire 100% of its common stock.  Barnico is a contract oil and gas drilling company located in Palestine, Texas.  The purchase price paid to the stockholders of Barnico consisted of $5.0 million in cash and 2,500,000 common shares of the Company.  The Company also issued an additional 250,000 common shares for a finder’s fee to two unrelated third parties.

Barnico is a provider of contract land drilling services for oil and gas development companies in the East and South Texas regions.

The acquisitions of the mineral rights and Barnico were treated as one transaction for accounting purposes due to common ownership of each and the fact the Company and seller would not have completed one transaction without the other.

On July 25, 2006, the Company entered into several agreements with investors in a private placement transaction providing for, among other things, the issuance of $32.4 million in senior secured convertible notes and Series A and Series B Warrants to purchase 46,214,286 and 16,175,000 shares of common stock, respectively, at an initial price of $1.40 per share until July 2011. The senior secured convertible notes bear interest at 9.15%, have a final maturity in July 2009, and are collateralized by all the Company’s assets.  This transaction is described in further detail in Notes 8, “Senior Secured Convertible Notes,” concerning an executed term sheet which, if finalized, would add approximately $14.7 million in interest and penalties to the original senior secured convertible note balance of $32.4 million.

2.              Significant Accounting Policies

a)              Going concern

The accompanying consolidated financial information has been prepared in accordance with the Company’s customary accounting policies and practices.  In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation have been included.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements. However, the Company has incurred significant losses from operations and is currently in default on its debt. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and the occurrence of (i) successful debt restructuring with its current  senior secured convertible noteholders (the “noteholders”); and (ii) injection of additional capital so that more wells can be drilled to provide more revenue.  The Company is currently engaged in negotiation with the noteholders, the outcome of which is uncertain at this time. Simultaneously, discussions are underway with potential lenders and investors based on the Company’s reserve report as of December 31, 2006, to provide sufficient funds to retire or replace the existing senior secured convertible notes and convertible debentures, provide working capital and drill additional wells on the Company’s existing properties. The outcome of these matters cannot be predicted at this time.

b)              Exploration stage company

As of July 26, 2006, the Company is no longer considered to be in the exploration stage as defined in SFAS No. 7 due to the acquisition of Barnico Drilling, Inc., an established drilling company. In previous periods the Company was an exploration stage company. See additional information regarding the accounting principle change in 2 (d) below.

c)              Consolidation

These interim consolidated financial statements include the accounts of the Company and its two subsidiaries, 97.8%-owned Wentworth Oil & Gas, Inc. and its wholly-owned Barnico Drilling, Inc.  All significant inter-company transactions have been eliminated in consolidation.

d)              Oil and gas activities

On July 26, 2006, the Company changed its method of accounting for its oil and gas properties from the full cost method to the successful efforts method. Management believes the successful efforts method better conforms to industry practice and is the preferred method under generally accepted accounting principles.  No restatement of prior periods is required because all oil and gas investments were unproved or written down to no basis in prior periods, and no material difference in accounting balances or results of operations resulted from the change in accounting method.

Under the successful efforts method, lease acquisition costs and intangible drilling and development costs on successful wells, development dry holes and asset retirement costs are capitalized. Costs of drilling exploratory wells are initially capitalized, but charged to expense if and when a well is determined to be unsuccessful.

A determination of whether a drilled exploratory well has found proved reserves cannot be made immediately. This is generally due to the need for a major capital expenditure to produce and/or evacuate the hydrocarbons found. The determination of whether to make such a capital expenditure is usually dependent on whether further exploratory wells find a sufficient quantity of additional reserves. Using guidance issued in FASB Position 19-1, “Accounting for Suspended Well Costs,” which became effective in April 2005, the Company capitalizes well costs in unproved oil and gas properties when the well has found a sufficient quantity of reserves to justify its completion as a producing well and the Company is making sufficient progress assessing the reserves and the economic and operating viability of the project.  The Company reevaluates its capitalized drilling costs at least quarterly to ascertain whether drilling costs continue to qualify for ongoing capitalization.

Costs directly associated with the acquisition and evaluation of unproved properties are excluded from the amortization base until the related properties are developed. Unproved oil and gas properties that are individually significant are assessed at least quarterly for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company’s experience or knowledge of successful drilling and average holding periods. Capitalized costs of producing oil and gas properties, after considering estimated residual salvage values, are depreciated and depleted by the units-of-production method based on estimated proved reserves on a field-by-field basis. Support equipment and other property and equipment are depreciated over their estimated useful lives. The costs of unproved properties which are determined to be productive are transferred to proved oil and gas properties and amortized on a unit-of-production basis

We perform a review for impairment of proved oil and gas properties on a depletable unit basis when circumstances suggest there is a need for such a review. To determine if a depletable unit is impaired, we compare the carrying value of the depletable unit to the undiscounted future net cash flows by applying management’s estimates of future oil and gas prices to the estimated future production of oil and gas reserves over the economic life of the property. Future net cash flows are based upon our independent reservoir engineer’s estimate of proved reserves. In addition, other factors such as probable and possible reserves are taken into consideration when justified by economic conditions and actual or planned drilling or other development activities. For a property determined to be impaired, an impairment loss equal to the difference between the carrying value and the estimated fair value of the impaired property will be recognized.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

All of the Company’s working interest (divided and undivided) is reported in the Company’s consolidated financial statements with proportionate share of the Company’s revenue and expenses in each major revenue and expense caption  on the consolidated statement of operations and proportionate share of assets and liabilities separately in each major asset and liability caption on the consolidated balance sheets.

See Note 5 for information on acquisitions and sales of properties.

e)              Equity investments

The Company used the equity method of accounting for its 23.5% investment in Redrock Oil Sands, Inc. (formerly Wentworth Oil Sands, Inc.).The investment in Redrock Oil Sands, Inc. consisted of capital contributions less the Company’s proportionate share of net losses for the year ended December 31, 2006.  This investment was written down by almost $0.6 million in 2006. See also note 1 for further discussion on this investment.

f)     Cash and cash equivalents

For the purpose of reporting cash flows the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

g)    Accounts receivable

The Company’s trade receivables consist of customer obligations for the provision of contract land drilling services. The Company extends credit based on management’s assessment of the customer’s financial condition and evaluates the allowance for doubtful accounts based on receivable aging, customer disputes and general business and economic conditions. Management believes that no allowance for doubtful accounts is necessary at December 31, 2006.

h)             Unbilled receivables and revenue recognition

Barnico recognizes revenues on turnkey drilling contracts and day-work contracts as the work progresses based on management’s estimates of the percentage of the turnkey contract completed, based upon the percentage of the contractual depth drilled as of period end and records an unbilled receivable for the percentage of the turnkey contract completed. The costs related to turnkey contracts and day-work contracts are recognized as incurred.  Barnico defers recognition of revenue on amounts received from customers for prepayments of services until those services are provided.

The Company utilizes the accrual method of accounting for crude oil revenues whereby revenues are recognized as the Company’s entitlement share of the oil that is produced and delivered to a purchaser based upon its working interest in the properties.

i)     Major customers and concentration of credit risk

As of December 31, 2006, one customer accounted for 92% of drilling revenue and the same customer accounted for 100% of trade receivables and unbilled receivables.  This customer has currently stopped using our drilling services; however, we believe the customer will use us again in the near future. In addition, we believe we can obtain replacement customers during the summer season in East Texas.

j)     Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of assets, which range from five to twenty years. Gains and losses on sales and retirements of property and equipment are reflected in income.

k)    Deferred finance costs

Finance costs with respect to the 12% convertible note totalling $40,000 were recorded May 4, 2005, and were being expensed using the interest method over the life of the note.  During the quarter ended June 30, 2006, these costs were fully amortized.

Finance costs with respect to the 10% convertible debentures totalling $0.3 million were recorded January 12, 2006, and are being expensed using the interest method over the remaining months until maturity of the debentures on January 11, 2009.  The Company also recorded a discount for the convertible debentures, as described in Note 9. Amortization expense through December 31, 2006 was $133,997.

Finance costs with respect to the 9.15% senior secured convertible notes totalling $11.2 million were recorded July 25, 2006 and are being expensed using the interest method over the remaining months until maturity of the notes in July 2009.  The Company also recorded a discount for the senior secured convertible notes as described in Note 8.  Amortization expense through December 31, 2006 was $1.1 million.

l)     Foreign currency translation

Certain of the Company’s assets, liabilities, revenues and expenses are translated from Canadian currency into U.S. dollars, the Company’s reporting currency. Monetary assets and liabilities are translated at year-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are also translated at the rates prevailing at the date of transaction.  Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the statement of operations.

m)   Loss per share

Basic loss per share has been calculated based on the weighted average number of common shares outstanding during the period.  The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.  The dilutive effect of convertible securities is reflected in diluted loss per share by application of the if-converted method. Under this method, conversion shall not be assumed for the purposes of computing diluted loss per share if the effect would be anti-dilutive. For the period ended December 31, 2006 the Company had approximately 31,942,038 potentially dilutive shares which are not included in the calculation of earnings per share, because the effect would be anti-dilutive.  For the years ended December 31, 2006 and 2005, diluted loss per share is the same as basic loss per share, as the effect of common stock equivalents are anti-dilutive.

n)    Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Significant areas requiring the use of management estimates relate to the determination of impairment of oil and gas property costs, stock based compensation and derivative contract liabilities.  By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in such estimates in future periods could be significant.  Actual results could differ from those reported.

o)              Stock based compensation

The Company adopted SFAS No. 123 (revised 2004), “Share-Based Payments,” upon inception on July 21, 2004 and accordingly, the cost of employee services received in exchange for equity instruments is measured at fair value at the grant date.  The cost of employee services received in exchange for an award of liability instruments is measured initially at fair value and re-measured subsequently at each reporting date through the settlement date.  Equity instruments issued to non-employees are also accounted for under the provisions of SFAS No. 123 (revised 2004) and Emerging Issues Task Force (“EITF”) 96-18. During the years ended December 31, 2006 and 2005, we recognized aggregate compensation expense of $11.1 million and $0.8 million, respectively, related to outstanding common stock options.

p)     Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

q)              Asset retirement obligations

The fair value of the statutory, contractual or legal liability associated with the retirement and reclamation of tangible long-lived assets is recorded when a reasonable estimate of fair value can be made, with a corresponding increase to the carrying amount of the related assets.  The increase to capitalized costs is amortized to earnings on a basis consistent with amortization of the underlying assets.  Subsequent changes in the estimated fair value of the asset retirement obligations (ARO) are capitalized and amortized over the remaining useful life of the underlying asset.  The ARO liabilities are carried on the Consolidated Balance Sheet at their discounted present value and are accreted over time for the change in their present value, with this accretion charge included in amortization.  Actual expenditures incurred are charged against the accumulated obligation with the resulting difference recognized in income as a gain or loss. See Note 12 for additional information on the Company’s asset retirement obligation.

r)              Financial instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  The Company’s financial instruments consist primarily of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, convertible debt and derivative liabilities. The carrying values of these instruments, except for the derivative liabilities, are considered to approximate their respective fair values because of the short maturity of these instruments. The fair value of the derivative liabilities was determined using the Black-Sholes pricing model.

s)     Comprehensive income

Under SFAS No. 130, “Reporting Comprehensive Income,” the Company is required to record certain gains and losses as a component of Stockholders’ Equity, with the current changes in the component balances comprising the balance sheet figure disclosed in a separate statement or in a financial statement note.  The loss for the period is the same as the comprehensive loss for the period.

t)                Impairment of long-lived assets

The Company evaluates the carrying value of its long-lived assets under the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount.  If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

u)             Recent accounting pronouncements

SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections.  It establishes retrospective application, of the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error.  It also redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error.  The Company adopted the pronouncement on January 1, 2007.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108. This Bulletin provides the Staff’s views on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance in SAB No. 108 is effective for financial statements of fiscal years ending after November 15, 2006. Adoption of this guidance did not materially impact our financial statements.

In July, 2006, the FASB released FIN 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109.”  FIN 48 requires companies to evaluate and disclose material uncertain tax positions it has taken with various taxing jurisdictions.  We are currently reviewing FIN 48 and are unable to determine the effect, if any, that FIN 48 will have to our operating results, financial position, or future cash flows.  We will be required to adopt FIN 48 on January 1, 2007.

3.     Royalty Interests

The Company acquired oil and gas royalty interests in Freestone County, Anderson County and Jones County, Texas. The royalty interest was purchased as part of the 27,557 gross acres of oil and gas fee mineral rights as described in Note 5(c). The royalty interest is reported at its initial estimated relative fair value of $0.4 million, less depletion of approximately $60,000.

4.     Joint Operating Agreement

In November 2006, we signed two three-year Oil, Gas & Mineral Leases and a Joint Operating Agreement with Marathon Oil Company and its affiliate (together, “Marathon”) to explore approximately 9,200 acres of the Freestone County, Texas property. The agreements give Marathon the right to drill deep gas wells on the property (below 8,500 feet) and the opportunity, but not obligation, to partner with us on drilling upper zones (above 8,500 feet) on a 50/50 basis. We retained a 21.5% royalty interest in any revenue generated from the property below 8,500 feet and a 23% royalty interest in any revenue generated from the property above 8,500 feet, after consideration of expenses including site preparation, labor, engineering, insurance and clean-up. In addition, Barnico will be the drilling contractor under the joint operating agreement on any wells drilled from the surface to approximately 8,500 feet. As part of the agreement, we acquired a seismic license giving us access to all seismic data collected during Marathon’s lease term.

5.              Oil and Gas Properties and Investments

Proved and Unproved Oil and Gas Properties

a)              Polk County, Texas

During the 2006 first quarter, the Company acquired an 87.5% working interest on approximately 40 acres in the Polk County property in Polk County, Texas. The Company purchased the leases to this property by making a cash payment of $0.1 million from the June 2006 private placement.  As of December 31, 2006, the Company has spent $2.0 million in refracturing the well. The refracturing was still in progress at December 31, 2006. Total capitalized costs for the year ended December 31, 2006 were $2.1 million, which includes acquisition, exploration and accrued retirement liability cost.

b)              Anderson County, Freestone County and Jones County, Texas

As part of the P.D.C. Ball and Barnico Drilling, Inc. acquisition described in Note 1, the Company purchased 27,557 gross acres of oil and gas fee mineral rights in Anderson County, Freestone County and Jones County, Texas for $31.1 million which included cash and issuance of Wentworth’s stock. Total capitalized costs for the year ended December 31, 2006, is $28.9 million, net of lease bonus of $2.7 million which includes acquisition and exploration costs.

Investment in Redrock Oil Sands, Inc.

In March 2006, we invested in a corporation, Wentworth Oil Sands, Inc. (now named Redrock Oil Sands, Inc., “Redrock”), with Petromax Technologies LLC to develop technology to extract oil from the tar sands.  Under the agreement, the Company issued to Petromax 200,000 shares of its common stock valued at $0.4 million and options to purchase 300,000 shares of our common stock at $1.25 per share. The Company also contributed to Redrock the Company’s Asphalt Ridge Tar Sand leases near Vernal, Utah, for which the Company paid $0.1 million. We own 2.5 million shares of Redrock, which represent 23.5% of Redrock’s issued and outstanding common shares.  The Company accounted for this transaction as an equity investment.  Redrock ceased use of the Petromax technology when it proved commercially unviable.  Petromax has since agreed with us to exchange its 200,000 shares and 300,000 options in our common stock for a lesser position of 100,000 shares and 150,000 options to purchase common stock at $1.50 per share, respectively.  Redrock subsequently entered into a licensing agreement with TDI Technology, Inc. pursuant to which Redrock was funded further development and testing of TDI’s processing technology for the extraction of bitumen from oil sands. The TDI technology proved to be commercially unviable. Accordingly, management reduced the Company’s book value on this investment of $0.6 million to zero.

Properties Acquired

a)              P.D.C. Ball — Anderson, Freestone, and Jones Counties, Texas

As described in Note 1, on July 26, 2006, the Company closed a purchase of the mineral and royalty estate from Roboco Energy, Inc. to acquire a 90% interest in oil and gas fee mineral rights on 27,557 gross acres in Anderson County, Freestone County and Jones County, Texas. The purchase price of $17.7 million in cash and 1,500,000 in common shares was funded by the issuance of $32.4 million in senior secured convertible notes and Series A and Series B Warrants to purchase 46,214,286 and 16,175,000 shares of common stock, respectively, at an initial price of $1.40 per share until July 2011 from a private placement.  See additional information regarding the private placement in Note 8, “Senior Secured Convertible Notes Payable.”  Capitalized costs for this property in 2006 total $31.1 million, and include acquisition and exploration costs, and the impact of the differences in book and tax bases. Also, see below, “Acquisition of Barnico Drilling, Inc. and P.D.C. Ball Oil and Gas Interest.”

b)              Pecos County, Texas

During 2006, the Company acquired a 75% working interest in the Pecos County property covering approximately 130 acres in Pecos County, Texas for approximately $75,000 in cash. Capitalized costs for this property in 2006 total $0.2 million and include acquisition, exploration and asset retirement obligation costs.

c)              Polk County, Texas

During 2006, the Company acquired an 87.5% working interest in the Polk County property in Polk County, Texas for $0.1 million in cash.  Capitalized costs for this property in 2006 total $2.1 million include acquisition, exploration and asset retirement obligation costs. See table below for production in 2006 for this property.

Properties Sold

In December, 2006, we completed the sale of four properties, Archer County, Wichita County, Pecos County and McMullen County, Texas, to one entity, Green Gold, Inc., an entity which, subsequent to the sale, engaged a current Wentworth director as its Chief Executive Officer.  Because of the relatively small size and low production levels of these properties, and because they are scattered across north-central, western and southern Texas, we concluded that these properties were not economically feasible to hold.  The sale generated proceeds, net of selling costs, of approximately $0.6 million, of which $0.3 million was paid in cash and the remainder is to be paid to the Company pursuant to a promissory note secured by a mortgage on the properties.  The promissory note bears interest at 10% per year with and is due in full on or before November 1, 2007. The Company realized a gain on sale of $0.2 million.

Acquisition of Barnico Drilling, Inc. and P.D.C. Ball Oil and Gas Interest

On July 26, 2006, the company completed its acquisition of 100% of Barnico Drilling, Inc.’s voting stock and P.D.C. Ball oil and gas mineral interest as disclosed in Note 1. The acquisition has been accounted for as a purchase and the acquisition cost has been allocated to assets acquired and liabilities assumed based on estimates of their relative fair values.

The P.D.C. Ball oil and gas mineral properties and Barnico Drilling, Inc. acquisitions have been accounted for as one transaction because the company could not have completed one without the other, and one individual was a principal in each vendor-company.

Barnico Drilling, Inc. is an East Texas-based drilling contractor with two drilling rigs. Due to the recent increase in oil and gas prices, there has been a significant increase in drilling activity, resulting in a high demand for drilling contractors.  Management believes this demand has caused shortages in available drilling rigs and a significant increase in contract rates. This acquisition was made to control drilling cost and to meet management’s drilling schedule.

The Company’s consolidated results of operations have incorporated Barnico Drilling, Inc.’s activity from the acquisition date.

The following pro forma information is presented as if the acquisition of Barnico Drilling, Inc. and P.D.C. Ball oil and gas mineral interest had occurred at the beginning of the respective periods:

	Years Ended December 31,
	2006	2005
Total revenue	$6,366,653	$7,736,231

Operating expenses	6,023,041	8,446,875
General and administrative	15,240,842	2,006,121
Finance cost	32,983,443	5,056,824
Equity loss on investment	593,735	—
Loss on derivative contracts	56,076,710	34,969,570
Deferred tax benefit	(5,206,199)	—
Total	105,711,572	50,479,390

Net loss	$(99,344,919)	$(42,743,159)
Net loss per share	$(4.54)	$(2.82)

The following is a summary of allocation of assets and liabilities from the purchase of Barnico Drilling, Inc. and the P.D.C. Ball oil and gas mineral interest:

Purchase price:
Cash	$22,660,000
Wentworth Energy, Inc. stock	9,267,320
$31,927,320
Allocation:
Royalty interests	$353,888
Unproved properties	30,718,924
Barnico’s drilling rigs and equipment	5,882,000
Barnico’s cash	354,669
Deferred tax liability	(5,206,199)
Other assets and liabilities	(175,962)
$31,927,320

6.              Equipment

	Cost	Accumulated Amortization	December 31, 2006 Net Book Value
Support equipment (rig)	$1,962,500	$54,500	$1,908,000

Rig and equipment	$3,961,345	$125,876	$3,835,469
Vehicles	220,489	18,375	202,114
Office equipment and furniture	45,670	1,145	44,525
Construction equipment	233,500	9,730	223,770
	$4,461,004	$155,126	$4,305,878

	Cost	Accumulated Amortization	December 31, 2005 Net Book Value
Office equipment	$2,523	$826	$1,697
Furniture and fixtures	345	34	311
	$2,868	$860	$2,008

7.              Convertible Loans Payable

	December 31, 2006	December 31, 2005
12% Convertible Note	$—	$183,500

An unsecured note payable due May 4, 2006 with interest payable monthly at 12% per annum and a bonus of 30,000 shares of the common stock of the company. The holder of the note is entitled, at its option, to convert any or all of the principal and accrued interest into shares of the common stock of the company at a price of $1.50 per such share at any time prior to maturity.

Total	$—	$183,500

In August 2005, the Company entered into a line of credit agreement, whereby it could borrow up to $1.0 million at a rate of 10% per annum calculated and payable annually.  Advances under the line of credit, which totaled almost $0.3 million during 2005, were due and payable on August 22, 2008 and until repayment, the lender could convert the principal sum and accrued interest into shares of the common stock of the Company at a price of $0.90 per share.  In accordance with EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” the Company recorded the value of the embedded beneficial conversion feature of $0.3 million as additional paid-in capital as the debt was issued with an intrinsic value conversion feature.  Upon repayment of the outstanding principal and accrued interest on December 30, 2005, the Company reduced additional paid-in capital by the sum of $0.3 million. This line of credit was terminated by the Company in May 2006.

8.              Senior Secured Convertible Notes Payable

On July 25, 2006, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with six investors pursuant to which the investors purchased 9.15% senior secured convertible notes with a principal amount totaling $32.4 million, and Series A and Series B warrants to purchase, respectively, 46,214,287 and 16,175,000 shares of the Company’s common stock until July 25, 2011 at an initial price of $1.40 a share. During the nine months immediately following the date the registration statement is declared effective by the Commission, the holders of the senior secured convertible notes may, upon delivery of written notice to the Company, adjust the conversion price to a then-current market price.   The Series B warrants are exercisable only if the Company requires the holders to convert the senior secured convertible notes.

Interest is payable quarterly and principal is due in 25 equal installments beginning in July 2007. The notes are convertible into common stock at the holder’s option at an initial rate of $1.40 per share and interest and principal may be paid in common stock at a discount to market value at the Company’s option as long as the Company is in compliance with the “Equity Conditions” defined in the note agreement and as described below.

The Company was required to file a registration statement for the resale of the number of shares of its common stock equal to 130% of the number of shares issuable upon conversion of the senior secured convertible notes, the payments of interest on, and principal of, the senior secured convertible notes, and upon exercise of the warrants. The registration statement was required to be declared effective by the Securities and Exchange Commission within 165 days of the date of the Purchase Agreement, or November 7, 2006. The Company was unable to meet the effectiveness date of the registration statement and is therefore required to pay, beginning on the date of such failure, and on every 30th day thereafter until such failure is cured, liquidated damages to the investors of 1.5% of the aggregate purchase price of the senior secured convertible notes accruing from the 165th day following the date of the Purchase Agreement.  The Company obtained a waiver and extension of the registration deadline to January 5, 2007.  As of that date, the Company had not yet made any such payments.

On April, 2, 2007, the Company entered into a term sheet with the holders of the senior secured convertible notes to restructure the notes and related agreements to permit their early repayment. Provided the notes are repaid in full by May 31, 2007, the Company will pay the holders the $32.4 million principal balance plus $9.6 million of accrued interest and penalties. The entire amount of interest and penalties due is contemplated in the $14.7 million accrued through May 31, 2007, as described above. In addition, the Company will have the option of paying an additional $5.0 million in cash or by issuing the holders seven-year warrants to purchase up to 14,300,000 shares of the Company’s stock at a price equal to the lesser of the exercise price of the existing warrants and the Average Market Price of the Company’s common stock as of June 8, 2007.  In addition, the exercise price of the existing warrants will be adjusted to the lesser of $1.40 and the Average Market Price of the Company’s common stock as defined below, and the term sheet provides for their expiration date to be extended to seven years following the registration of at least 50% of the of the conversion shares under the notes.  The existing and additional warrants will not be subject to registration requirements.  Average Market Price is the average of the daily volume-weighted average price of the common stock over the preceding 20 trading days, but no greater than the average of the volume-weighted average price over the first three or last three days of that period.

There is no assurance the Company can repay the senior secured convertible notes by May 31, 2007. If it does not repay the notes in full by May 31, 2007, the principal balance of the notes would increase to $47.0 million, including accrued interest and penalties, and the conversion price of the notes and the exercise price of the existing warrants would be adjusted to the lesser of the then-current price and the Average Market Price of the Company’s common stock as of April 2, 2007 and again as of June 8, 2007.  In addition, the existing warrants would be amended to extend the expiration date to seven years following the registration of at least 50% of the conversion shares under the notes.  The existing warrants would not be subject to registration requirements.

The Company intends to withdraw its current registration statement and intends to file a new registration statement within 30 days of completion of the final documentation relating to this restructuring.  If the registration statement is not declared effective within 100 days, cash registration delay payments of 1.5% per month would apply.  The Company has accrued $14.7 million of charges relating to this restructuring as of December 31, 2006.

The Company is reliant on the successful restructuring of its debt and obtaining adequate financing for its operations and capital needs.  There is no assurance it can repay the senior secured convertible notes by May 31, 2007.  The Company has not yet received a commitment for refinancing from any source and may not be able to refinance.  If it cannot reach agreement with the holders concerning the terms of the definitive amending agreements, the Company may be unable to complete this restructuring.  Due to the Company’s noncompliance with the Registration Rights Agreement, the holders may cause our senior secured convertible notes to be due and payable immediately and commence collection proceedings. As a result, the Company has classified this debt and the related discount as current liabilities in its consolidated balance sheets.  In order to maintain its operations, the Company’s cash needs are approximately $0.3 million to $0.4 million monthly, and any capital expenditures are subject to available funds. If the holders cause the senior secured convertible notes to be due and payable immediately, the Company may be unable to continue operations or it may be forced to sell all or some interests in its assets.

Because the senior secured convertible notes have a feature wherein the conversion price resets, the Company has analyzed the notes and the related warrants pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.  This provision results in a bifurcation of the conversion feature and the related warrants from the debt and accounting for these instruments as a derivative contract liability with changes in fair value recorded in the statement of operations.

Pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature and freestanding warrants of $146 million was recorded as a derivative contract liability as the debt is considered non-conventional convertible debt.

In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The change in the fair value of the derivative contract liability resulted in a loss of $50.8 million for the year ended December 31, 2006. The fair value of the derivative contract liability outstanding as of December 31, 2006 was $91.4 million.  The remainder of the liability of $40.6 million was recorded as discount to the debentures and as deferred finance costs. The Company may require the holders to convert the senior secured convertible notes after the Securities and Exchange Commission has declared effective the registration statement required by the Registration Rights Agreement and prior to July 24, 2009 if (1) certain conditions defined in the note agreement are satisfied, and (2) the closing sale price of the Company’s common stock exceeds 125% of the initial conversion price of the senior secured convertible notes.  If the Company elects to require such mandatory conversion, the Series B warrants issued to the investors then become exercisable at an initial price of $1.40 per share until July 2011 to purchase the following percentage of the shares of the common stock based upon the following arithmetic averages of the weighed average price of the Company’s common stock expressed as a percentage of the conversion price:

Warrant Coverage	Arithmetic Average

70%	125% - 175%
60%	175% - 225%
50%	225% - 300%
25%	300%+

In conjunction with senior secured convertible notes financing, the total consulting fees and commissions paid were: $1.8 million in cash, $0.9 million in senior secured convertible notes (included in the total above), 1,214,286 Series A warrants and 42,000 Series B warrants (included in the total above), and 3,521,429 other warrants entitling the holders to purchase shares of the Company’s common stock at prices ranging from $1.40 to $8.00 per share until July 2011.

9.              Convertible Debentures Payable

On January 12, 2006, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single investor pursuant to which the investor purchased 10% secured convertible debentures with a principal amount of $1.5 million and warrants to purchase 1,500,000 shares of the Company’s common stock until January 12, 2011, 1/3 of which are exercisable at a price of $0.60 per share, 1/3 are exercisable at $0.80 per share and 1/3 are exercisable at $1.00 per share.  The Company also issued 100,000 common shares as a commitment fee to the investor valued at $64,000. During the 2006 second quarter, the investor converted $0.4 million of the principal balance of the debentures into 684,615 shares of the Company’s common stock.

The convertible debentures are due and payable on January 11, 2009.  The principal and accrued interest on the Convertible Debentures may, at the option of the holder during the term of the convertible debentures, be converted into shares of the Company’s common stock at a rate of the lesser of $0.65 per share or 85% of the lowest volume-weighted average price of the Company’s common stock during the 15 trading days preceding the conversion date. The investor has contractually agreed to restrict its ability to convert the convertible debentures to an amount less than 5% of the then-issued shares of common stock of the Company.  In addition, the investor will not convert more than $150,000 of the principal in any 30-day period.  The convertible debenture was collateralized by 7,758,000 shares of the Company’s treasury stock held in escrow.  These collateral treasury shares were released and cancelled in July 2006.

In connection with the debenture, the Company recorded a $1.5 million debt discount due to the value of the equity consideration and beneficial conversion feature of the financing, pursuant to the guidance issued by the Emerging Issues Task Force.  The debt discount is being amortized over the life of the related debenture and approximately $0.4 million was expensed during 2006.  Amortization year includes the impact of writing off the discount related to the $0.4 million of principal balance that was retired as described above.

With respect to the $1.5 million convertible debentures, we failed to meet the deadline for the effectiveness of the registration statement (which deadline was the same as that which applies to the senior secured convertible notes) or if the registration is unavailable after it becomes effective, and we are required to pay, but have not paid, either in cash or common stock, liquidated damages of 2 percent of the liquidated value of the convertible debentures within three business days of such failure and every 30-day period thereafter until such failure is cured. Any liquidated damages begin accruing on the date of any such failure.  We intend to file a new registration statement within 30 days of completion of the final documentation relating to the restructuring of our senior secured convertible notes.

Subsequent to year end, due to the Company’s noncompliance with the terms of the Registration Rights Agreement, the holders of our convertible debentures have the right to demand repayment.  Accordingly, we have classified this debt and the related discount as current liabilities in our consolidated balance sheets.

Because the convertible debentures and the related warrants have a feature wherein the conversion price resets, the Company has analyzed the debenture and the related warrants pursuant to EITF 00-19.  This provision results in a bifurcation of the conversion feature and the related warrants from the debt and accounting for these instruments as a derivative contract liability with changes in fair value recorded in the statements of operations.

Pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature and freestanding warrants of $2.4 million has been recorded as a derivative contract liability as the debt is considered non-conventional convertible debt and the warrants have registration rights that carry penalties for noncompliance.  In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The change in the fair value of the derivative contract liability resulted in a loss of $2.6 million for 2006.  The fair value of the derivative contract liability outstanding as of December 31, 2006 was $4.1 million.

As a result of the provisions of the convertible debentures and the  senior secured convertible notes that the conversion price resets, there is a potential that we may not have enough shares to be able to settle the exercise in shares. Accordingly, EITF 00-19 requires these instruments to be classified as derivative liabilities.  As noted above, these convertible debentures are subject to the same extended registration deadline as the senior secured convertible notes discussed above. Failure to meet the extended registration requirement may require us to pay, in cash or common stock, liquidated damages of two percent of the liquidated value of the debentures within three business days of such failure and every 30-day period thereafter until such failure is cured. We were unable to register the shares by the due date and may not be able to do so, but we have not made any such payments.  The debenture holders could deliver to us a demand for immediate repayment.  In such a case, we may be unable to continue operations or we may be forced to sell all, or interests in, our assets

The Company issued 49,231 common shares to a third party for professional services in connection with the convertible debentures. These shares were valued at $32,000.

10.   Demand Note Payable

                            During 2006, the Company borrowed $0.5 million that was due on demand, with interest at 10% per annum. The note was uncollateralized. The loan was repaid by an issuance of 357,143 shares of common stock on September 6, 2006.

11.  Related Party Transactions

a)              The Company entered into transactions with related parties as follows.  These amounts have been recorded at the exchange amount, being the amount agreed to by the parties:

	Years ended December 31
	2006	2005
Management fees paid to corporations controlled by directors	$596,073	$261,944
Rent paid to a corporation controlled by a family member of a director	$13,543	$2,700
Rent paid to director’s family member	$9,000	$3,130
Consulting/Management fees paid to a directors	$275,600	$99,195
Consulting fees paid to a director’s family members	$42,000	$—
Services provided by vendors owned by director’s family members	$81,768	$—

b)              As of December 31, 2006 we held a $0.3 million promissory note receivable related to the sale of properties to a Company, Green Gold, Inc., which subsequently appointed one of our directors, Gordon C. McDougall, as its Chief Executive Officer. The note bears interest at 10% per year and is due in full on November 1, 2007.  Properties included in the sale include Archer County, Wichita County, Pecos County and McMullen County, all of which are in Texas. See Note 5, “Oil and Gas Properties and Investments — Properties Sold,” for additional information related to the sale.

c)              As of December 31, 2006, approximately $48,000 was owed to directors and corporations owned by directors of the Company with respect of unpaid fees and expenses.  The amount due to related parties is unsecured, without interest, or stated terms of repayment; accordingly fair value cannot be reliably determined.

12.  Asset Retirement Obligation

The following table summarizes the changes in the Company’s asset retirement liability during the years ended December 31, 2006 and 2005.  There was no liability at December 31, 2004:

	2006	2005
Asset retirement obligation at January 1	$189,000	$—
Asset retirement obligations incurred in the current period	220,880	189,000
Asset retirement obligations settled in the current period	(264,307)	—
Accretion expense	9,668	—
Revisions in estimated cash flows	—	—
Asset retirement obligation December 31	$155,241	$189,000

13.  Warrants Outstanding

Each warrant entitles the holder to purchase one share of the common stock of the Company at a fixed cash exercise price at any time during the term of the warrant.

	Number of warrants	Weighted Average Exercise Price	Expiration Date
Outstanding at December 31, 2004	—	—	—

Warrants granted	120,000	$0.75	July 4, 2006
Warrants granted	1,358,754	$1.00	December 30, 2008
Warrants exercised	—	—	—
Outstanding at December 31, 2005	1,478,754	$0.98	December 30, 2008

Warrants granted	1,000,000	$1.40	July 25, 2011
Warrants granted	1,650,000	$1.04	September 20, 2011
Warrants granted	64,910,716	$2.73	July 25, 2011
Warrants granted	746,429	$1.40	June 20, 2011
Warrants exercised	(650,000)	$1.40	July 25, 2011
Warrants exercised	(1,310,524)	$0.98	December 30, 2008
Outstanding at December 31, 2006	67,825,375	$1.28	—

14.  Issuances of Securities

The following table presents the unregistered issuances of the company’s securities, and the proceeds therefrom, for the years ended December 31, 2006 and 2005, respectively.

	2006	2005
Common stock
Number	15,907,955	11,837,111
Proceeds	$13,298,647	$1,350,088
Warrants
Number	67,302,145	1,478,754
Stock options
Number	1,350,000	—
Convertible debentures	$1,500,000	$—
Senior secured convertible notes	$32,350,000	$—

15. Supplemental Cash Flow

        The following non-cash transactions were recorded during the periods ended:

	2006	2005
Shares issued for reduction of payables	$546,632	$277,659
Shares issued for conversion of debt	$628,500	$12,500
Shares issued for assets acquired	$9,263,070	$9,696
Shares issued for investment	$378,000	$—
Shares issued for deferred financing fees	$125,250	$69,000
Transfer of oil and gas properties to equity investments	$100,001	$—
Discount on convertible debt	$33,850,000	$—

16.  Stock-Based Compensation

The Company grants options to directors, officers, and consultants to acquire common stock.  The Company prospectively adopted SFAS 123(R), “Share-Based Payments,” upon the July 21, 2004 inception.

The Company issued 9,775,000 options during 2005 and 9,250,000 during 2006.  The estimated fair value, as determined by a Black-Scholes option pricing model, of stock options granted and future charges to operations are set out below.

Date of grant	March 18, 2005	April 2, 2005	June 8, 2005	October 1, 2005	December 31, 2005	Total or Average

Number of options	6,000,000	400,000	225,000	100,000	3,050,000	9,775,000
Number expected to vest	6,000,000	400,000	225,000	100,000	3,050,000	9,775,000
Estimated life	2.6 years	2.8 years	2.0 years	2.4 years	2.1 years	2.4 years
Share price at date of grant	$0.25	$0.25	$0.25	$0.75	$0.62	$0.37
Weighted average option exercise price	$0.32	$0.38	$0.42	$0.50	$0.50	$0.38
Risk free interest rate	3.25%	3.25%	3.25%	3.32%	3.85%	3.44%
Estimated volatility	93.96%	96.96%	94.95%	195.49%	211.43%	131.80%
Option fair value	$0.13	$0.13	$0.09	$0.68	$0.55	$0.27
Compensation cost	$776,556	$52,248	$19,444	$67,509	$1,687,601	$2,603,358

Date of grant	February 15, 2006	March 22, 2006	May 29, 2006	June 15, 2006	July 4, 2006	Total or Average

Number of options	250,000	500,000	7,250,000	200,000	1,050,000	9,250,000
Number expected to vest	250,000	500,000	7,250,000	200,000	1,050,000	9,250,000
Estimated life	5.04 years	2.92 years	3 years	3 years	3 years	3.39 years
Share price at date of grant	$1.90	$3.40	$4.23	$3.45	$1.89	$2.97
Weighted average option exercise price	$1.50	$3.85	$1.66	$4.20	$1.50	$1.81
Risk free interest rate	4.6%	4.69%	4.94%	5.10%	5.20%	4.91%
Estimated volatility	173.98%	186.43%	186.61%	186.61%	188.71%	184.47%
Option fair value	$1.82	$3.02	$4.00	$3.08	$1.73	$2.73
Compensation cost	$455,986	$1,511,658	$28,910,334	$615,124	$1,818,000	$33,311,102

Option pricing models require the input of highly subjective assumptions including the expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the company’s stock options.

	Total number of options	Currently exercisable options	Weighted average exercise price	Expiry date
Options granted	1,800,000	—	$0.50	February 28, 2009
Options granted	4,100,000	2,612,500	$0.25	February 28, 2008
Options granted	3,425,000	346,000	$0.50	February 28, 2008
Options granted	350,000	222,500	$0.25	February 28, 2007
Options granted	100,000	25,000	$0.50	December 31, 2006
Options exercised	(840,000)	—	$0.25	February 28,2008
Options terminated	(600,000)	—	$0.25	February 28, 2008
Outstanding at December 31, 2005	8,335,000	3,206,000	$0.41	28 months

	Total number of options	Currently exercisable options	Weighted Average exercise price	Expiry date
Options granted	1,800,000	1,800,000	$0.50	February 28, 2009
Options granted	4,100,000	2,200,000	$0.25	February 28, 2008
Options granted	3,425,000	843,500	$0.50	February 28, 2008
Options granted	350,000	120,000	$0.25	February 28, 2007
Options granted	100,000	100,000	$0.50	December 31, 2006
Options exercised	(840,000)	—	$0.25	February 28,2008
Options terminated	(600,000)	—	$0.25	February 28, 2008
Options granted	250,000	93,750	$1.50	February 28, 2011
Options granted	500,000	500,000	$3.85	February 28, 2009
Options granted	600,000	400,000	$0.50	May 29, 2009
Options granted	650,000	350,000	$4.20	February 28, 2009
Options granted	200,000	150,000	$4.20	June 15, 2009
Options granted	6,000,000	1,000,002	$1.50	June 15, 2009
Options granted	1,050,000	175,002	$1.50	June 15, 2009
Options exercised	(640,000)	—	$.25	February 28,2008
Options exercised	(200,000)	—	$.50	May 29, 2009
Options exercised	(131,500)	—	$.50	February 28, 2008
Options exercised	(50,000)	—	$.25	February 28, 2007
Options terminated	(1,750,000)	—	$.50	February 28, 2008
Outstanding at December 31, 2006	14,813,500	7,732,254	$1.28	23 months

The fair value of stock options is charged to operations over the lesser of the vesting period or the expected life of the options.

17.  Change in Authorized Shares

On December 26, 2006, the total number of authorized common shares was increased from 98,000,000 to 300,000,000 and the number of all authorized shares was increased from 100,000,000 to 302,000,000.

18.  Income Taxes

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2006	2005

Statutory rate	37%	37%
Increase (decrease) in income taxes resulting from:
Increase in valuation allowance	(35)%	(37)%
	2%	0%

The significant components of the Company’s deferred tax liabilities and assets are as follows:

	2006	2005
Deferred tax liabilities:
Oil and gas properties	$2,906,397	$—
Finance Cost	2,587,022	—
Property, Plant and Equipment	2,088,038	—
Total	7,581,456	—

Deferred tax assets:
Accrued liabilities	4,953,638	—
Deferred Revenue	111,000	—
Non-capital losses available for future periods	1,926,472	257,721
Derivative liabilities	35,332,224	—
Debenture discount	6,513,469	—
Stock Compensation	4,098,809	—
Total	52,935,612	257,721
Valuation allowance	(45,354,156)	(257,721)
Total	7,581,456	—
Net Deferred Taxes	$—	$—

Components for provision of income taxes are as follows:

	2006	2005
Current	$—	$—
Deferred expense (benefit)	(5,206,199)	—
	$(5,206,199)	$—

At December 31, 2006 the Company has available non-capital losses for tax purposes of approximately $5.2 million which may be carried forward to apply against future income. These losses may be limited under IRS Section 382. These losses will expire commencing in 2014.

19.  Commitments and Contingencies

On April 10, 2006, PIN Financial LLC initiated a lawsuit against us in U.S. Southern District Court of New York in which PIN Financial LLC claimed commissions totaling $150,000 in cash and 230,769 shares of our common stock with respect to our January 2006 issuance of $1.5 million of convertible debentures to Cornell Capital Partners, LP.  Cornell Capital Partners, LP and we deny and dispute the claim and we will aggressively defend the action.  Discovery in the case has commenced and is continuing. We believe financial loss is remote.  Accordingly, no accrual has been recorded.

On May 24, 2006, we initiated a lawsuit in the District Court of Tarrant County, Texas, against KLE Mineral Holdings, LLC (“KLE”) of Lexington, Kentucky for the recovery of $118,000 of deposits and interest, attorney’s fees, costs and such other relief to which we may be entitled. The claim arose as a result of KLE’s failure to refund, as agreed, $118,000 of option payments made by us in 2005 in connection with certain coal mineral interests in the Hazard Coal District in eastern Kentucky.  KLE made a motion to dismiss the lawsuit, and in August 2006, the presiding judge denied KLE’s motion to dismiss. In March 2007, the Company’s request for a summary judgment on this matter was denied. Financial loss is considered remote.

On September 25, 2006, Utah Oil Sands, Inc. commenced a lawsuit against us, our Chief Executive Officer, John Punzo, and our director, Roger Williams, in the Los Angeles Superior Court relating to our refusal to purchase certain tar sands leases in Utah in consideration of 1,000,000 shares of our common stock.  We claimed the leases were not as represented and terminated the purchase agreement in November 2005.  The lawsuit seeks our issuance to Utah Oil Sands, Inc. of a total of 5,900,000 shares of our common stock, cash royalties of 8% of any revenue from the Asphalt Ridge Tar Sands property transferred by us to Redrock Oil Sands, Inc. in March 2006, additional shares of our common stock equal to the difference between a 12% royalty and the 8% cash royalty claimed, cash damages equal to 5,800,000 shares multiplied by the highest price per share at which our shares traded publicly between the date the shares were to be issued and the date of judgment under the lawsuit, additional cash damages of $5.5 million, and unspecified punitive damages and attorneys’ fees and costs.  We have filed an answer and cross complaint for the return of 100,000 shares issued to Utah Oil Sands, Inc. previously.  We deny and dispute Utah Oil Sands, Inc.’s claims and we are vigorously defending ourselves. Management believes that financial loss, if any, is not determinable.  Accordingly, no accrual has been recorded.

On July 24, 2006, we initiated a lawsuit against PB Energy USA, and certain other defendants in the District Court of Tarrant County, Texas.  We sought recovery of $23,000 from PB Energy USA, Inc. with respect to well re-entry costs paid to them and which related to our oil and gas interest in McMullen County, Texas.  When PB Energy USA, Inc. failed to forward our funds to the operator, we paid another $23,000 directly to the operator, and sought an order requiring the defendants to reimburse us for that expense. We also sought return of shares of our Company that we had issued to these defendants.  PB Energy USA, Inc. filed a cross complaint. After reviewing the matter and the documentation, we determined that PB Energy incurred some expenses that were initially unknown to us. As a result, we settled the case in October 2006, with a payment to PB Energy of $10,000 and allowing our shares to remain as issued to the various defendants.

In 2006, Johnny Stubbs commenced a lawsuit against the Company’s wholly-owned subsidiary, Barnico Drilling, Inc., in the 402nd Judicial District Court of Wood County, Texas.  The plaintiff was allegedly hit in the eye when he used a hammer to change a tong die.  In a case such as this, the plaintiff must prove that Barnico was somehow negligent in failing to provide either proper equipment to do the job or in failing to provide a safe place to do the work.  Barnico asserts that it provided adequate safety equipment and that the plaintiff was advised to use it, but chose on his own not to use the safety equipment.  Barnico believes financial loss is reasonably possible, with estimates of possible loss ranging between zero and $10,000.  Accordingly, no accrual is required.

Phillip Dennis Carter and Teresa Walls Carter commenced a lawsuit against Barnico Drilling, Inc. in the 349th Judicial District Court of Anderson County, Texas.  The plaintiff sued Barnico and four other entities complaining that he was employed by Barnico and on December 8, 2004, while working on a drilling rig in Anderson County, Texas, he was injured while trying to climb down from a drilling rig.  The plaintiff alleges that Barnico was negligent in various manners and alleges that he suffered disabling and serious personal injuries.  The Company believes that a financial loss is remote.  Accordingly, no accrual has been recorded in this matter.

In December 2002, Roy Vest commenced a lawsuit against Barnico Drilling, Inc. in the 87th Judicial District Court of Anderson County, Texas.  The plaintiff alleges that he was an employee of Barnico, at a time when he was injured on the job.  Barnico is a non-subscriber under worker’s compensation.  Discovery has been conducted, but the Plaintiff has not prosecuted this case nor taken any other action in this case nearly two years.  Barnico believes financial loss is remote.  Accordingly, no accrual for a loss contingency has been recorded.

The Company has entered into the following consulting agreements:

a)              In October 2005, the Company entered into a management agreement with a corporation controlled by the CEO of the Company.  This agreement replaces an agreement with another corporation controlled by the same CEO, which was effective April 2, 2005 and was terminated by the corporation on September 30, 2005.  The corporation will be paid approximately $14,000 per month for consulting services, and an annual bonus based on performance of the Company.  Remuneration also includes a minimum of 1,000,000 options.  The agreement is for a term of five years.  If the agreement is terminated by the Company without notice, damages are payable equal to 12 times the monthly fee.

b)              Effective April 2, 2005, pursuant to which a corporation controlled by the President of the Company, will be paid approximately $11,000 per month for consulting services, in cash or common shares at the option of the consultant.  Additional remuneration includes a minimum of 800,000 options to be granted annually. The agreement is for a term of five years. If the agreement is terminated by the company without notice, damages are payable equal to 12 times the monthly fee.

c)              Effective June 1, 2005, pursuant to which an investor relations consultant will be paid 400,000 shares of common stock for a twelve month period commencing August 1, 2005.

d)              Effective December 2005, the Company committed to a directors’ stock option plan in which each director will receive 200,000 options upon the anniversary of each full year of service as director of the Company. The first such anniversary will be in March, 2006, and the options are exercisable at $0.50 per share for a period of three years following the date of the grant.

e)              On July 25, 2006, we entered into a three-year consulting agreement with George D. Barnes, who was appointed our Vice President of Operations and a director on August 21, 2006. This consulting agreement contains the following provisions: a monthly fee of $12,000 ($142,000 annually) during the first year and $17,000 ($0.2 million) in subsequent years; the grant of stock options to purchase 2,000,000 shares of our common stock at $1.50 per share, which options vest at a rate of 166,667 shares per calendar quarter; and in the event of termination of the agreement by us without cause, severance fees equal to the monthly fees otherwise payable between the date of termination and July 25, 2009.

Contingent Liabilities

In preparing financial statements at any point in time, management is periodically faced with uncertainties, the outcomes of which are not within its control and will not be known for prolonged periods of time. We are involved in actions from time to time, which if determined adversely, could have a material negative impact on our financial position, results of operations and cash flows. Management, with the assistance of counsel makes estimates, if determinable, of Wentworth’s probable liabilities and records such amounts in the consolidated financial statements. Such estimates may be the minimum amount of a range of probable loss when no single best estimate is determinable. Disclosure is made, when determinable, of any additional possible amount of loss on these claims, or if such estimate cannot be made, that fact is disclosed. Along with our counsel, we monitor developments related to these legal matters and, when appropriate, we make adjustments to recorded liabilities to reflect current facts and circumstances. Although it is difficult to predict the ultimate outcome of these matters, management is not aware of any amounts that need to be recorded and believes that the recorded amounts, if any, are reasonable.

20.  Segment Information

Since the July 2006 acquisition of Barnico, a drilling company, Wentworth’s operations have been focused on two segments, Drilling operations and Oil and Gas production. The drilling segment is engaged in the land contract drilling of oil and natural gas wells. Its operations reflect revenues from contracting one of the Company’s two drilling rigs and crew to third parties, until such time as the Company is prepared to utilize both rigs on its own properties. The Oil and Gas production segment effectively began active operations in 2006. The Oil and Gas segment is engaged in the development, acquisition and production of oil and natural gas properties. Management reviews and evaluates the segment operations separately, but anticipates the contract drilling activities to diminish significantly over the next 12 months. The operations of both segments have focused on counties in Texas during 2006. The accounting policies of the reportable segments are the same as those described in Note 2. The Company evaluates the segments based on income (loss) from operations. There was no contract drilling in 2005.  Segment activity for the years ended December 31, 2006 and 2005 is shown below (in thousands):

	Years ended December 31,
	2006	2005
Revenues
Drilling revenues	$2,865	$—
Oil and gas revenues	176	30
Gain on sale of sale of oil and gas properties	173	—
Total revenues	$3,214	$30

	Years ended December 31,
	2006	2005
Operating income (1)
Drilling	$510	$—
Oil and gas	7	(340)
Total operating income	517	(340)
General and administrative expense	(14,837)	(154)
Interest expense	(23,633)	(1,906)
Other income (expense), net	(53,787)	(100)
Loss before income tax	$(91,740)	$(2,500)

	December 31, 2006	December 31, 2005
Identifiable Assets (2)
Drilling	$6,314	$—
Oil and gas	31,394	297
Corporate assets	18,068	195
Total assets	$55,776	$492

(1)     Operating income is total operating revenues less operating expenses, depreciation, depletion and amortization and does not include non-operating revenues, general corporate expenses, interest expense or income taxes.

(2)     Identifiable assets are those used in Wentworth’s operations in each industry segment. Corporate assets are principally cash and cash equivalents, short-term investments, furniture and equipment.

	Years ended December 31,
	2006	2005
Capital Expenditures
Drilling	$473	$—
Oil and gas	31,156	297
Other	75	2
Total capital expenditures	$31,704	$299

	Years ended December 31,
	2006	2005
Depreciation, Depletion and Amortization
Drilling	$208	$—
Oil and gas	59	—
Other	3	1
Total depreciation, depletion and amortization	$270	$1

21.  Subsequent Events

On January 22, 2007, the Company purchased a 640-acre leased oil and gas property in Freestone County, Texas, including the Shiloh 1 and Shiloh 3 wells, for the sum of $0.2 million cash.

In February 2007, the Company approved a stock incentive plan whereby options for the purchase of up to 2,378,249 shares of the Company’s common stock at prices not less than the fair market value of the Company’s stock on the date of grant may be granted from time to time to eligible employees, directors, officers, consultants and advisors.  On February 19, 2007, the Company granted stock options pursuant to the plan to two employees of the Company to purchase a total of 300,000 shares of the Company’s common stock at a price of $1.50 per share for a period of three years.  On April 2, 2007, the Company granted stock options to a director to purchase up to 200,000 shares of the Company’s common stock at a price of $0.50 per share for a period of three years.

Subsequent to the end of the year, the Company entered into a month-to-month rental agreement with three officers of the Company whereby the Company will rent a furnished house located in Palestine, Texas owned by the officers for use by out-of-town employees of the Company.  Rent is payable at $3,200 per month.

Subsequent to year end, Barnico’s primary customer for which drilling services were being performed has begun using other sources for its drilling efforts.   Management believes the customer will use Barnico’s services again in the near future.  In addition, management believes Barnico can obtain replacement customers during the summer season in East Texas. Barnico is actively seeking and bidding for third party contracts around East Texas, without success to date. In the meantime, to reduce expenses relative to Barnico, we have begun to lay-off non critical or lesser skilled employees. Skilled employees are retained on a part time basis to provide equipment maintenance and as standby to respond.

22.  Oil and Gas Producing Activities

The tables below presents disclosures as required by SFAS No. 69, “Disclosures about Oil and Gas Producing Activities—an amendment of FASB Statements 19, 25, 33, and 39.”

Capitalized Costs Relating to Oil and Gas Producing Activities:

(Unaudited)	December 31, 2006	December 31, 2005
Unproved oil and gas properties	10,456,431	609,301
Proved oil and gas properties	20,847,589	—
Proved oil and gas royalties	353,888	—
Support equipment and facilities	1,962,500	—
Less accumulated depreciation, depletion, amortization and valuation allowances	(318,549)	(312,200)
Net capitalized costs	$33,301,859	$297,101

Accumulated depreciation, depletion, amortization and valuation allowances include impairment costs of $204,713 and $312,200 respectively for December 31, 2006 and December 31, 2005.  There are no net capitalized costs from the Company’s share of equity method investees.

Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities:

Unaudited	Year ended December 31, 2006	Year ended December 31, 2005
Property acquisition costs
Proved	$18,517,077	$—
Unproved	12,582,054	108,101
Unproved oil and gas royalties	353,888	—
Total acquisition costs	31,453,019	108,101
Exploration costs	2,478,585	—
Development costs	833,230	—
Asset retirement costs	220,880	189,000

Results of Operations for Oil and Gas Producing Activities for the Years Ended December 31, 2006 and 2005:

Unaudited	Year ended December 31, 2006	Year ended December 31, 2005
Oil and gas sales	$176,178	$29,673
Gain on sale of oil and gas properties	173,053	—
Total Revenue	349,231	29,673
Production costs	136,007	46,478
Exploration costs	56,390	10,000
Depreciation, depletion and amortization	113,836	619
Impairment of oil and gas properties	204,713	312,200
Total oil and gas expense	510,946	369,297
Net loss oil and gas operations	(161,715)	(339,624)
Income tax expense	—	—
Results of operations for oil and gas producing activities (excluding corporate overhead and finance costs)	$(161,715)	$(339,624)

23.  Reserve Information

The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Company’s reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company’s reserves are located in the United States.

Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on year-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.

	Oil (Bbls)	Gas (Mcf)
Proved developed and undeveloped reserves
Beginning of year	0	0
Purchased of minerals in place	299,200	18,897,700
Extension and discoveries	2,600	870,100
Production (bbls & mcf)	(71)	(10,822)
Sales of minerals in place	0	0
End of year	301,729	19,756,978

	Oil (Bbls)	Gas (Mcf)
Proved developed reserves
Beginning of year	0	0
End of year	301,800	19,767,800

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2006
Future cash inflows	$122,521,573
Future production costs	(9,189,915)
Future development costs	(22,038,248)
Future income tax expenses	(12,081,376)
Future net cash flows	79,212,034
10% annual discount for estimated timing of cash flows	(27,780,335)
Standardized measures of discounted future net cash flows relating to proved oil and gas reserves	$51,431,699

The reconciliation of change in the standardized measure of discounted future net cash flow during 2006 is not applicable due to the fact that the Company had no reserves in 2005.

Development of proved undeveloped interests is projected to cost $22.0 million. The Company is reliant on the successful restructuring of its debt and obtaining adequate financing for its operations and capital needs. The Company may not be successful in its financing efforts. See Note 8 for additional information concerning the Company’s debt refinancing.

Barnico Drilling, Inc.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders

Barnico Drilling, Inc.

Palestine, Texas

We have audited the accompanying balance sheets of Barnico Drilling, Inc. (“the Company”) as of June 30, 2006 and December 31, 2005, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the six months ended June 30, 2006 and year ended December 31, 2005.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barnico Drilling, Inc. as of June 30, 2006 and December 31, 2005 and the results of its operations and its cash flows for the six months ended June 30, 2006 and year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
April 23, 2007

Barnico Drilling, Inc.

Balance Sheets

	June 30, 2006	December 31, 2005

Assets
Current
Cash	$506,887	$460,661
Accounts receivable, trade	—	34,875
Unbilled receivables	220,625	162,750
Interest receivable	—	5,265
Deferred tax asset	27,000	182,088
Federal income tax receivable	128,137	—
Advances to employees	18,292	8,505
Advances to employees, related party	—	15,000
Total current assets	900,941	869,144
Property and equipment, net	183,950	207,084
Notes receivable, related party	—	147,518

Total Assets	$1,084,891	$1,223,746

Liabilities
Current
Accounts payable	$416,945	$639,407
Accrued liabilities	89,428	85,647
Refund payable	225,000	—
Corporate income taxes payable	259,575	281,602
Deferred revenue	49,598	—
Operating advances due to related parties	47,692	40,000
Notes payable, current portion	—	85,236
Total current liabilities	1,088,238	1,131,892
Notes payable, net of current portion	—	8,219
Deferred tax liability	27,001	20,306

Total Liabilities	1,115,239	1,160,417
Commitments and contingencies (note 11)

Stockholders’ Equity
Class A, voting stock, no par value
5,000 shares authorized and outstanding	1,000	1,000
Class B, non-voting stock, no par value
15,000 shares authorized and outstanding	—	—
Additional paid in capital	19,592	19,592
Accumulated earnings (deficit)	(50,940)	42,737

Total Stockholders’ equity (deficit)	(30,348)	63,329

Total Liabilities and Stockholders’ Equity (Deficit)	$1,084,891	$1,223,746

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statements of Operations

	For Six Months Ended June 30, 2006	For Year Ended December 31, 2005

Drilling Revenue	$2,934,282	$7,543,471

Operating expenses
Drilling expenses	1,837,808	4,497,974
Salaries and taxes	870,652	2,540,199
Depreciation	28,722	76,317
Other general and administrative	250,046	555,495
Total operating expenses	2,987,228	7,669,985

Operating loss	(52,946)	(126,514)

Other items
Other income (expense), net	1,459	(63,119)
Interest expense	(571)	(2,782)
Total other income (expense)	888	(65,901)

Loss before taxes	(52,058)	(192,415)

Provision (Benefit) for income taxes
Current	(120,163)	141,757
Deferred	161,782	(213,467)
Total income taxes (benefits)	41,619	(71,710)

Net loss	$(93,677)	$(120,705)

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statement of Stockholders’ Equity (Deficit)

For the period from January 1, 2005 to June 30, 2006

	Number of shares
	Class A	Class B	Par value	Additional Paid in Capital	Retained earnings (deficit)	Total

Balance January 1, 2005	1,000	—	$1,000	$19,592	$163,442	$184,034

Net loss for the year	—	—	—	—	(120,705)	(120,705)

Balance December 31 2005	1,000	—	1,000	19,592	42,737	63,329

Exchange of common stock for Class A shares and issuance of Class B shares	4,000	15,000	—	—	—	—

Net loss for the period	—	—	—	—	(93,677)	(93,677)

Balance June 30, 2006	5,000	15,000	$1,000	$19,592	$(50,940)	$(30,348)

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Statements of Cash Flows

	For Six Months Ended June 30, 2006	For Year Ended December 31, 2005

Operating activities
Net loss for the period	$(93,677)	$(120,705)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation	28,722	76,317
Deferred income tax expense (benefit)	161,782	(213,467)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(17,335)	(38,663)
Income tax receivable	(128,137)	—
Advances to employees	5,213	(2,983)
Corporate income taxes payable	(22,027)	141,757
Accounts payable and accrued liabilities	5,920	582,627
Operating advances due to related parties	7,692	89,019
Deferred revenue	49,598	—
Net cash provided/(used) by operating activities	(2,249)	513,902

Investing activities
Acquisition of property and equipment	(5,588)	(10,213)
Advances under notes receivable	—	(205,000)
Repayments of notes receivable	147,518	—
Net cash provided/(used) by investing activities	141,930	(215,213)

Financing activities
Borrowings under financing agreements	—	150,000
Repayments on financing agreements	(93,455)	(89,422)
Net cash provided/(used) by financing activities	(93,455)	60,578

Increase in cash	46,226	359,267

Cash, beginning of period	460,661	101,394

Cash, end of period	$506,887	$460,661

Supplemental cash flow information
Interest paid	$2,446	$907
Income taxes paid	$30,000	$—

Supplemental disclosure of non-cash investing and financing information:
Offset of operating advances and notes receivable	$—	$174,482
Offset of operating advances and interest receivable	$—	$5,368
Settlement of other receivable with property	$—	$37,855

See accompanying notes to these financial statements

Barnico Drilling, Inc.

Notes to the Financial Statements

1.Nature of Operations

The company was incorporated in the State of Texas in 1992.  The company is a provider of contract land drilling services for oil and gas development companies in the East and South Texas regions.

2.Significant Accounting Policies

a)Basis of Accounting

The Company financial statements have been prepared on the accrual basis of accounting.

b)Cash and Cash Equivalents

For the purposes of reporting cash flows the company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

c)Accounts Receivable

The company’s trade receivables consist of customer obligations for the provision of contract land drilling services.  The company extends credit based on management’s assessment of the customer’s financial condition, receivable aging, customer disputes and general business and economic conditions.  Management believes that no allowance for doubtful accounts is necessary at June 30, 2006 and December 31, 2005

d)Unbilled Receivables and Revenue Recognition

The Company recognizes revenues on turnkey drilling contracts and day-work contracts as the work progresses based on management’s estimate of the percentage of the turnkey contract completed, based upon the percentage of the contractual depth drilled, as of period end and records an unbilled receivable for the percentage of the turnkey contract completed.  The costs related to turnkey contracts and day-work contracts are recognized as incurred.  The Company defers recognition of revenue on amounts received from customers for prepayment of services until those services are provided.

e)Major Customers and Concentration of Credit Risk

As of June 30, 2006 and the six months then ended, two customers accounted for 80% of revenue and one customer accounted for 100% of trade and unbilled receivables.  As of December 31, 2005 and the year then ended, one customer accounted for 36% of revenue and 100% of trade and unbilled receivables

f)Property and equipment

Property and equipment are stated at cost, less accumulated depreciation.  Depreciation for financial reporting purposes is computed using the straight-line method over the estimated useful lives of the assets, which range from five to twenty years.  Gains and losses on sales and retirements of property and equipment are reflected in income.

g)Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Management believes there was no impairment at June 30, 2006 and December 31, 2005.

h)Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes.  Actual results could differ from those estimates.  Significant estimates include the percentage of land drilling contracts completed.  It is reasonably possible those estimates could be revised in the near term and the revisions would be material.

i)Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  A valuation allowance for deferred tax assets is recorded when it is more likely than not that the benefit from the deferred tax asset will not be realized.

3.Employee Advances, related party

At December 31, 2005 the company had advanced $15,000 to a family member of the sole shareholder.  The advance was repaid in April 2006.

4.Property and Equipment

	June 30, 2006	December 31, 2005

Automobiles and trucks	$337,116	$337,117
Furniture and fixtures	3,472	3,472
Office equipment	8,199	8,199
Rigs and equipment	353,540	348,951
Shop building	27,817	27,817
Shop tools	3,643	3,643
	734,787	729,199
Less: accumulated depreciation	(550,837)	(522,115)
	$183,950	$207,084

5.Notes Receivable, related party

The company held the following uncollateralized notes receivable from Rock Bottom Oil, a company under common control.  The notes were retired in 2006 (see Note 6).

	June 30, 2006	December 31, 2005

Note receivable, principal and interest due on maturity of June 2006, bearing interest at 3%.	$—	$117,000

Note receivable, principal and interest due on maturity of May 2010, bearing interest at 3.5%	—	30,518
	$—	$147,518

6.Operating advances due to related parties

In June 2006 the related party directed the company to offset certain amounts due to her against balances due under the related party notes receivable (Note 5).  At June 30, 2006, the Company had operating advances from the sole voting shareholder of $47,692 which are non-interest bearing and due on demand.

7.Notes Payable

Notes payable consisted of the following:

	June 30, 2006	December 31, 2005	December 31, 2004

Note payable to Ford credit bearing interest at 0% requiring monthly payments of principal, secured by a specific truck, repaid early in April 2006	$—	$10,402	$22,901

Note payable to GE capital bearing interest at 7.6% requiring monthly payments of principal and interest until maturity of June 2007, secured by specific equipment. Repaid in June, 2006	—	8,053	9,976

Uncollateralized note payable to Horseshoe Energy, no formal terms of repayment, interest at 5%. Repaid in June, 2006	—	75,000	—
	—	93,455	32,877
Less: current portion	—	(85,236)	(7,182)
	$—	$8,219	$25,695

8.Stockholders’ Equity

From the inception of the Company to March 2006, the Company had 1,000 shares of authorized and issued common stock.   In March 2006, the sole shareholder amended the articles of incorporation to authorize 5,000 shares of Class A common stock and 15,000 shares of Class B common stock.  The only differentiation in the rights between the classes is that the Class A common stock has voting rights and the Class B common stock does not carry voting rights.

Additionally, in March 2006, the sole shareholder exchanged the 1,000 shares of common stock outstanding for 5,000 shares of Class A common stock and authorized the issuance of 15,000 total shares of Class B common stock to three relatives.

9.Income Taxes

A reconciliation of income taxes at federal statutory rates with the reported taxes is as follows:

	June 30, 2006	December 31, 2005

Loss for the period	$(52,058)	$(192,415)

Statutory rate	34%	34%

Income tax provision (benefit) calculated using the federal statutory income tax rate	$(17,710)	$(65,421)
Change in valuation allowance	69,176	—
Other	(17,822)	(517)
State income taxes	7,975	(5,772)
Total income tax provision	$41,619	$(71,710)

Deferred income taxes relate to temporary differences based on tax laws and statutory rates in effect at period end.  The following table summarizes our deferred tax assets and liabilities.

	June 30, 2006	December 31, 2005

Payables not deducted for tax purposes	$177,808	$257,157
Receivables not collected	(81,631)	(75,069)
Total current deferred tax assets	96,177	182,088
Less allowance	(69,176)	—
Total current asset	$27,001	$182,088

Property and equipment	$(27,001)	$(29,741)
Promotion costs available for deduction	—	9,435
Total long-term deferred tax liabilities	$(27,001)	$(20,306)

10.Related Party Transactions

During the periods, the Company engaged in the following additional transactions with related parties:

	June 30, 2006	December 31, 2005

Site preparation costs paid to the brother of the controlling shareholder	$191,117	$287,741

Trade accounts payable to the brother of the controlling shareholder	$25,000	$54,000

From January 2005 through January 2006, the Company provided labor and drilling related expenses to operate a drilling rig owned by Prospector Ventures LLC (“Prospector”) at essentially a cost basis.  This rig accounted for approximated 26% of the Company’s operations during the year ended December 31, 2005. The sole shareholder of the Company, through an affiliated entity, was a minority owner of Prospector. The Company’s profit on the wells drilled on behalf of Prospector were minimal and in January 2006, the relationship was terminated.

11.Commitments and Contingencies

Litigation

Occasionally, the Company is involved in various lawsuits and certain governmental proceedings arising in the ordinary course of business.  Management does not believe that the ultimate resolution of any current matters will have a material effect on the Company’s financial position or results of operations.

Leases

The Company leases certain office and drilling equipment under non-cancelable operating leases that expire at various dates through 2010. Rental expense was $73,546, and $164,857 for the six months ended June 30, 2006 the year ended December 31, 2005, respectively. At June 30, 2006 future annual minimum lease payments under operating leases are as follows:

2006	$46,192
2007	$77,383
2008	$6,199
2009	$—
2010	$—

12.Subsequent Events

On March 29, 2006, the shareholders of the Company entered into a Stock Purchase Agreement with Wentworth Energy, Inc. (“Wentworth”) to sell 100% of the common stock of the Company.  The transaction was closed on July 26, 2006 and the purchase price paid to the Company’s shareholders consisted of $5,000,000 in cash and 2,500,000 common shares of Wentworth.  Additionally, the shareholders of Barnico received a 2% overriding royalty interest in certain wells to be drilled on the PDC Ball mineral lands by Wentworth.

Wentworth Energy, Inc.

Unaudited Financial Statements

Interim Consolidated Balance Sheets at September 30, 2007 and December 31, 2006

Interim Consolidated Statements of Operations for the Three-Month and Nine-Month Periods Ended September 30, 2006 and 2007

Interim Consolidated Statement of Stockholders’ Equity (Deficit) for the Nine-Month Periods Ended September 20, 2006 and 2007

Interim Consolidated Statements of Cash Flow for the Nine-Month Periods Ended September 30, 2006 and 2007

Notes to the Interim Consolidated Financial Statements

Wentworth Energy, Inc.

Interim Consolidated Balance Sheets

	September 30, 2007	December 31, 2006
	(Unaudited)
Assets
Current
Cash	$—	$4,445,489
Accounts receivable and accrued receivables	188,686	604,283
Unbilled receivables	12,432	60,333
Note receivable	300,000	300,000
Federal income tax receivable	133,285	133,285
Prepaid expenses	246,083	92,368
Total current assets	880,486	5,635,758
Long term
Restricted cash	914,603	2,676,019
Certificate of deposit - restricted	77,124	25,430
Oil and gas properties (successful efforts):
Royalty interest, net	197,015	294,552
Proved oil and gas properties	19,773,929	20,847,589
Unproved oil and gas properties	10,258,076	10,251,718
Support equipment, net	1,915,820	1,908,000
Equipment, net	4,117,812	4,305,878
Deferred finance costs	8,003,633	10,339,842

Total Assets	$46,138,498	$56,284,786
Liabilities
Current
Accounts payable and accrued liabilities	$17,633,798	$16,978,975
Convertible debentures payable	1,055,000	1,055,000
Discount on convertible debentures payable	(845,923)	(945,059)
Senior secured convertible notes payable	32,350,000	32,350,000
Discount on senior secured convertible notes payable	(32,349,877)	(32,350,000)
Due to related parties	47,692	47,692
Deferred gain	300,000	300,000
Derivative contract liabilities	10,764,080	95,693,748
Total current liabilities	28,954,770	113,130,356
Asset retirement obligation	228,741	155,241

Total Liabilities	29,183,511	113,285,597

Commitments and contingencies (Note 9)

Stockholders’ Equity (Deficit)
Preferred stock, $0.001 par value
2,000,000 shares authorized
Nil shares issued and outstanding	—	—
Common stock, $0.001 par value
300,000,000 shares authorized, 24,298,498 and 23,782,498 issued and outstanding September 30, 2007 and December 31, 2006, respectively	24,298	23,782
Additional paid in capital	35,199,307	26,605,238
Accumulated Deficit	(18,268,618)	(83,629,831)
Total Stockholders’ Equity (Deficit)	16,954,987	(57,000,811)
Total Liabilities and Stockholders’ Equity (Deficit)	$46,138,498	$56,284,786

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

Wentworth Energy, Inc.

Interim Consolidated Statements of Operations (Unaudited)

	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
REVENUE
Drilling revenue	$178,769	$1,033,708	$1,048,782	$1,033,708
Oil and gas production	355,272	64,288	931,682	106,177
Loss on sale of oil and gas properties	—	—	(20,520)	—
TOTAL REVENUE	534,041	1,097,996	1,959,944	1,139,885

OPERATING EXPENSES
Production costs	110,674	52,997	390,786	121,755
Drilling costs	111,385	538,176	629,995	538,176
Salaries and taxes	146,805	415,338	350,459	415,338
Depreciation and depletion	407,867	86,442	935,522	88,416
Property evaluation costs	20,893	—	231,770	54,594
Impairment of oil and gas properties	1,548,158	—	1,559,366	—
TOTAL OPERATING EXPENSES	2,345,782	1,092,953	4,097,898	1,218,279

GROSS PROFIT (LOSS)	(1,811,741)	5,043	(2,137,954)	(78,394)

EXPENSES
General and administrative	4,181,919	4,226,472	13,076,403	11,767,849
Finance costs	890,434	1,032,839	4,460,498	1,949,661
	5,072,333	5,259,311	17,536,901	13,717,510

LOSS FROM OPERATIONS	(6,884,094)	(5,254,268,)	(19,674,855)	(13,795,904)

OTHER (REVENUE) EXPENSE ITEMS
Interest income	(11,241)	(42,162)	(106,400)	(48,975)
Equity in loss of investment	—	51,649	—	169,591
(Gain) Loss on derivative contracts	(4,914,477)	79,900,125	(84,929,668)	83,904,990
	(4,925,718)	79,909,612	(85,036,068)	84,025,606

NET INCOME (LOSS)	$(1,958,376)	$(85,163,880)	$65,361,213	$(97,821,510)

BASIC EARNINGS (LOSS) PER SHARE	$(0.08)	$(3.87)	$2.72	$(5.45)
DILUTED EARNINGS (LOSS) PER SHARE	$(0.08)	$(3.87)	$1.31	$(5.45)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	24,237,831	22,018,090	24,060,083	17,958,750
Diluted	24,237,831	22,018,090	49,756,904	17,958,750

The accompanying notes are an integral part of these Interim Consolidated  Financial Statements

Wentworth Energy, Inc.

Interim Consolidated Statement of Stockholders’ Equity (Deficit) (Unaudited)

	Common Stock
	Number		Additional	Accumulated
	of Shares	Par Value	Paid-In Capital	Deficit	Total
Balance, December 31, 2006	23,782,498	$23,782	$26,605,238	$(83,629,831)	$(57,000,811)

Issuance of common stock	36,000	36	36,684	—	36,720

Issuance of common stock upon exercise of options	220,000	220	79,780	—	80,000

Stock based compensation	—	—	8,436,265	—	8,436,265

Issuance of common stock for payable settlement	260,000	260	41,340	—	41,600

Net income for the nine months ended September 30, 2007	—	—	—	65,361,213	65,361,213
Balance, September 30, 2007	24,298,498	$24,298	$35,199,307	$(18,268,618)	$16,954,987

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

Wentworth Energy, Inc.

Interim Consolidated Statements of Cash Flow (Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30, 2007	September 30, 2006
OPERATING ACTIVITIES
Net income (loss) for the period	$65,361,213	$(97,821,510)
Add (deduct) non-cash items
Depreciation and depletion	935,522	88,416
Stock based compensation	8,277,077	8,790,637
Amortization of discount on convertible notes and debentures	607,900	540,357
(Gain) loss on derivative contracts	(84,929,668)	83,904,990
Equity in loss of investment	—	169,591
Amortization of deferred financing costs	1,827,568	553,452
Accretion of asset retirement obligation liability	21,956	9,668
Impairment of oil and gas properties	1,559,366	—
Loss on equipment sale	20,520	—
Stock issued for services and other	200,788	355,740
Changes in non-cash working capital items
Accounts receivable and accrued receivables	463,498	208,277
Prepaid expenses, deposits and other	(153,715)	(60,590)
Accounts payable and accrued liabilities	1,132,276	560,431
Due to related parties	36,720	4,141
Cash used in operating activities	(4,638,979)	(2,696,400)

INVESTING ACTIVITIES
Change in restricted cash, net	1,761,416	—
Purchase of CD - restricted	(51,694)	(25,000)
Cash invested in Redrock Oil Sands, Inc.	—	(5,468)
Additions to property and equipment	(280,268)	—
Additions to oil and gas properties	(1,415,964)	(2,279,578)
Acquisition of P.D.C. Ball oil and gas properties and Barnico net of cash balance acquired	—	(21,859,818)
Proceeds from sale of oil and gas property	100,000	—
Cash provided (used) in investing activities	113,490	(24,169,864)

FINANCING ACTIVITIES
Share subscriptions payable	—	61,750
Proceeds from convertible debentures/notes payable, net of related costs	—	30,724,797
Common stock issued for cash, including exercise of options	80,000	2,011,774
Proceeds from demand notes payable	—	500,000
Cash provided by financing activities	80,000	33,298,321

CHANGE IN CASH DURING PERIOD	(4,445,489)	6,432,057

CASH, BEGINNING OF PERIOD	4,445,489	107,397

CASH, END OF PERIOD	$—	$6,539,454

SUPPLEMENTAL DISCLOSURE:
Interest paid	$705,693	$—
Common stock issued for reduction of payables	$41,600	$547,040
Common stock issued for deferred financing fees	$—	$125,250
Treasury stock issued for collateral	$—	$7,758
Discount on convertible debt	$—	$33,850,000
Transfer of oil and gas property to equity investments	$—	$100,001
Issued common stock for conversion of debt	$—	$628,500
Issued common stock for investment	$—	$378,000
Issued common stock for assets acquired	$—	$10,191,212

The accompanying notes are an integral part of these Interim Consolidated Financial Statements.

Wentworth Energy, Inc.

Notes to the Interim Consolidated Financial Statements (Unaudited)

September 30, 2007

1.              Description of Business

Wentworth Energy, Inc. (“Wentworth” or the “Company”) is engaged in oil and natural gas drilling, development and production.  The Company operates two business segments: drilling operations, and oil and gas production.  Management reviews and evaluates operations of the two business segments separately.

Drilling operations are conducted by Barnico Drilling, Inc., (“Barnico”), a wholly owned subsidiary of Wentworth.  Barnico engages in land contract drilling of oil and natural gas wells to maximum depths of approximately 8,000 feet.  Until such time as the Company has the capital and is prepared to utilize the rigs on its own properties, Barnico is actively seeking third party contract drilling opportunities for use of its drilling rigs and crews.  Management anticipates the demand for contract drilling services may decline over the next 12 months because certain drilling contracts in the market may require drilling rigs capable of drilling wells which are beyond the capabilities of Barnico’s rigs, and there are more drilling competitors in East Texas counties.  Consequently, there can be no assurance that Barnico will continue to be able to deploy its drilling rigs and crew in the future.

The oil and gas production segment is engaged in the development, acquisition and production of oil and natural gas properties.  Wentworth currently has oil and gas interests in Anderson, Freestone, Jones, Leon and Polk Counties, Texas.  The Company’s strategy is to develop low risk, high probability shallow wells on its properties and lease out deeper zones of its properties for royalty interests.

General

The accompanying unaudited Interim Consolidated Financial Statements as of and for the three and nine months ended September 30, 2007 and 2006 have been prepared by management, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).  Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations.  These unaudited Interim Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and the notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

In the opinion of management, all adjustments which are of a normal and recurring nature and are necessary for a fair presentation of the financial position as of September 30, 2007 and December 31, 2006, and the results of operations, and cash flows for the three and nine months ended September 30, 2007 and 2006 have been made.  Results of operations for the three and nine months ended September 30, 2007 and 2006 are not necessarily indicative of results of operations to be expected for the entire year or any other period.

2.     Significant Accounting Policies

a)     Going concern

The accompanying Interim Consolidated Financial Statements have been prepared on the basis of accounting principles applicable to a going concern.  Accordingly, they do not give effect to adjustments that would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and retire its liabilities in other than the normal course of business and at amounts different from those in the accompanying financial statements.  However, the Company has incurred significant losses from operations and was in default on its debt as of September 30, 2007. The Company successfully restructured its senior secured convertible notes and convertible debentures on October 31, 2007 and is longer in default on its debt. The restructuring included additional note proceeds of $5 million. See notes 5 and 6 for additional information on the restructuring of the debt. The Company’s ability to continue as a going concern is dependent upon achieving profitable operations and securing sufficient additional working capital to continue to develop the Company’s existing properties.

b)     Consolidation

The Interim Consolidated Financial Statements include the accounts of the Company and its two wholly-owned subsidiaries, Barnico and Wentworth Oil and Gas, Inc. Wentworth Oil and Gas, Inc. is dormant and was dissolved subsequent to the end of the period. All significant inter-company transactions have been eliminated in consolidation.

Interests in oil and natural gas properties of the Company and its subsidiaries are undivided interests and related assets, liabilities, revenue and expenses are accounted for on a proportionate gross basis.

c)     Restricted Cash

In November 2006, the Company leased certain of its oil and gas interests. Under its agreements with the convertible note holders, the proceeds were to be deposited in, and held in an escrow account.  For this reason, the proceeds were treated as restricted funds and reflected in long-term assets in the Interim Consolidated Balance Sheets.  Although the funds were classified for accounting purposes as restricted funds, they remain within the Company’s control in that operating account and were used for ongoing operations.  Under the amended terms of the senior secured convertible notes, the escrow requirements were removed and the related cash is no longer restricted.

d)     Deferred Finance Costs

Finance costs with respect to the 10% convertible debentures totaling $297,250 were recorded January 12, 2006, and are being expensed using the interest method over the remaining months until maturity of the debentures on January 11, 2009.  The Company also recorded a discount for the convertible debentures, as described in Note 5.

Finance costs with respect to the 9.15% senior secured convertible notes totaling $11.2 million were recorded July 25, 2006 and are being expensed using the interest method over the remaining months until maturity of the notes in July 2009.  The Company also recorded a discount for the senior secured convertible notes as described in Note 6.

e)     Earnings (loss) per share

Basic earnings (loss) per share have been calculated based on the weighted average number of common shares outstanding during the period.  The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.  The dilutive effect of convertible securities is reflected in diluted earnings (loss) per share by application of the if-converted method.  Under this method, conversion shall not be assumed for the purposes of computing diluted loss per share if the effect would be anti-dilutive. For the nine months ended September 30, 2007, the Company had approximately 25,696,821 potentially dilutive shares, which are included in the calculation of earnings per share. For the three months ended September 30, 2007 there were no potentially dilutive securities included in the calculation of earnings per share. The Company also had 99,027,663 and 73,330,842 potential dilutive shares for the three and nine months ended September 30, 2007, not included in the dilutive calculation because they were anti-dilutive.  For the three and nine months ended September 30, 2007, basic and diluted earnings per share are presented separately.  For the three and nine months ended September 30, 2006, the diluted loss per share is the same as basic loss per share, because the effect of common stock equivalents is anti-dilutive.

f)     Income taxes

Income taxes are computed using the asset and liability method of accounting in accordance with SFAS No. 109, “Accounting for Income Taxes.”  A deferred tax asset or liability is recognized for estimated future tax effects attributable to temporary differences and carryforwards. The measurement of deferred income tax assets is adjusted by a valuation allowance, if necessary, to recognize future tax benefits only to the extent, based on available evidence, it is more likely than not such benefits will be realized. The Company’s deferred tax assets were fully reserved at September 30, 2007 and December 31, 2006.

Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement No. 109,” or FIN 48. FIN 48 provides detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements in accordance with SFAS No. 109. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. Upon the adoption of FIN 48, the Company had no unrecognized tax benefits. During the first three quarters of 2007, the Company recognized no adjustments for uncertain tax benefits.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. No interest and penalties related to uncertain tax positions were accrued at September 30, 2007.

The tax years 2004 through 2006 remain open to examination by the major taxing jurisdictions in which the Company operates. Management expects no material changes to unrecognized tax positions within the next twelve months.

3.     Oil and Gas Properties

Anderson, Freestone and Jones Counties, Texas (P.D.C. Ball Properties)

In July 2006,  the Company  purchased a 90% undivided interest in the oil and natural gas fee mineral rights covering 27,557 gross acres (22,682 net acres) in Anderson, Freestone and Jones Counties, Texas (known as the “P.D.C. Ball property”) for $31.1 million which included cash and issuance of Wentworth’s stock. Total capitalized costs at September 30, 2007, net of proceeds from leasing, increased to $30 million from $28.9 million at December 31, 2006, and included acquisition, exploration and developmental costs.

Freestone County, Texas (Brackens Well 1)

On September 11, 2006, Wentworth acquired from an unrelated party an oil and gas lease for approximately 193 acres adjacent to the P.D.C. Ball property in Freestone County, Texas. Wentworth drilled a well (“Brackens Well 1”) on the property, and on February 19, 2007, it began production of natural gas.  Wentworth has a 100% working interest and a 76.25% net revenue interest in the Brackens Well 1 and Wentworth is the operator.

Freestone County, Texas (Redlake Well 1-R)

On November 1, 2006, Wentworth entered into two mineral leases and a joint operating agreement with Marathon Oil (“Marathon”) granting Marathon the right to explore and develop approximately 9,200 acres of Wentworth’s oil and gas mineral interests in the P.D.C. Ball properties in Freestone County, Texas (the “Marathon Leased Property”). The agreements give Marathon the right to explore for oil and gas and develop the Marathon Leased Property in zones below approximately 8,500 feet, subject to a 21.5% royalty interest retained by Wentworth. Under the agreements, Marathon also has the right to participate with Wentworth on a 50% working interest basis on zones above 8,500 feet, with Wentworth retaining a 23% royalty interest. Drilling is performed by Barnico on these wells.

The first well drilled by Barnico above 8,500 feet on the Marathon Leased Property was Redlake 1R, which began production on March 26, 2007.  Marathon and the Company each have a 50% working interest in the well.  In addition, Wentworth has a 54.20% net revenue interest in this well and is the operator. Effective April 17, 2007, the Railroad Commission of Texas granted a name change of Redlake 1R after the Red Lake Gas Unit was plugged and abandoned.  The new name for Redlake 1R is “Studdard & Steward 1-R.”

Freestone County, Texas (Shiloh Well 1 and Shiloh Well 3)

On January 22, 2007, the Company purchased a 50% working interest in two natural gas wells (“Shiloh Well 1” and “Shiloh Well 3”) on 640 acres in Freestone County, Texas. The purchase price was $0.2 million cash, which was paid out of working capital.  The Company has a net revenue interest of 38.75% and 38.50% in Shiloh Well 1 and Shiloh Well 3, respectively.  The Company is the operator of both wells, which were producing natural gas upon acquisition.

Polk County, Texas

In January 2006, the Company entered into an agreement with an unrelated party pursuant to which Wentworth acquired an 87.5% working interest in an approximately 40 acre oil and gas lease on property located in Polk County, Texas.  The Company purchased the working interest for consideration of $0.1 million cash and $1.6 million for reticulating and completing the well in 2006. The company has settled a dispute with the operator for work-over costs by assigning its working interest to the operator until the operator recoups $588,000 of costs. Once the operator has fully recouped their costs, the Company will receive a working interest in the property equal to 25% of the interest the Company assigned. After evaluating the production history of the past 9 months, Management believes it is prudent to record an impairment of $1.5 million for the Polk County well.

Capitalized Costs Relating to Oil and Gas Producing Activities

	September 30, 2007	December 31, 2006
Unproved oil and gas properties	$10,492,122	$10,456,431
Proved oil and gas properties	21,820,078	20,847,589
Proved oil and gas royalties	353,888	353,888
Support equipment and facilities	2,069,514	1,962,500
Less accumulated depreciation, depletion, amortization and impairment allowances	(2,590,762)	(318,549)
Net capitalized costs	$32,144,840	$33,301,859

Accumulated depreciation, depletion, amortization and impairment allowances include impairment costs of $1,782,204 as of September 30, 2007 and $204,713 of December 31, 2006. There are no net capitalized costs from the Company’s share of equity method investees.

Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities

	Three months ended	Three months ended
	September 30, 2007	September 30, 2006
Property acquisition costs
Proved	$—	$—
Unproved, net of proceeds of sale	—	25,813,816
Total acquisition costs	—	25,813,816
Exploration costs	—	103,121
Development costs	—	—
Asset retirement costs	—	3,339

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006
Property acquisition costs
Proved	$212,500	$—
Unproved, net of proceeds of sale	—	25,977,566
Total acquisition costs	212,500	25,977,566
Exploration costs	32,122	1,665,394
Development costs	1,171,342	—
Asset retirement costs	96,000	102,380

Results of Operations for Oil and Gas Producing Activities for the three and nine months ended September 30, 2007 and 2006

	Three months ended	Three months ended
	September 30, 2007	September 30, 2006
Oil and gas sales	$355,272	$64,288

Production costs	110,674	52,997
Exploration costs	20,893	—
Depreciation, depletion and amortization	343,372	3,240
Impairment of oil and gas properties	1,548,158	—
Total oil and gas expense	2,023,097	56,237

Net profit (loss) on oil and gas operations	(1,667,825)	8,051
Income tax expense	—	—
Results of operations for oil and gas producing activities (excluding corporate overhead and finance costs)	$(1,667,825)	$8,051

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006
Oil and gas sales	$931,682	$106,177

Production costs	390,786	121,755
Exploration costs	231,770	54,594
Depreciation, depletion and amortization	713,351	5,214
Impairment of oil and gas properties	1,559,366	—
Total oil and gas expense	2,895,273	181,563
Net profit (loss) on oil and gas operations	(1,963,591)	(75,386)
Income tax expense	—	—
Results of operations for oil and gas producing activities (excluding corporate overhead and finance costs)	$(1,963,591)	$(75,386)

4.     Related Party Transactions

a)              The Company entered into transactions with related parties for the three and nine months ended September 30, 2007 as follows.  These amounts have been recorded at the exchange amount, being the amount agreed to by the parties.

	Three months ended	Nine months ended
	September 30, 2007	September 30, 2007

Management fees paid to corporations controlled by directors	$56,390	$165,691
Rent paid to a corporation controlled by a family member of a director	$9,389	$18,428
Rent paid to directors	$9,600	$28,800
Consulting fees paid to directors	$144,520	$344,840
Rent paid to a director’s family member	$4,500	$13,500
Oilfield services fee paid to a director’s family members	$—	$32,895
Note receivable from an entity whose CEO is a former director of the Company	$300,000	$300,000

b)              As of September 30, 2007, approximately $48,000 was owed to a family member of a director and corporations controlled by directors of the Company with respect of unpaid fees and expenses.  The amount due to related parties is unsecured, and without interest or stated terms of repayment.

5.              Convertible Debentures Payable

On January 12, 2006, the Company entered into a securities purchase agreement with a single investor pursuant to which the investor (the “debenture holder”) purchased 10% secured convertible debentures (the “convertible debentures”) with a principal amount of $1.5 million and warrants to purchase 1,500,000 shares of the Company’s common stock until January 12, 2011. As of September 30, 2007, the Company was in default of the terms of its agreements with the debenture holder and, therefore, the debenture holder had the right to demand repayment.  Accordingly, management classified this debt and the related discount as current liabilities in the Interim Consolidated Balance Sheets.  As described below, on October 31, 2007 the Company successfully restructured the convertible debenture.

The convertible debentures and the warrants issued in conjunction therewith contain provisions which cause the conversion price and exercise price to reset at lower prices under certain circumstances, and the number of shares issuable in connection therewith to increase by a commensurate amount.  If the conversion price and exercise price reset at a lower price, the Company may not have sufficient shares legally authorized to settle the conversion of the convertible debentures and the exercise of the warrants in shares.

In connection with the convertible debentures, in January 2006 the Company recorded a $1.5 million debt discount due to the value of the equity consideration and beneficial conversion feature of the financing, pursuant to the guidance issued by the Emerging Issues Task Force (“EITF”).  The debt discount is being amortized using the interest method over the life of the related convertible debentures and $87,084 and $261,252 were expensed as of the three and nine months ended September 30, 2007, respectively, and $87,804 and $707,737 were expensed as of the three and nine months ended September 30, 2006, respectively.

Because the convertible debentures and the related warrants have a feature wherein the conversion price and exercise price reset, the Company has analyzed the convertible debentures and the related warrants pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.  In such circumstances, EITF-00-19 requires bifurcation of the conversion feature and the related warrants from the debt and accounting for these instruments as a derivative contract liability with changes in fair value recorded in the Interim Consolidated Statements of Operations.

Pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature and freestanding warrants of $2.4 million has been recorded as a derivative contract liability as the debt is considered non-conventional convertible debt. In addition, the Company is required to report the derivative contract liability at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. The change in the fair value of the derivative contract liability resulted in a non-cash gain of $0.1 million and $3.6 million for the three and nine months ended September 30, 2007, respectively, and resulted in a non-cash gain and loss, respectively, of $0.2 million and $3.8 million for the three and nine months ended September 30, 2006.  The fair value of the derivative contract liability outstanding as of September 30, 2007 was $0.5 million.

On October 31, 2007, the Company successfully restructured the convertible debentures. The following are the key terms of the new and amended agreements.

An Amendment and Exchange Agreement was entered into with the debenture holder hereby the debenture holder irrevocably waived any and all breaches, defaults or events of default by the Company, and any fees, charges and penalties in connection with any such breaches, defaults or events of default prior to the date thereof.

The amended and restated convertible debentures have an aggregate principal amount of $1,418,573, a maturity date of January 11, 2009 and bear interest at a rate of 10% per annum commencing October 31, 2007.  The Company’s obligations under the convertible debentures are secured by a security interest in substantially all of the Company’s assets; however, that security interest is subordinated to the security interest created under the security agreement in favor of the holders of the convertible notes as described in note 6.

The debentures are convertible at the option of Cornell into shares of the Company’s common stock at an initial conversion price per share equal to the lower of $0.65 or 85% of the lowest volume weighted average daily closing price of the Company’s common stock during the 15 trading days immediately preceding the conversion date, subject to anti-dilution adjustments.

The Company may redeem the Debentures, in whole or in part, by providing Cornell with five trading days advance written notice.  The redemption amount will equal the principal amount, plus accrued interest, plus a redemption premium equal to the product of (a) the positive difference, if any, between the lowest weighted average price of the common stock during the five trading days preceding the date of the redemption notice and the conversion price and (b) the quotient obtained from dividing the outstanding principal amount plus accrued interest by the conversion price on the date of the redemption notice.

The Company also issued to the debenture holder three Amended and Restated Warrants, which entitle the debenture holder to purchase up to an aggregate of 1,500,000 shares of the Company’s common stock until January 12, 2011, at exercise prices of $0.001 per share.

6.              Senior Secured Convertible Notes Payable

On July 25, 2006, the Company entered into a securities purchase agreement with six investors (“convertible noteholders”) pursuant to which the convertible noteholders purchased 9.15% senior secured convertible notes (the “convertible notes”) with a principal amount totaling $32.4 million, and Series A and Series B warrants to purchase, respectively, 46,214,287 and 16,175,000 shares of the Company’s common stock until July 25, 2011 at an initial price of $1.40 per share.

The convertible notes and the warrants issued in conjunction therewith contain provisions which cause the conversion price and exercise price to reset at lower prices under certain circumstances, and for the number of shares issuable in connection therewith to increase by a commensurate amount.  If the conversion price and exercise price reset at a lower price, there is a potential that the Company may not have sufficient shares legally authorized to be able to settle the conversion of the convertible notes and the exercise of the warrants in shares.

Because the convertible notes and the related warrants have a feature wherein the conversion price and exercise price resets under certain circumstances, the Company has analyzed the convertible notes and the related warrants pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. In such circumstances, EITF 00-19 requires bifurcation of the conversion feature and the related warrants from the debt and accounting for these instruments as a derivative contract liability with changes in fair value recorded in the Interim Consolidated Statement of Operations.

On October 31, 2007 the company successfully restructured the convertible notes and issued $5.0 million of new convertible notes. The following are terms of the new agreements.

The amended and restated convertible notes have an aggregate principal amount of $48,776,572 and the new convertible notes have an aggregate principal amount of $5,000,000.  The amended and restated convertible notes and the new convertible notes are hereinafter referred to in this section as the convertible notes. The convertible notes are convertible into shares of the Company’s common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments.  The convertible notes have a maturity date of October 31, 2010, subject to the right of the holders to extend the maturity date to a date that is not later than October 31, 2012.  The principal amount, accrued and unpaid interest and any unpaid late charges of the convertible notes is to be repaid on October 31, 2010, unless extended by the holder.

The convertible notes are convertible at the option of the holders into shares of the Company’s common stock at an initial conversion price of $0.65 per share, subject to anti-dilution adjustments.  The anti-dilution adjustments include a “full ratchet” adjustment which reduces the conversion price to the lowest price paid for any newly issued or sold shares of common stock, except for the issuance of certain excluded securities.  The anti-dilution adjustments will make it difficult for the Company to raise additional money through the issuance of stock if the price of the Company’s common stock declines in the future.  In the event the Company issues shares at a price lower than the initial conversion price, the holders of the convertible notes will be able to convert their convertible notes at a lower price and existing stockholders would suffer immediate dilution.

The convertible notes bear an interest rate of 9.15% per annum, subject to increase in an event of default to 15% per annum if a default is not cured.  Interest on the convertible notes commences on April 1, 2008 and is payable quarterly and may, at the Company’s option if certain “Equity Conditions” are satisfied, be paid by the issuance of the Company’s common stock.  Any shares of common stock used to pay interest will be valued at the lower of (1) the then applicable conversion price of the convertible notes and (2) 82.5% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date.

The holders may require that the Company redeem a principal amount equal up to one-third of the original principal amount of the convertible notes plus accrued and unpaid interest and late charges, if any, within 15 days after October 31, 2008 or October 31, 2009.  The Company may require the holders to return a principal amount equal up to one-third of the original principal amount of the convertible notes if certain Equity Conditions are satisfied, within 15 days after October 31, 2008 or October 31, 2009.  Upon receipt of a redemption notice by the holders, the Company may require the holders to return the full principal amount of the convertible notes if the Equity Conditions are satisfied.

The Amended and Restated Series A Warrants, Amended and Restated Series B Warrants, New Series A Warrants, New Series B Warrants and Other New Series A Warrants (collectively, the “warrants”) related to the convertible notes entitle the holders thereof to purchase up to an aggregate of 68,545,554 shares of the Company’s common stock in respect of the Series A Warrants and 17,925,524 shares of the Company’s common stock in respect of the Series B Warrants for a period of seven years, at an initial exercise price of $0.65 per share, in the case of the Amended and Restated Series B Warrants and the New Series B Warrant, and $0.001 per share, in the case of the Amended and Restated Series A Warrants, the New Series A Warrant and the Other New Series A Warrants.

The exercise prices of the warrants and the number of shares issuable upon exercise of the warrants are subject to anti-dilution adjustments.

Pursuant to SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” and EITF 05-2 “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19,” the original fair value of the embedded beneficial conversion feature in the convertible notes and in the associated warrants of $146.0 million was recorded as a derivative contract liability because the debt is considered non-conventional convertible debt. In addition, the Company is required to report the derivative contract liability of the convertible notes and the associated warrants at fair value and record the fluctuation to the fair value of the derivative contract liability to current operations. See “Derivative Instruments”, “Critical Accounting Policies and Estimates” in Item 2 “Management’s Discussion and Analysis” for a discussion of the treatment of derivative contract liability. The change in the fair value of the derivative contract liability resulted in a non-cash gain of $4.8 million and $81.3 million for the three and nine months ended September 30, 2007 and resulted in a non-cash loss of $80.1 million for the three and nine months ended September 30, 2006. The fair value of the derivative contract liability outstanding as of September 30, 2007 was $10.3 million.

7.     Asset Retirement Obligation

The following table summarizes changes in the Company’s asset retirement liability for the nine months ended September 30, 2007 and 2006.

	2007	2006
Asset retirement obligation at January 1	$155,241	$189,000
Asset retirement obligations incurred in the current period	96,000	102,380
Asset retirement obligations settled in the current period	(44,456)	—
Accretion expense	21,956	9,668
Revisions in estimated cash flows	—	—
Asset retirement obligation at September 30	$228,741	$301,048

8.     Stockholders’ Equity

Warrants Outstanding

Each warrant entitles the holder to purchase one share of the common stock of the Company at a fixed cash exercise price at any time during the term of the warrant, subject to certain adjustments and cashless exercise, in some cases.

	Number of warrants	Average Exercise Price	Expiry Date

Outstanding at December 31, 2006	67,825,375	$1.28	September 20, 2011
Warrants granted	16,584,494	1.11	July 25, 2011
Warrants exercised	—	—	—
Outstanding at September 30, 2007	84,409,869	$1.22

Under the Series A and Series B warrants issued in conjunction with the convertible notes, and upon an event of default, the warrants exercise price adjusts to the lesser of the current warrant exercise price and the Average Market Price (as defined in the Series A and Series B warrants) of the Company’s common stock on the date of the event of default. Based on the events of default claimed by the three convertible noteholders, the warrant exercise price would have adjusted to $1.106 per warrant share, calculated as the lesser of $1.40 and the Average Market Price of the Company’s common stock on January 5, 2007 (the date of the first event of default assessed by the convertible noteholders), and the number of shares of common stock issuable under the Series A warrants would have increased from 46,214,287 to 58,499,097, and the number of shares of common stock issuable under the Series B warrants would have increased from 16,175,000 to 20,474,684. If the Average Market Price of the Company’s common stock declines (as was the case during the period from January 5, 2007 to September 30, 2007), then a subsequent event of default could result in a decrease in the exercise price and an increase in the number of shares of common stock issuable under the Series A and Series B warrants.

Subsequent to the end of the period, the warrants related to the convertible debentures and senior secured convertible notes were restructured, as described in notes 5 and 6.

Options Outstanding

The following table presents options activity for the nine months ended September 30, 2007.

			Weighted
	Total	Currently	Average
	number of	exercisable	exercise
	options	options	price	Expiry date
Outstanding at December 31, 2006	14,813,500	7,732,254	$1.28	23 months
Options exercised	(120,000)	—	0.25	2/28/07
Options exercised	(100,000)	—	0.50	2/28/07
Options granted	150,000	—	1.50	9/20/08
Options granted	300,000	—	1.50	5/15/09
Options vested during period	—	602,752	1.50	5/30/10
Outstanding at March 31, 2007	15,043,500	8,335,006	1.30	20 months
Options vested during period	—	1,468,752	1.50	5/30/10
Options granted	200,000	—	0.50	4/2/10
Outstanding at June 30, 2007	15,243,500	9,803,758	1.29	16 months
Options vested during period	—	718,752	1.50	6/15/09
Options granted	—	—	—	—
Outstanding at September 30, 2007	15,243,500	10,522,510	1.29	15 months

Stock-Based Compensation

Effective with its July 2004 inception, the Company adopted the fair value recognition provisions of SFAS No. 123(R) for all share-based payment awards to eligible participants.

Stock-based compensation expenses for the three and nine months ended September 30, 2007 were $2,264,755 and $8,277,077, respectively, and the stock-based compensation expenses for the three and nine months ended September 30, 2006 were $3,005,127 and $8,790,637, respectively.

At September 30, 2007, the balance of unearned stock-based compensation to be expensed in future periods related to unvested share-based awards, as adjusted for expected forfeitures, was approximately $15.6 million.  The weighted-average period over which the unearned stock-based compensation is expected to be recognized is approximately 1.67 years.  If factors change and we employ different assumptions in the application of SFAS No. 123(R) in future periods, the stock-based compensation expense that we record under SFAS No. 123(R) may differ significantly from what we have recorded in the current period.

On April 2, 2007, the Company granted stock options to a director to purchase up to 200,000 shares of the Company’s common stock at a price of $0.50 per share for a period of three years. Fair value of the options at the grant date was $0.63 per share. The options were granted pursuant to a commitment relating to stock options for service as a director. The market value of the stock on the grant date was $0.70.

2007 Stock Incentive Plan

In February 2007, the Company approved a written stock incentive plan whereby options for the purchase of up to 2,378,249 shares of the Company’s common stock at prices not less than the fair market value of the Company’s stock on the date of grant may be granted from time to time to eligible employees, directors, officers, consultants and advisors.  On February 19, 2007, the Company granted stock options pursuant to the plan to two employees of the Company to purchase a total of 300,000 shares of the Company’s common stock at a price of $1.50 per share for a period of three years.  Fair value of the options at the grant date was $0.08 per share.

9.     Commitments, Contingencies and Guarantees

On May 8, 2007, Rodessa Operating Company, Inc. (“Rodessa”) initiated a lawsuit against the Company in the 411th Judicial District Court of Polk County, Texas alleging breach of contract.  In its petition, Rodessa claimed damages of $587,725 plus interest and attorney’s fees for failure to pay amounts due under an operating agreement dated March 6, 2006 concerning the exploration and production regarding the Company’s oil and natural gas interest in the single well site located in Polk County, Texas.  Rodessa also sought to foreclose on its lien against, among other things, the Company’s oil and gas interest in the Polk County, Texas, well.   A counter action was asserted by the Company submitting that the operator breached its duty of reasonable and prudent operation of the well site, inducing excessive and unreasonable costs.  On October 10, 2007, the Company reached a settlement with Rodessa whereby the parties agreed to dismiss their respective claims and release each other from all indebtedness.  The Company also assigned its interest in the property to Rodessa in exchange for a working interest in the property equal to 25% of the interest it assigned, once the proceeds from the sale of production from the well, net of taxes, royalties and operating costs, equal the costs of drilling, completing and equipping the well.  As a result of the settlement above, the Company reduced its accounts payable and its asset cost of the Polk County well each by $588,000.

On April 26, April 30 and May 1, 2007, the Company received notices of default from three of the six convertible noteholders.  In August and September 2007, the trustee under the deeds of trust securing the obligations under the convertible notes filed notices of foreclosure sale in the several Texas counties in which the Company’s oil and gas properties are located, and the notices specified foreclosure sale dates of September and October 2007. On October 31, 2007, the Company successfully restructured the convertible notes and all notices of foreclosure were withdrawn.  Refer to note 6 for details of this restructuring.

On April 10, 2006, PIN Financial LLC initiated a lawsuit against the Company in the U.S. Southern District Court of New York in which PIN Financial LLC claimed commissions totaling $150,000 in cash and 230,769 shares of the Company’s common stock with respect to the Company’s January 2006 issuance of $1.5 million of convertible debentures.  On November 1, 2007, the parties agreed to settle and dismiss the lawsuit.

10.  Segment Information

The Company operates two business segments, drilling operations and oil and gas production. Management reviews and evaluates operations of the two business segments separately.  The drilling segment is conducted by Barnico which engages in land contract drilling of oil and natural gas wells. Until such time as the Company has the capital and is prepared to utilize the rigs on its own properties, Barnico is seeking third party contract opportunities for use of its drilling rigs and crews.  Barnico’s operations reflect revenues from contracting one of Barnico’s two drilling rigs and crews to third parties.

See Note 1, “Description of Business” for additional detailed information on Barnico.

The oil and gas production segment is engaged in the development, acquisition and production of oil and natural gas properties.  Wentworth currently has oil and natural gas interests in Anderson, Freestone, Jones, Leon and Polk Counties, Texas.   The Company’s strategy is to develop low risk, high probability shallow wells on its properties and lease out deeper zones of its properties for royalty interests.

The accounting policies of the reportable segments are the same as those described in the Company’s Annual Report on Form 10-KSB.  The Company evaluates the segments based on income (loss) from operations.  Segment activity for the three and nine months ended September 30, 2007 and 2006 is shown below (in thousands):

	Three months ended September 30,
	2007	2006
Revenues
Drilling revenues	$179	$1,034
Oil and gas production	355	64
Loss on sale of oil and natural gas property	—	—
Total revenues	$534	$1,098

	Three months ended September 30,
	2007	2006
Operating income (loss) (1)
Drilling	$(143)	$3
Oil and natural gas	(1,669)	2
Total operating (loss) income	(1,812)	5
General and administrative expense	4,182	4,226
Finance costs	890	1,033
Other income (loss)	4,926	(79,910)
Net loss	$1,958	$85,164

	Nine months ended September 30,
	2007	2006
Revenues
Drilling revenues	$1,049	$1,033
Oil and gas production	932	106
Loss on sale of oil and natural gas property	(21)	—
Total revenues	$1,960	$1,140

	Nine months ended September 30,
	2007	2006
Operating income (loss) (1)
Drilling	$(150)	$3
Oil and natural gas	(1,988)	(81)
Total operating (loss) income	(2,138)	(78)
General and administrative expense	13,077	11,767
Finance costs	4,460	1,950
Other income (loss), net	85,036	(84,026)
Net Income (loss)	$65,361	$(97,821)

	September 30, 2007	December 31, 2006
Identifiable Assets (2)
Drilling	$4,118	$4,306
Oil and natural gas	32,145	33,302
Corporate assets	8,811	18,168
Total assets	$45,074	$55,776

	September 30, 2007	December 31, 2006
Capital Expenditures
Drilling	$47	$473
Oil and natural gas	1,649	31,156
Other	—	75
Total capital expenditures	$1,696	$31,704

(1)

Operating income is total operating revenues less operating expenses, depreciation, depletion and amortization and does not include non-operating revenues, general corporate expenses, interest expense or income taxes.

(2)	Identifiable assets are those used in Wentworth’s operations in each industry segment. Corporate assets are principally cash and cash equivalents, short-term investments, furniture and equipment.

	Three months ended September 30
	2007	2006
Depreciation, Depletion and Amortization
Drilling	$80	$79
Oil and natural gas	328	7
Total depreciation, depletion and amortization	$408	$86

	Nine months ended September 30,
	2007	2006
Depreciation, Depletion and Amortization
Drilling	$234	$79
Oil and natural gas	702	9
Total depreciation, depletion and amortization	$936	$88

11.Subsequent events

Wentworth Oil and Gas, Inc., a wholly owned subsidiary of the Company, was dissolved on October 3, 2007.

On November 5, 6 and 9, 2007, three warrant holders exercised a total of 1,955,890 Amended and Restated Warrants and Amended and Restated Series A Warrants on a cashless basis to acquire a total of 1,951,266 shares of the Company’s common stock.

On November 14, 2007, the stock option agreements of certain of the Company’ directors, officers, employees and consultants were amended to reduce the stock option exercise price and increase the option term.  Stock options to purchase an aggregate of 8,950,000 shares of the Company’s common stock were amended to reduce the exercise price from between $1.50 and $4.20 per share to $0.75 per share.  Stock options to purchase an aggregate of 13,346,000 shares of the Company’ common stock were amended to extend the expiry date by three years.  In addition, certain of the stock option agreements were amended to remove a provision whereby if the holder ceased to be a director, officer, consultant or employee of the Company, the Holder would be entitled to exercise the stock option for a period of only 30 days after the date of such cessation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The Oklahoma General Corporation Act (the “Act”), our certificate of incorporation and bylaws provide for indemnification of our directors for expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of having been our director(s) or officer(s), or of such other corporation, except, in relation to matter as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Our bylaws provide for indemnification of our officers, directors, employees and agents to the fullest extent of the Act.  Our certificate of incorporation provides that none of our directors shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•                                          for any breach of the director’s duty of loyalty to the Company or its shareholders,

•                                          for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

•                                          under Section 1053 of the Act, or

•                                          for any transaction from which the director derived an improper personal benefit.

Specifically, our directors are indemnified and held harmless by the Company to the fullest extent authorized by the Act, against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered.  The right to indemnification includes the right to be paid by the Company the expenses incurred in defending against such proceeding in advance of its final disposition, provided that the indemnified person undertakes to repay all amounts so advanced if he or she is ultimately determined not to be entitled indemnification for such expenses by final judicial decision from which there is no further right to appeal.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
Accounting fees and expenses*
Legal fees and expenses*
Other fees and expenses*
TOTAL*

* to be provided by amendment

Item 26.  Recent Sales of Unregistered Securities.

The following table describes all securities we issued within the past three years without registering the securities under the Securities Act.

Date	Description	Number		Purchaser	Proceeds	Consideration	Exemption(U)(V)
Feb 22, 2005	Common stock	2,000,000	(A)	Firemark Capital, LLC	$2,000	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	625,000	(A)	Paradigm Process Inc.	$6,250	Cash	Reg. S
Mar 15, 2005	Common stock	625,000	(A)	USGL Holdings Inc.	$6,250	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	100,000	(A)	Peter Henricsson	$1,000	Services(B)	Reg. S
Mar 15, 2005	Common stock	500,000	(A)	Fay Russell	$5,000	Cash	Sec. 4(2)
Mar 15, 2005	Common stock	750,000	(A)	Biarritz Productions Inc.	$7,500	Cash	Reg. S
Mar 15, 2005	Common stock	500,000	(A)	LNG Consulting	$5,000	Cash	Sec. 4(2)
Mar 24, 2005	Common stock	2,315,000		Various	Nil	2:1 stock split	n/a
Apr 20, 2005	Common stock	50,000		Daniel Leonard	$12,500	Services(C)	Sec. 4(2)
May 12, 2005	Common stock	96,000		556369 BC Ltd.	$96	Stock(D)	Reg. S
May 12, 2005	Common stock	220,000		Alan Sedgwick	$220	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Atlantic Contractors Ltd.	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Russell Shiels	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Calderan Ventures Ltd.	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	220,000		USGL Holdings Inc.	$220	Stock(D)	Reg. S
May 12, 2005	Common stock	96,000		Christopher J. Wensley	$96	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Daryl Pollock	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		Debbie Gyles	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Finn R. Ronne	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000		Jeff A. Goodwin	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	192,000		James D. Romano	$192	Stock(D)	Reg. S
May 12, 2005	Common stock	20,000		John Pyle	$20	Stock(D)	Reg. S
May 12, 2005	Common stock	116,000		Malcolm Bell	$116	Stock(D)	Reg. S
May 12, 2005	Common stock	8,000		Mark E. Atha	$8	Stock(D)	Sec. 4(2)
May 12, 2005	Common stock	120,000		PB Energy Partners Ltd	$120	Stock(D)	Reg. S

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(U)(V)
May 12, 2005	Common stock	8,000	Roger J. Latta	$8	Stock(D)	Reg. S
May 12, 2005	Common stock	40,000	Wallace Family Trust	$40	Stock(D)	Reg. S
May 12, 2005	Common stock	60,000	665305 BC Ltd.	$60	Stock(D)	Reg. S
Jun 6, 2005	Common stock	50,000	Sea Ridge Enterprises	$12,500	Debt settled(E)	Reg. S
Jun 6, 2005	Common stock	40,000	Antonio Fiorino	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernest Rassi	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	Paula Romano	$10,000	Cash	Sec. 4(2)
Jun 6, 2005	Common stock	30,000	Christopher Wensley	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Lori Young	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Star of Texas Energy	$5,000	Cash	Sec. 4(2)
Jun 6, 2005	Common stock	80,000	Gino Punzo	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Dean Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	John Mangion	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Julia Zuzek	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Carmine Amorelli	$500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Gennaro Loverro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Gary Francis Blackburn	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	1,000	Sabato Risi	$250	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Sabato Delli Santi	$500	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	Amorelli Investment Ltd	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	2,000	Rosetta Petra	$500	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Bradley Bucoviz	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Rodney Roemer	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Charlene Steward	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	4,000	Liseta Tuna	$1,000	Cash	Reg. S
Jun 6, 2005	Common stock	15,000	Domingos Nunes	$3,750	Cash	Reg. S
Jun 6, 2005	Common stock	40,000	John A. Thiessen	$10,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Dean Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Steven Punzo	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Aron Zipursky	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Raymond Paisi	$3,000	Cash	Reg. S

Date	Description	Number	Purchaser	Proceeds	Consideration	Exemption(U)(V)
Jun 6, 2005	Common stock	6,000	Walter Kuettel	$1,500	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Antonio Punzo	$7,500	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Adriana Vescovi	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Giovanni Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Vince Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Linda Bardaro	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Lidia Ranallo	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Vincent Scali	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Giuseppe Barillaro	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Robert Prasloski	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernesto Punzo	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	10,000	Antonio Punzo	$2,500	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Cindi Holt	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	80,000	Sea Ridge Enterprises	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	12,000	Richard T. Samuelson	$3,000	Cash	Reg. S
Jun 6, 2005	Common stock	80,000	Darrel Fry	$20,000	Cash	Reg. S
Jun 6, 2005	Common stock	8,000	Mervyn Fry	$2,000	Cash	Reg. S
Jun 6, 2005	Common stock	20,000	Ernest Rassi	$5,000	Cash	Reg. S
Jun 6, 2005	Common stock	30,000	Paulo Rubino	$15,000	Bonus(F)	Reg. S
Jun 6, 2005	Common stock	17,857	Alan Sedgwick	$12,500	Services(G)	Reg. S
Aug 4, 2005	Common stock	6,000	Dr John A. Thiessen Inc	$1,500	Bonus(H)	Reg. S
Aug 4, 2005	Common stock	40,000	Caren Holtby	$40	Stock(D)	Reg. S
Aug 4, 2005	Common stock	40,000	Nautilus Capital Corp.	$40	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Derek Lanser	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Patrick Forseille	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	20,000	Sandra Burnett	$20	Stock(D)	Reg. S
Aug 4, 2005	Common stock	40,000	Admiralty Fund Ltd.	$40	Stock(D)	Reg. S
Aug 4, 2005	Warrants	120,000	Kelburn Corporation	Nil	n/a	Reg. S
Aug 4, 2005	Common stock	120,000	Kelburn Corporation	$90,000	Cash	Reg. S
Aug 4, 2005	Common stock	400,000	Warrior Capital, LLC	$100,000	Services(I)	Sec. 4(2)

Date	Description	Number	Purchaser	Proceeds		Consideration	Exemption(U)(V)
Aug 4, 2005	Common stock	20,833	Crosscheck Capital, LLC	$5,208		Services(J)	Sec. 4(2)
Aug 4, 2005	Common stock	15,000	Barry Forward	$3,750		Services(K)	Reg. S
Aug 4, 2005	Common stock	9,000	Daniel Leonard	$6,750		Services(L)	Sec. 4(2)
Sep 1, 2005	Common stock	(500,000)	Fay Russell	$(5,000)		Cancellation	n/a
Sep 13, 2005	Common stock	100,000	Kelburn Corporation	$25,000		Origination fee(M)	Reg. S
Sep 13, 2005	Common stock	41,667	Crosscheck Capital, LLC	$10,417		Services(N)	Sec. 4(2)
Sep 13, 2005	Common stock	15,000	Barry Forward	$3,750		Services(O)	Reg. S
Sep 13, 2005	Common stock	6,000	Daniel Leonard	$7,140		Services(P)	Sec. 4(2)
Sep 28, 2005	Common stock	8,000	James B. Speers Jr.	$6,480		Asset	Sec. 4(2)
Sep 28, 2005	Common stock	1,000	James B. Speers III	$810		Asset	Sec. 4(2)
Sep 28, 2005	Common stock	500	John M. Speers	$405		Asset	Sec. 4(2)
Sep 28, 2005	Common stock	500	Amy M. Green	$405		Asset	Sec. 4(2)
Oct 31, 2005	Common stock	80,000	Gino Punzo	$20,000		Consultant’s fee(Q)	Reg. S
Nov 3, 2005	Common stock	100,000	Steve Powers	$83,000		Consultant’s fee(R)	Sec. 4(2)
Dec 30, 2005	Common stock	207,000	Bentley Corporation	$103,500		Cash	Reg. S
Dec 30, 2005	Warrants	207,000	Bentley Corporation	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Bradley Johnson	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Bradley Johnson	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	583,524	Coach Capital LLC	$291,762		Cash	Sec. 4(2)
Dec 30, 2005	Warrants	583,524	Coach Capital LLC	Nil		n/a	Sec. 4(2)
Dec 30, 2005	Common stock	400,000	Kelburn Corporation	$200,000		Cash	Reg. S
Dec 30, 2005	Warrants	400,000	Kelburn Corporation	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	11,000	Will Kells	$5,500		Cash	Reg. S
Dec 30, 2005	Warrants	11,000	Will Kells	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Dick Leung	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Dick Leung	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	46,230	James O’Callaghan	$23,115		Cash	Reg. S
Dec 30, 2005	Warrants	46,230	James O’Callaghan	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	20,000	Steve Sanders	$10,000		Cash	Reg. S
Dec 30, 2005	Warrants	20,000	Steve Sanders	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Ravdeep Sidhu	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Ravdeep Sidhu	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Kevin Spence	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Kevin Spence	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	41,000	Karen Thiessen	$20,500		Cash	Reg. S
Dec 30, 2005	Warrants	41,000	Karen Thiessen	Nil		n/a	Reg. S
Dec 30, 2005	Common stock	10,000	Michael Yannacopoulos	$5,000		Cash	Reg. S
Dec 30, 2005	Warrants	10,000	Michael Yannacopoulos	Nil		n/a	Reg. S
Jan 9, 2006	Common stock	62,500	Crosscheck Capital, LLC	$15,625		Investor relations services provided by the Purchaser valued at $15,625	Sec. 4(2)
Jan 9, 2006	Common stock	15,000	Barry Forward	$3,750		Investor relations services provided by the Purchaser valued at $3,750	Reg. S
Jan 10, 2006	Common stock	100,000	Cornell Capital Partners, LP	$64,000		Convertible Debentures commitment fee(W)	Sec. 4(2)
Jan 10, 2006	Common stock	7,758,000	Wentworth Energy, Inc.	$7,758		Pledged as collateral for Convertible Debentures(W)	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Warrants (W)	500,000	Cornell Capital Partners, LP	Nil		Warrants attached to Convertible Debentures	Sec. 4(2)
Jan 12, 2006	Convertible Debentures (W)	$1,500,000 in principal amount	Cornell Capital Partners, LP	$1,500,000	(AA)	Cash	Sec. 4(2)
Mar 7, 2006	Common stock	5,000	Grant Bettingen, Inc.	$5,850		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Common stock	10,000	Greg Myers	$11,700		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Common stock	10,000	Larry Katz	$11,700		Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)

Mar 7, 2006	Common stock	16,000	Glen Wallace	$19,040	Accounting and consulting services provided by the Purchaser	Reg. S
Mar 7, 2006	Common stock	49,231	Paul Bornstein	$32,000	Professional services fee in connection with our offering of Convertible Debentures (W)	Sec. 4(2)
Mar 7, 2006	Warrants	25,000	Paul Bornstein	Nil	Professional services fee in connection with our offering of Convertible Debentures(W)	Sec. 4(2)
May 1, 2006	Common stock	122,333	Paulo Rubino	$183,500	Conversion of convertible debt	Reg. S
Jun 15, 2006	Common stock	684,615	Cornell Capital Partners, LP	$445,000	Conversion of convertible debt	Sec. 4(2)
Jun 22, 2006	Common stock	125,000	Prophetic Limited	$500,000	Private placement of units for cash	Reg. S
Jun 22, 2006	Warrants	125,000	Prophetic Limited	Nil	Warrants attached to units	Reg. S

Date	Description	Number	Purchaser	Proceeds		Consideration	Exemption(U)(V)
Jun 28, 2006	Common stock	25,000	Rosanna Huber	$6,250		Exercise of stock options for cash	Reg. S
Jun 28, 2006	Common stock	25,000	Severino Amorelli	$6,250		Exercise of stock options for cash	Reg. S
Jun 28, 2006	Common stock	25,000	Daniel Leonard	$6,250		Exercise of stock options for cash	Sec 4(2)
Jun 28, 2006	Common stock	125,000	Crosscheck Capital, LLC	$236,250		Investor relations services provided by the Purchaser(S)	Sec. 4(2)
Jun 28, 2006	Common stock	30,000	Barry Forward	$56,700		Public relations services provided by the Purchaser(T)	Reg. S
Jun 28, 2006	Common stock(BB)	200,000	Petromax Technologies, LLC	$378,000		Equity investment	Sec. 4(2)
Jun 28, 2006	Stock options(BB)	300,000	Petromax Technologies, LLC	Nil		Equity investment	Sec. 4(2)
Jun 28, 2006	Common stock	120,000	Kelburn Corporation	$90,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	400,000	Kelburn Corporation	$400,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	207,000	Bentley Corporation	$207,000		Exercise of warrants for cash	Reg. S
Jun 28, 2006	Common stock	583,524	Coach Capital LLC	$583,524		Exercise of warrants for cash	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	Michael Studdard	Nil		Management services	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	George D. Barnes	Nil		Management services	Sec. 4(2)
Jul 4, 2006	Stock options(X)	350,000	Tom J. Temples	Nil		Management services	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$20,000,000 in principal amount	Castlerigg Master Investments Ltd.	$20,000,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	28,571,429	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible senior secured convertible notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	10,000,000	Castlerigg Master Investments Ltd.	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$7,500,000 in principal amount	Cornell Capital Partners, LP	7,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	10,714,286	Cornell Capital Partners	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants(Y)	3,750,000	Cornell Capital Partners	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes(Y)	$2,500,000 in principal amount	Highbridge International LLC	$2,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	3,571,429	Highbridge International LLC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	1,250,000	Highbridge International LLC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$1,500,000 in principal amount	CAMOFI Master LDC	$1,500,000	(Z)	Cash	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	2,142,857	CAMOFI Master LDC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	745,000	CAMOFI Master LDC	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$450,000 in principal amount	GunnAllen Financial, Inc.	$450,000	(Z)	Investment banking fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	642,857	GunnAllen Financial	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	225,000	GunnAllen Financial	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Senior Secured Convertible Notes (Y)	$400,000 in principal amount	Sam Del Presto	$400,000	(Z)	Consulting services in connection with the Barnico and P.D.C. Ball Purchases and financing therefor	Sec. 4(2)
Jul 25, 2006	Series A Warrants (Y)	571,429	Sam Del Presto	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Series B Warrants (Y)	200,000	Sam Del Presto	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)

Jul 25, 2006	Warrants	100,000	Sam Del Presto	Nil	Consulting services in connection with the Barnico and P.D.C. Ball acquisitions and financing therefor	Sec. 4(2)
Jul 25, 2006	Warrants	371,429	GunnAllen Financial, Inc.	Nil	Investment banking fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	325,000	Ehrenkrantz King Nussbaum Inc. ITF John O’Brien	Nil	Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	325,000	Ehrenkrantz King Nussbaum Inc. ITF Robert Nathan	Nil	Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	650,000	Ehrenkrantz King Nussbaum Inc. ITF MFN LLC	Nil	Placement agent fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	210,000	Cole Business Development, LLC	Nil	Professional services in connection with the Barnico and P.D.C. Ball acquisitions	Sec. 4(2)
Jul 25, 2006	Warrants	170,000	Cole Business Development, LLC	Nil	Professional services in connection with the Barnico and P.D.C. Ball acquisitions	Sec. 4(2)
Jul 25, 2006	Warrants	180,000	KM Ward Inc.	Nil	Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	170,000	KM Ward Inc.	Nil	Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	10,000	Marc Lederer	Nil	Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
Jul 25, 2006	Warrants	10,000	Marc Lederer	Nil	Professional services in connection with the offering of Senior Secured Convertible Notes	Sec. 4(2)
July 26, 2006	Common stock	625,000	George D. Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	JoAnn Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	H. E. Barnes	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	625,000	LaDeena Barnes Smith	$1,326,000	Shares of Barnico Drilling, Inc.	Sec. 4(2)
July 26, 2006	Common stock	1,500,000	Roboco Energy, Inc.	$3,182,000	Anderson, Freestone and Jones Counties mineral rights	Sec. 4(2)
Sep 6, 2006	Common stock	200,000	John Punzo	$100,000	Stock option exercise for cash	Reg. S
Sep 6, 2006	Common stock	357,143	Prophetic Limited	$500,000	Private placement of units for cash	Reg. S
Sep 6, 2006	Warrants	746,429	Prophetic Limited	Nil	Warrants attached to units	Reg. S
Sep 6, 2006	Common stock	175,000	Cole Business Development, LLC	$320,250	Professional services in connection with the Barnico and P.D.C. Ball acquisition	Sec. 4(2)
Sep 6, 2006	Common stock	75,000	KM Ward Inc.	$137,250	Professional services in connection with the Barnico acquisition	Sec. 4(2)
Sep 6, 2006	Common stock	25,000	Glen Wallace	$6,250	Stock option exercise for cash	Reg. S
Sep 6, 2006	Common stock	75,000	Glen Wallace	$37,500	Stock option exercise for cash	Reg. S
Sep 6, 2006	Common stock	103,049	Ehrenkrantz King Nussbaum Inc. ITF John O’Brien	Nil	Cashless exercise of 325,000 warrants	Sec. 4(2)
Sep 6, 2006	Common stock	103,049	Ehrenkrantz King Nussbaum Inc. ITF Robert Nathan	Nil	Cashless exercise of 325,000 warrants	Sec. 4(2)
Oct 3, 06	Common stock	20,000	Chris Dieterich	$5,000	Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	20,000	Daniel Giesy	$5,000	Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	54,000	Francis Ling	$27,000	Stock option exercise for cash	Reg. S
Oct 3, 06	Common stock	2,500	Daniel Leonard	$1,250	Stock option exercise for cash	Sec. 4(2)
Oct 3, 06	Common stock	75,000	Daniel Leonard	$18,750	Stock option exercise for cash	Sec. 4(2)

Oct 3, 2006	Common stock	25,000	Gino Punzo	$6,250	Stock option exercise for cash	Reg. S
Dec 21, 2007	Common stock(BB)	100,000	Petromax Technologies, LLC	$130,000	Equity investment	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	7,594,937	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	2,658,228	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Senior Secured Convertible sNotes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	2,848,101	Cornell Capital Partners	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	996,836	Cornell Capital Partners	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	949,367	Highbridge International LLC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	332,278	Highbridge International LLC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	569,620	CAMOFI Master LDC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	199,367	CAMOFI Master LDC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	170,886	GunnAllen Financial, Inc.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	59,810	GunnAllen Financial, Inc.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series A Warrants(CC)	151,899	Sam Del Presto	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 5, 2007	Series B Warrants(CC)	53,165	Sam Del Presto	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Jan 8, 2007	Stock options(DD)	150,000	Petromax Technologies, LLC	Nil	Equity investment	Sec. 4(2)
Feb 9, 2007	Common stock(BB)	100,000	James O’Callaghan	$50,000	Stock option exercise for cash	Reg. S
Feb 19, 2007	Common stock	16,000	Christopher Dieterich	$16	Stock(EE)	Sec. 4(2)
Feb 19, 2007	Common stock	20,000	Jacob Glanzer	$20	Stock(EE)	Reg. S
Feb 19, 2007	Stock options (FF)	150,000	Billy Glenn	Nil	Employment services	Sec. 4(2)
Feb 19, 2007	Stock options (FF)	150,000	Leah Glenn	Nil	Employment services	Sec. 4(2)
Feb 28, 2007	Common sock	12,000	Christopher Dieterich	$30,000	Stock option exercise for cash	Sec. 4(2)
Apr 2, 2007	Stock Options (GG)	200,000	Francis Ling	Nil	Consulting Services	Reg. S
Jul 23, 2007	Common stock	260,000	Fay Russell	Nil	Litigation settlement	Sec. 4(2)
Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)	$30,155,531.37 in principal amount	Castlerigg Master Investments Ltd.	Nil(Z)	Cash	Sec. 4(2)
Oct 31, 2007	New Senior Secured Convertible Note (Y)	$5,000,000 in principal amount	Castlerigg Master Investments Ltd.	$5,000,000(Z)	Cash	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)	35,645,300	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	New Series A Warrant (Y)	7,142,857	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series B Warrants (Y)	10,051,845	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Amended and Restated Senior Secured Convertible sNotes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)	2,316,182	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	New Series B Warrant (Y)	1,666,667	Castlerigg Master Investments Ltd.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)

Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)		$11,308,324.27 in principal amount	YA Global Investments, L.P.	Nil(Z)	Cash	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)		13,366,987	YA Global Investments, L.P.	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series B Warrants(Y)		3,769,987	YA Global Investments, L.P.	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)		868,569	YA Global Investments, L.P.	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)

Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes(Y)		$3,769,411.42 in principal amount	Highbridge International LLC	Nil(Z)	Cash	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)		4,455,662	Highbridge International LLC	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)

Oct 31, 2007	Amended and Restated Series B Warrants	(Y)	1,256,480	Highbridge International LLC	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)		289,523	Highbridge International LLC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)		$2,261,664.85 in principal amount	CAMOFI Master LDC	Nil(Z)	Cash	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)		2,637,397	CAMOFI Master LDC	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)

Oct 31, 2007	Amended and Restated Series B Warrants (Y)		753,888	CAMOFI Master LDC	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)		173,714	CAMOFI Master LDC	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)		$678,499.46 in principal amount	GunnAllen Financial, Inc.	Nil(Z)	Investment banking fees in respect of the offering of Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)		802,019	GunnAllen Financial	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)

Oct 31, 2007	Amended and Restated Series B Warrants (Y)		226,166	GunnAllen Financial	Nil	Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	Other New Series A Warrant (Y)		52,114	GunnAllen Financial	Nil	Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)

Oct 31, 2007	Amended and Restated Senior Secured Convertible Notes (Y)	$603,110.63 in principal amount	Sam Del Presto	Nil	(Z)	Consulting services in connection with the Barnico and P.D.C. Ball acquisitions and financing therefor	Sec. 4(2)
Oct 31, 2007	Amended and Restated Series A Warrants (Y)	712,906	Sam Del Presto	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)

Oct 31, 2007	Amended and Restated Series B Warrants (Y)	201,037	Sam Del Presto	Nil		Warrants attached to Amended and Restated Senior Secured Convertible Notes	Sec. 4(2)
Oct 31, 2007	New Series A Warrant (Y)	46,324	Sam Del Presto	Nil		Warrants attached to Senior Secured Convertible Notes	Sec. 4(2)
Nov 6, 2007	Common stock	997,500	YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.)	Nil		Warrants exercised by cashless exercise of 1,000,000 warrants	Sec. 4(2)
Nov 6, 2007	Common stock	711,322	Sam Del Presto	Nil		Warrants exercised by cashless exercise of 712,906 warrants	Sec. 4(2)
Nov 13, 2007	Common stock	242,444	Highbridge International LLC	Nil		Warrants exercised by cashless exercise of 242,984 warrants	Sec 4(2)

(A) Adjusted for the 2:1 forward stock split March 24, 2005.

(B) On March 15, 2005, we issued 100,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $1,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S. person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(C) On April 20, 2005, we issued 50,000 shares of our common stock in exchange for oil and gas consulting services providedto the Company by a vendor who accepted the shares in lieu of $12,500 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(D)Stock in Wentworth Oil & Gas, Inc.

(E) The settled debt was a trade invoice dated February 15, 2005 in the amount of $12,500 for which the creditor agreed to accept shares of common stock valued at $0.25 per share.

(F) On June 6, 2005, we issued 30,000 shares of our common stock as a bonus on a $183,500 unsecured convertible loan  advanced to the Company, in lieu of $15,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S. person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(G) On June 6, 2005, we issued 17,857 shares of our common stock in exchange for services in connection with a $183,500 unsecured convertible loan advanced to the Company, in lieu of $12,500 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S. person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(H) On August 4, 2005, we issued 6,000 shares of our common stock as a bonus on a $20,000 unsecured convertible loan advanced to the Company, in lieu of $1,500 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S.

person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(I) On August 4, 2005, we issued 400,000 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $100,000 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(J) On August 4, 2005, we issued 20,833 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $5,208 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(K) On August 4, 2005, we issued 15,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $3,750 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S. person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(L) On August 4, 2005, we issued 9,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $6,750 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(M) On September 13, 2005, we issued 100,000 shares of our common stock as an origination fee on a $1,000,000 unsecured convertible line of credit advanced to the Company, in lieu of $25,000 in cash compensation.   The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S. person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(N) On September 13, 2005, we issued 41,667 shares of our common stock in exchange for investor relations services provided to the Company by a vendor who accepted the shares in lieu of $10,417 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(O) On September 13, 2005, we issued 15,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $3,750 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S. person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(P) On September 13, 2005, we issued 6,000 shares of our common stock in exchange for oil and gas consulting services provided to the Company by a vendor who accepted the shares in lieu of $7,140 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(Q) On October 31, 2005, we issued 80,000 shares of our common stock as a consultant’s fee in connection with a 896,000 -hare private placement completed in June 2005, in lieu of $20,000 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S. person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(R) November 3, 2005, we issued 100,000 shares of our common stock as a consultant’s fee in connection with certain oil and gas lease acquisitions, in lieu of $83,000 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for his own account.

(S) On June 28, 2006, we issued 125,000 shares of our common stock in exchange for investor relations services provided to the

Company by a vendor who accepted the shares in lieu of $236,250 in cash compensation.  The shares were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(T) On June 28, 2006, we issued 30,000 shares of our common stock in exchange for public relations services provided to the Company by a vendor who accepted the shares in lieu of $56,700 in cash compensation.  The shares were issued under the exemption from registration provided by Regulation S of the Securities Act of 1933, as the sale was made to a person that was not a “U.S. person,” as that term is defined under Regulation S, and that such person was not acquiring the shares for the account or benefit of a U.S. person. There was no public offer or solicitation involved, and there were no underwriters involved in the issuance.

(U) With respect to sales designated by “Sec. 4(2),” these shares were issued pursuant to the exemption from registration contained in to Section 4(2) of the Securities Act of 1933 as privately negotiated, isolated, non-recurring transactions not involving any public offer or solicitation.  Each purchaser represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser and the transfer agent affixed the appropriate legends.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

(V) With respect to sales designated by “Reg. S,” these shares were issued pursuant to the exemptions from registration contained in Regulation S promulgated under the Securities Act of 1933 on the basis of representations made by the each purchaser that the purchaser was not a “U.S. person,” as that term is defined under Regulation S, and that such purchaser was not acquiring the shares for the account or benefit of a U.S. person. Each purchaser further represented that such purchaser’s intention to acquire the shares for investment only and not with a view toward distribution. We did not engage in a distribution of this offering in the United States. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each purchaser was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

(W) On January 12, 2006, we entered into a series of agreements, set forth in an SEC filing dated January 23, 2006, to sell to Cornell Capital Partners, LP, a total of $1,500,000 in convertible debentures, and 3 sets of warrants (500,000 shares each) having exercise prices at $0.60, $0.80 and $1.00, respectively, as discussed in this registration statement.  Please see such discussion for additional terms.  The convertible debentures and warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, because the sale was not made in a public offering and was made to an investor who had access to detailed information about the Company and was acquiring the shares for its own account.

(X) Stock options exercisable at $1.50 per share until June 15, 2009.

(Y) On July 24, 2006, the Company issued senior secured convertible notes in the aggregate principal amount of $32,350,000 and warrants to purchase 46,214,287 shares of the Company’s common stock, which were replaced by amended and restated senior secured convertible notes in the aggregate principal amount of $48,776,572, amended and restated and new warrants to purchase an aggregate of 86,471,078 shares of the Company’s common stock and a new senior secured convertible note in the principal amount of $5,000,000, as discussed in this registration statement.  Please see such discussion for additional terms.  The notes and warrants were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, because the sale was not made in a public offering and was made to investors who had access to detailed information about the Company and were acquiring the shares for their own account.

(Z) We issued warrants to purchase a total of 3,521,429 shares of common stock as compensation for professional services provided in connection with the July 25, 2006 placement of senior secured convertible notes, as indicated in this table.

(AA) We paid Yorkville Advisors LLC, the general partner of Cornell Capital Partners, LP, $150,000 in connection with services provided by Yorkville in connection with the senior secured convertible notes offering in July 2006.  Yorkville is not registered with the NASD and did not perform services of a broker-dealer.

(BB) On June 28, 2006, we issued 200,000 common shares and stock options to purchase up to 300,000 common shares exercisable at $1.25 per share until March 1, 2009 as consideration for an equity investment.  These common shares and stock options were subsequently cancelled pursuant to an agreement dated September 20, 2006 and were replaced by the issuance of 100,000 common shares on December 21, 2006 and the grant on January 8, 2007 of stock options to purchase up to 150,000 shares exercisable at $1.50 per share until September 20, 2008.

(CC) On July 24, 2006, the Company issued senior secured convertible notes in the aggregate principal amount of $32.4 million Series “A” warrants to purchase 46,214,287 shares of our common stock and Series “B” warrants to purchase 16,175,000 shares of our common stock, as discussed in our Annual Report on Form 10-KSB filed on April 24, 2007.  We were in default of the terms of our senior secured convertible notes and warrants, and pursuant to the terms of the warrants, on January 5, 2007 the exercise price of the Series “A” and Series “B” warrants adjusted from $1.40 to $1.106 per share, the number of Series “A” warrants outstanding increased by an aggregate of 12,284,810 to 58,499,097, and the number of Series “B” warrants outstanding increased by an aggregate of 4,299,684 to 20,474,684.

(DD) Stock options exercisable at $1.50 per share until September 20, 2008

(EE) Stock in exchange for shares of Wentworth Oil & Gas, Inc.

(FF) Stock options exercisable at $1.50 per share until May 31, 2010.

(GG) Stock options exercisable at $0.50 per share until April 2, 2010.

Item 27.  Exhibits.

The following exhibits are included as part of this Form SB-2. References to “the Company” in this Exhibit List mean Wentworth Energy Inc., an Oklahoma corporation.

Exhibit Number	Description
Exhibit 3.1

Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593))

Exhibit 3.1.1	First Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.(i)2 to the Current Report on Form 8-K dated March 2, 2005 (File No. 000-32593))

Exhibit 3.1.2	Second Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K dated June 21, 2006 (File No. 000-32593))

Exhibit 3.1.3	Third Amendment to the Certificate of Incorporation (incorporated by referenced to Exhibit 3.1 to the Form 10-QSB for the quarter ended September 30, 2006 (File No. 000-32593))

Exhibit 3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593))

Exhibit 3.2.1	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 4.1

Specimen common stock Certificate (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on April 24, 2001 (File No. 000-32593)

Exhibit 4.2

10% Secured Convertible Debenture, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.3

Warrant to purchase common stock at an exercise price of $0.60 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.4

Warrant to purchase common stock at an exercise price of $0.80 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.5

Warrant to purchase common stock at an exercise price of $1.00 per share, in connection with the Securities Purchase Agreement by and between the Company and Cornell Capital Partners, LP, dated January 12, 2006 (incorporated by reference to Exhibit 4.10 to the Current Report on Form 8-K dated January 23, 2006 (File No. 000-32593))

Exhibit 4.6	Form of Senior Secured Convertible Note dated July 24, 2006 (incorporated by reference to Exhibit 4.12 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

Exhibit 4.7	Form of Warrant dated July 24, 2006 (incorporated by reference to Exhibit 4.13 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

Exhibit 4.8	Form of Amendment Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

*              Filed herewith.

Exhibit 4.9

Form of Amended and Restated Senior Secured Convertible Note dated October 31, 2007 (incorporated by reference to Exhibit 4.12 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.10	New Senior Secured Convertible Note dated October 31, 2007 (incorporated by reference to Exhibit 4.13 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.11	Form of Amended and Restated Series A Warrant dated October 31, 2007 (incorporated by reference to Exhibit 4.14 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.12	Form of Amended and Restated Series B Warrant dated October 31, 2007 (incorporated by reference to Exhibit 4.15 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.13	Form of New Series A Warrant/ Other Series A Warrant dated October 31, 2007 (incorporated by reference to Exhibit 4.16 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.14	Form of New Series B Warrant dated October 31, 2007 (incorporated by reference to Exhibit 4.17 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.15	Amended and Restated Registration Rights Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.18 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.16	Amended and Restated Security Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.19 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.17	Amended and Restated Pledge Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.20 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.18	Amended and Restated Barnico Guaranty dated October 31, 2007 (incorporated by reference to Exhibit 4.21 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.19	Amendment and Exchange Agreement dated October 31, 2007 (incorporated by reference to Exhibit 4.22 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.20	Form of Amended and Restated Secured Convertible Debenture (incorporated by reference to Exhibit 4.23 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.21	Form of Amended and Restated Warrant (incorporated by reference to Exhibit 4.24 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

Exhibit 4.22	Form of Amended and Restated Deed of Trust (incorporated by reference to Exhibit 4.25 to the Current Report on 10-QSB dated November 15, 2007 (File No. 000-32593))

*Exhibit 5.1	Form of opinion of Dieterich & Associates

Exhibit 10.1

Option Agreement between the Company and the limited liability members and interest holders of KLE Mineral Holdings, LLC, a Kentucky limited liability company, Sam P. Burchett and Stephen G. Lunn, dated March 28, 2005 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated March 31, 2005 (File No. 000-32593))

Exhibit 10.2

Acquisition Agreement between the company and the limited liability company members and the interest holders of KLE Mineral (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated March 31, 2005 (File No. 000-32593))

*              Filed herewith.

Exhibit 10.3	Management Agreement by and between the Company and Paradigm Process, Inc. dated April 2, 2005 (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.4	Management Agreement by and between the Company and C4 Capital Advisory Inc. dated April 2, 2005 (incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.5	Consulting Agreement by and between the Company and James F. Whiteside dated October 14, 2005 (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.6	Consulting Agreement by and between Daniel M. Leonard dated October 1, 2005 (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-QSB dated August 24, 2006)

Exhibit 10.7

Agreement by and between Company and Coach Capital, LLC for line of credit, dated August 19, 2005 (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K dated September 16, 2005 (File No. 000-32593))

Exhibit 10.8

Securities Purchase Agreement by and between the Company and Cornell Capital, LP, dated January 12, 2006 (incorporated by reference to the Exhibit 4.1 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593)) (as amended by Exhibit 4.22 to the Current Report on Form 8-K dated November 6, 2007.)

Exhibit 10.9	Form of Stock Option Agreements (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.10	Stock Option Agreement with Mr. John Punzo dated March 27, 2006 (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 10.11	Stock Option with Mr. John Punzo dated May 29, 2006 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.12	Stock Option Agreement with Mr. Gordon McDougall dated May 29, 2006 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.13	Stock Option Agreement with Mr. Severino Amorelli dated May 29, 2006 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-QSB dated August 16, 2006)

*              Filed herewith.

Exhibit 10.14	Stock Option Agreement with Mr. Roger D. Williams dated February 15, 2006 (incorporated by reference to Exhibit 10.18 to the Quarterly Report on Form 10-QSB/A dated December 20, 2006)

Exhibit 10.15	Stock Option Agreement with Mr. Neil Lande dated June 15, 2006 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-QSB dated August 16, 2006)

Exhibit 10.16	Form of Stock Option Amendment Letter Agreement (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB dated November 15, 2007

Exhibit 10.17	Stock Option Amendment Letter Agreement with Mr. John Punzo dated

Exhibit 10.18	Stock Option Amendment Letter Agreement with Mr. John Punzo dated

Exhibit 10.19	Stock Option Amendment Letter Agreement with Mr. Gordon McDougall dated

Exhibit 10.20	Stock Option Amendment Letter Agreement with Mr. Severino Amorelli dated

Exhibit 10.21	Stock Option Amendment Letter Agreement with Mr. Roger D. Williams dated

Exhibit 10.22	Stock Option Amendment Letter Agreement with Mr. Neil Lande dated

Exhibit 10.23

Securities Purchase Agreement dated July 24, 2006 (incorporated by reference to Exhibit 4.11 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593)) (as amended by Exhibit 4.8 hereto)

Exhibit 10.24

Intercreditor and Subordination Agreement by and among the Company, Wentworth Oil & Gas, Inc., Cornell Capital Partners, LP and Castlerigg Master Investments Ltd. dated July 25, 2006 (incorporated by reference to Exhibit 4.16 to the Current Report on Form 8-K dated July 27, 2006 (File No. 000-32593))

Exhibit 10.25

Placement Agent Agreement by and between the Company and Ehrenkrantz King Nussbaum, Inc. dated April 5, 2006, as amended June 30, 2006 (incorporated by reference to Exhibits 10.8, 10.9 and 10.10 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.26

Investment Banking Agreement by and between Wentworth Energy, Inc. and GunnAllen Financial, Inc. dated April 7, 2006, as amended July 17, 2006 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

Exhibit 10.27

Professional Services Agreement by and between Wentworth Energy, Inc. and Cole Business Development, LLC dated June 7, 2006 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

*              Filed herewith.

Exhibit 10.28

Engagement Agreement by and between Wentworth Energy, Inc. and Sam Del Presto dated April 12, 2006, as amended April 12, 2006, as further amended July 7, 2006, as further amended July 21, 2006 and as further amended July 23, 2006 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K dated August 23, 2006 (File No. 000-32593))

*              Filed herewith.

Exhibit 10.29	Consulting Agreement between Wentworth Energy, Inc. and Michael S. Studdard dated July 25, 2006 (incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.30	Consulting Agreement between Wentworth Energy, Inc. and George Barnes, dated July 25, 2006 (incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.31	Consulting Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 25, 2006 (incorporated by reference to Exhibit 10.30 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.32

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Michael S. Studdard, dated May 29, 2006 (incorporated by reference to Exhibit 10.31 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.33

Incentive Stock Option Agreement between Wentworth Energy, Inc. and George Barnes, dated May 29, 2006 (incorporated by reference to Exhibit 10.32 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.34

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated May 29, 2006 (incorporated by reference to Exhibit 10.33 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.35

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Michael S. Studdard, dated July 4, 2006 (incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.36

Incentive Stock Option Agreement between Wentworth Energy, Inc. and George Barnes, dated July 4, 2006 (incorporated by reference to Exhibit 10.35 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.37

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Tom J. Temples, dated July 4, 2006 (incorporated by reference to Exhibit 10.36 to the Current Report on Form 8-K dated August 22, 2006)

Exhibit 10.38	Agreement of Purchase and Sale of the P.D.C. Ball Limited Partnership Mineral & Royalty Estate (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.39

Stock Purchase Agreement between Wentworth Energy, Inc. and George Barnes, JoAnn Barnes, H.E. (Buster) Barnes and LaDeena Barnes Smith (incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.40

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Jones County, Texas properties, dated June 2, 2006 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.41

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Anderson County, Texas properties, dated June 2, 2006 (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.42

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between P.D.C. Ball Limited Partnership and Roboco Energy, Inc. as to Freestone County, Texas properties, dated July 26, 2006 (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K dated August 2, 2006)

*              Filed herewith.

Exhibit 10.43

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Jones County, Texas properties, dated June 12, 2006 (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.44

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Anderson County, Texas properties, dated June 12, 2006 (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.45

Mineral Deed Without Warranty as to Oil, Gas and their Constituent Elements between Roboco Energy, Inc. and Wentworth Energy, Inc. as to Freestone County, Texas properties, dated July 26, 2006 (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.46

Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Jones County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.47

Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LaDeena Smith and Wentworth Energy, Inc., as to Jones County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.22.1 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.48

Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Anderson County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.49

Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LaDeena Smith and Wentworth Energy, Inc., as to Anderson County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.23.1 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.50

Overriding Royalty Interest Deed between Roboco Energy, Inc. and Wentworth Energy, Inc., as to Freestone Count, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K dated August 2, 2006)

Exhibit 10.51

Overriding Royalty Interest Deed between George Barnes, Joann Barnes, H.E. (Buster) Barnes and LaDeena Smith and Wentworth Energy, Inc., as to Freestone County, Texas Properties, dated July 20, 2006 (incorporated by reference to Exhibit 10.24.1 to the Quarterly Report on Form 8-K dated August 2, 2006)

Exhibit 10.52	Wentworth Energy, Inc. 2007 Stock Incentive Plan dated February 16, 2007 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB/A dated November 27, 2007)

Exhibit 10.53

Incentive Stock Option Agreement between Wentworth Energy, Inc. and Francis K. Ling dated April 2, 2007 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-QSB/A dated November 27, 2007)

Exhibit 10.54	Form of Stock Option Amendment Letter Agreement (incorporated by reference to Exhibit 10.1 to the Quarterly Report on 10-QSB dated November 14, 2007 (File No. 000-32593))

Exhibit 10.55

Consulting Agreement dated November 16, 2007 by and between Wentworth  Energy, Inc. and David Steward (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K dated December 19, 2007)

Exhibit 10.56

Stock Option Agreement dated December 13, 2007 by and between Wentworth Energy, Inc. and John Punzo (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K dated December 19, 2007)

Exhibit 14.1	Code of Ethics and Business Conduct for Officers, Directors and Employees (incorporated by reference to Exhibit 14.1 to the Annual Report on Form 10-KSB dated April 17, 2006)

Exhibit 16.1	Changes in Registrant’s Certifying Accountant (incorporated by reference to the Current Report on Form 8-K dated April 15, 2005 (File No. 000-32593))

Exhibit 16.2	Changes in Registrant’s Certifying Accountant (incorporated by reference to the Current Report on Form 8-K dated May 3, 2006 (File No. 000-32593))

*              Filed herewith.

*Exhibit 21	Subsidiaries of the Company

*Exhibit 23.1	Form Consent of Dieterich & Associates (included with Exhibit 5.1)

*Exhibit 23.2	Consent of Hein & Associates LLP

*Exhibit 23.3	Consent of MacKay LLP

Exhibit 99.1	Press Release dated July 25, 2006 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated July 27, 2006 (file No. 000-32593))

Exhibit 99.2	Press Release dated October 31, 2007 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K dated November 6, 2007 (File No. 000-32593))

*              Filed herewith.

Item 28.  Undertakings.

The undersigned registrant hereby undertakes to:

(1)                                 File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)                                          Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)                                       Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)                                    Include any additional or changed material information on the plan of distribution.

(2)                                 For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)                                 File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)                                 For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                          Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)                                       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)                                    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)                                   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Palestine, Texas on December 20, 2007.

WENTWORTH ENERGY, INC.

By:	/s/ David W. Steward
David W. Steward
Chief Executive Officer, Chairman and Director

By:	/s/ Francis K. Ling
Francis K. Ling
Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ David W. Steward
David W. Steward	Chief Executive Officer, Chairman	December 20, 2007
and Director
(Principal Executive Officer)

/s/ Francis K. Ling
Francis K. Ling	Chief Financial Officer and Director	December 20, 2007
(Principal Financial and
Accounting Officer)

/s/ Michael S. Studdard
Michael S. Studdard	President and Director	December 20, 2007

/s/ George D. Barnes
George D. Barnes	Vice President of Operations	December 20, 2007
and Director

[Signatures continued on next page]

[Signatures continued from previous page]

/s/ Neil Lande
Neil Lande	Director	December 20, 2007

Roger D. Williams	Director	December 20, 2007

/s/ John Punzo	Director	December 20, 2007
John Punzo